UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PEPCO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement and

2009 Annual Report to Shareholders

Dear Shareholders,

2009 was a challenging year for Pepco Holdings, Inc. (PHI) and the energy industry. The nationwide economic downturn caused stock values to drop and financial markets to remain volatile. Despite the significance of the challenges, I am pleased that we were able to keep PHI’s growth strategies on track and maintain the dividend.

2009 consolidated earnings of $1.06 per share compared to $1.47 per share in 2008 reflected the difficult economy. Increased pension expense and higher interest expense combined with a challenging energy market to drive these results. I am optimistic, however, that an improving economic outlook and our robust regulated infrastructure growth plan together will deliver increased shareholder value.

2009 in Review

I credit PHI’s sound business model and the forethought and commitment of our employees with enabling the company to manage through 2009 so well. The reduction in spending, deferral of selected capital expenditures and salary and hiring freezes that we implemented were difficult, but necessary, steps to respond to economic conditions. While we expect 2010 will be a return to more normal operating conditions, we plan to continue our focus on managing costs and driving operational efficiencies.

The proactive financing plan we completed in late 2008 was pivotal in enabling us to execute our 2009 construction plan. We began installing the first of 430,000 smart meters in Delaware, and are well on our way to building a “smart grid,” a modern electric system that will enable customers to better track and modify their energy use, save money on energy bills and contribute to reducing carbon emissions that negatively affect environmental quality. In support of this effort, we also are investing in new communications infrastructure and automated distribution systems, which can isolate electrical problems, make automatic power adjustments and speed restoration.

Thanks to our successful application for federal smart grid stimulus funds, we are accelerating our regulated delivery system modernization plans. The U.S. Department of Energy awarded us $168 million to help build a smart grid in the Pepco region and implement demand side management programs and install communications infrastructure to serve Atlantic City Electric customers. As a result, we are moving quickly to extend our smart grid work in Delaware that is well under way to these service areas. The number of smart meters that we will install in the Pepco and Delmarva Power-Delaware regions will eventually grow to more than 1.2 million.

In January 2010, we requested the Maryland Public Service Commission to delay the procedural schedule for the $1.2 billion Mid-Atlantic Power Pathway (MAPP), a 150-mile, 500-kilovolt transmission line that will originate in Virginia, pass through southern Maryland and then travel under the Chesapeake Bay and onto the Delmarva Peninsula. PJM Interconnection, the independent regional power grid operator, is currently reviewing the region’s overall transmission needs. While awaiting the completion of PJM’s review, we asked the commission to suspend the proceedings. This study is scheduled to be completed this June and will determine any impact on the current 2014 in-service date for the MAPP project. Meanwhile, we are continuing to define the line’s route and complete environmental studies.

Letter to Shareholders	Cover Page
Notice of 2010 Annual Meeting and Proxy Statement	1
Policy on the Approval of Services Provided by the Independent Auditor	A-1
2009 Annual Report to Shareholders	B-1

• Business of the Company	B-8
• Management’s Discussion and Analysis	B-21

• Quantitative and Qualitative Disclosures about Market Risk	B-80

• Consolidated Financial Statements	B-85

Board of Directors and Officers	B-162

Investor Information	B-163

During the next five years, investments in our regulated power delivery business unrelated to our MAPP and smart grid initiatives will comprise nearly 70 percent of our capital expenditures, providing the primary growth driver for your investment.

On the District of Columbia and state regulatory front, we have been very active, filing five electric distribution rate cases over an eight-month period. Through these requests, we are seeking to minimize regulatory lag, improve cash flow and close the gap between actual utility earnings and authorized rates of return. We have received final orders in our two initial cases that resulted in modest distribution rate increases for residential customers in the District of Columbia and our Delmarva Power-Maryland service areas and upheld several important precedents that will help us meet our financial goals.

In other regulatory successes, we achieved approval of our smart grid plans in the District of Columbia and an expedited schedule for considering a smart grid in Maryland. In the District of Columbia and Delaware, revenue decoupling mechanisms were approved, which make revenue independent of sales, helping to align the utility’s interest in energy conservation with that of our customers. The District of Columbia decoupling mechanism went into effect in November 2009, and we expect decoupling to be implemented for electric distribution rates in Delaware, once the pending base rate case is completed this summer.

Expansion of our Conectiv Energy generation fleet continued. A new dual-fueled combustion turbine in New Jersey became operational in June 2009 and a combined-cycle generating plant in Pennsylvania is on track for commercial operation in mid-2011. These fleet additions, totaling 645 megawatts, further enhance our strategic presence within the PJM market. In addition, we built a four-megawatt solar plant for the Vineland Municipal Electric Utility in New Jersey, which went online in December and increased our renewable energy portfolio.

In other developments in 2009, we announced that we will exit Pepco Energy Services’ retail energy supply business by way of an orderly wind down. While retail energy supply has been profitable, its liquidity needs are high and incompatible with the growth under way in our core transmission and distribution business. Looking to the future, we are excited about the opportunity to expand Pepco Energy Services’ very successful energy services offerings, which include energy efficiency, renewable energy, and heating and cooling facilities for large commercial, industrial and government customers.

In aggregate, we are planning to invest $5.8 billion in infrastructure over the next five years. We move into this growth period with a sound financing plan and a focus on executing our strategy to build long-term shareholder value.

I would like to note that in 2010, we will institute the practice of providing a projection of our earnings for the year within a range to supplement our public financial disclosures. We believe this practice of earnings guidance, which is followed by many other utilities, will provide investors and other interested parties with helpful additional information with which to make investment decisions.

Looking to the Future

As I complete my first year as your Chairman and CEO, I am optimistic about PHI’s future. Our vision of creating an electric system for the 21st century is becoming a reality. We are expanding our generation fleet and energy services business, and our commitment to renewable energy and energy-efficiency complements both state and federal government policy goals. In the process, we are transforming the way we do business, and are building new relationships with our customers and our communities.

Our values continue to guide our decisions and actions, and we earned in the past year recognition from numerous sources citing the diversity of our work force, our desirability as an employer and our position as an industry leader.

Throughout it all, the safety of our employees and those we serve remains central to our focus. I was gratified during the blizzard and ice conditions of the two back-to-back February 2010 storms that we were able to restore service to more than a half million customers safely and proficiently. I am proud of these achievements and the dedication of our employees and leadership team and the guidance and support from your Board.

Thank you for your continued investment in Pepco Holdings, Inc.

Sincerely,

Joseph M. Rigby

Chairman of the Board, President

    and Chief Executive Officer

March 26, 2010

ii

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR SHARES PROMPTLY.

YOU CAN VOTE YOUR SHARES ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE OR, IF YOU RECEIVED PRINTED PROXY MATERIALS, BY COMPLETING AND RETURNING THE PROXY CARD. IF YOU RECEIVED PRINTED MATERIALS, THE INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD. IF YOU RECEIVED THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, THE INSTRUCTIONS ARE PROVIDED IN THAT NOTICE OF AVAILABILITY.

THANK YOU FOR ACTING PROMPTLY.

701 Ninth Street, N.W.

Washington, D.C. 20068

Notice of Annual Meeting of Shareholders

March 26, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Pepco Holdings, Inc. will be held at 10:00 a.m. local time on Friday, May 21, 2010 (the doors will open at 9:30 a.m.), at the Company’s offices located at 701 Ninth Street, N.W., Edison Place Conference Center (second floor), Washington, D.C. for the following purposes:

1.	To elect 12 directors to serve for a term of one year;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for 2010;

3.	To transact such other business as may properly be brought before the meeting.

All holders of record of the Company’s common stock at the close of business on Monday, March 22, 2010, will be entitled to vote on each matter submitted to a vote of shareholders at the meeting.

By order of the Board of Directors,

ELLEN SHERIFF ROGERS
Vice President and Secretary

IMPORTANT

You are cordially invited to attend the meeting in person.

Even if you plan to be present, you are urged to vote your shares promptly. You can vote your shares electronically via the Internet or by telephone or, if we sent you printed proxy materials, by completing and returning the proxy card. If you received printed materials, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. If you received the Notice of Internet Availability of Proxy Materials, the instructions are provided in that Notice of Availability.

If you attend the meeting, you may vote either in person or by proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 21, 2010. The Company’s 2010 Proxy Statement and 2009 Annual Report to Shareholders are available at www.pepcoholdings.com.

PROXY STATEMENT

Annual Meeting of Shareholders

Pepco Holdings, Inc.

March 26, 2010

This Proxy Statement is being furnished by the Board of Directors of Pepco Holdings, Inc. (the “Company,” “Pepco Holdings” or “PHI”) in connection with its solicitation of proxies to vote on the matters to be submitted to a vote of shareholders at the 2010 Annual Meeting. Most shareholders will receive a printed copy of this Proxy Statement and a paper proxy card. As described in more detail below, however, certain shareholders will instead receive a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) in order to access the proxy materials via the Internet rather than receiving a printed copy of this Proxy Statement and a paper proxy card. The Notice of Annual Meeting, this Proxy Statement, any accompanying proxy card and the Company’s 2009 Annual Report to Shareholders, which is attached as Annex B to this Proxy Statement, and the Notice of Availability were first made available to shareholders of record on or about March 26, 2010.

The address of the Company’s principal executive offices is 701 Ninth Street, N.W., Washington, D.C. 20068.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at 10:00 a.m. local time on Friday, May 21, 2010 (the doors will open at 9:30 a.m.), at the Company’s offices located at 701 Ninth Street, N.W., Edison Place Conference Center (second floor), Washington, D.C. To obtain directions to attend the Annual Meeting and, if you wish to do so, vote in person, please contact the Company by sending an e-mail to pepco@amstock.com. Admission to the meeting will be limited to Company shareholders or their authorized proxies. Admission tickets are not required.

Will the Annual Meeting be Webcast?

The live audio of the meeting, including a slide presentation, can be accessed at the Company’s Web site, www.pepcoholdings.com/investors. An audio-only version will also be available. The dial-in information will be announced in a news release at a later date. The Annual Meeting Webcast will be archived and available on the Company’s Web site (www.pepcoholdings.com) by first clicking on the link: Investor Relations and then the link: Webcasts and Presentations.

What matters will be voted on at the Annual Meeting?

1.	The election of 12 directors, each for a one-year term.

The Board recommends a vote FOR each of the 12 candidates nominated by the Board of Directors and identified in Item 1 in this Proxy Statement.

2.	The ratification of the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

The Board recommends a vote FOR this proposal.

What is the quorum requirement?

In order to hold the Annual Meeting, the holders of a majority of the outstanding shares of common stock must be present at the meeting either in person or by proxy.

How do I vote shares registered in my own name?

If you own shares that are registered in your own name, you can attend the Annual Meeting and vote in person or you can vote by proxy without attending the meeting. You can vote by proxy in any of the following ways:

•

Via Internet: Go to www.voteproxy.com. If you received printed proxy materials, follow the instructions printed on your proxy card. If you received the Notice of Availability, follow the instructions provided in the Notice of Availability. If you vote via the Internet, you also can at that time elect to receive future proxy statements and annual reports electronically via the Internet rather than receiving printed proxy materials or the Notice of Availability by mail.

•

By Telephone: Call toll-free 1-800-PROXIES (1-800-776-9437). You can also vote by telephone by following the instructions provided on the Internet voting site or, if you received printed proxy materials, by following the instructions provided on your proxy card.

•

In Writing: If we mailed you a printed copy of this Proxy Statement and a paper proxy card, you can vote by completing, signing, dating and returning the proxy card in the postage-paid envelope that was enclosed with your Proxy Statement.

The Internet and telephone voting facilities for shareholders of record will close at 5:00 p.m. Eastern time on May 20, 2010. Your signed proxy card or the proxy you grant via the Internet or by telephone will be voted in accordance with your instructions.

If you own shares that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, your shares will be voted FOR the election of each of the Board’s director nominees and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

How do I vote shares held through a brokerage firm, bank or other financial intermediary?

If you hold shares through a brokerage firm, bank or other financial intermediary (a practice known as holding shares “in street name”), you will receive from that intermediary directions on how to direct the voting of your shares by the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone. Unlike in previous years, if you own your shares through an account with a brokerage firm that is a member of the New York Stock Exchange (“NYSE”) and you want to vote FOR the election of each of the Board’s director nominees, you MUST indicate how you wish your shares to be voted. It is therefore important that you provide voting instructions to your broker if your shares are held by a broker so that your vote with respect to Directors is counted. If you hold your shares through a brokerage firm, bank or other financial intermediary and wish to vote in person at the Annual Meeting, you must obtain a proxy to vote your shares from the recordholder of the shares.

Who is eligible to vote?

All shareholders of record at the close of business on Monday, March 22, 2010 (the “record date”) are entitled to vote at the Annual Meeting. As of the close of business on the record date 222,778,235 shares of Pepco Holdings common stock, par value $.01 per share (the “common stock”), were outstanding. Each outstanding share of common stock entitles the holder of record to one vote on each matter submitted to the vote of shareholders at the Annual Meeting.

Why did I receive a Notice of Availability in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of the proxy materials?

Under the “Notice and Access” rules approved by United States Securities and Exchange Commission (the “SEC”), we are permitted to deliver this Proxy Statement and our 2009 Annual Report to Shareholders by

providing access to the documents on the Internet instead of mailing printed copies. Accordingly, certain shareholders have received a Notice of Availability instead of printed copies of the proxy materials. The Notice of Availability instructs how you may access and review all of the proxy materials on the Internet. The Notice of Availability also instructs how you may vote over the Internet. Beginning on the date of mailing of the Notice of Availability, shareholders will be able to access all of the proxy materials on a Web site referred to in the Notice of Availability. If you received a Notice of Availability and would like to receive free of charge a paper or electronic copy of our proxy materials, you may elect to do so by following the instructions in the Notice of Availability for requesting such materials.

If you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice of Availability.

Can I vote my shares by filling out and returning the Notice of Availability?

No. The Notice of Availability identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice of Availability and returning it. The Notice of Availability provides instructions on how to vote via Internet, by telephone, or by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Why did I receive an e-mail with links to the proxy materials this year instead of a paper copy of the proxy materials?

If you previously elected to access your proxy materials over the Internet, you will not receive a Notice of Availability or printed proxy materials in the mail. Instead, you have received an e-mail with links to the proxy materials and the online proxy voting site.

If you received a paper copy of the proxy materials or the Notice of Availability, you can eliminate all such future paper mailings by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials electronically will save us the cost of producing and mailing documents to you and will help us conserve natural resources. To request complete electronic delivery, please contact American Stock Transfer & Trust Company, the Company’s transfer agent, at 1-866-254-6502 (toll-free) or go to www.amstock.com. This election is not available for shares held through the Retirement Savings Plan.

What does it mean if I receive more than one Notice of Availability or proxy materials?

If you receive more than one Notice of Availability or more than one set of proxy materials, it is because your shares are registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each Notice of Availability and proxy card that you receive in order for all of your shares to be voted at the Annual Meeting. To enable us to provide better shareholder service, we encourage shareholders to have all the shares they hold of record registered in the same name and under the same address.

How is stock in the Pepco Holdings Dividend Reinvestment Plan voted?

Shares held by the Pepco Holdings Dividend Reinvestment Plan will be voted by the plan administrator in accordance with your instructions. Any shares held in the Dividend Reinvestment Plan and for which no voting instructions are received will not be voted.

How is stock in the Retirement Savings Plan voted?

If you are a current or former employee who is a participant in the Retirement Savings Plan, you have received a printed copy of the proxy materials. The number of shares printed on the enclosed proxy card are the shares of common stock you hold through that plan. By completing, dating, signing and returning the proxy card or granting a proxy via the Internet or by telephone, you will be providing the plan trustee with instructions on how to vote the shares held in your account. If you do not provide voting instructions for your plan shares, the plan trustee will vote your shares on each matter in proportion to the voting instructions given by all of the other participants in the plan. The Retirement Savings Plan is the successor plan to the (i) Potomac Electric Power Company Savings Plan for Bargaining Unit Employees, (ii) Potomac Electric Power Company Retirement Savings Plan for Management Employees (which itself is the successor to the Potomac Electric Power Company Savings Plan for Non-Exempt, Non-Bargaining Unit Employees; the Potomac Electric Power Company Retirement Savings Plan for Management Employees was formerly known as the Potomac Electric Power Company Savings Plan for Exempt Employees), (iii) Conectiv Savings and Investment Plan and the Conectiv PAYSOP/ESOP and (iv) Atlantic Electric 401(k) Savings and Investment Plan-B.

How can I change my vote after I have returned my proxy card or granted a proxy via the Internet or by telephone?

If you own your shares in your own name or through the Dividend Reinvestment Plan or Retirement Savings Plan, you may revoke your proxy, regardless of the manner in which it was submitted, by:

•	sending a written statement to that effect to the Secretary of the Company before your proxy is voted;

•	submitting a properly signed proxy card dated a later date;

•	submitting a later dated proxy via the Internet or by telephone; or

•	voting in person at the Annual Meeting.

If you hold shares through a brokerage firm, bank or other financial intermediary, you should contact that intermediary for instructions on how to change your vote.

How can I obtain more information about the Company?

The Company’s 2009 Annual Report to Shareholders is included as Annex B after page A-3 of this Proxy Statement. You may also visit the Company’s Web site at www.pepcoholdings.com.

1. ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of 11 directors. The Board of Directors has authorized an increase in the size of the Board to 12 members to take effect immediately prior to the commencement of the 2010 Annual Meeting, as permitted by the Bylaws of the Company.

The Board of Directors, on the recommendation of the Corporate Governance/Nominating Committee, has nominated for re-election at the 2010 Annual Meeting Jack B. Dunn, IV, Terence C. Golden, Patrick T. Harker, Frank O. Heintz, Barbara J. Krumsiek, George F. MacCormack, Lawrence C. Nussdorf, Joseph M. Rigby, Frank K. Ross, Pauline A. Schneider and Lester P. Silverman, each of whom currently is a member of the Board of Directors, and has nominated for election Patricia A. Oelrich, a new nominee, each to hold office for a one-year term that expires at the 2011 Annual Meeting, and until his or her successor is elected and qualified. Ms. Oelrich was identified for consideration as a nominee with the assistance of the National Association of Corporate Directors.

The Board of Directors unanimously recommends a vote FOR each nominee listed on pages 6-11.

What vote is required to elect the directors?

Each director shall be elected by a majority of the votes cast “for” his or her election.

The Company’s Bylaws provide that each director shall be elected by a majority of the votes cast “for” his or her election, except that in a contested election where the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. Accordingly, at the 2010 Annual Meeting, a nominee will be elected as a director only if a majority of the votes cast with respect to the election of that director are cast “for” his or her election. In accordance with the Company’s Bylaws any incumbent nominee who fails to receive a majority of votes cast “for” his or her election is required to resign from the Board no later than 90 days after the date of the certification of the election results.

What happens if a nominee is unable to serve as a director?

Each nominee identified in this Proxy Statement has confirmed that he or she is willing and able to serve as a director. Should any of the nominees, prior to the Annual Meeting, become unavailable to serve as a director for any reason, the Board of Directors may either reduce the number of directors to be elected or, on the recommendation of the Corporate Governance/Nominating Committee, select another nominee. If another nominee is selected, all proxies will be voted for that nominee.

NOMINEES FOR ELECTION AS DIRECTORS

Jack B. Dunn, IV, age 59, since October 1995 has been Chief Executive Officer and since October 2004 has been President of FTI Consulting, Inc. (“FTI”), a publicly held multi-disciplined consulting firm with practices in the areas of corporate finance/restructuring, forensic and litigation consulting, economic consulting, technology and strategic and financial communications, located in West Palm Beach, Florida. He has served as a director of FTI since 1992 and served as Chairman of the Board from December 1998 to October 2004. Mr. Dunn served as a director of Aether Systems, Inc., which became Aether Holdings, Inc., from 2002 to 2008. He served as a director of NexCen Brands, Inc. from June 8, 2002 through September 25, 2008. Mr. Dunn is also a limited partner in the Baltimore Orioles. He has been a director of the Company since May 21, 2004.

Mr. Dunn’s qualifications for election to PHI’s Board include his broad knowledge of corporate finance and his perspective and experience as an active Chief Executive Officer of a global business advisory firm with a particular emphasis on customer service. Mr. Dunn is Chief Executive Officer and President of FTI, a public company that specializes in assisting public companies in the areas of finance and governance, among others. Prior to joining FTI, Mr. Dunn spent over ten years with Legg Mason, Inc., a major regional investment banking firm, where he was managing director, senior vice president, a member of its broker/dealer’s board of directors and head of its corporate finance group. Prior to his investment banking career, Mr. Dunn practiced corporate and securities law.

Terence C. Golden, age 65, since 2000 has been Chairman of Bailey Capital Corporation in Washington, D.C. Bailey Capital Corporation is a private investment company. From 1995 until May 2000, Mr. Golden was President and Chief Executive Officer of Host Hotels and Resorts, Inc. He has been a director of Host Hotels and Resorts, Inc. since 1995. He also serves as a director of the Washington Real Estate Investment Trust, the Morris & Gwendolyn Cafritz Foundation and as Chairman of the Federal City Council. He has been a director of the Company since August 1, 2002, and was a director of Potomac Electric Power Company (“Pepco”) from 1998 until it merged with Conectiv on August 1, 2002.

Mr. Golden’s qualifications for election to PHI’s Board include his extensive accounting and financial management experience, as well as his perspective and experience as an active Chairman and former Chief Financial Officer with responsibility for accounting, cash management, tax and corporate and project financing. Mr. Golden is Chairman of Bailey Capital Corporation, an investment company that also provides real estate related services to institutions and individuals, including market studies, financial analyses, project evaluations, asset and property management and asset dispositions. From 1995 until May 2000, Mr. Golden was President and Chief Executive Officer of Host Hotels and Resorts, Inc., the lodging real estate company that includes among its holdings the Marriott, Ritz-Carlton, Four Seasons, Hyatt, Hilton, Westin, W, Sheraton and Fairmont hotels. Mr. Golden served as the Chief Financial Officer of the Oliver Carr Company, one of the largest real estate companies in the mid-Atlantic region, which provides apartment building management and development services. Mr. Golden was also national managing partner of Trammell Crow Residential Companies, one of the largest residential development companies in the United States. Mr. Golden lives, works and serves as a director for several non-profit organizations in the Company’s operating territory, and therefore has significant community ties within the region.

Patrick T. Harker, age 51, since 2007 has been President of the University of Delaware, Newark, Delaware. Concurrent with his appointment as President, Dr. Harker was appointed professor of Business Administration in the Alfred Lerner College of Business and Economics and a professor of Civil and Environmental Engineering in the University of Delaware’s College of Engineering. From 2000-2007, he was Dean of the Wharton School of the University of Pennsylvania and served as a Professor of Electrical and Systems Engineering in the University of Pennsylvania’s School of Engineering and Applied Science. Since 2000, he has served as a Trustee of the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust; from 2004-2009 he was a Member of the Board of Managers of the Goldman Sachs Hedge Fund Partners Registered Fund LLC. Dr. Harker has been a director of the Company since May 15, 2009.

Dr. Harker’s qualifications for election to PHI’s Board include his leadership skills and public and government affairs experience. As a Ph.D. in engineering and the former Dean of the Wharton School, Dr. Harker brings to the PHI Board a unique blend of technical expertise and business knowledge. Through his experience on the Board of Trustees of the Goldman Sachs Trust, Dr. Harker also contributes a strong background in capital markets. Dr. Harker lives, works and serves as a director for several non-profit organizations in the Company’s operating territory, and therefore has significant community ties within the region.

Frank O. Heintz, age 66, is retired President and Chief Executive Officer of Baltimore Gas and Electric Company, the gas and electric utility serving central Maryland, a position he held from 2000 through 2004. From 1982 to 1995, Mr. Heintz was Chairman of the Maryland Public Service Commission, the state agency regulating gas, electric, telephone and certain water and sewerage utilities. Previously he served as agency head of the Maryland Employment Security Administration and was an elected member of the Maryland legislature. He has been a director of the Company since May 19, 2006.

Mr. Heintz’s qualifications for election to PHI’s Board include his perspective and experience as a former Chief Executive Officer of a regulated utility company and the regulatory, public policy and governmental affairs knowledge that he gained as a state public utility regulatory official. As President and Chief Executive Officer of Baltimore Gas and Electric Company, Mr. Heintz was responsible for overseeing the operations, finances, planning, and delivery of service to more than one million gas and electric customers. Additionally, as Executive Vice President of Constellation Energy, he participated in executive and board deliberations regarding the holding company’s diverse competitive lines of business. During Mr. Heintz’s 13 years as Chairman of the Maryland Public Service Commission, he became thoroughly knowledgeable about regulatory law, policy and process. As Executive Director of the American Gas Association’s caucus of local distribution companies, Mr. Heintz worked with numerous chief executive officers of gas utilities on matters of federal and state regulation, public policy, cost of capital and federal legislation affecting gas companies and holding companies. During the two decades of his regulatory and utility career, Mr. Heintz participated in many organizations that have broadened his base of knowledge about the energy industry, utility operations, and state and federal regulations, including the National Association of Utility Regulators, the Edison Electric Institute, the American Gas Association, the U.S. Department of Energy’s National Petroleum Council and the Gas Research Institute.

Barbara J. Krumsiek, age 57, since 1997 has been President and Chief Executive Officer and since 2006 Chair of Calvert Group, Ltd. Calvert is based in Bethesda, Maryland, and offers a range of fixed income, money market and equity mutual funds including a full family of socially responsible mutual funds. She serves as a trustee or director for 54 Calvert-sponsored mutual funds, including serving as Chair of the Calvert Variable Series of funds. She has been a director of the Company since May 18, 2007.

Ms. Krumsiek’s qualifications for election to PHI’s Board include her financial knowledge from an investor standpoint and her insights as a current Chief Executive Officer, including her familiarity with issues of compensation, risk assessment, and technology. Ms. Krumsiek has served as Chief Executive Officer of Calvert Group Ltd., an investment management and research firm, for 13 years, after 23 years of experience with Alliance Capital Management. In her capacity as CEO of Calvert, she has overseen all aspects of corporate operations, including strategic planning, compliance and risk management, financial management, financial statement preparation, and information technology. Ms. Krumsiek also has experience with environmental issues. Ms. Krumsiek lives and works in the Company’s operating territory, is a former Chair of the Greater Washington Board of Trade, and serves as a director for several other local non-profit organizations, and therefore has significant community ties within the region.

George F. MacCormack, age 66, is retired Group Vice President, DuPont, Wilmington, Delaware, a position he held from 1999 through 2003. He was previously Vice President and General Manager (1998), White Pigments & Mineral Products Strategic Business Unit and Vice President and General Manager (1995), Specialty Chemicals Strategic Business Unit for DuPont. He has been a director of the Company since August 1, 2002, and was a director of Conectiv from 2000 until it merged with Pepco on August 1, 2002.

Mr. MacCormack’s qualifications for election to PHI’s Board include his insights as a former senior officer who held leadership positions in technology, manufacturing, sales, business and mergers and acquisitions at a large publicly held corporation. As Vice President and General Manager of DuPont, Mr. MacCormack had Strategic Business Unit profit and loss responsibility for approximately 3,000 employees and $1.5 billion in revenue. As Group Vice President, Mr. MacCormack had corporate oversight responsibility for approximately 12,000 employees and a $6 billion revenue portfolio of capital and energy intensive global Strategic Business Units. He also had corporate oversight and governance responsibility as Chairman/Vice Chairman of the Board for four major joint ventures with international partners. Over the last 12 years of his career with DuPont, Mr. MacCormack was the lead executive on the sale of several significant chemical businesses, and was one of the senior executives responsible for the sale of the $5 billion Invista Fibers and Chemicals subsidiary company.

Lawrence C. Nussdorf, age 63, since 1998 has been President and Chief Operating Officer of Clark Enterprises, Inc., a privately held investment and real estate company based in Bethesda, Maryland, whose interests include the Clark Construction Group, LLC, a general contracting company, of which Mr. Nussdorf has been Vice President and Treasurer since 1977. He has served as a director of CapitalSource Inc. since March 2007 and will continue to serve until the conclusion of CapitalSource Inc.’s Annual Meeting in May, 2010. He has been a director of the Company since August 1, 2002, and was a director of Pepco from 2001 until it merged with Conectiv on August 1, 2002. He currently serves as Lead Independent Director.

Mr. Nussdorf’s qualifications for election to PHI’s Board include his perspectives as a long-serving Chief Operating Officer and former Chief Financial Officer. In addition to being the current President and Chief Operating Officer of Clark Enterprises, Inc., Mr. Nussdorf served for over 30 years as Chief Financial Officer. He has been at the forefront of strategic and long-term planning, as well as all aspects of management, operations, and finance of multiple businesses that involve different asset classes. Mr. Nussdorf lives, works and serves as a director for several non-profit organizations in the Company’s operating territory, and therefore has significant community ties within the region.

Patricia A. Oelrich, age 56, from 2001-2009 was Vice President, IT Risk Management for GlaxoSmithKline Pharmaceuticals (“GlaxoSmithKline”), a Global 100 public company. From 1995 to 2000, Ms. Oelrich served as Vice President, Internal Audit for GlaxoSmithKline. She was employed at Ernst & Young from 1975 to 1994, and was a partner from 1988 to 1994. Ms. Oelrich has been a member of the Fielding Graduate University Board of Trustees since 2000.

Ms. Oelrich’s qualifications for election to PHI’s Board include her perspectives on corporate governance, information technology, audit, compliance and finance issues. Ms. Oelrich is a CPA and a Certified Information Systems Auditor. In her roles at GlaxoSmithKline, Ms. Oelrich has directed internal audit activities worldwide, established GlaxoSmithKline’s IT Risk Management Program, and participated in establishing GlaxoSmithKline’s Corporate Compliance and Corporate Risk Management Oversight Programs. As a partner at Ernst & Young, Ms. Oelrich was in charge of the Chicago Office Information Systems Audit and Security practice that provided internal audit services and security consulting to highly regulated industries, including the financial services, insurance and healthcare industries. She was also lead financial audit partner on various engagements.

Joseph M. Rigby, age 53, is Chairman, President and Chief Executive Officer of the Company. He has been President and Chief Executive Officer of the Company since March 1, 2009. From March 2008 to March 2009, Mr. Rigby served as President and Chief Operating Officer of the Company and from September 2007 to March 2008, he served as Executive Vice President and Chief Operating Officer of the Company. He was Senior Vice President of the Company from August 2002 and Chief Financial Officer from May 2004 to September 2007. From September 2007 to March 2009, Mr. Rigby was President and Chief Executive Officer of the Company’s utility subsidiaries. He has been Chairman of the Company’s utility subsidiaries since March 1, 2009. Mr. Rigby has been a director and Chairman of the Company since May 15, 2009.

Mr. Rigby’s qualifications for election to PHI’s Board include his ability to provide unique insights as PHI’s current Chief Executive Officer, as well as his 31 years of experience with the Company, Company subsidiaries and in the utility industry. Because of the various positions he has held within the Company, Mr. Rigby has broad experience across operations, finance and human resources, including mergers and acquisitions. Mr. Rigby also lives and works in the Company’s operating territory, is a member of the Greater Washington Board of Trade, and serves as a director for several local non-profit organizations and therefore has significant community ties within the region.

Frank K. Ross, age 66, is retired managing partner for the mid-Atlantic Audit and Risk Advisory Services Practice and managing partner of the Washington, D.C. office of the accounting firm KPMG LLP, positions he held from July 1, 1996 to December 31, 2003. He is currently a Visiting Professor of Accounting at Howard University, Washington, D.C. and the Director of its Center for Accounting Education. He is a director of Cohen & Steers Mutual Funds and serves as a director of 18 of these Funds. Mr. Ross serves on The Greater Washington, D.C. Urban League and Howard University Math and Science Middle School boards. Mr. Ross was a director of NCRIC Group, Inc. from 2003 to 2005. He has been a director of the Company since May 21, 2004.

Mr. Ross’ qualifications for election to PHI’s Board include his extensive knowledge of accounting and strategy matters gained through his over 40 years of experience as an accountant and as a current director of 18 Cohen & Steers Mutual Funds. Mr. Ross also lives, works and serves as a director for several non-profit organizations in the Company’s operating territory, and therefore has significant community ties within the region.

Pauline A. Schneider, age 66, joined the Washington office of the law firm of Orrick, Herrington & Sutcliffe LLP (“Orrick”) in September 2006. From 1985 to September 2006, she was with the law firm of Hunton & Williams. From October 2000 to October 2002, Ms. Schneider served as Chair of the Board of MedStar Health, Inc., a community-based healthcare organization that includes seven major hospitals in the Washington, D.C./Baltimore area. From 1998 to 2002, she chaired the Board of The Access Group, Inc., a not-for-profit student loan provider headquartered in Wilmington, Delaware. She continues her service on the Access Group board. Since 2003, she has been a director of Diamond Management and Technology Consultants. She has been a director of the Company since August 1, 2002, and was a director of Pepco from 2001 until it merged with Conectiv on August 1, 2002.

Ms. Schneider’s qualifications for election to PHI’s Board include her experience in government and public affairs, as well as her experience in transactional matters. As a partner at Orrick, Ms. Schneider’s practice focuses on transactional matters, including the representation of state and local governments and governmental instrumentalities on general obligation and revenue bond financings for airports, mass transit, water and sewers, hospitals, educational facilities, convention centers, sports arenas and general government projects. Before joining Hunton & Williams, Ms. Schneider worked for four years in the Carter White House in the Office of Intergovernmental Affairs/Secretary to the Cabinet. Prior to that, she spent four years in the District of Columbia government, where she was director of the Officer of Intergovernmental Relations. Ms. Schneider also lives, works and serves as a director for several non-profit organizations in the Company’s operating territory, and therefore has significant community ties within the region.

Lester P. Silverman, age 63, is Director Emeritus of McKinsey & Company, Inc., having retired from the international management consulting firm in 2005. Mr. Silverman joined McKinsey in 1982 and was head of the firm’s Electric Power and Natural Gas practice from 1991 to 1999. From 2000 to 2004, Mr. Silverman was the leader of McKinsey’s Global Nonprofit Practice. Previous positions included Principal Deputy Assistant Secretary for Policy and Evaluation in the U.S. Department of Energy from 1980 to 1981 and Director of Policy Analysis in the U.S. Department of the Interior from 1978 to 1980. Mr. Silverman is currently an Adjunct Lecturer at Georgetown University, Washington, D.C., and a trustee of several national and Washington, D.C.-area nonprofit organizations. Mr. Silverman also is a member of the board of directors of Logos Energy, Inc., an energy technology start-up company, and Verdeo Group, Inc., which seeks to facilitate green house gas emission reductions in the U.S. He has been a director of the Company since May 19, 2006.

Mr. Silverman’s qualifications for election to PHI’s Board include his broad experience with the energy industry and extensive experience in government and public policy. Mr. Silverman was a consultant to electric and gas utilities for 23 years and has public policy experience in the energy field. Mr. Silverman also lives, works and serves as a director for several non-profit organizations in the Company’s operating territory, and therefore has significant community ties within the region.

Which directors are “independent”?

The listing standards of the NYSE require that a majority of the Company’s directors be “independent” as defined by the NYSE listing standards. Applying these standards, the Board has determined that ten of the Company’s current 11 directors, consisting of Messrs. Dunn, Golden, Harker, Heintz, MacCormack, Nussdorf, Ross and Silverman and Mmes. Krumsiek and Schneider, qualify as independent. The Board has also determined that Ms. Oelrich, if elected, will qualify as independent.

For a director to be considered independent under the NYSE listing standards, a director cannot have any of the disqualifying relationships enumerated by the NYSE listing standards and the Board must determine that the director does not otherwise have any direct or indirect material relationship with the Company. In accordance with the NYSE listing standards, the Board of Directors has adopted, as part of the Company’s Corporate Governance Guidelines, categorical standards to assist it in determining whether a relationship between a director and the Company is a relationship that would impair the director’s independence. The Company’s Corporate Governance Guidelines can be found on the Company’s Web site (www.pepcoholdings.com) under the link: Corporate Governance. Under these standards, which incorporate the disqualifying relationships enumerated by the NYSE listing standards, a Company director is not “independent” if any of the conditions specified are met.

a.	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company. The executive officers of the Company consist of the president, principal financial officer, controller, any vice-president in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company’s subsidiaries are deemed to be officers of the Company if they perform such policy-making functions for the Company.

b.	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

c.	(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

d.	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

e.	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. Contributions to tax exempt organizations shall not be considered “payments” for purposes of this categorical standard, provided however that the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the tax exempt organization exceed the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.

f.	For purposes of considering the existence or materiality of a director’s relationship with the Company or the relationship with the Company of an organization with which the director is associated,

payments for electricity, gas or other products or services made in the normal course of business at prices generally applicable to similarly situated customers shall not be included.

g.	Additional provisions applicable to members of the Audit Committee.

i.	A director who is a member of the Audit Committee may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service (provided that such compensation is not contingent in any way on continued service). The term “indirect acceptance” by a member of the Audit Committee of any consulting, advisory, or other compensatory fee includes acceptance of such fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any subsidiary of the Company.

ii.	A director who is an “affiliated person” of the Company or its subsidiaries (other than in his or her capacity as a member of the Board or a Board Committee) as defined by the SEC shall not be considered independent for purposes of Audit Committee membership. A director who beneficially owns more than 3% of the Company’s common stock will be considered to be an “affiliated person.”

In making independence determinations, the Board considered the following relationships in accordance with its procedures for evaluating related person transactions described below under the heading “Board Review of Transactions with Related Parties.”

In October 2006, Ms. Schneider became a partner at Orrick. Orrick rendered legal services to certain Company subsidiaries in 2009 and continues to render services to certain Company subsidiaries in 2010 with respect to certain contract and bankruptcy matters. Ms. Schneider has informed the Board that she has not and will not work on any of these matters, nor did she direct Orrick’s work on any of these matters, and that Orrick’s representation has had no effect on the compensation she receives from that firm.

In determining that Ms. Schneider is an independent director, the Board examined the specific transactions that the Company and its subsidiaries had with Orrick and concluded that (1) the relationship between that law firm and the Company and its subsidiaries was solely a business relationship which did not afford Ms. Schneider any special benefits and (2) the amounts paid to that law firm in each of the last three years were below the numerical threshold set forth in the Corporate Governance Guidelines with respect to payments for property and services between the Company or its subsidiaries and an entity with which the director is affiliated. For these reasons, the Board determined that this business relationship does not disqualify Ms. Schneider as an independent director.

Mr. Dunn is President and Chief Executive Officer of FTI. In February 2008, a Company subsidiary, Pepco Energy Services, Inc. (“Pepco Energy Services”), entered into a contract to supply electricity to FTI for one year commencing in March 2008. The Board determined that (1) the relationship between Pepco Energy Services and FTI was solely a business relationship which did not afford Mr. Dunn any special benefits; (2) the amount to be paid to Pepco Energy Services under the contract is below the numerical threshold set forth in the Corporate Governance Guidelines with respect to payments for property and services between the Company or its subsidiaries and an entity with which the director is affiliated; and (3) the amount to be paid to Pepco Energy

Services under the contract constitutes payment for electricity made in the normal course of business at prices generally applicable to similarly situated customers. For these reasons, the Board determined that this business relationship does not disqualify Mr. Dunn as an independent director.

Dr. Harker is President of the University of Delaware (“UDel”). As described in more detail below, two Company subsidiaries, Pepco Energy Services and Delmarva Power & Light Company (“DPL”), have supplied electricity and gas and, in the case of DPL, delivered electricity and gas, to UDel during each of the last three fiscal years.

Pepco Energy Services in 2007 supplied electricity to UDel under an electric master agreement and in 2007, 2008 and 2009, supplied natural gas to UDel under a gas master agreement. In 2007, 2008 and 2009, DPL delivered, and in some cases also supplied, electricity and natural gas to various UDel accounts on terms specified in tariffs approved by the Delaware Public Service Commission. DPL also repaired a gas pipeline for UDel in 2007, for which UDel paid standard rates. After examining the relationships between Pepco Energy Services and UDel and between DPL and UDel, the Board determined that (1) all of the transactions executed under the master agreements were arm’s length, market-based competitive offering transactions; (2) the relationships between Pepco Energy Services and UDel and between DPL and UDel were solely business relationships which did not afford Dr. Harker any special benefits; (3) the amounts UDel paid to Pepco Energy Services and DPL, respectively, are below the numerical threshold set forth in the Corporate Governance Guidelines with respect to payments for property and services between the Company or its subsidiaries and an entity with which the director is affiliated; and (4) the amounts UDel paid to Pepco Energy Services and DPL, respectively, constitute payment for electric and gas made in the normal course of business at prices generally applicable to similarly situated customers. For these reasons, the Board determined that the business relationships between Pepco Energy Services and UDel and between DPL and UDel do not disqualify Dr. Harker as an independent director.

BOARD MEETINGS

The Board held nine meetings during 2009. Each director attended at least 75% of the combined number of Board meetings and meetings of the Board Committees on which he or she served. The Board has adopted an attendance policy, set forth in the Corporate Governance Guidelines, under which attendance in person is required at all regularly scheduled shareholder, Board and Committee meetings (except where scheduled as a conference call) and is the preferred method of attendance at specially called meetings. The Chairman has the authority to waive this requirement and allow participation by telephone if, in the Chairman’s opinion, it is in the Company’s best interests to do so. Of the Company’s 11 directors at the time, each attended the 2009 Annual Meeting.

At each Board meeting, time is set aside for the directors to meet in executive session without any management director or other management personnel present. The executive session of the Board is convened by the Lead Independent Director.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure. Mr. Rigby serves as President and Chief Executive Officer of the Company and is also Chairman of the Board of Directors. Under the Company’s Corporate Governance Guidelines, if the person elected Chairman of the Board is not an independent director as defined in the Corporate Governance Guidelines, then the independent Directors will, upon the recommendation of the Corporate Governance/Nominating Committee, also annually elect an independent Director to serve as the Lead Independent Director. Mr. Nussdorf currently serves as Lead Independent Director. The purpose of the Lead Independent Director is to facilitate communication among the independent directors, the Board and management. The Lead Independent

Director has the following responsibilities: (i) chairs executive sessions of the Board’s non-management Directors and has authority to call meetings of the non-management Directors; (ii) determines the agenda for the executive sessions of the Directors, and participates with the Chairman of the Board in establishing the agenda for Board meetings; (iii) presides at Board meetings when the Chairman of the Board is not present; (iv) coordinates feedback to the Chief Executive Officer and other members of management; (v) in consultation with the Chairman of the Board, consistent with Board policy, recommends to the Corporate Governance/Nominating Committee proposed committee assignments and chairmanships to be adopted at the annual organizational meeting of Board, subject to the approval of the Board; (vi) oversees the development of appropriate responses to communications from shareholders and other interested persons addressed to the non-management Directors as a group; (vii) on behalf of the non-management Directors, retains such counsel or other advisors as they deem appropriate in the conduct of their duties and responsibilities; and (viii) performs such other duties as the Board deems appropriate.

In 2008, the Board examined the issue of separating the Chairman and Chief Executive Officer roles, and for the following reasons concluded that it was preferable for the Company to continue combining those roles and annually elect a Lead Independent Director: (i) there was no firm evidence that financial performance would be improved by splitting the roles; (ii) the Board was concerned that dividing the roles may weaken the Company’s ability to develop and implement strategy; (iii) as a matter of good governance, the Company already has measures in place to strengthen the Board’s independence (for example, at each Board meeting, time is set aside for the directors to meet in executive session without any management director or other management personnel present); and (iv) the Board recognized that regulations were moving (and continue to move) toward increased oversight by independent boards of directors so that the potential benefits of splitting the roles can be achieved in other ways. The independent directors will examine this issue again, however, if and when changing circumstances warrant further analysis.

The Board’s Role in Risk Oversight. One of the responsibilities of the Board of Directors is the oversight of the Company’s risk management activities. In discharging this responsibility, the Board, with the assistance of management, identifies and evaluates the major risks faced by the Company and oversees and monitors the design and implementation of guidelines and programs to manage these risks. The Board discharges its oversight function through its standing Committees.

The Audit Committee, as more fully described below under the heading “Board Committees — Audit Committee,” is responsible for assisting the Board in overseeing the Company’s accounting controls and the design and performance of the internal audit function. The Audit Committee also oversees the activities of the Risk Management Committee, the members of which consist of many of the Company’s senior executives and the business unit employees who manage the day-to-day risk management responsibilities for the Company. The Risk Management Committee meets six times a year, with a Risk Working Group meeting monthly which reports to the Risk Management Committee, to identify and assess the Company’s critical risks and management’s risk mitigation strategies. The Risk Management Committee’s areas of focus include competitive, economic, operational, financial (strategic plan, accounting, credit, liquidity, and tax), legal, regulatory, compliance, health, safety and environment, political, and reputational risks. The Audit Committee periodically discusses and reviews with management the Company’s risk assessment and risk management and also considers whether management has provided appropriate disclosure in the Company’s financial statements.

The Finance Committee discusses with management the Company’s risk profile as part of its review of the Company’s strategic and financing plans, including management’s consideration of risk management in strategic and financing plans and implementation of those plans.

Compensation Programs Risk Assessment. In 2010, management, using a framework provided by the Compensation/Human Resources Committee’s consultant, Pearl Meyer & Partners (“PM&P”), conducted a risk assessment of the Company’s compensation policies and practices for all employees, including executives, which management reviewed with the Committee and PM&P. This assessment sought to identify any features of the Company’s compensation policies and practices that could encourage excessive risk-taking.

In order to focus employees on performance objectives that promote the best interests of the Company and its shareholders, short-term and long-term incentive-based compensation is linked to the achievement of measurable financial and business and, in the case of short-term incentives, individual performance goals. The risk assessment conducted by management found that these arrangements are coupled with compensation design elements and other controls that discourage business decision-making that is focused solely on the compensation consequences. These compensation design elements and other controls include:

•	Strong enterprise-wide risk management policies and programs, which have undergone third party risk assessments.

•	Cash incentives that are earned only if, in addition to the satisfaction of non-financial performance metrics, a corporate or business unit net earnings threshold is exceeded.

•

The absence of compensation arrangement features often identified as encouraging excessive risk-taking, such as (i) an incentive compensation mix overly weighted toward annual incentives, (ii) payout cliffs that might cause short-term business decisions to be made solely for the purpose of meeting payout thresholds, and (iii) bonuses awarded upon completion of a task, while the income and risk to the Company from the task extend over a significantly longer period of time.

•	Program designs that provide a balanced mix of cash and equity and annual and long-term incentives.

•	Performance metrics, not all of which are financial in nature, such as safety, diversity and customer satisfaction.

•	No stock options.

•	Share ownership guidelines that are applicable to officers of the Company at the level of Vice President and above.

On the basis of this review, management concluded, and advised the Compensation/Human Resources Committee, that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

BOARD COMMITTEES

The Board has five separately designated standing Committees:

•	the Audit Committee;

•	the Compensation/Human Resources Committee;

•	the Corporate Governance/Nominating Committee;

•	the Executive Committee; and

•	the Finance Committee.

Each Committee has a charter, which can be found on the Company’s Web site (www.pepcoholdings.com) under the link: Corporate Governance.

Each of the Committees (other than the Executive Committee) sets aside time to meet in executive session without management personnel present. The Compensation/Human Resources Committee regularly meets separately with its compensation consultant. The Audit Committee regularly meets separately with the Company’s Vice President, Internal Audit and the Company’s independent registered public accounting firm.

The Audit Committee held seven meetings in 2009. The Committee represents and assists the Board in discharging its responsibility of oversight with respect to the accounting and control functions and financial statement presentation (but the existence of the Committee does not alter the traditional roles and responsibilities of the Company’s management and its independent registered public accounting firm). The Audit Committee is responsible for, among other things, representing and assisting the Board in oversight of (i) the integrity of the Company’s financial statements, accounting and financial reporting processes and audits of the Company’s consolidated financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and the retention, compensation and performance of the Company’s independent registered public accounting firm, and (iv) the design and performance of the Company’s internal audit function. The Audit Committee also reviews the Company’s guidelines and policies with respect to risk assessment, and has full power and authority to obtain advice and assistance from independent legal, accounting or other advisors as it may deem appropriate to carry out its duties.

Committee members are Directors Golden, Harker, Krumsiek, Nussdorf and Ross (Chairman). The Board has determined that directors Golden, Krumsiek, Nussdorf and Ross each is an “audit committee financial expert” as defined by the rules of the SEC. The Board has determined that each member of the Audit Committee is independent as defined by the Company’s Corporate Governance Guidelines and the listing standards of the NYSE.

The Compensation/Human Resources Committee held six meetings in 2009. The Committee evaluates annually the performance of the Company’s Chief Executive Officer (“CEO”) and, together with the other independent members of the Board of Directors, sets the compensation level of the CEO after taking into account the annual evaluation and such other factors as they deem appropriate. The Committee reviews the performance of elected officers and other executives in the context of the administration of the Company’s executive compensation programs. The Committee, on the recommendation of the CEO, (i) approves the salaries for the executive officers, the heads of the business units, and all Vice Presidents and any other salary that exceeds the approval level of the CEO, (ii) exercises the powers of the Board with respect to the approval of the Company’s annual salary range and merit budget increases for all management employees. The Committee sets target award levels and approves payments for the executive officers and the heads of the business units pursuant to the Executive Incentive Compensation Plan and the shareholder-approved Long-Term Incentive Plan, and reviews other elements of compensation and benefits for management employees and makes recommendations to the Board as appropriate. The Committee makes recommendations to the Board concerning the Company’s retirement and other benefit plans and oversees corporate workforce diversity issues. The Committee receives input on compensation matters from the CEO and from other members of management, as it deems appropriate.

In order to assist it in carrying out these responsibilities, the Committee since 2007 has employed PM&P as its independent compensation consultant. Pursuant to this engagement, PM&P annually provides the following services: (i) review of the compensation philosophy; (ii) advice on construction of and determination of a peer group of utility companies; (iii) review of new salary ranges; (iv) review of the Executive Incentive Compensation Plan; (v) review of the Long-Term Incentive Plan; (vi) review of proposed compensation plans or amendments to other existing plans; (vii) review of the total executive compensation structure for the coming year; (viii) attendance at the Compensation/Human Resources Committee meetings dealing with executive compensation, as requested; (ix) presentation of comparative information to assist the Compensation/Human Resources Committee in its deliberations and decision-making concerning executive compensation; (x) advice to senior management, as requested by the Compensation/Human Resources Committee; and (xi) various industry performance and other comparative information.

Committee members are Directors Dunn (Chairman), Heintz, Krumsiek and Ross. The Board has determined that each member of the Compensation/Human Resources Committee is independent as defined by the Company’s Corporate Governance Guidelines and the listing standards of the NYSE.

The Corporate Governance/Nominating Committee held five meetings in 2009. The Committee’s duties and responsibilities include making recommendations to the Board regarding the governance of the Company and the Board, and helping ensure that the Company is properly managed to protect and enhance shareholder value and to meet the Company’s obligations to shareholders, customers, the industry and under the law. The Committee reviews and recommends to the Board candidates for nomination for election as directors, makes recommendations to the Board regarding Board structure, practices and policies, including Board committee chairmanships and assignments and the compensation of Board members, evaluates Board performance and effectiveness, and oversees the development of corporate strategy and structure, including management development, management succession, management performance criteria, business plans and oversees corporate and government affairs. The Committee also oversees the technology and systems used by the Company with the goal of ensuring that they are adequate to properly run the business and for the Company to remain competitive.

Committee members are Directors Dunn, MacCormack (Chairman), Nussdorf and Silverman. The Board has determined that each member of the Corporate Governance/Nominating Committee is independent as defined by the Company’s Corporate Governance Guidelines and the listing standards of the NYSE.

The Executive Committee held one meeting in 2009. The Committee has, and may exercise when the Board is not in session, all the powers of the Board in the management of the property, business and affairs of the Company, except as otherwise provided by law. The Committee does not hold regularly scheduled meetings. Committee members are Directors Heintz, Nussdorf (Chairman), Rigby and Schneider.

The Finance Committee held seven meetings in 2009. The Committee oversees the financial objectives, policies, procedures and activities of the Company and considers the long- and short-term strategic plans of the Company. The Committee reviews with management the Company’s risk mitigation profile and reviews the Company’s insurance program. Committee members are Directors Golden, Heintz, MacCormack, Schneider and Silverman (Chairman).

How do I send a communication to the Board of Directors or to a specific individual director?

The Company’s directors encourage interested parties, including employees and shareholders, to contact them directly and, if desired, confidentially or anonymously regarding matters of concern or interest, including concerns regarding questionable accounting or auditing matters. The names of the Company’s directors can be found on pages 6-11 of this Proxy Statement and on the Company’s Web site (www.pepcoholdings.com) under the link: Corporate Governance. The Company’s directors may be contacted by writing to them either individually or as a group or partial group (such as all non-management directors), c/o Corporate Secretary, Pepco Holdings, Inc., 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. If you wish your communication to be treated confidentially, please write the word “CONFIDENTIAL” prominently on the envelope and address it to the director by name so that it can be forwarded without being opened. A communication addressed to multiple recipients (such as to “directors,” “all directors,” “all non-management directors,” or “independent directors”) will necessarily have to be opened and copied by the Office of the Corporate Secretary in order to forward it to each director, and hence cannot be transmitted unopened, but will be treated as a confidential communication. If you wish to remain anonymous, do not sign your letter or include a return address on the envelope. Communications from Company employees regarding accounting, internal accounting controls, or auditing matters may be submitted in writing addressed to: Vice President, Internal Audit, Pepco Holdings, Inc., 701 Ninth Street, N.W., Room 8220, Washington, D.C. 20068 or by telephone to 202-872-3524. Such communications will be handled initially by the Internal Audit Group, which will investigate the matter and report to the Audit Committee. If for any reason an employee does not wish to submit a communication to the Vice President, Internal Audit, the communication may be addressed to the Chairman of the Audit Committee using the procedure set forth above, or can be sent via mail, telephone, facsimile or e-mail to the Company’s Ethics Officer who will investigate the matter. Employees may also leave messages on the Company’s Ethics Officer’s hotline.

What are the directors paid for their services?

Each of the Company’s non-management directors is paid an annual retainer of $85,000, plus a fee of $2,000 for each Board or Committee meeting attended. The Chairman of the Audit Committee receives an additional annual retainer of $7,500 and a non-management director who chairs any one of the other standing Committees of the Board receives an additional annual retainer of $5,000. A director who serves as Lead Independent Director receives an annual retainer of $15,000 for service in that capacity.

Each non-management director is required to own at least 7,500 shares of common stock or common stock equivalents (“phantom stock”). Each current non-management director who has been a director for three years has met this requirement. Newly elected or appointed non-management directors are required to reach this ownership level within three years after the date of their election or appointment.

Under the Non-Management Director Compensation Plan, each non-management director is entitled to elect to receive his or her retainer payments and meeting fees exclusively in or as a combination of: (i) cash, (ii) shares of common stock, or (iii) a credit to an account for the director established under the PHI Executive and Director Deferred Compensation Plan as described below under the heading “Deferred Compensation Plans — PHI Executive and Director Deferred Compensation Plan.”

The compensation of the non-management members of the Board of Directors is reviewed periodically by the Corporate Governance/Nominating Committee, which makes recommendations for changes, if any, to the Board for its approval.

The following table sets forth, as of March 8, 2010, the number of phantom stock units (each corresponding to one share of common stock) held by non-management directors who participate in the PHI Executive and Director Deferred Compensation Plan.

Name of Director	Pepco Holdings Phantom Stock Units
Barbara J. Krumsiek	16,203
George F. MacCormack	5,185
Lawrence C. Nussdorf	3,737
Pauline A. Schneider	6,082
Lester P. Silverman	21,297

Although under the terms of the Company’s Long-Term Incentive Plan, each non-management director is entitled to an annual grant of an option to purchase 1,000 shares of common stock, the Board of Directors beginning in 2003 discontinued these grants.

The following table sets forth the compensation paid by the Company to its non-management directors for the year ended December 31, 2009.

2009 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jack B. Dunn, IV	$134,000	$0	$0	$0	$0	$0	$134,000
Terence C. Golden	126,882	0	0	0	0	0	126,882
Patrick T. Harker	75,242	0	0	0	0	0	75,242
Frank O. Heintz	135,000	0	0	0	0	0	135,000
Barbara J. Krumsiek	121,000	0	0	0	0	0	121,000
George F. MacCormack	134,132	0	0	0	0	0	134,132
Lawrence C. Nussdorf	153,000	0	0	0	0	0	153,000
Frank K. Ross	138,500	0	0	0	0	0	138,500
Pauline A. Schneider	135,000	0	0	0	0	0	135,000
Lester P. Silverman	134,132	0	0	0	0	0	134,132

(1)	Consists of retainer and meeting fees, which the director may elect to receive in cash or common stock or to defer under the terms of the PHI Executive and Director Deferred Compensation Plan. The directors listed in the table below elected to receive all or a portion of their 2009 retainer and meeting fees in the form of either (i) shares of common stock or (ii) as a credit to the director’s account under the PHI Executive and Director Deferred Compensation Plan. As described below under the heading “Deferred Compensation Plans — PHI Executive and Director Deferred Compensation Plan,” a director participating in the plan can elect to have his or her account credited with any or a combination of: (i) the interest at the prime rate that would have been paid on an amount equal to the participant’s account balance or (ii) an amount equal to the return that the participant would have earned had his or her account balance been invested in any one or a combination of the investment funds selected by the Compensation/Human Resources Committee or had the account balance been deemed invested in the common stock.

		Amount of Deferred Compensation Plan Credit
Name	Shares of Common Stock	Phantom Stock Credit	Investment Fund Credits
Jack B. Dunn, IV	0	$0	$134,000
Patrick T. Harker	2,665	0	0
Frank O. Heintz	3,216	0	0
Barbara J. Krumsiek	0	121,000	0
George F. MacCormack	0	0	67,066
Pauline A. Schneider	0	42,500	42,500
Lester P. Silverman	0	134,132	0

(2)	At December 31, 2009, the following directors held options to purchase the indicated number of shares of common stock: Mr. Golden — 3,000 shares; and Mr. Nussdorf — 2,000 shares.

The Company provides directors with travel accident insurance for Company-related travel and directors’ and officers’ liability insurance coverage and reimburses directors for travel, hotel and other out-of-pocket expenses incurred in connection with the performance of their duties as directors.

The Company also provides the directors with free parking in the Company’s headquarters building, which is also available for use by the directors other than in connection with the performance of their duties as directors. In addition, in 2009, Company-leased entertainment venues and Company-purchased tickets to sporting and cultural events were made available to one or more directors for personal use when not being used by the Company for business purposes. There was no incremental cost to the Company for providing these benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 8, 2010, for each director, each director nominee, each executive officer named in the 2009 Summary Compensation Table below and all directors, director nominees and executive officers of the Company as a group (i) the number of shares of common stock beneficially owned, (ii) the number of shares of common stock that could be purchased through the exercise of stock options then-currently exercisable or scheduled to become exercisable within 60 days thereafter, and (iii) the total number of shares of common stock beneficially owned. Each of the individuals listed, and all directors and executive officers as a group, beneficially owned less than 1% of the outstanding shares of common stock.

Name of Beneficial Owner	Shares of Common Stock Owned (3)	Shares of Common Stock Acquirable Within 60 Days	Total Beneficial Ownership (4)
Paul H. Barry	1,116	0	1,116
Jack B. Dunn, IV	10,495	0	10,495
Kirk J. Emge (5)	55,377	5,100	60,477
Terence C. Golden (6)	44,132	3,000	47,132
Patrick T. Harker	4,589	0	4,589
Frank O. Heintz (7)	10,742	0	10,742
John U. Huffman	26,092	0	26,092
Anthony J. Kamerick	62,112	5,100	67,212
Barbara J. Krumsiek	1,000	0	1,000
George F. MacCormack	11,282	0	11,282
Lawrence C. Nussdorf	10,000	2,000	12,000
Patricia A. Oelrich	2,000	0	2,000
Joseph M. Rigby	149,837	0	149,837
Frank K. Ross	13,069	0	13,069
Pauline A. Schneider	7,669	0	7,669
Lester P. Silverman (8)	7,000	0	7,000
William T. Torgerson	37,630	30,000	67,630
David M. Velazquez	40,241	0	40,241
Dennis R. Wraase	145,247	48,000	193,247
All Directors, Nominees and Executive Officers as a Group (24 Individuals)	757,205	96,600	853,805

(3)	Includes shares held under the Dividend Reinvestment Plan and under the Retirement Savings Plan. Also includes shares awarded under the Long-Term Incentive Plan that vest over time if the executive officer has the right to vote the shares. Unless otherwise noted, each beneficial holder has sole voting power and sole dispositive power with respect to the shares shown as beneficially owned.

(4)	Consists of the sum of the two adjacent columns.

(5)	Includes 13 shares owned by Mr. Emge’s spouse. Mr. Emge disclaims beneficial ownership of these shares.

(6)	Includes 11,600 shares owned by Mr. Golden’s spouse. Mr. Golden disclaims beneficial ownership of these shares.

(7)	Shares are owned in the Frank O. Heintz Trust of which Mr. Heintz is trustee.

(8)	Includes 1,000 shares owned by Mr. Silverman’s spouse. Mr. Silverman disclaims beneficial ownership of these shares.

The following table sets forth, as of March 8, 2010, the number and percentage of shares of common stock reported as beneficially owned by all persons known by the Company to own beneficially 5% or more of the common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Owned		Percent of Common Stock Outstanding
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	15,767,476	(9)	7.12%

(9)	This disclosure is based on information furnished in Schedule 13G, filed with the SEC on January 29, 2010, by BlackRock, Inc. On December 1, 2009, BlackRock, Inc. acquired Barclays Global Investors, NA and certain of its affiliates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers and any beneficial owner of more than 10% of the common stock to file with the SEC reports of holdings and transactions in the Company’s equity securities. Based on a review of such reports filed for 2009 and on written confirmations provided by its directors and executive officers, the Company believes that during 2009 all of its directors and executive officers filed on a timely basis the reports required by Section 16(a), except that, because of administrative errors, Directors Harker, Krumsiek, McGlynn and Silverman each failed to file one Form 4 on a timely basis. The Company is not aware of any person or entity that beneficially owns more than 10% of the common stock.

COMPENSATION/HUMAN RESOURCES COMMITTEE REPORT

Among its duties, the Compensation/Human Resources Committee is responsible for reviewing and discussing with the Company’s management the Compensation Discussion and Analysis (the “CD&A”) section of the annual proxy statement. Based on its review and discussion with management of the CD&A that follows this Report, the Committee has recommended to the Board of Directors that it be included in this Proxy Statement.

Jack B. Dunn, IV, Chairman

Frank O. Heintz

Barbara J. Krumsiek

Frank K. Ross

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation/Human Resources Committee (the “Committee”), the composition and responsibilities of which are described more fully above under the heading “Compensation/Human Resources Committee,” is responsible for all executive compensation decisions with respect to each of the named executive officers (the “NEOs”), except for the annual salary of the Chief Executive Officer, which is approved by all of the independent directors. To assist it in carrying out its responsibilities, the Committee requests and receives recommendations from the Chief Executive Officer with respect to the compensation packages of the other NEOs, including the selection and weighting of the specific performance objectives applicable to short-term and long-term incentive awards.

When structuring compensation arrangements for the NEOs and other executives, the Committee typically receives advice from its independent compensation consultant concerning pay mix and levels of compensation, as well as information with respect to the financial costs and tax and accounting consequences associated with the various elements of compensation. Beginning in 2007, the Committee engaged Pearl Meyer & Partners (“PM&P”) as its independent compensation consultant to advise the Committee on various executive compensation matters. In 2009, PM&P advised the Committee on compensation practices generally and on plan and award design matters. PM&P also provided the Committee with survey data and other comparative information to assist it in its executive compensation decisions, as described herein. The services provided by PM&P are described in greater detail under the heading “Compensation/Human Resources Committee.” While serving as the compensation consultant to the Committee, PM&P has not had any other relationships with the Company or any of its executives, nor does it provide services to the Company other than those relating to executive compensation.

Executive Summary

The following is a brief overview of the more detailed disclosures set forth in this CD&A:

•	The objective of the Company’s compensation program is to attract, motivate and retain talented executives while promoting the interests of the Company and its shareholders.

•

The Company provides its executive officers with the following types of compensation: salary, cash-based short-term incentives, performance stock, restricted stock and retirement and deferred compensation programs.

•

Salaries and any increases to salaries are determined based on an executive’s performance and position and the salary range for that position, as determined with respect to competitive market survey data.

•	The Company generally targets compensation levels that are at approximately the 50th percentile of the competitive range for each pay element.

•

The Company has established a pay-for-performance environment by linking short-term and long-term incentive-based compensation to the achievement of measurable business and individual performance goals.

•	Long-term incentives are designed to serve as a retention mechanism and as a means to focus executives on long-range strategic goals.

•	The Company uses equity-based compensation as a means to align the interests of its executives with those of the shareholders.

•	The Company incorporates goals into its short-term incentive plan that are intended to balance the interests of the shareholders, customers and employees.

•	The Company offers its executive officers only limited perquisites.

•	One of the NEOs who was employed at December 31, 2009 is a party to an employment agreement and the other four participate in the Change-in-Control Severance Plan.

•

The Company’s executives generally participate in the same group benefit programs and tax-qualified retirement plans available to all employees. In addition, the Company has non-qualified supplemental excess retirement plans in which certain executives participate. These programs are common within the Company’s industry and allow the Company to maintain a competitive program.

•	The Company maintains a non-qualified deferred compensation plan.

•	In 2009, under the Company’s annual incentive compensation plan:

–	targets based on the Company’s and Conectiv Energy’s performance were not achieved and accordingly no payouts were made relating to Company or Conectiv Energy performance, whereas

–	some of the targets relating to the performance of the Power Delivery and Pepco Energy Services business units were achieved resulting in payouts.

•	Some of the targets for the 2007 through 2009 performance period under the long-term incentive plan were achieved resulting in payouts.

•

The Committee believes its executive compensation program achieves its objectives in an appropriate and reasonable manner, and the Company continues to conduct annual reviews to ensure this remains the case.

Compensation Philosophy

The objectives of the Company’s executive compensation program are to attract, motivate and retain talented executives and to promote the interests of the Company and its shareholders. To achieve these objectives, the Company’s executive compensation program is designed to:

•	provide executives with salaries, incentive compensation opportunities and other benefits that are competitive with comparable companies in the industry;

•

reward executives for the achievement by the Company and its business segments of targeted levels of operational excellence and financial performance and for the achievement of individual performance goals; and

•	align the financial interests of the executives with those of the shareholders through equity-based incentive awards and stock ownership requirements.

Compensation Levels and Benchmarking

Compensation levels for executives are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole.

The Committee assesses competitive market compensation practices using a number of sources. One of the primary ways the Committee evaluates the Company’s executive compensation arrangements relative to other companies is to compare the Company’s practices to a group of companies that are primarily electricity and natural gas distribution companies with a similar market capitalization (the “Utility Peer Group”). The composition of this group of peer companies is reassessed annually and its composition may be changed by the Committee from year to year to reflect corporate transactions or other events that may affect the comparability of one or more of the constituent companies. For 2009, the Utility Peer Group consisted of the 20 companies listed below (the “2009 Utility Peer Group”). At December 31, 2009, the Company ranked at the 59th percentile in total assets and at the 32nd percentile in market capitalization relative to the companies that in 2009 comprised the Utility Peer Group.

2009 Utility Peer Group

Allegheny Energy Inc.	Hawaiian Electric Industries, Inc.	PPL Corp.
Alliant Energy Corp.	NiSource Inc.	SCANA Corp.
Ameren Corp.	Northeast Utilities	Sempra Energy
Centerpoint Energy Inc.	NSTAR	Teco Energy Inc.
CMS Energy Corp.	NV Energy, Inc.	Wisconsin Energy Corp.
Consolidated Edison	OGE Energy Corp.	Xcel Energy Corp.
DTE Energy Co.	Pinnacle West Capital Corp.

For 2010, the Committee has modified the peer group by removing DTE Energy Co., Hawaiian Electric, NiSource, SCANA and Sempra, and adding DPL Inc., FirstEnergy Corp., Great Plains Energy Incorporated, PG&E Corporation, Progress Energy, Inc., Public Service Enterprise Group Incorporated and Westar Energy, Inc. (the “2010 Utility Peer Group”). There are 22 companies in the 2010 Utility Peer Group. At December 31, 2009, the Company ranked at the 58th percentile in total assets and at the 39th percentile in market capitalization relative to the companies that comprise the 2010 Utility Peer Group. The Committee last revised the composition of the peer group in 2005.

One of the tools the Committee uses to assist it in its annual compensation review process is a tally sheet for each NEO. The tally sheet, which is prepared by the Company, identifies each material element of the executive’s compensation, including salary, short-term and long-term incentive compensation opportunity, pension accruals and other benefits and shows the severance and other payouts to which the executive would be entitled under various employment termination scenarios.

Components of the Executive Compensation Program

The compensation program for the Company’s executives, including the NEOs, consists of the following components:

•	base salary;

•	annual cash incentive opportunities under the Executive Incentive Compensation Plan;

•	equity incentive awards consisting of performance shares and time-based restricted shares issued under the Long-Term Incentive Plan;

•	retirement and deferred compensation programs;

•	health and welfare benefits; and

•	other perquisites and personal benefits.

The following is a discussion of each component of executive compensation.

Base Salary.    The Committee considers adjustments to base salary levels annually and also may consider salary adjustments in connection with promotions and other special circumstances. Mr. Rigby has an employment agreement with the Company which provides for a minimum base salary that may be increased, but not subsequently decreased, during the term of the agreement.

The Committee, in order to provide consistency within the Company, has developed salary levels for the executives and senior management and assigned a level to each position based primarily on the decision-making responsibility associated with the position. Each salary level has a salary range, with the midpoint of the range fixed at approximately the median of the competitive range as determined by a market survey of salary levels for comparable positions. Each executive’s salary was established within the range based on a combination of factors, including the executive’s level of experience, tenure with the Company in the position and performance.

The Committee annually considers adjustments to the salary range for each salary level and to individual salaries. The process begins with a review by the Committee of available information on projected salary levels of other companies. If the data shows a change in the salary range for a particular salary level, the Committee has the discretion to adjust the Company’s salary range for that salary level by up to a corresponding percentage. If the data shows an increase in salary levels, the Committee also may approve a percentage increase in the total salary budget for the Company’s executive group (currently consisting of 58 executives) that corresponds to the market increase in salaries as shown by the data. This increase, which is referred to as a “merit budget,” is available for allocation among the executive group in the form of salary increases based on the Committee’s evaluation of the executive’s performance, length of service and any other factors that the Committee considers relevant. The Committee also may consider whether a further salary adjustment for a particular executive is warranted based on the goal of generally paying an executive at the median of the competitive salary range for the executive’s position.

To establish salaries for 2010, the Committee reviewed salary information compiled by PM&P using Utility Peer Group data and other general industry and utility survey data. Based on this data, the Committee, in December 2009, approved, effective for 2010, a 2.4% increase in the minimum and maximum levels in the competitive salary range for each salary level at the senior executive level. To consider adjustments to executive salaries within the revised salary ranges, the Committee obtained from PM&P published data, compiled from the same sources as the salary structure information, which showed an average salary budget increase of 3.2%. Based on this data, the Committee approved a merit budget increase equal to 3.2% of total salaries, which it allocated among the executive group. The Committee also made additional salary increases to certain executives, including Messrs. Rigby, Kamerick, Velazquez and Emge to increase their salaries to be closer to the midpoint of the ranges for their positions, in accordance with the Company’s compensation philosophy.

As a consequence of this allocation and decision to bring salaries closer to the midpoint of their ranges, the Committee, and in the case of Mr. Rigby, the independent directors, approved the following 2010 salary increases for the following executives whose employment continued into 2010.

Name	2010 Salary Level	Percentage Increase from 2009
Joseph M. Rigby	$880,000	7.3%
Anthony J. Kamerick	484,000	10%
David M. Velazquez	484,000	10%
Kirk J. Emge	381,000	8.86%
John U. Huffman	352,000	3.23%

In approving the increase for Mr. Rigby, the Committee noted that Mr. Rigby assumed the role of Chairman and Chief Executive Officer during 2009 (at which time his salary increased to $820,000), and noted his strong performance in developing the Company’s strategic direction, and guiding the execution of the Company’s Blueprint for the Future initiative and regulatory and financing plans. The Committee also noted Mr. Rigby’s development of the senior executive team and the smooth transition following the retirement of Dennis Wraase. The Committee noted that Mr. Rigby’s salary is well below the midpoint for the salary range for his position. The Committee also reviewed the data related to salary information for Mr. Rigby’s position provided by PM&P in relation to the Company’s 2009 Utility Peer Group and noted that it was well below the median salary for his position. The Committee recommended, and the independent directors approved, a 7.3% salary increase for Mr. Rigby, which brought his salary to 83.4% of the midpoint of the range for his position.

In approving the increase for Mr. Velazquez, the Committee noted that Mr. Velazquez assumed the leadership role of the Power Delivery business unit in March 2009 (at which time his salary was increased to $440,000) and his subsequent achievements in 2009, including financial performance by the operating utilities above targeted levels, continued progress on the Blueprint for the Future initiative, safety performance at or near targeted levels, strong cost management and continued progress on major transmission and distribution infrastructure projects. The Committee also noted that Mr. Velazquez’s salary is well below the midpoint for his position. The Committee approved a 10% salary increase for Mr. Velazquez, which brought his salary to 91.3% of the midpoint of the range for his position.

In approving the increase for Mr. Kamerick, the Committee noted that Mr. Kamerick assumed the role of Chief Financial Officer in June 2009 (at which time his salary was increased to $440,000, following an increase to $320,000 in March 2009, when he was elected Senior Vice President), and noted his strong performance in developing the Company’s strategic plan and the development and execution of the Company’s regulatory plan, including serving as lead policy witness in the distribution rate cases. The Committee also noted Mr. Kamerick’s role in leading the execution of the Company’s financing plan, which resulted in significant improvement in the Company’s liquidity position. The Committee noted that Mr. Kamerick’s salary is well below the midpoint for his position. The Committee approved a 10% salary increase for Mr. Kamerick, which brought his salary to 91.3% of the midpoint of the range for his position.

In approving the increase for Mr. Emge, the Committee noted Mr. Emge’s achievements during 2009, including development and execution of the Company’s regulatory plan, successful final resolution of the Mirant/Panda settlement, successful transition to the position of General Counsel and strong legal department performance against benchmark metrics. The Committee noted that Mr. Emge’s salary is well below the midpoint for his position. The Committee approved an 8.86% salary increase for Mr. Emge, which brought his salary to 90.7% of the midpoint of the range for his position.

In approving the increase for Mr. Huffman, the Committee noted Mr. Huffman’s achievements in 2009, including financial performance for Pepco Energy Services above targeted levels and his leadership in managing the transition of the retail energy supply business to a wind down mode. The Committee noted that Mr. Huffman’s salary is below the midpoint for his current position but that the market pricing for his role will be assessed in 2010 as the wind down of the retail energy supply business progresses and the business of Pepco Energy Services changes its focus to providing energy savings performance contracting services. The Committee approved a 3.23% salary increase for Mr. Huffman, which brought his salary to 83.8% of the midpoint of the range for his position.

Annual Cash Incentive Awards.    The Company provides its executives, including its NEOs, with an opportunity to receive an annual cash bonus under the Executive Incentive Compensation Plan (the “EICP”). For each participating executive, a target short-term incentive opportunity is established that is a percentage of the executive’s salary. Each executive’s percentage is selected by the Committee and is intended to place the executive’s total cash compensation (consisting of salary and target annual incentive compensation) at a level approximating the midpoint of the competitive range.

The target level of short-term incentive compensation as a percentage of salary for each of the NEOs in 2009 was as follows:

Name	Target as a Percent of Salary
Joseph M. Rigby (10)	100%
Anthony J. Kamerick (11)	60%
David M. Velazquez	60%
Kirk J. Emge	60%
John U. Huffman	60%
Dennis R. Wraase	100%
Paul H. Barry	60%
William. T. Torgerson	60%

(10)	For the period prior to his election as Chief Executive Officer effective March 1, 2009, Mr. Rigby’s target as a percent of salary was 60%.

(11)	For the period prior to his election as Chief Financial Officer effective June 13, 2009, Mr. Kamerick’s target as a percent of salary was 50%.

Annual cash incentive awards are made under the EICP to the extent performance goals established by the Committee are achieved. The performance criteria used as the basis for awards and the specific targets can vary from year to year. The performance goals can consist entirely, or be a combination, of (i) performance objectives for the Company as a whole or (ii) performance objectives for a particular business unit. Some executives also have individual performance objectives. The performance goals for the Company and the respective business units are selected so as to reward the executive for the achievement of targeted financial results and operational goals. Each executive’s allocation is designed to align the executive’s award opportunity with the executive’s management responsibilities. The Committee retains the discretion, whether or not the established performance objectives are achieved, to adjust awards either up or down taking into account such factors and circumstances as it determines to be appropriate.

Generally, the financial targets are based on the Company’s annual financial plan. Other quantitative targets typically are set at levels that exceed the level of performance in prior years. For a discussion of the 2009 awards under the EICP, see the section headed “Executive Incentive Compensation Plan Awards” following the 2009 Grants of Plan-Based Awards table below.

In October 2009, the Committee received from PM&P an analysis of the Company’s total cash compensation for its executive officers relative to that of the 2009 Utility Peer Group. This analysis concluded that the salaries and short-term incentives for each of the NEOs was within the market median range of practices, and, accordingly, PM&P recommended no change in the percentage of the total cash compensation relative to salary for 2010 for any of the NEOs.

Long-Term Incentive Plan Awards.    Long-term incentive awards are made to the NEOs and other executives under the Long-Term Incentive Plan (the “LTIP”). The Committee has adopted a target long-term incentive opportunity for each executive officer that is a percentage of the executive’s salary and is designed to place the executive’s total direct compensation (consisting of salary, target annual cash incentive compensation and target long-term incentive compensation) at a level approximating the midpoint of the competitive range.

The target level of long-term incentive compensation as a percentage of salary for each of the NEOs in 2009 was as follows:

Name	Target as a Percent of Salary
Joseph M. Rigby (12)	200%
Anthony J. Kamerick (13)	100%
David M. Velazquez (14)	100%
Kirk J. Emge	85%
John U. Huffman	85%
Dennis R. Wraase	200%
Paul H. Barry	100%
William T. Torgerson	100%

(12)	Prior to his election as Chief Executive Officer effective March 1, 2009, Mr. Rigby’s target as a percent of salary was 100%.

(13)	For the period prior to his election as Chief Financial Officer effective June 13, 2009, Mr. Kamerick’s target as a percent of salary was 50%.

(14)	For the period prior to his election as Executive Vice President effective March 1, 2009, Mr. Velazquez’s target as a percent of salary was 85%.

Under the Company’s long-term incentive compensation arrangements, (i) two-thirds of an executive’s targeted long-term incentive award opportunity is in the form of performance stock that vests to the extent that performance objectives are achieved over a three-year performance period (“Performance Stock”), which the Company refers to as the “Performance Stock Program” and (ii) one-third of the executive’s long-term award opportunity is in the form of restricted stock that vests generally upon the completion by the executive of three years of employment from the date of the grant (“Restricted Stock”), which the Company refers to as the “Restricted Stock Program.” Whereas the Performance Stock Program is designed to focus the executive on the achievement by the Company or a business segment of specific financial or other performance goals or on the achievement of individual performance goals, the primary objective of the Restricted Stock Program is executive retention and the alignment of the financial interests of the executives with the interests of the shareholders. The allocation between the two forms of compensation reflects the Committee’s view that the predominant portion of an executive’s long-term incentive award opportunity should be tied to performance.

Performance Stock Program.    Under the Performance Stock Program, as in effect since 2006, performance targets for each year in the three-year performance period typically have been established relative to the performance of the Company in the year immediately preceding the first year of the three-year period, and typically have been set at levels that reflect year-to-year improvement over the three-year period and further the Committee’s goal of rewarding executives only if they deliver results that enhance shareholder value. The objective of the Committee has been to set target levels which, if achieved, would place the Company’s performance at the 75th percentile within the Utility Peer Group.

With regard to the selection of performance measures for the vesting of shares of Performance Stock, the Committee has sought to identify measures that further the Committee’s goal of ensuring that executives are rewarded only if they deliver results that enhance shareholder value. The Committee determined that this goal was best achieved by selecting performance measures that were closely tied to the achievement of important objectives under the Company’s financial plan. To achieve this objective, the Committee selected the following performance measures for the vesting of Performance Stock for the three-year performance cycle beginning in 2009: (i) earnings per share or, in the case of business unit performance, earnings (excluding in each instance extraordinary items and other gains and losses relating to matters that are not reflective of the Company’s ongoing business), and (ii) cash flow from operations, each of which serves as a measure of improvement in the Company’s operating results. The performance measure “cash flow from operations” replaces “free cash flow,” which was used as a performance measure for awards under the Performance Stock Program in 2008. The Committee concluded that this change would make this element more transparent to participating executives because “cash flow from operations” is disclosed in the Company’s financial statements and as such is more easily ascertainable by executives.

To take into account an executive’s specific responsibilities, the selected performance measures vary and apply in whole or in part to the performance of the Company as a whole or to one or more regulated (consisting of the Power Delivery segment) or unregulated (consisting of Conectiv Energy and Pepco Energy Services segments) business units depending on the executive’s position within the Company, and have been weighted differently between the two performance measures. The extent to which Performance Stock awards are earned depends on actual performance relative to the performance target level, with no award or a reduced award to the extent performance fell below the performance target and an increased award if the performance target is exceeded (with awards interpolated for performance between the threshold and maximum levels). The table below shows the relationship between (i) performance relative to the targeted performance level and (ii) the amount of the award earned as a percentage of the target award.

Percentage Performance Relative to Target Level (Company as a whole and Power Delivery)	Percentage Performance Relative to Target Level (unregulated business units)	Amount of Award (as a Percentage of Target Award)
below 90%	below 80%	0%
90%	80%	50%
100%	100%	100%
115%	120%	200%

The narrower performance range for the Company and Power Delivery performance targets reflects the historically lower volatility of the results from regulated operations as compared to the Company’s unregulated businesses.

In January 2009, the Committee established award opportunities pursuant to the Performance Stock Program and made awards of restricted stock pursuant to the Restricted Stock Program to each of the NEOs. For a discussion of the 2009 awards, see the section headed “Long-Term Incentive Plan Awards” following the 2009 Grants of Plan-Based Awards table below and for a discussion of the vesting of awards for the three-year performance period ending December 31, 2009, see the 2009 Option Exercises and Stock Vested table and the accompanying narrative.

For the three-year performance cycle beginning in 2010, the Committee selected as the single performance measure for the vesting of shares of Performance Stock for all executive officers participating in the Performance

Stock Program, the Company’s total shareholder return (“TSR”) relative to that of the 2010 Utility Peer Group. The Committee believes this performance measure is more representative of current compensation design trends. TSR for the Company and the 2010 Utility Peer Group will consist of the dividends paid over the three-year period, plus the change in the price of the common stock (calculated using as a starting price the average daily closing price per share during the fourth quarter of 2009 and as an ending price the average daily closing price per share during the fourth quarter of 2012). If the Company’s TSR is negative over the three-year performance period, the payout will be capped at 100% of target, even though the Company’s performance versus the 2010 Utility Peer Group would have allowed an award in excess of 100% of the target. The following table shows the percent of the target award earned based on the Company’s performance relative to the 2010 Utility Peer Group:

PHI’s Percentile of 3-Year TSR vs. Peers	% of Target Award Earned
90th or Above	200%
75th	150%
50th	100%
25th	25%
Below 25th	0%

Awards will be pro-rated when performance falls between quartile levels. For example, for performance at the 62nd percentile, the award will be 124% of target.

Restricted Stock Program.    The number of shares of Restricted Stock awarded to each of the NEOs under the Restricted Stock Program is shown on the “2009 Grants of Plan-Based Awards” table below under the heading “All Other Stock Awards: Number of Shares of Stock or Units.” In each case, the shares are subject to forfeiture if the employment of the executive terminates before January 22, 2012, subject to certain exceptions described below under the heading “Termination of Employment and Change in Control Benefits.” During the vesting period, the executive has all rights of ownership with respect to the shares, including the right to vote the shares and the right to receive dividends on the shares. The executive is entitled to retain the dividends paid whether or not the shares vest.

In October 2009, PM&P, at the request of the Committee, conducted a compensation review of the total direct compensation opportunity of the Company’s executives. PM&P found that the total direct compensation of the NEOs was somewhat below the midpoint of the competitive range. PM&P concluded, however, that the total program of benefits provided to the NEOs, including retirement plans and other benefits, rendered their total compensation opportunity as reasonable, and therefore made no recommendation to increase the long-term incentive payout targets of the NEOs. PM&P advised the Committee to review the long-term incentive payout targets of the NEOs in 2010 particularly relative to the total compensation levels of the 2010 Utility Peer Group.

Retirement Programs.    The Company’s retirement plans, including both its general employee retirement plan and its supplemental retirement plans, are discussed in detail in the narrative headed “Retirement Plans” following the Pension Benefits at December 31, 2009 table below. Under the Pepco Holdings Retirement Plan, all employees of the Company with at least five years of service are entitled to receive retirement benefits in accordance with the applicable benefit formula up to the maximum level that a qualified pension plan is permitted to provide consistent with Internal Revenue Code regulations.

The Company’s supplemental retirement plans (consisting of the Executive Retirement Plan and the Conectiv Supplemental Executive Retirement Plan (“Conectiv SERP”)) provide retirement benefits in addition to the benefits a participant is entitled to receive under the Pepco Holdings Retirement Plan due to certain benefit calculation features that have the effect of augmenting the individual’s aggregate retirement benefit. If the benefit payment that otherwise would have been available under the applicable benefit formula of the Pepco Holdings Retirement Plan is reduced due to a contribution or benefit limit imposed by law, any participant in the Pepco Holdings Retirement Plan is entitled to a compensating payment under the supplemental retirement plan in which the individual participates. In addition, a participant in the Pepco Holdings Retirement Plan, if designated by the Chief Executive Officer, is entitled to one or more of the following enhancements to the calculation of the participant’s retirement benefit: (i) the inclusion of compensation deferred under the Company’s deferred compensation plans in calculating retirement benefits, (ii) to the extent not permitted by the Pepco Holdings Retirement Plan, the inclusion of annual cash incentive compensation received by the participant in calculating retirement benefits, or (iii) the crediting of the participant with additional years of service. The supplemental retirement plan benefits of each of the NEOs are described in the narrative headed “Retirement Plans” following the Pension Benefits at December 31, 2009 table below.

The various components of the Company’s supplemental retirement plans have been in effect for many years. The plans were adopted in order to assist the efforts of the Company to attract and retain executives by offering a total compensation package that is competitive with those offered by other companies, particularly other electric and gas utilities.

All employees of the Company, including the NEOs, are entitled to participate on the same terms as other eligible employees in the Company’s 401(k) savings plan (the “Retirement Savings Plan”). Participants in the Retirement Savings Plan receive a 100% Company matching contribution on employee contributions up to 3% of annual salary and a 50% Company matching contribution on employee contributions in excess of 3% of annual salary up to 6% of annual salary.

Health and Welfare Benefits.    Each of the NEOs participates in the Company’s health care, life insurance, and disability insurance plans on the same terms as other Company employees. With the exception of Company payment for an annual executive physical, as more fully described in Note 18 to the Summary Compensation Table, the Company has no health or welfare plans, programs, or arrangements that are available only to executives.

Other Perquisites and Personal Benefits.    As more fully described in Note 18 to the Summary Compensation Table, the Company provides certain NEOs with perquisites and other personal benefits, including: (i) a Company car or a car allowance, (ii) Company-paid parking, (iii) tax preparation and financial planning fees, (iv) certain club dues, (v) personal use of Company-leased entertainment venues and Company-purchased tickets to sporting and cultural events when not otherwise used for business purposes and (vi) reimbursement for spousal travel. The cost of these benefits is not significant in relation to an executive’s total compensation. These benefits generally are provided to ensure that the Company’s total compensation package is competitive with peer companies. In July 2008, PM&P advised the Committee that the perquisites and other personal benefits provided to executives were modest in comparison to the market.

Deferred Compensation Plan.    Under the terms of the Company’s Executive and Director Deferred Compensation Plan (the “Deferred Compensation Plan”), which is described in greater detail in the narrative headed “Deferred Compensation Plans” following the Nonqualified Deferred Compensation table below, the NEOs and other executives of the Company are permitted to defer the receipt of all or any portion of their compensation, including incentive compensation. In addition, to the extent an executive is prevented from making a contribution to the Retirement Savings Plan due to limitations imposed by the Internal Revenue Code, the executive is entitled to defer the excluded amount under the Deferred Compensation Plan and receive an additional credit under the Deferred Compensation Plan equal to the matching contribution, if any, that the Company would have made with respect to the excluded amount under the Retirement Savings Plan. Balances under the Deferred Compensation Plan are credited on a monthly basis with an amount corresponding to, as elected by the participant, any or a combination of: (i) interest at the prime rate or (ii) the return that would have been earned had the account balance been invested in any one or a combination of the investment funds selected by the Committee. The Deferred Compensation Plan is designed to allow participating executives to save for retirement in a tax-effective way. The Company funds its future financial obligations under the Deferred Compensation Plan through the purchase of Company-owned life insurance policies and other investments.

Compensation Mix

At-Risk versus Fixed Compensation.    The percentages of each NEO’s short-term and long-term incentive compensation opportunities relative to the executive’s salary as established by the Committee are designed to reflect the Committee’s view that, as the level of an executive’s responsibility increases, the percentage of the executive’s compensation that is at risk and tied to company or individual performance likewise should increase. The following table shows the allocation of each NEO’s total salary and short-term and long-term incentive compensation opportunities between fixed and at-risk compensation (at the target level).

Name	Fixed Compensation	At-Risk Compensation
Joseph M. Rigby	25%	75%
Anthony J. Kamerick	38%	62%
David M. Velazquez	38%	62%
Kirk J. Emge	41%	59%
John U. Huffman	41%	59%
Dennis R. Wraase	25%	75%
Paul H. Barry	38%	62%
William T. Torgerson	38%	62%

Short-Term versus Long-Term Incentive Compensation.    The Committee also believes that with increasing seniority, a larger percentage of an executive’s compensation opportunity should be in the form of long-term incentive compensation. This reflects the view of the Committee that the senior executives should have a greater focus on developing and implementing the Company’s long-term strategic goals. The following table shows the allocation between each NEO’s target short-term and long-term incentive compensation opportunities (each at the target level).

Name	Short-Term Incentive Opportunity	Long-Term Incentive Opportunity
Joseph M. Rigby	33%	67%
Anthony J. Kamerick	38%	62%
David M. Velazquez	38%	62%
Kirk J. Emge	41%	59%
John U. Huffman	41%	59%
Dennis R. Wraase	33%	67%
Paul H. Barry	38%	62%
William T. Torgerson	38%	62%

Severance and Change in Control Benefits

Mr. Rigby’s employment agreement provides for severance payments and other benefits if his employment is terminated other than for “cause” or he voluntarily terminates his employment for certain specified reasons, whether or not such termination is in connection with a change in control of the Company. These provisions are generally designed to provide assurance to the executive that, if his employment is actually or constructively terminated by the Company, he will receive for a period of time thereafter the compensation and benefits that he would have received had the termination not occurred. These benefits also address the concern that the fear of job loss might influence the executive when considering strategic opportunities that may include a change in control of the Company. The specific benefits to which Mr. Rigby is entitled are described in detail under the heading “Termination of Employment and Change in Control Benefits” below.

The Company also maintains a Change-in-Control Severance Plan in which 57 executives currently participate. Under this plan, which is described under the heading “Termination of Employment and Change in

Control Benefits” below, if, within one year following a change in control, a participating executive’s employment is terminated by the Company without “cause” or is terminated by the executive for “good reason,” the executive will be entitled to termination benefits similar to those described above for executives with employment agreements, except with a severance payment equal to 1.5, 2 or 3 times the salary of the affected executive depending upon the executive’s position. The purpose of the plan is to ensure that the participating executives are able to stay focused on their responsibilities to the Company in a change in control situation and are not distracted by the uncertainty of their continued employment. Messrs. Kamerick, Velazquez, Emge and Huffman are participants in the Change-in-Control Severance Plan.

In connection with his resignation in June 2009, the Company entered into an agreement with Mr. Barry under which he was paid certain severance benefits. See “Termination of Employment and Change in Control Benefits — Barry Resignation Benefits” below.

Employment Agreements and Compensation Arrangements

In November 2009, the Company entered into an employment agreement with Mr. Huffman which is described in greater detail under the heading “Employment Agreements” below. The employment agreement was entered into to ensure his continued employment as the head of the Pepco Energy Services business unit during the transitional period following the decision to wind down the retail energy supply portion of its business. The employment agreement terminates on December 31, 2010.

Deductibility of Executive Compensation Expenses

Under Section 162(m) of the Internal Revenue Code, a public company is prohibited from deducting for federal income tax purposes compensation in excess of $1 million paid to the Company’s principal executive officer and the Company’s three highest compensated executive officers (other than the principal executive officer or the principal financial officer), except that this prohibition does not apply to compensation that qualifies as “performance-based compensation.” Under the LTIP, which has been approved by the Company’s shareholders, the vesting of shares of Performance Stock is contingent on the achievement of pre-established performance objectives, and accordingly such awards qualify as performance-based compensation, unless the Committee were to alter the performance objectives after the commencement of the performance period or were to exercise its discretion to pay an award notwithstanding that the specified performance objectives were not satisfied. There may be circumstances where the Committee determines that it is in the best interests of the Company to take either of such actions with respect to one or more awards, even though the result may be a loss of a tax deduction for the compensation.

The issuance of shares of Restricted Stock under the LTIP does not qualify as performance-based compensation because the awards vest on the basis of continued employment, rather than pre-established performance objectives. Because the EICP has not been approved by shareholders, awards under the plan cannot qualify as performance-based compensation even when the payment of awards under the plan is based on the achievement of pre-established performance objectives.

Stock Ownership Requirements

To further align the financial interests of the Company’s executives with those of the shareholders, the Board of Directors in 2005 adopted stock ownership requirements for officers of the Company. The requirements, which are expressed as a multiple of salary, are a function of the executive’s seniority:

Chief Executive Officer, President	5 times salary
Executive Vice President, Vice Chairman	3 times salary
Senior Vice President	2 times salary
Vice President	1 times salary

Each officer has until December 31, 2010, or five years from the date of his election as an officer, whichever is later, to achieve the required ownership level. An individual who is appointed as an officer or is promoted to a position with a higher stock ownership requirement has five years from the date of appointment or promotion to achieve the applicable stock ownership level. Shares of common stock owned through the Retirement Savings Plan, unvested shares of Restricted Stock, and the number of shares of common stock corresponding to the target level of the executive’s unearned Performance Stock awards are considered owned by the executive for the purpose of meeting the ownership requirement. The Company does not have a policy with respect to hedging the economic risk of shares that the officer is required to own. Each of Messrs. Rigby, Kamerick, Velazquez and Emge meets the stock ownership requirement applicable to him. Mr. Huffman is not subject to a stock ownership requirement because he is not a Company Vice President; however, he nevertheless meets the stock ownership requirement at the level of three times his salary.

Messrs. Wraase, Torgerson and Barry are no longer employed by the Company and are not subject to stock ownership requirements.

EXECUTIVE COMPENSATION

The following table sets forth compensation information for the Company’s (i) principal executive officer, (ii) principal financial officer and (iii) its three other most highly compensated executive officers employed as of December 31, 2009, determined on the basis of their total compensation for 2009 (excluding the amounts under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the table below). The table also includes Dennis R. Wraase, who served as Chief Executive Officer until February 28, 2009, Chairman until May 15, 2009 and retired on June 1, 2009, Paul H. Barry, who resigned as Senior Vice President and Chief Financial Officer on June 12, 2009 and William T. Torgerson who retired on June 1, 2009, who would have been one of the three most highly compensated executive officers employed as of December 31, 2009, other than the Chief Executive Officer and Chief Financial Officer, had he not retired prior to that date. The information in this table includes compensation paid by the Company or its subsidiaries.

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards (15)		Option Awards	Non-Equity Incentive Plan Compen- sation (16)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (17)	All Other Compen- sation (18)	Total Compen- sation
Joseph M. Rigby	2009	$796,669	$0	$1,426,036		0	$0	$742,945	$151,183	$3,116,833
Chairman, President and Chief Executive Officer (19)	2008	$659,375	$0	$515,087		0	$356,063	$513,827	$117,423	$2,161,775
	2007	$509,044	$0	$464,186		0	$335,500	$134,856	$103,718	$1,547,304

Anthony J. Kamerick	2009	$383,874	$0	$327,754		0	$0	$771,948	$54,818	$1,538,394
Senior Vice President and Chief Financial Officer (20)	2008	$309,000	$0	$132,633		0	$184,010	$623,149	$49,318	$1,298,110
	2007	$273,750	$200,000	$277,866		0	$140,083	$118,501	$47,962	$1,058,162

David M. Velazquez	2009	$423,729	$0	$398,823		0	$248,549	$131,214	$137,771	$1,340,086
Executive Vice President (21)	2008	$341,000	$0	$248,832		0	$289,100	$83,241	$60,377	$1,022,550

Kirk J. Emge	2009	$350,000	$0	$298,936		0	$0	$386,176	$76,251	$1,111,363
Senior Vice President and General Counsel (22)

John U. Huffman	2009	$341,000	$0	$291,246		0	$271,913	$48,928	$71,975	$1,025,062
President and Chief Executive Officer, Pepco Energy Services (22)

Dennis R. Wraase	2009	$446,295	$0	$0	(26)	0	$0	$1,052,100	$358,035	$1,856,430
Retired Chairman (23)	2008	$1,076,000	$0	$1,847,476		0	$968,400	$4,829,476	$351,894	$9,073,246
	2007	$1,026,941	$0	$2,003,314		0	$1,127,500	$4,656,627	$284,189	$9,098,571

Paul H. Barry	2009	$234,473	$0	$520,490	(27)	0	$0	$0	$1,011,628	$1,766,591
Senior Vice President and Chief Financial Officer (24)	2008	$518,000	$0	$444,688		0	$279,720	$23,328	$164,166	$1,429,902
	2007	$161,932	$0	$390,989		0	$106,007	$1,944	$51,435	$712,307

William T. Torgerson	2009	$231,443	$0	$560,679	(28)	0	$0	$29,500	$131,262	$952,884
Vice Chairman and Chief Legal Officer (25)	2008	$558,000	$0	$479,050		0	$301,320	$1,889,924	$131,910	$3,360,204
	2007	$538,017	$0	$524,769		0	$579,960	$733,283	$143,354	$2,519,383

(15)	The amount shown for each year is the aggregate grant date fair value of the Restricted Stock (one-third of the total) and Performance Stock (two-thirds of the total) awarded during that year as determined in accordance with FASB ASC Topic 718. The values shown assume that each Performance Stock award will vest at 100% of the target level at the end of the three-year performance period and that each Restricted Stock award will vest in full at the end of the three-year service period. For a further description of the 2009 Restricted Stock and Performance Stock awards, see the discussion under the heading, “Long-Term Incentive Plan Awards” below.

Assuming the vesting of the 2009 Performance Stock awards at the maximum level of 200% of target, the grant date fair value of these awards would have been $1,901,379, $437,007, $531,762, $398,594, $388,316, $693,986 and $747,571 for Messrs. Rigby, Kamerick, Velazquez, Emge, Huffman, Barry and Torgerson, respectively.

Assuming the vesting of the 2008 Performance Stock awards at the maximum level of 200% of target, the grant date fair value of these awards would have been $686,800, $176,861, $331,760, $2,463,318, $592,917 and $638,717 for Messrs. Rigby, Kamerick, Velazquez, Wraase, Barry and Torgerson, respectively.

Assuming the vesting of the 2007 Performance Stock awards at the maximum level of 200% of target, the grant date fair value of these awards would have been $618,949, $169,417, $2,671,204, $521,356 and $699,726 for Messrs. Rigby, Kamerick, Wraase, Barry and Torgerson, respectively. The actual vesting results with respect to the 2007 Performance Stock awards are described below in and following the “2009 Option Exercises and Stock Vested” table below.

These amounts do not include reinvested dividends on the Performance Stock or cash dividends on the Restricted Stock. For a further description of the 2009 Restricted Stock and Performance Stock awards, see the discussion under the heading “Long-Term Incentive Plan Awards” below.

(16)	Consists of awards under the EICP. For a further description of these awards, see “Executive Incentive Compensation Plan Awards” below.

(17)	Consists of the sum of (i) the aggregate annual increase in the actuarial present value of the executive’s accumulated benefits under all deferred benefit and actuarial pension plans and (ii) if applicable, “above-market earnings” (as defined by SEC regulations) on non-tax-qualified deferred compensation plans. Of the executives listed in the table, only Mr. Wraase ($18,791, $16,339, and $14,209, for 2009, 2008, and 2007, respectively) and Mr. Torgerson ($15,779, $13,721 and $11,931 for 2009, 2008 and 2007, respectively) received such above market earnings. See the discussion under the heading “Deferred Compensation Plans — Pepco Director and Executive Deferred Compensation Plan” below.

(18)	The totals shown in this column for 2009 consist of:

(a) Dividends paid on unvested shares of Restricted Stock held by the executive: Mr. Rigby — $45,476; Mr. Kamerick — $13,382; Mr. Velazquez — $14,717; Mr. Emge — $11,410; Mr. Huffman — $12,151; Mr. Wraase — $40,854; Mr. Barry — $5,484; and Mr. Torgerson — $11,775. For a further description of these payments, see “Long-Term Incentive Plan Awards — Restricted Stock Program” below.

(b) The market value on December 31, 2009, of additional shares of common stock (calculated by multiplying the number of shares by the closing market price on December 31, 2009, the last trading day of the year) issued to the executive equal to the number of shares that the executive would have owned on December 31, 2009 had the number of shares earned by the executive for the 2007-2009 Performance Stock award cycle under the LTIP been issued to the executive on January 1, 2007, the commencement date of the performance cycle, and had the dividends on such shares (and the reinvestment shares) been invested in additional shares of common stock: Mr. Rigby — $41,279; Mr. Kamerick — $11,299; Mr. Velazquez — $17,032; Mr. Emge — $17,518; Mr. Huffman — $17,032; Mr. Wraase — $143,495; Mr. Barry — $0; and Mr. Torgerson — $37,590. For a further description of these payments, see “Long-Term Incentive Plan Awards — Performance Stock Program” below.

(c) Company-paid premiums on a term life insurance policy: Mr. Rigby — $1,786; Mr. Kamerick — $871; Mr. Velazquez — $950; Mr. Emge — $785; Mr. Huffman — $765; Mr. Wraase — $1,006; Mr. Barry — $581; and Mr. Torgerson — $522.

(d) Company matching contributions under the Retirement Savings Plan: Mr. Rigby — $11,025; Mr. Kamerick — $11,025; Mr. Velazquez — $11,025; Mr. Emge — $8,453; Mr. Huffman — $11,025; Mr. Wraase — $11,025; Mr. Barry — $10,595; and Mr. Torgerson — $10,938.

(e) Company matching contributions on deferred compensation: Mr. Rigby — $15,936; Mr. Kamerick — $1,187; Mr. Velazquez — $0; Mr. Emge — $6,038; Mr. Huffman — $681; Mr. Wraase — $5,612; Mr. Barry — $0; and Mr. Torgerson — $0. For a further discussion, see “Deferred Compensation Plans — PHI Executive and Director Deferred Compensation Plan.”

(f) Tax gross-up payments of $27,952 and $23,473 made to Messrs. Velazquez and Barry, respectively, on the amount shown under the heading “Reimbursement of Employment Transition Expenses” in the table to note (g) below.

(g) The following perquisites and other personal benefits (all amounts shown reflect cash payments made by the Company, except as otherwise stated)

Name	Company Car(i)	Auto Allowance(ii)	Parking	Tax Preparation Fee	Financial Planning Fee	Executive Physical Fee	Club Dues	Spousal Travel	Reimbursement of Employment Transition Expenses(iii)
Joseph M. Rigby	$0	$11,700	$2,400	$2,400	$10,005	$800	$5,450	$2,926	$0
Anthony J. Kamerick	$0	$11,150	$2,400	$2,400	$0	$0	$1,104	$0	$0
David M. Velazquez	$0	$11,700	$2,400	$0	$9,175	$0	$0	$0	$42,820
Kirk J. Emge	$0	$11,700	$2,400	$2,400	$11,315	$0	$400	$3,832	$0
John U. Huffman	$0	$11,700	$6,216	$2,400	$10,005	$0	$0	$0	$0
Dennis R. Wraase	$3,144	$0	$1,000	$2,400	$10,005	$576	$13,248	$1,520	$0
Paul H. Barry	$0	$5,850	$1,100	$1,200	$10,005	$800	$1,358	$0	$34,959
William T. Torgerson	$3,260	$975	$1,000	$2,400	$0	$0	$9,150	$0	$0

(i)	Consists of lease and registration costs paid by the Company and variable costs, including gasoline, service and parts.

(ii)	Consists of a nonaccountable expense allowance to compensate executives who are not provided with a Company car.

(iii)	Consists of reimbursement of temporary living and storage expenses incurred by Mr. Velazquez after his promotion to Executive Vice President on March 1, 2009, in accordance with the Company’s relocation policy, and relocation expenses incurred by Mr. Barry following his employment by the Company.

In addition, in 2009, Company-leased entertainment venues and Company-purchased tickets to sporting and cultural events were made available to employees, including the executive officers listed in the Summary Compensation Table, for personal use when not being used by the Company for business purposes. There was no incremental cost to the Company for providing these benefits.

(19)	Mr. Rigby was elected Chief Executive Officer effective March 1, 2009 and was elected Chairman of the Board on May 15, 2009.

(20)	Mr. Kamerick was elected Senior Vice President effective March 1, 2009 and Chief Financial Officer effective June 13, 2009.

(21)	Mr. Velazquez did not meet the requirements for inclusion in the Summary Compensation Table in 2007.

(22)	Neither Mr. Emge nor Mr. Huffman met the requirements for inclusion in the Summary Compensation Table in 2007 or 2008.

(23)	For Mr. Wraase, the amount shown for 2009 in the column headed “All Other Compensation” includes a payment of $124,150 for unused vacation time accrued at the time of his retirement on June 1, 2009. For a further discussion of the payments and benefits received by Mr. Wraase in connection with his retirement, see “Termination of Employment and Change in Control Benefits — Wraase Retirement Benefits” below.

(24)	For Mr. Barry, the amount shown for 2009 in the column headed “All Other Compensation” includes the following payments made in connection with his resignation on June 12, 2009: (i) a severance payment of $828,800, (ii) a payment of $29,885 for unused vacation time accrued at the time of his resignation, (iii) a payment of $7,538 in reimbursement for COBRA payments, and (iv) payment of $50,000 in reimbursement for legal fees incurred in the negotiation of his termination arrangement. For a further discussion of the payments and benefits received by Mr. Barry in connection with his retirement, see “Termination of Employment and Change in Control Benefits — Barry Resignation Benefits” below.

(25)	For Mr. Torgerson, the amount shown for 2009 in the column headed “All Other Compensation” includes a payment of $53,652 for unused vacation time accrued at the time of his retirement on June 1, 2009. For a further discussion of the payments and benefits received by Mr. Torgerson in connection with his retirement see “Termination of Employment and Change in Control Benefits — Torgerson Retirement Benefits” below.

(26)	When he retired on June 1, 2009, Mr. Wraase forfeited (i) 25,633 of the 48,567 shares of his 2008 Performance Stock award, having a reduction in grant date fair value of $1,300,106, and (ii) 10,172 of the 52,315 shares of his 2007 Performance Stock award, having a reduction in grant date fair value of $519,382.

(27)	When he resigned on June 12, 2009, Mr. Barry forfeited the entire amount of his 2009, 2008 and 2007 Restricted Stock awards and Performance Stock awards.

(28)	When he retired on June 1, 2009, Mr. Torgerson forfeited (i) 18,164 of the 21,094 shares of his 2009 Performance Stock award, having a reduction in grant date fair value of $643,732, (ii) 6,646 of the 12,593 shares of his 2008 Performance Stock award, having a reduction in grant date fair value of $337,085, and (iii) 2,665 of the 13,704 shares of his 2007 Performance Stock award, having a reduction in grant date fair value of $136,075.

Employment Agreements

The Company has an employment agreement with Mr. Rigby, which provides for his employment through August 1, 2011, and automatically extends for one year on each August 1 commencing August 1, 2010, unless either the Company or Mr. Rigby gives notice that it will not be so extended. The terms of this agreement include:

•

An annual salary in an amount not less than his base salary in effect as of August 1, 2002, with the condition that, if at any time and during the term of the agreement his annual base salary is increased, it may not subsequently be decreased during the remainder of the term of the agreement.

•	Incentive compensation as determined by the Board of Directors under plans applicable to senior executives of the Company.

•

Participation, in a manner similar to other senior executives, in retirement plans, fringe benefit plans, supplemental benefit plans and other plans and programs provided by the Company for its executives or employees.

•	As more fully described below under the heading “Termination of Employment and Change in Control Benefits,” various payments and other benefits in connection with the termination of his employment.

In connection with the decision to wind down the Pepco Energy Services retail energy supply business, the Company in November 2009 entered into the employment agreement with Mr. Huffman which provides for his employment through December 31, 2010, after which he will become an employee at will. The terms of the agreement include:

•	An annual salary in an amount not less than his base salary in effect as of November 23, 2009.

•	A cash payment in the amount of $100,000 if he remains employed by the Company through December 31, 2010.

•	Incentive compensation as determined by the Board of Directors under plans applicable to senior executives of the Company.

•

Participation, in a manner similar to other senior executives, in retirement plans, fringe benefit plans, supplemental benefit plans and other plans and programs provided by the Company for its executives or employees.

•	As more fully described below under the heading “Termination of Employment and Change in Control Benefits,” various payments and other benefits in connection with the termination of his employment.

The Company also had employment agreements with Messrs. Wraase and Torgerson. The benefits each received under the terms of his employment agreement are described below under the respective headings “Termination of Employment and Change in Control Benefits — Wraase Retirement Benefits” and “Termination of Employment and Change in Control Benefits — Torgerson Retirement Benefits.”

Relationship of Salary and Bonus to Total Compensation

The following table sets forth the 2009 salary of each of the executive officers listed in the Summary Compensation Table as a percentage of the executive’s Total Compensation, as set forth in the Summary Compensation Table:

Name	Salary as a Percentage of Total Compensation
Joseph M. Rigby	25.6%
Anthony J. Kamerick	25.0%
David M. Velazquez	31.6%
Kirk J. Emge	31.5%
John U. Huffman	33.3%
Dennis R. Wraase	24.0%
Paul H. Barry	13.3%
William T. Torgerson	24.3%

2009 Incentive Compensation Awards

2009 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Options Awards (29)
Name	Grant Date	Threshold	Target	Maximum	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
		($)	($)	($)					($)
Joseph M. Rigby
LTIP—Restricted Stock Program	2-26-09							16,518	$249,257
LTIP—Performance Stock Program	2-26-09				0	33,037	66,074		498,528
Executive Incentive Compensation Plan	1-22-09	$0	$750,833	$1,351,499
LTIP—Restricted Stock Program	1-22-09							12,759	226,090
LTIP—Performance Stock Program	1-22-09				0	25,517	51,034		452,161

Anthony J. Kamerick
LTIP—Restricted Stock Program	6-13-09							3,047	41,226
LTIP—Performance Stock Program	6-13-09				0	6,094	12,188		82,452
LTIP—Restricted Stock Program	2-26-09							1,079	16,282
LTIP—Performance Stock Program	2-26-09				0	2,157	4,314		32,549
Executive Incentive Compensation Plan	1-22-09	0	213,813	384,863
LTIP—Restricted Stock Program	1-22-09							2,920	51,742
LTIP—Performance Stock Program	1-22-09				0	5,841	11,682		103,503

David M. Velazquez
LTIP—Restricted Stock Program	2-26-09							2,376	35,854
LTIP—Performance Stock Program	2-26-09				0	4,753	9,506		71,723
Executive Incentive Compensation Plan	1-22-09	0	254,100	457,380
LTIP—Restricted Stock Program	1-22-09							5,479	97,088
LTIP—Performance Stock Program	1-22-09				0	10,957	21,914		194,158

Kirk J. Emge
Executive Incentive Compensation Plan	1-22-09	0	210,000	378,000
LTIP—Restricted Stock Program	1-22-09							5,623	99,639
LTIP—Performance Stock Program	1-22-09				0	11,247	22,494		199,297

John U. Huffman
Executive Incentive Compensation Plan	1-22-09	0	204,600	368,280
LTIP—Restricted Stock Program	1-22-09							5,479	97,088
LTIP—Performance Stock Program	1-22-09				0	10,957	21,914		194,158

Dennis R. Wraase
Executive Incentive Compensation Plan	1-22-09	0	1,076,000	1,936,800

Paul H. Barry
Executive Incentive Compensation Plan	1-22-09	0	310,800	559,440
LTIP—Restricted Stock Program	1-22-09							9,791	173,497
LTIP—Performance Stock Program	1-22-09				0	19,582	39,164		346,993

William T. Torgerson
Executive Incentive Compensation Plan	1-22-09	0	334,800	602,640
LTIP—Restricted Stock Program	1-22-09							10,547	186,893
LTIP—Performance Stock Program	1-22-09				0	21,094	42,188		373,786

(29)	Represents the grant date fair value, as determined in accordance with FASB ASC Topic 718, of shares of Restricted Stock granted under the Restricted Stock Program and Performance Stock awards under the Performance Stock Program. The grant date fair value of each Restricted Stock award has been calculated by multiplying the number of shares granted by the closing price for the common stock on the grant date. The grant date fair value of each Performance Stock award has been calculated by multiplying the target number of shares that the executive is entitled to earn by the closing price for the common stock on the grant date.

Executive Incentive Compensation Plan Awards

Under the EICP, participating executives are entitled to receive annual cash bonuses to the extent performance goals established by the Compensation/Human Resources Committee are achieved. The performance goals can consist entirely, or be a combination, of (i) performance objectives for the Company as a whole or (ii) performance objectives for a particular business unit. Some executives also have individual performance objectives. In making awards under the EICP, the Compensation/Human Resources Committee takes into account actual performance relative to the performance goals as well as any other factors that the Committee considers relevant. Under the EICP as in effect for 2009, each of the executive officers listed in the Summary Compensation Table had the opportunity to earn a cash bonus of between 0% and 180% of the following percentage of his 2009 base salary: Mr. Rigby: 60% for two months and 100% for ten months; Mr. Kamerick: 50% for five and one-half months and 60% for six and one-half months; Messrs. Velazquez, Emge and Huffman: 60%; Mr. Wraase: 100%; and Messrs. Barry and Torgerson: 60%.

The performance goals in 2009 for Messrs. Rigby, Kamerick (for the period June 13, to December 31, 2009), Emge, Wraase, Barry and Torgerson consisted entirely of corporate performance goals (referred to as “EICP Corporate Goals”). These goals were: (i) Company net earnings relative to budgeted net earnings of $255.6 million (40%), (ii) Company cash flow from operations relative to budgeted cash flow in the negative amount of $531.2 million (25%), (iii) utility customer satisfaction as measured by the results of customer surveys and other performance metrics (15%), (iv) diversity as measured by the attainment of, or good faith efforts toward, the attainment of established affirmative action goals (10%) and (v) safety as measured by the absence of fatalities and the number of recordable injuries and fleet accidents (10%). Each award was subject to the condition that, if the Company’s net earnings relative to the budgeted net earnings goal was not achieved, no award would be made regardless of the extent to which each other performance goal was achieved.

For the period January 1 to February 28, 2009, during which Mr. Velazquez served as head of the Conectiv Energy business unit, his performance goals consisted entirely of Conectiv Energy performance goals (referred to as “EICP Conectiv Energy Goals”). These goals were: (i) Conectiv Energy net earnings relative to budgeted net earnings of $105 million (60%); (ii) capital spending that is within or below the budgeted capital spending of $281 million (10%); (iii) on dispatch performance of the Conectiv Energy power plants relative to the annual plan (10%); (iv) safety as measured by the absence of fatalities and the number of recordable injuries and fleet accidents (10%) and (v) diversity as measured by the attainment of, or good faith efforts toward, the attainment of established affirmative action goals (10%). For the period March 1 to December 31, 2009, during which Mr. Velazquez served as the head of the Power Delivery business unit, his performance goals consisted entirely of Power Delivery performance goals (referred to as “EICP Power Delivery Goals”). These goals were: (i) Power Delivery net earnings relative to budgeted net earnings of $160.2 million (as adjusted for rate relief) (30%); (ii) Power Delivery capital spending that is within or below the budgeted capital spending of $714 million (10%); (iii) Power Delivery operation and maintenance spending that is within or below the budgeted operation and maintenance spending of $717.8 million (15%); (iv) utility customer satisfaction as measured by the results of customer surveys and other metrics (25%); (v) diversity as measured by the attainment of, or good faith efforts toward, the attainment of established affirmative action goals (10%); and (vi) safety as measured by the absence of fatalities and the number of recordable injuries and fleet accidents (10%).

The performance goals for Mr. Huffman consisted entirely of Pepco Energy Services goals (referred to as “EICP Pepco Energy Services Goals”). These goals were: (i) Pepco Energy Services’ net earnings relative to budgeted net earnings of $16.3 million (excluding the Benning Road and Buzzard Point power plants) (75%); (ii) the Benning Road and Buzzard Point power plants’ net income (5%); (iii) diversity as measured by the attainment of, or good faith efforts toward, the attainment of established affirmative action goals (10%); and (iv) safety as measured by the absence of fatalities and the number of recordable injuries and fleet accidents (10%).

For the period January 1, 2009 to June 12, 2009, which was prior to Mr. Kamerick’s promotion to Chief Financial Officer, Mr. Kamerick participated in the EICP as a Corporate Services executive, with performance goals that consisted of 80% EICP Power Delivery Goals, 10% EICP Conectiv Energy Goals and 10% EICP Pepco Energy Services Goals (referred to herein as the “EICP Corporate Services Goals). An award to Corporate Services employees under the EICP was further conditioned on the achievement of the EICP Corporate Goal of net earnings relative to budgeted net earnings of $255.6 million.

These 2009 award opportunities are shown in the above table under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” with the threshold representing overall performance at the 50% level (meaning no award is made if performance is below the 50% level relative to the target), the target amount representing overall performance at the 100% level, and the maximum amount representing overall performance at or above the 180% level.

Based on 2009 performance, Messrs. Velazquez and Huffman received the following awards under the EICP:

•

Mr. Velazquez received an award at the 112.3% level based on the achievement of EICP Power Delivery Goals prorated for the months he was the head of the Power Delivery business unit head. This was based on the combination of Power Delivery’s earnings relative to budgeted net earnings, operation and maintenance expense and capital spending relative to budgeted capital spending significantly exceeding targets, and customer reliability, safety and diversity all slightly below target.

•

Mr. Huffman received an award at the 132.9% level based on the achievement of Pepco Energy Services Goals as the result of a combination of Pepco Energy Services’ earnings relative to budgeted net earnings significantly exceeding target, safety and diversity exceeding targets and net earnings from the power plants significantly below target.

None of Messrs. Rigby, Kamerick or Emge, nor Messrs. Wraase or Torgerson, who would have received a pro rata award based on the period prior to their retirement, received an award under the EICP for 2009 because the EICP Corporate Goal with respect to net earnings was not met. When he resigned on June 12, 2009, Mr. Barry forfeited the opportunity to earn a 2009 EICP award.

Long-Term Incentive Plan Awards

In January 2009, the Compensation/Human Resources Committee established award opportunities pursuant to the Performance Stock Program and made awards of Restricted Stock pursuant to the Restricted Stock Program to each of the executive officers listed in the Summary Compensation Table.

Performance Stock Program.    The award opportunities established under the Performance Stock Program, which account for two-thirds of each participant’s aggregate 2009 LTIP award opportunity, relate to performance over a three-year period beginning in 2009 and ending in 2011.

•

For Messrs. Rigby, Kamerick (for the period June 13, 2009 to December 31, 2011), Emge, Wraase, Barry and Torgerson, 75% of their award opportunity is based on a Company earnings per share goal and 25% of their award opportunity is based on a Company cash flow from operations per share goal (referred to as “LTIP Corporate Goals”). For a discussion of the impact of the retirements of Messrs. Wraase and Torgerson in 2009 on these awards, see the discussion below under the respective heading “Termination of Employment and Change in Control Benefits—Wraase Retirement Benefits” and “Termination of Employment and Change in Control Benefits—Torgerson Retirement Benefits.”

•

For the period January 1, 2009 to February 1, 2009, the period during which Mr. Velazquez served as head of the Conectiv Energy business unit, 37.5% of his award opportunity is based on a Company earnings per share goal, 37.5% is based on Conectiv Energy’s earnings goal, 12.5% is based on a Company cash flow from operations per share goal and 12.5% is based on a Conectiv Energy free cash flow goal (referred to as “LTIP Conectiv Energy Goals”). As the result of his appointment effective March 1, 2009, as the head of the Power Delivery business unit, for the remainder of the three-year performance period, 37.5% of his award opportunity is based on a Company earnings per share goal, 37.5% is based on Power Delivery’s earnings goal, 12.5% is based on a Company cash flow from operations per share goal and 12.5% is based on a Power Delivery cash flow from operations goal (the “LTIP Power Delivery Goals”).

•

For Mr. Huffman, 37.5% of his award opportunity is based on a Company earnings per share goal, 37.5% is based on Pepco Energy Services’ earnings goal, 12.5% is based on a Company cash flow from operations per share goal and 12.5% is based on a Pepco Energy Services’ cash flow from operations goal (the “LTIP Pepco Energy Services Goals”).

•

For the period January 1, 2009 to June 12, 2009, during which Mr. Kamerick participated in the LTIP as a Corporate Services employee, 80% of his award opportunity is based on the LTIP Power Delivery Goals, 10% is based on the LTIP Conectiv Energy Goals and 10% is based on the LTIP Pepco Energy Services Goals (collectively referred to herein as the “LTIP Corporate Services Goals).

The following table sets forth the performance targets for each year in the three-year period.

	2009	2010	2011
LTIP Corporate Goals
Earnings per share	$2.02	$2.11	$2.20
Cash flow from operations per share	$2.28	$2.27	$2.51
LTIP Conectiv Energy Goals
Earnings (in millions)	$126.4	$131.4	$136.7
Cash flow from operations (in millions)	$145.6	$177.0	$168.3
LTIP Power Delivery Goals
Earnings (in millions)	$260.1	$270.5	$281.3
Cash flow from operations (in millions)	$330.2	$461.6	$585.2
LTIP Pepco Energy Services Goals
Earnings (in millions)	$41.1	$42.7	$44.4
Cash flow from operations (in millions)	$31.0	$33.0	$26.0

The earnings targets exclude extraordinary items and gains or losses relating to matters that are not reflective of the Company’s ongoing business.

These award opportunities are shown in the above table under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards,” with the threshold number of shares for Messrs. Rigby, Kamerick, Velazquez (for the period of his service as head of the Power Delivery business unit), Emge, Barry and Torgerson representing performance at 90% of the target level, the target number of shares representing performance at the target level, and the maximum number of shares representing performance at or above 115% of the target level. For Messrs. Velazquez (for the period of his service as head of the Conectiv Energy business unit) and Huffman, the threshold number of shares represents performance at 80% of the target level, the target number of shares represents performance at the target level, and the maximum number of shares represents performance at or above 120% of the target level.

The award that the executive will earn at the end of the three-year performance period is equal to the average of the award percentage for each of the three years, with the award percentage for performance below the threshold target level being zero and the maximum award percentage for performance above the target being 200%. If, however, during the course of the three-year performance period, a significant event occurs, as determined in the discretion of the Compensation/Human Resources Committee, that the Committee expects to have a substantial effect on a performance objective during the period, the Committee may revise performance targets. If at the end of the three-year performance period shares are earned, the executive also will be entitled to receive additional shares of common stock equal to the number of shares that the executive would have owned at the end of the performance period had the cash dividends that would have been paid during the performance period on a number of shares equal to the number of shares earned been reinvested in additional shares of common stock.

Restricted Stock Program.    Under the Restricted Stock Program, each of the executive officers listed in the Summary Compensation Table, with the exception of Mr. Wraase, received a grant of shares of Restricted Stock, which accounts for one-third of the executive’s aggregate 2009 LTIP award opportunity. The entire award of shares of Restricted Stock, which are shown in the 2009 Grants of Plan-Based awards table above under the heading “All Other Stock Awards: Number of Shares of Stock or Units,” are subject to forfeiture if the employment of the executive terminates before January 22, 2012, except that, unless the Committee determines otherwise, and subject to any contrary provision in the executive officer’s employment agreement (see “Termination of Employment and Change in Control Benefits — Employment Agreements” below), in the event of death, disability or retirement of the executive or if the employment of the executive is terminated or the executive terminates his employment for “good reason” following a “change in control” (see “Termination of Employment and Change in Control Benefits — Long-Term Incentive Plan” below), the award is prorated to the date of termination. During the vesting period, the executive has all rights of ownership with respect to the shares, including the right to vote the shares and the right to receive dividends on the shares. The executive is entitled to retain the dividends paid whether or not the shares vest. For a discussion of the impact of the retirement of Mr. Torgerson on his Restricted Stock award, see below under the heading “Termination of Employment and Change in Control Benefits — Torgerson Retirement Benefits.” Mr. Barry forfeited his award upon his resignation.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (30)	Market Value of Shares or Units of Stock That Have Not Vested (31)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (32)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (31)
							($)		($)
Joseph M. Rigby
Awarded 2-26-09						16,518	$278,328	33,037	$556,673
Awarded 1-22-09						12,759	214,989	25,517	429,961
Awarded 1-24-08						6,770	114,075	13,541	228,166
Awarded 1-25-07						6,060	102,111	12,122	204,256

Anthony J. Kamerick
Awarded 6-13-09						3,047	51,342	6,094	102,684
Awarded 2-26-09						1,079	18,181	2,157	36,345
Awarded 1-22-09						2,920	49,202	5,841	98,421
Awarded 1-24-08						1,743	29,370	3,487	58,756
Awarded 1-25-07						1,659	27,954	3,318	55,908
Awarded 1-1-01	5,100	0	0	$24.59	12-31-10

David M. Velazquez
Awarded 2-26-09						2,376	40,036	4,753	80,088
Awarded 1-22-09						5,479	92,321	10,957	184,625
Awarded 1-24-08						3,271	55,116	6,541	110,216
Awarded 1-25-07						2,501	42,142	5,002	84,284

Kirk J. Emge
Awarded 1-22-09						5,623	94,748	11,247	189,512
Awarded 1-24-08						2,370	39,935	4,739	79,852
Awarded 1-25-07						2,572	43,338	5,145	86,693
Awarded 1-1-01	5,100	0	0	24.59	12-31-10

John U. Huffman
Awarded 1-22-09						5,479	92,321	10,957	184,625
Awarded 1-24-08						3,271	55,116	6,541	110,216
Awarded 1-25-07						2,501	42,142	5,002	84,284

Dennis R. Wraase
Awarded 1-24-08						0	0	22,934	386,438
Awarded 1-25-07						0	0	42,143	710,110
Awarded 1-1-01	48,000	0	0	24.59	12-31-10

Paul H. Barry
Awarded 1-22-09						0	0	0	0
Awarded 1-24-08						0	0	0	0
Awarded 9-5-07						0	0	0	0

William T. Torgerson
Awarded 1-22-09						0	0	2,930	49,371
Awarded 1-24-08						0	0	5,947	100,207
Awarded 1-25-07						0	0	11,039	186,007
Awarded 1-1-01	30,000	0	0	24.59	12-31-10

(30)	Consists of awards made pursuant to the Restricted Stock Program under the LTIP. All awards vest on the third anniversary of the grant date, if the employee is employed by the Company on that date, subject to the acceleration of vesting under certain circumstances as described below under the heading “Termination of Employment and Change in Control Benefits.”

(31)	Calculated by multiplying the number of shares shown in the adjacent preceding column by $16.85, the closing market price on December 31, 2009, the last trading day of the year.

(32)	Consists of awards made pursuant to Performance Stock Program under the LTIP. For a discussion of the vesting provisions of the 2009 awards, see the description of the Performance Stock Program under the heading “Long-Term Incentive Plan Awards — Performance Stock Program” above. The awards made in 2007, 2008 and 2009 entitle the participating executive to earn shares of common stock to the extent the pre-established performance objectives are satisfied for, as indicated, (i) the three-year performance period beginning on January 1, 2007, and ending on December 31, 2009 (the “2007-2009 cycle”), (ii) the three-year performance period beginning on January 1, 2008, and ending on December 31, 2010 (the “2008-2010 cycle”) or (iii) the three-year performance period beginning on January 1, 2009 and ending on December 31, 2011 (the “2009-2011 cycle”). The performance objectives for Messrs. Rigby, Wraase, Barry and Torgerson are the LTIP Corporate Goals. The number in the table reflects the number of shares that would be earned if the target level of performance is achieved because 2009 performance was below the “target” level. The number of shares in the table do not include shares that each of Messrs. Wrasse and Torgerson forfeited the opportunity to earn as a result of his retirement on June 1, 2009.

For Mr. Kamerick, the performance objectives for (i) the 2007-2009 cycle are the LTIP Corporate Services Goals for two years and five-and-one-half months and the LTIP Corporate Goals for six-and-one-half months and (ii) the 2008-2010 cycle are the LTIP Corporate Services Goals for one year and five-and-one-half months and the LTIP Corporate Goals for one year and six-and-one-half months and (iii) the 2009-2011 cycle are the LTIP Corporate Services Goals for five-and-one-half months and the LTIP Corporate Goals for two years and six-and-one-half months.

For Mr. Velazquez, the performance objectives for (i) the 2007-2009 cycle are the LTIP Conectiv Energy Goals for two years and two months and the LTIP Power Delivery Goals for ten months, (ii) the 2008-2010 cycle are the LTIP Conectiv Energy Goals for one year and two months and the LTIP Power Delivery Goals for one year and ten months and (iii) the 2009-2011 cycle are the LTIP Conectiv Energy Goals for two months and the LTIP Power Deliver Goals for two years and ten months.

For Mr. Emge, the performance objectives for (i) the 2007-2009 cycle are the LTIP Corporate Services Goals for one year and two and one-half months and the LTIP Corporate Goals for one year and nine-and-one-half months, (ii) the 2008-2010 cycle are the LTIP Corporate Services Goals for two and one-half months and the LTIP Corporate Goals for two years and nine and one-half months, and (iii) the 2009-2011 cycle are the LTIP Corporate Goals.

For Mr. Huffman, the performance objectives for the 2007-2009 cycle, the 2008-2010 cycle and the 2009-2011 cycle are the LTIP Pepco Energy Services Goals.

For each of the cycles a participant is eligible to earn a number of shares of common stock ranging from 0% to 200% of the target performance award depending on the extent to which the performance objective is achieved. The performance objective was fixed at the time the awards were made; however, if during the course of the performance period, a significant event occurs, as determined in the sole discretion of the Compensation/Human Resources Committee, that the Committee expects to have a substantial effect on total shareholder return during the period, the Committee may revise the targeted performance objective. The shares of common stock earned by a participant will be fully vested on the date the performance award is earned.

2009 OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (33)	Value Realized on Vesting (34)
Joseph M. Rigby	0	0	17,677	$298,211
Anthony J. Kamerick	0	0	9,670	$149,785
David M. Velazquez	0	0	7,394	$124,749
Kirk J. Emge	0	0	7,061	$119,066
John U. Huffman	0	0	9,717	$164,217
Dennis R. Wraase	0	0	90,820	$1,502,934
Paul H. Barry	0	0	0	$0
William T. Torgerson	0	0	20,537	$341,007

(33)	Consists of shares earned for the 2007 to 2009 Performance Stock award cycle and vested under the Restricted Stock Program under the LTIP.

(34)	Represents the aggregate market value of the vested shares (calculated by multiplying the vested number of shares by the average of the high and low market prices of the common stock on the day prior to the vesting date).

Under the Performance Stock Program of the LTIP, participating executives, including each of the executive officers listed in the Summary Compensation Table (except Mr. Barry who was not employed by the Company until September 5, 2007), received awards of common stock for the three-year performance cycle ending December 31, 2009. In each case the amount of the awards was based on performance relative to target.

•

The awards Messrs. Rigby, Wraase and Torgerson were entitled to earn each were based on the LTIP Corporate Goals, in each case relative to annual targets for these measures of performance for each year over the three-year term of the award. Each executive earned 81.7% of the target number of shares of common stock. This was based on Company earnings per share that on average were slightly above target and free cash flow per share that on average was significantly below target. The number of shares earned by Messrs. Wraase and Torgerson were prorated based on their period of service prior to their retirement.

•

The award Mr. Kamerick was entitled to earn was based on 81.6% of the LTIP Corporate Services Goals and 18.4% on the LTIP Corporate Goals. He earned 81.7% of the target number of shares of common stock prorated for the time he was Senior Vice President and Chief Financial Officer and 63.5% of the target number of shares of common stock prorated for the time he was Vice President and Treasurer. For the LTIP Corporate Services Goals, this was based on Conectiv Energy and Pepco Energy Services earnings goals that on average were significantly above target and Power Delivery earnings goals that were below target and free cash flow that was on average significantly below target and the LTIP Corporate Goals results described above.

•

The award Mr. Emge was entitled to earn was based on 40.1% of the LTIP Corporate Services Goals and 59.9% on the LTIP Corporate Goals. He earned 81.7% of the target number of shares of common stock prorated for the time he was Senior Vice President and General Counsel and 63.5% of the target number of shares of common stock prorated for the time he was Vice President, Legal Services. For the LTIP Corporate Services Goals, this was based on Conectiv Energy and Pepco Energy Services earnings goals that on average were significantly above target and Power Delivery earnings goals that were below target and free cash flow that was on average significantly below target and the LTIP Corporate Goals results described above.

•	The award Mr. Velazquez was entitled to earn was based on 72.1% of the LTIP Conectiv Energy Goals and 27.9% on the LTIP Power Delivery Goals. He earned 90.9% of the target number of shares of common stock prorated for the time he was the head of the Conectiv Energy business unit and 64% of the target number of shares of common stock prorated for the time he was head of the Power Delivery business unit. This was based on the Company earnings per share and free cash flow per share and the Conectiv Energy and Power Delivery business units earnings and free cash flow results described above.

•

The award Mr. Huffman was entitled to earn was based on the LTIP Pepco Energy Services Goals. He earned 123% of the target number of shares of common stock based on the Company earnings per share and free cash flow per share and the Pepco Energy Services results described above.

Mr. Barry forfeited his award for the three-year performance cycle ending December 31, 2009, upon his resignation.

PENSION BENEFITS

AT DECEMBER 31, 2009

Name	Plan Name	Number of Years of Credited Service (35)	Present Value of Accumulated Benefits (36)	Payments During Last Fiscal Year
Joseph M. Rigby	Conectiv Cash Balance Subplan	30 yrs., 11 mos.	$1,552,585	$0
	Conectiv SERP	30 yrs., 11 mos.	2,094,494	0

Anthony J. Kamerick	Pepco General Retirement Subplan	39 yrs., 2 mos.	1,732,307	0
	Executive Retirement Plan	39 yrs., 2 mos.	1,771,825	0

David M. Velazquez	Conectiv Cash Balance Subplan	27 yrs., 6 mos.	438,327	0
	Conectiv SERP	27 yrs., 6 mos.	122,225	0

Kirk J. Emge	Pepco General Retirement Subplan	23 yrs., 2 mos.	742,914	0
	Executive Retirement Plan	23 yrs., 2 mos.	900,468	0

John U. Huffman	PHI Subplan	4 yrs., 0 mos.	52,453	0
	Executive Retirement Plan	4 yrs., 0 mos.	54,845	0

Dennis R. Wraase	Pepco General Retirement Subplan	35 yrs., 4 mos.	1,302,650	64,798
	Executive Retirement Plan	40 yrs., 0 mos.(37)	12,063,619	600,079
	Supplemental Retirement Benefit	N/A	4,485,071	170,618

Paul H. Barry	PHI Subplan	1 yr., 8 mos.	0	0
	Executive Retirement Plan	1 yr., 8 mos.	0	0

William T. Torgerson	Pepco General Retirement Subplan	26 yrs., 7 mos.(37)	985,334	51,016
	Executive Retirement Plan	40 yrs., 0 mos.	5,475,202	283,479

(35)	Number of years of service credited at December 31, 2009.

(36)	Represents for Messrs. Rigby, Kamerick, Velazquez, Emge and Huffman, the actuarial present value of the executive’s accumulated pension benefit calculated as of December 31, 2009, assuming the executive retires at the earliest time he may retire under the applicable plan without any benefit reduction due to age. Represents for each of Messrs. Wraase and Torgerson, the actuarial present value of his accumulated pension benefit calculated as of December 31, 2009, based on his retirement on June 1, 2009. The valuation method and all material assumptions applied in calculating the actuarial present value are set forth in Note 10 to the Company’s consolidated financial statements which are included in the Company’s Annual Report to Shareholders attached as Annex B to this Proxy Statement.

(37)	The additional years of credited service results in additional benefits with a present value of $827,088 for Mr. Wraase and $1,237,064 for Mr. Torgerson.

Retirement Plans

The Company’s retirement plans consist of a tax-qualified defined benefit pension plan and two supplemental executive retirement plans.

Pepco Holdings Retirement Plan

The Pepco Holdings Retirement Plan consists of several subplans. Each of the executives listed in the Summary Compensation Table participates in the Pepco General Retirement Subplan, the Conectiv Cash Balance Subplan or the PHI Subplan.

Pepco General Retirement Subplan.    All employees who were employed (i) by Pepco on August 1, 2002, the date of the merger of Pepco and Conectiv or (ii) by the Company in the Pepco service territory prior to December 31, 2004, are eligible to participate in the Pepco General Retirement Subplan. The plan provides participating employees who have at least five years of service with retirement benefits based on the participant’s average salary for the final three years of employment and the number of years of credited service under the plan at the time of retirement. Normal retirement age under the Pepco General Retirement Subplan is 65. Participants who have reached age 55 and have at least 30 years of credited service are eligible for early retirement without any reduction in benefits. Participants who have reached age 55 and who have ten years of credited service are eligible for retirement benefits prior to normal retirement age, at a benefit level that is reduced from the benefit level at normal retirement age by 2% for each year that the early retirement date precedes the normal retirement date. Plan benefits are partially offset by the Social Security benefits received by the participant. Benefits under the plan are paid in the form of a monthly annuity selected by the participant from among several available annuity options. Messrs. Kamerick, Emge, Wraase and Torgerson are participants in the Pepco General Retirement Subplan. Messrs. Wraase and Torgerson each retired on June 1, 2009 under the plan without any reduction in benefits. Mr. Kamerick is eligible for retirement under the plan without any reduction in benefits and Mr. Emge is eligible for early retirement with reduced benefits. If Mr. Emge had retired on December 31, 2009, the actuarial present value of his retirement benefit under the Pepco General Retirement Subplan as of that date would have been $972,516.

Conectiv Cash Balance Subplan.    Most non-unionized employees who were employed (i) by Conectiv on August 1, 2002, or (ii) by the Company in the Conectiv service territory prior to December 31, 2004, are eligible to participate in the Conectiv Cash Balance Subplan, including Messrs. Rigby and Velazquez. The Conectiv Cash Balance Subplan is a cash balance pension plan. Under the plan, a record-keeping account in a participant’s name is credited with an amount equal to a percentage, which varies depending on the participant’s age at the end of the plan year, of the participant’s total pay, consisting of base pay, overtime and bonuses. Also, participants in the Atlantic City Electric Retirement Plan, in which Mr. Rigby participated, and the Delmarva Retirement Plan, in which Mr. Velazquez participated, who had at least ten years of credited service as of December 31, 1998, the inception date of the Conectiv Cash Balance Subplan, are eligible to receive additional transition credits until the participant’s combined years of service under the prior plan and the Conectiv Cash Balance Subplan total 35.

Participants employed on the inception date of the Conectiv Cash Balance Subplan were credited with an initial cash balance equal to the present value of their annuity benefits as of that date earned under the Atlantic City Electric Retirement Plan or the Delmarva Retirement Plan. Each participant’s account balance is supplemented annually with interest credits equal to the prevailing 30-year U.S. Treasury bond rate. Benefits become vested after five years of service. When a participant terminates employment (regardless of age), the amount credited to his or her account, at the election of the participant, is converted into one of several actuarially equivalent annuities selected by the participant or is paid to the participant in a lump sum (which cannot exceed 6.5 times the participant’s final average compensation). For 2009, Mr. Rigby had a Company credit percentage of 10%, and until December 31, 2013, receives an annual transition credit of 4%, of total pay. For 2009, Mr. Velazquez had a Company credit percentage of 10%, and until December 31, 2016, receives an annual transition credit of 3% of total pay. At December 31, 2009, the present value of Mr. Velazquez’s accumulated benefits under the Conectiv Cash Balance Subplan was $438,327. Had Mr. Velazquez retired on that date, that balance, at his election, would have been converted into one of several actuarially equivalent annuities or would have been paid to him in a lump sum.

The Conectiv Cash Balance Subplan also provides for certain “grandfathered” rights that existed under the Delmarva Retirement Plan and under the Atlantic City Electric Retirement Plan, which apply to employees who had either 20 years of credited service or had attained age 50 on or before January 1, 1999. Under these grandfathering provisions, employees who participated in the Delmarva Retirement Plan or the Atlantic City Electric Retirement Plan are assured a minimum retirement benefit calculated for all years of service up to the earlier of December 31, 2008, or retirement, according to their original benefit formula under the applicable plan. There is no Social Security offset under either the Delmarva Retirement Plan or the Atlantic City Electric Retirement Plan. Normal retirement age under both the Delmarva Retirement Plan and the Atlantic City Electric Retirement Plan is 65. Under the Delmarva Retirement Plan, participants who have reached age 55 and have at least 15 years of continuous service are eligible for retirement benefits prior to normal retirement age, at a reduced level of benefit that is a function of retirement age and years of service. Under the Atlantic City Electric Retirement Plan, participants who have reached age 55 and have at least five years of credited service are eligible for retirement without any reduction in the benefits they would be entitled to receive at normal retirement age.

Benefits under the Atlantic City Electric Retirement Plan are paid either in the form of a monthly annuity selected by the participant from among several available annuity options or in a lump sum of an actuarial equivalent amount. Benefits under the Delmarva Retirement Plan are payable only in the form of a monthly annuity selected by the participant from several actuarially equivalent annuity options. At the time of an employee’s retirement, the benefit under the Delmarva Retirement Plan or the Atlantic City Electric Retirement Plan is compared to the employee’s cash balance account under the Conectiv Cash Balance Subplan and the employee will receive whichever is greater. On December 31, 2008, the participants’ grandfathered benefits under the Delmarva Retirement Plan or Atlantic City Electric Retirement Plan were frozen, and all future benefit accruals will be exclusively under the cash balance formula of the Conectiv Cash Balance Subplan.

In the case of Mr. Rigby, the present value of accumulated benefits under the Conectiv Cash Balance Subplan at December 31, 2009, as shown in the Pension Benefits table above, reflects the value of his grandfathered benefits under the Atlantic City Electric Retirement Plan, which exceeds the value of his accumulated benefits as otherwise calculated under the Conectiv Cash Balance Subplan. Mr. Rigby is not eligible for early retirement under the Atlantic City Electric Retirement Plan formula of the Conectiv Cash Balance Subplan. At December 31, 2009, the amount credited to his account under the Conectiv Cash Balance Subplan was $936,078. Had Mr. Rigby retired on that date, that balance, at his election, would have been converted into one of several actuarially equivalent annuities or would have been paid to him in a lump sum. None of the other NEOs is entitled to grandfathered benefits under either the Delmarva Retirement Plan or the Atlantic City Electric Retirement Plan.

PHI Subplan.    Persons who become employees of the Company on or after January 1, 2005 are eligible to qualify to participate in the PHI Subplan. The plan provides participating employees who are 21 years or older and have at least five years of service with retirement benefits based on the participant’s average salary for the final five years of employment and the number of years of credited service under the plan at the time of retirement. Normal retirement age is 65. Participants who have reached age 55 and who have ten years of credited service are eligible for retirement benefits prior to normal retirement age, at a benefit level that is reduced from the benefit level at normal retirement age by 3% for each year that the early retirement date precedes the normal retirement date. A participant may retire with full benefits at age 62 and with 20 years of service. Benefits under the plan are paid in the form of a monthly annuity selected by the participant from among several available annuity options. Mr. Huffman is a participant in the PHI Subplan, but is not currently vested because he has less than five years of service. Mr. Barry was a participant in the PHI Subplan, but was not vested because he had less than five years of service at the date of his resignation.

Executive Retirement Plan

The Executive Retirement Plan is a non-tax-qualified supplemental retirement plan. Eligibility to participate in the Executive Retirement Plan is determined by the Company’s Chief Executive Officer (and, in the case of the Chief Executive Officer, by the Board of Directors). The following benefit structures make up the Executive Retirement Plan:

Supplemental Benefit Structure.    Under provisions of the Internal Revenue Code, the level of a participant’s pension benefit under a tax-qualified pension plan and the amount of compensation that may be taken into account in calculating that benefit are limited (the “Qualified Plan Limitations”). In addition, under the terms of the Pepco Holdings Retirement Plan, salary deferrals elected by the participant under the Company’s deferred compensation plans (other than the participant’s pre-tax contributions made under the Retirement Savings Plan) are not taken into account as compensation for purposes of calculating a participant’s retirement benefit. If applicable, these provisions have the effect of reducing the participant’s retirement benefit under the Pepco Holdings Retirement Plan relative to what the participant otherwise would be entitled to receive under the plan’s benefit formula. If a participant’s retirement benefits under the Pepco Holdings Retirement Plan are reduced by either or both of these limitations, the Company, under the Supplemental Benefit Structure, will pay a supplemental retirement benefit to the participant equal to the difference between (i) the participant’s actual benefit under the Pepco Holdings Retirement Plan and (ii) what the participant would have received under the Pepco Holdings Retirement Plan (A) were the Qualified Plan Limitations not applicable and (B) had the deferred compensation earned by the executive that was excluded from the executive’s compensation base used in determining retirement benefits under the Pepco Holdings Retirement Plan been included in the compensation base. The benefit under the Supplemental Benefit Structure vests under the same terms and conditions as the participant’s retirement benefits under the Pepco Holdings Retirement Plan. Messrs. Kamerick and Emge are participants, and Messrs. Wraase and Torgerson were participants, in the Supplemental Benefit Structure. The purpose of the Supplemental Benefit Structure is to enable participants to receive the full retirement benefits they would be entitled to receive under the Pepco Holdings Retirement Plan were it not for the Qualified Plan Limitations and had the participant not elected to defer the receipt of a portion of the participant’s compensation.

Supplemental Executive Retirement Benefit Structure.    Under the Supplemental Executive Retirement Benefit Structure, a participating executive whose employment by the Company terminates on or after age 59 for any reason other than death (or prior to age 59, if such termination follows a change in control of the Company) is entitled to a supplemental retirement benefit equal to the difference between (i) the executive’s actual benefit under the Pepco Holdings Retirement Plan and his supplemental benefits under the Supplemental Benefit Structure and the Executive Performance Supplemental Retirement Benefit Structure (as described below) and (ii) what the executive would have received had the executive been credited with the additional years of service provided for under the Supplemental Executive Retirement Benefit Structure. As of December 31, 2009, the additional years of service credited under the Supplemental Executive Retirement Benefit Structure to the executive officers listed in the Summary Compensation Table were: Mr. Wraase — 4 years, 8 months and Mr. Torgerson — 13 years, 5 months. No years of service credits have been made under the Supplemental Executive Retirement Benefit Structure since 1998. The Company has retained the plan primarily to preserve a mechanism that can be used by the Company, when hiring a new executive, to equate the Company’s pension benefits with those of the executive’s former employer and, if credits are made, to operate as a retention incentive because the benefits under the plan do not vest until age 59.

Executive Performance Supplemental Retirement Benefit Structure.    Under the Executive Performance Supplemental Retirement Benefit Structure, a participating executive whose employment by the Company terminates on or after age 59 for any reason other than death (or prior to age 59, if either (i) the executive had been designated as a recipient of this benefit prior to August 1, 2002, or (ii) such termination follows a change in control of the Company) is entitled to a supplemental retirement benefit equal to the difference between (i) the executive’s actual benefit under the Pepco Holdings Retirement Plan and his supplemental retirement benefits under the Supplemental Benefit Structure and the Supplemental Executive Retirement Benefit Structure and (ii) what the executive would have received (A) had the average of the highest three annual incentive awards in the last five consecutive years been added to the executive’s average salary over the final three years of his employment (without regard to any deferral of the receipt of the award by the executive) in calculating the executive’s retirement benefit under the Pepco Holdings Retirement Plan and under the Supplemental Benefit Structure and the Supplemental Executive Retirement Benefit Structure, (B) had the benefits of the executive under the Pepco Holdings Retirement Plan and under the Supplemental Benefit Structure and the Supplemental Executive Retirement Benefit Structure not been reduced by the Qualified Plan Limitations and (C) had the deferred compensation earned by the executive that was excluded from the executive’s compensation base used in determining retirement benefits under the Pepco Holdings Retirement Plan and under the Supplemental Benefit Structure and the Supplemental Executive Retirement Benefit Structure been included in the compensation base. The supplemental benefits provided by the Executive Performance Supplemental Retirement Benefit Structure allow a greater percentage of a participant’s total compensation to be used in the calculation of the executive’s pension benefit, which is advantageous to senior executives who typically receive a larger percentage of their total compensation in the form of incentive compensation. The Executive Performance Supplemental Retirement Benefit Structure also has had the effect of making the retirement benefits for participants in the Pepco General Retirement Subplan more comparable to the retirement benefits received by participants in the Conectiv Cash Balance Subplan, which takes into account bonuses in calculating retirement benefits. Of the executive officers listed in the Summary Compensation Table, only Messrs. Kamerick, Emge, Wraase and Torgerson have been designated as participants in the Executive Performance Supplemental Retirement Benefit Structure.

The benefits under the Executive Retirement Plan are payable in the form of a monthly annuity, except that if the employment of a participant terminates before age 59 following a change in control of the Company, the payments due under the Supplemental Executive Retirement Benefit Structure and Executive Performance Supplemental Retirement Benefit Structure will be paid in a lump sum amount equal to the present value of the annuity payments to which the participant otherwise would be entitled. If a participant in the Executive Retirement Plan is discharged by the Company because of misfeasance, malfeasance, dishonestly, fraud, misappropriation of funds, or commission of a felony, the participant’s benefits under the plan will be forfeited.

Conectiv Supplemental Executive Retirement Plan

Under the Conectiv SERP, a participating executive’s retirement benefit is calculated as it would be under the Conectiv Cash Balance Subplan (i) without giving effect to the Qualified Plan Limitations, (ii) if salary deferrals elected by the participant under the Company’s deferred compensation plans (other than the participant’s pre-tax contributions made under the Retirement Savings Plan) were taken into account as compensation for purposes of calculating a participant’s retirement benefit in the year earned, rather than the year actually paid, and (iii) giving effect to any additional years of service credited to the executive in excess of the executive’s actual years of service. The executive’s benefit under the Conectiv SERP is the amount by which the Conectiv SERP benefit exceeds the executive’s benefit under the Conectiv Cash Balance Subplan, calculated under the cash balance component or based on the executive’s “grandfathered” benefit under the Atlantic City Electric Retirement Plan or the Delmarva Retirement Plan, as applicable. The benefit under the Conectiv SERP is payable at or beginning at the same time as, and in the same manner as, the benefits payable to the participant under the Conectiv Cash Balance Subplan. Only employees who were employed by Conectiv on August 1, 2002, are eligible to participate in the Conectiv SERP. Messrs. Rigby and Velazquez are participants in the Conectiv SERP. The primary purpose of the Conectiv SERP is to enable participating executives to receive the full retirement benefits they are entitled to receive under the Conectiv Cash Balance Plan without reduction due to Internal Revenue Code limits. If Messrs. Rigby and Velazquez had retired on December 31, 2009, the net present value of their retirement benefits as of that date under the Conectiv SERP would have been $1,234,191 and $122,225, respectively.

Wraase Supplemental Retirement Benefit

In an employment agreement entered into in July 2007, the Company, in consideration for the relinquishment by Mr. Wraase of certain other benefits, agreed to provide Mr. Wraase with a supplemental retirement benefit. Under this arrangement, Mr. Wraase, commencing upon his retirement on June 1, 2009, began to receive a lifetime monthly supplemental retirement benefit, payable in cash, in the amount of $24,374, which is equal to (i) 1/12 of 65% of the sum of (A) his annual base salary rate that was in effect at the time of the termination of his employment and (B) the highest annual bonus received during the four calendar years ended December 31, 2008 (the “Calculation Amount”), less the monthly retirement benefit he receives for that month under the Pepco Holdings Retirement Plan and the Executive Retirement Plan. If Mr. Wraase is survived by his spouse, his spouse is entitled to receive a lifetime monthly supplemental retirement benefit, payable in cash, equal to 75% of the Calculation Amount, less the monthly retirement benefit, if any, payable to her under the Pepco Holdings Retirement Plan and the Executive Retirement Plan.

NONQUALIFIED DEFERRED COMPENSATION

AT DECEMBER 31, 2009

Name	Executive Contributions in Last Fiscal Year (38)	Registrant Contributions in Last Fiscal Year (39)	Aggregate Earnings in Last Fiscal Year (40)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (41)
Joseph M. Rigby
Conectiv Deferred Compensation Plan	$0	$0	$57,324	$0	$1,711,936
PHI Executive and Director Deferred Compensation Plan	140,389	15,936	8,716	0	357,531

Anthony J. Kamerick
PHI Executive and Director Deferred Compensation Plan	39,797	1,187	14,546	0	479,733

David M. Velazquez
PHI Executive and Director Deferred Compensation Plan	0	0	380	0	11,909

Kirk J. Emge
PHI Executive and Director Deferred Compensation Plan	36,050	6,038	53,381	0	236,997

John U. Huffman
PHI Executive and Director Deferred Compensation Plan	936	681	380	0	13,526

Dennis R. Wraase
Pepco Director and Executive Deferred Compensation Plan	0	0	157,676	129,829	1,230,091
PHI Executive and Director Deferred Compensation Plan	7,923	5,612	22,888	1,367,186	0

Paul H. Barry
PHI Executive and Director Deferred Compensation Plan	65,755	0	40,051	0	142,804

William T. Torgerson
Pepco Director and Executive Deferred Compensation Plan	0	0	123,286	86,925	932,899
PHI Executive and Director Deferred Compensation Plan	0	0	31,079	47,099	225,634

(38)	All amounts shown are included in the “Salary” column of the Summary Compensation Table for the year 2009.

(39)	All amounts shown are included in the “All Other Compensation” column of the Summary Compensation Table for the year 2009.

(40)	Includes the following amounts previously reported in the Company’s Summary Compensation Table in years prior to 2009 as “above-market” earnings (as defined by Securities and Exchange Commission regulations) on deferred compensation: Mr. Wraase — $119,159 and Mr. Torgerson — $95,372.

(41)	Includes the following amounts reported as compensation in the Company’s Summary Compensation Table in years prior to 2009:

PHI Executive and Director Deferred Compensation Plan: Mr. Rigby — $156,402; Mr. Kamerick — $27,182; Mr. Wraase — $757,595; Mr. Barry — $36,720 and Mr. Torgerson — $157,304.

Conectiv Deferred Compensation Plan: Mr. Rigby — $21,468.

Deferred Compensation Plans

The Company maintains the following deferred compensation plans in which one or more of the executive officers listed in the Summary Compensation Table participate.

PHI Executive and Director Deferred Compensation Plan

Under the PHI Executive and Director Deferred Compensation Plan participating executives and directors are permitted to defer the receipt of all or any portion of the compensation to which they are entitled for services performed, including, in the case of executives, incentive compensation. In addition, to the extent an executive is precluded from making contributions to the Retirement Savings Plan, a tax-qualified 401(k) plan, due to limitations imposed by the Internal Revenue Code, the executive is entitled to defer under the plan an amount equal to the contribution the executive is prevented from contributing to the Retirement Savings Plan and receive an additional credit under the plan equal to the matching contribution, if any, that the Company would have made to the executive’s account under the Retirement Savings Plan. Under the terms of the Retirement Savings Plan, employees can contribute to the Retirement Savings Plan up to 6% of their annual salary, with the Company matching 100% of the employee’s contribution up to 3% of salary and 50% of any contributions in excess of 3% of salary up to 6% of salary.

Under the plan, the Company credits to each participant’s account on a monthly basis an amount corresponding to, as elected by the participant, any or a combination of: (i) the interest at the prime rate that would have been paid on an amount equal to the participant’s account balance, or (ii) an amount equal to the return that the participant would have earned had his or her account balance been invested in any one or a combination of the investment funds selected by the Compensation/Human Resources Committee or, in the case of directors only, had the account balance been deemed invested in the common stock. A participant may reallocate his account balance among these investment choices at any time.

The distribution to a participant of accrued balances under the plan commences, at the election of the participant, (i) if an executive, on the date of the commencement of payments under the tax-qualified defined benefit plan in which the executive is a participant, (ii) the calendar year following the year in which the participant reaches retirement age, (iii) when the participant’s employment by the Company or service as a director ceases, (iv) when the participant’s employment by the Company or service as a director ceases and the participant attains an age specified by the participant or (v) the date specified by the participant, which may not be earlier than the second calendar year following the year in which the deferrals occurred to which the distribution relates. Distributions may be made, at the election of the participant, either in a lump sum or in monthly or annual installments over a period of between two and fifteen years.

Eligibility of executives to participate in the plan is determined by the Company’s Chief Executive Officer (and, in the case of the Chief Executive Officer, by the Board of Directors). Each of the executive officers listed in the Summary Compensation Table is eligible to participate in the plan. Each of the Company’s non-employee directors also is eligible to participate in the plan.

Conectiv Deferred Compensation Plan

Prior to the merger of Pepco and Conectiv, Conectiv maintained the Conectiv Deferred Compensation Plan under which a participating executive was permitted to defer the receipt of all or any portion of the compensation to which the executive was entitled for services performed, including incentive compensation, and to receive employer matching credits on deferrals corresponding to contributions the executive was precluded from making to the Conectiv tax-qualified 401(k) plan due to limitations imposed by the Internal Revenue Code. On August 1, 2002, employee deferrals and matching employer credits under the plan were discontinued.

Pre-August 1, 2002, participant deferrals and employer matching contributions are credited to a deferred compensation account and are deemed invested, as elected by the executive, in any of the investment options available to participants under the Conectiv tax-qualified 401(k) plan as of August 1, 2002. A participant may reallocate his account balance among these investment choices at any time. Prior to August 1, 2002, employer matching contributions were credited to an employer matching account in the form of Conectiv common stock equivalents, which at the time of the merger were converted into common stock equivalents on which additional credits are made when cash dividends are paid on the common stock based on the number of shares that could be purchased with the cash dividend. Of the executive officers listed in the Summary Compensation Table, only Mr. Rigby maintains an account balance under the plan.

Distributions under the plan commence at a time selected by the executive at the time of deferral, provided the date specified by the executive may not be earlier than two years after the year in which a deferral occurs or later than the year in which the executive reaches age 70, and may be made in a lump sum or in equal installments over periods of five, ten or fifteen years, as selected by the executive. In the event of the termination of the executive’s employment following a change in control, the committee responsible for the administration of the plan may in its discretion, after consultation with the executive, elect to distribute the executive’s account balances in a lump sum, rather than in accordance with the distribution elections originally selected by the executive.

Pepco Director and Executive Deferred Compensation Plan

Of the executive officers listed in the Summary Compensation Table, only Messrs. Wraase and Torgerson are participants in the Pepco Director and Executive Deferred Compensation Plan. None of the Company’s non-employee directors in 2009 are participants in the plan. Under the plan, participating executives were permitted to defer up to 15% of their salary earned between September 1, 1985 and August 31, 1989. In addition, the Board of Directors authorized the deferral by Mr. Wraase, in accordance with the terms of the plan, of his 1985 annual incentive award and his target 1986 annual incentive award. Under the plan, participant account balances attributed to salary are credited annually with an amount corresponding to a fixed interest rate of 15%, and Mr. Wraase’s incentive deferrals are credited annually with an amount corresponding to a fixed interest rate of 12%, which in each case was fixed at the time of deferral. The distribution of the plan balances accumulated by Mr. Wraase and Mr. Torgerson commenced at age 65 and will be paid out over a 15-year period in substantially equal monthly installments.

Termination of Employment and Change in Control Benefits

The following is a description of the Company’s plans and arrangements that provide for payments to the executive officers listed in the Summary Compensation Table, following or in connection with the termination of the executive’s employment, a change in control of the Company, or a change in the executive’s responsibilities.

Employment Agreements

Mr. Rigby’s employment agreement provides him with specified benefits if his employment is terminated under various circumstances, as described below:

Termination by the Company Other Than for Cause.    If at any time during the term of Mr. Rigby’s employment the Company terminates his employment other than for cause (“cause” is defined as (i) intentional fraud or material misappropriation with respect to the business or assets of the Company, (ii) the persistent refusal or willful failure of Mr. Rigby to perform substantially his duties and responsibilities to the Company after he receives notice of such failure, (iii) conduct that constitutes disloyalty to the Company and that materially damages the property, business or reputation of the Company, or (iv) the conviction of a felony involving moral turpitude), Mr. Rigby will be entitled to:

•

A lump sum severance payment equal to three times the sum of (i) his highest annual base salary in effect at any time during the three-year period preceding the termination of employment and (ii) the higher of (A) his annual bonus for the year in which the termination of employment occurs or (B) the highest annual bonus received during the three calendar years preceding the calendar year in which the termination of employment occurs.

•

His annual bonus for the year in which the termination occurs, if the Board of Directors, before the termination date, has made a good faith determination of his bonus for the year, and otherwise a prorated portion (based on the number of days the executive was employed during the year) of his target annual bonus for the year.

•

Any shares under the Restricted Stock Program the vesting of which is contingent solely on continued employment and that would have become vested had he remained employed for the remainder of the term of the employment agreement will become vested and non-forfeitable on the date his employment terminates.

•

Any shares under the Performance Stock Program that are the subject of an award the vesting of which is contingent on the achievement of specified performance goals during a performance period that ends within the term of Mr. Rigby’s employment agreement will become vested at the end of the performance period if and to the extent the performance goals are achieved.

In addition to the retirement benefits to which Mr. Rigby is entitled under the Pepco Holdings Retirement Plan and the Company’s supplemental retirement plans in which he participates, as more fully described under the heading “Retirement Plans” above, Mr. Rigby is entitled to receive a lump sum supplemental retirement benefit paid in cash equal to the difference between (i) the present value of his vested retirement benefit accrued at the time of termination under the Pepco Holdings Retirement Plan and any excess or supplemental retirement plan in which he is a participant and (ii) the benefit he would be entitled to receive under the Pepco Holdings Retirement Plan and such excess and supplemental retirement plans assuming that he is three years older than his actual age and is credited with three additional years of service.

Voluntary Resignation under Specified Circumstances.    If, at any time during the term of Mr. Rigby’s employment agreement, he terminates his employment under any of the following circumstances, he will receive under his employment agreement the same benefits that he would have received had the Company terminated his employment without cause as described above: (i) his base salary is reduced (other than a reduction consistent and proportional with the overall reduction, due to extraordinary business conditions, in the compensation of all other senior executives of the Company), (ii) he is not in good faith considered for incentive awards under the Company’s plans in which senior executives are eligible to participate, (iii) the Company fails to provide him with retirement, fringe and supplemental benefits in a manner similar to other senior executives, (iv) the Company relocates Mr. Rigby’s place of employment to a location further than 50 miles from Wilmington, Delaware (other than the Washington, D.C. metropolitan area), or (v) he is demoted to a position that is not a senior management position (other than due to his disability).

Resignation or Termination Due to Disability or Death.    Upon his resignation (other than under the specified circumstances discussed above) or upon his death or disability (which shall be deemed to have occurred if he becomes entitled to long-term disability benefits under the Company’s disability plan or policy), Mr. Rigby’s employment agreement provides that he will not be entitled to any benefits beyond those provided for under the terms of the Company benefit plans in which he participates.

Gross-up Payments.    Mr. Rigby’s employment agreement also provides that, if any payments or benefits provided to him under his employment agreement, or under any other plan, program, agreement or arrangement of the Company, are determined to be payments related to a change in control within the meaning of Section 280G of the Internal Revenue Code, and as a result he incurs an excise tax under Section 4999 of the Internal Revenue Code, he will be entitled to receive a gross-up payment in an amount equal to the amount of all excise taxes imposed on compensation payable upon termination of employment and the additional taxes that result from such payment, such that the aggregate net payments received by him will be the same as they would have been had such excise tax not been imposed.

Mr. Huffman’s employment agreement provides that, if at any time prior to December 31, 2010, Mr. Huffman’s employment is terminated by the Company other than for cause (defined the same as under Mr. Rigby’s employment agreement), by Mr. Huffman under specified circumstances that constitute “good reason,” or due to Mr. Huffman’s death or disability, the Company is obligated to pay him a pro-rata portion of the $100,000 payment that is due him if he remains employed through December 31, 2010. If his employment is terminated for cause, no payment is due him under his employment agreement.

Change-in-Control Severance Plan

Under the Change-in-Control Severance Plan, if, within one year following a change in control, a participating executive’s employment is terminated by the Company without “cause” or the executive terminates his or her employment for “good reason,” the executive will be entitled to the following termination benefits:

•

A severance payment equal to the sum of executive’s salary and target annual bonus for the year in which the termination occurs, multiplied by a factor of 1.5, 2 or 3, depending upon the executive’s position (a “Benefit Factor”).

•	A prorated portion (based on the number of days the executive was employed during the year) of the executive’s target annual bonus for the year.

•

A lump sum supplemental retirement benefit paid in cash equal to the difference between (i) the present value of the executive’s vested retirement benefit accrued at the time of termination under the Pepco Holdings Retirement Plan and any excess or supplemental retirement plan in which the executive is a participant and (ii) the benefit the executive would be entitled to receive under such plans assuming that the executive was the number of years older and had been credited with the number of years of service equal to the executive’s Benefit Factor.

•

For a period of time equal to the executive’s Benefit Factor, medical, dental, group life and disability benefits that generally are at least at a level substantially similar to the level in effect prior to the change in control.

•

A gross-up payment in an amount equal to the amount of all excise taxes imposed upon compensation payable upon termination of employment and the additional taxes that result from such payment, such that the aggregate net payments received by the executive will be the same as they would have been had such excise tax not been imposed.

The receipt of the benefits under the Change-in-Control Severance Plan is contingent upon the execution by the employee of (i) a general release and a non-disparagement agreement and (ii) a covenant agreeing not to compete against the Company or solicit its employees, each in form and substance satisfactory to the Company.

Of the executive officers named in the Summary Compensation Table, Messrs. Kamerick and Velazquez (each with a Benefit Factor of 3) and Emge and Huffman (each with a Benefit Factor of 2) are participants in the Change-in-Control Severance Plan.

Long-Term Incentive Plan

Under the LTIP, if the employment of a recipient of an award is terminated by the Company or the recipient terminates his or her employment for “good reason” within 12 months following a “change in control,” the recipient’s outstanding awards under the LTIP will be affected as follows:

•

A pro-rata portion of any Restricted Stock Program or restricted stock unit award that is subject to vesting contingent on the continued employment of the recipient (“service-based vesting”) will become immediately vested based on the number of months of the restricted period that have elapsed as of the termination date.

•

A pro-rata portion of any Performance Stock Program or restricted stock unit award that is subject to vesting contingent on the satisfaction of established performance criteria (“performance-based vesting”) will become immediately vested based on the number of months of the restricted period that have elapsed as of the termination date and on the assumption that the target level of performance has been achieved.

•	Any stock option or stock appreciation right not then exercisable will become immediately exercisable.

A “change in control” will occur under the terms of the LTIP if generally: (i) any person is or becomes the “beneficial owner” (as defined under SEC rules), directly or indirectly, of securities of the Company (excluding any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company’s then outstanding securities, (ii) during any period of 12 consecutive months, the individuals who, at the beginning of such period, constitute the Company’s Board of Directors cease for any reason other than death to constitute at least a majority of the Board of Directors, (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent at least 50% of the combined voting power of the voting securities of the Company or the surviving company, or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Under the LTIP, a recipient of an award will have “good reason” to terminate his or her employment if, without the written consent of the recipient, any of the following events occurs following a “change in control”: (i) the assignment to the recipient of any duties inconsistent in any materially adverse respect with his or her position, authority, duties or responsibilities in effect immediately prior to the change in control, (ii) there is a reduction in the recipient’s base salary from that in effect immediately before the change in control, (iii) there is a material reduction in the recipient’s aggregate compensation opportunity, consisting of base salary, bonus opportunity, and long-term or other incentive compensation opportunity, (iv) the Company requires the recipient to be based at any office or location more than 50 miles from that location at which he or she performed his or her services immediately prior to the occurrence of the change in control, or (v) any successor company fails to agree to assume the Company’s obligations to the recipient under the LTIP.

If the employment of a recipient of a Restricted Stock Program or Performance Stock Program award terminates because of retirement, early retirement at the Company’s request, death or disability prior to vesting, the payout of the award will be prorated, in the case of an award subject to service-based vesting, for service during the performance period and, in the case of an award subject to performance-based vesting, taking into account factors including, but not limited to, service and the performance of the participant before employment ceases, unless the Compensation/Human Resources Committee determines in either case that special circumstances warrant modification of the payment to which the participant is entitled. If the employment of a recipient of a Restricted Stock Program or Performance Stock Program award terminates for any other reason, the award is forfeited, except in the case of early retirement at the request of the participant, in which case the payout or forfeiture is at the discretion of the Compensation/Human Resources Committee.

If employment of the holder of a stock option terminates because of retirement, early retirement, death or disability, the option will remain exercisable for the remainder of its term, unless the Compensation/Human Resources Committee determines that special circumstances warrant modification of this result. Otherwise, the option will lapse on the effective date of the holder’s termination of employment.

In the case of Mr. Rigby, the application of the provisions of the LTIP governing the disposition of awards in connection with a termination of employment is superseded by the provisions of the executive’s employment agreement, which are more fully described above under the heading “Termination of Employment and Change in Control Benefits — Employment Agreements.”

Executive Incentive Compensation Plan

Under the EICP, if a participant retires, dies or becomes disabled prior to the end of a plan year, the participant is entitled to a pro rated portion of the award to which the participant otherwise would be entitled based on the portion of the year that the participant was employed. If the employment of the participant terminates for any other reason during the plan year, the participant will be entitled to an award only to the extent provided for in his employment agreement or under the Change-in-Control Severance Plan. See “Termination of Employment and Change in Control Benefits — Employment Agreements and — Change-in-Control Severance Plan.”

Retirement Plan Benefits

Messrs. Kamerick and Emge are participants in the Pepco General Retirement Subplan of the Pepco Holdings Retirement Plan and Messrs. Rigby and Velazquez are participants in the Conectiv Cash Balance Subplan of the Pepco Holdings Retirement Plan. Mr. Huffman is a participant in the PHI Subplan of the Pepco Holdings Retirement Plan. For a description of the benefits provided under these defined benefit retirement plans and under the corresponding supplemental retirement plans following termination of employment, see the discussion under the heading “Retirement Plans” above.

Deferred Compensation Plans

Messrs. Rigby, Kamerick, Velazquez and Emge each is a participant in one or more Company deferred compensation plans. For a discussion of the payments to which they are entitled to under these plans following a termination of employment, see the discussion under the heading, “Deferred Compensation Plans” above.

Quantification of Termination of Employment Benefits

The following discussion quantifies the benefits that each of Messrs. Rigby, Kamerick, Velazquez, Emge and Huffman would have been entitled to receive under his employment agreement and the Company’s compensation plans and, in the cases of Messrs. Rigby and Huffman, under the terms of their respective employment agreements (other than under the Company’s defined benefit retirement plans and corresponding supplemental retirement plans and arrangements and under the Company’s deferred compensation plans, the benefits under which are described above under the headings “Retirement Plans” and “Deferred Compensation Plans”) if his employment had terminated on December 31, 2009, under specified circumstances:

Termination of the Executive’s Employment by the Company Other Than for Cause or Voluntary Resignation by the Executive under Specified Circumstances Following a Change in Control.    If, as of

December 31, 2009, the employment of the executive following a change in control had been terminated by the Company other than for cause, or (i) in the case of Mr. Rigby, he had voluntarily terminated his employment under any of the circumstances specified in his employment agreement, and (ii) in the cases of Messrs. Kamerick, Velazquez, Emge and Huffman, he had voluntarily terminated his employment for “good reason” within one year following the change in control in accordance with the terms of the Change-in-Control Severance Plan and the LTIP, the executive would have received the following benefits. The benefit in the column headed “Section 280G Gross-up Payment” is the payment the executive would have received had the executive incurred an excise tax under Section 4999 of the Internal Revenue Code.

	Severance Payment		EICP Payment (42)	Lump Sum Supplemental Retirement Benefit Payment	Accelerated Vesting of Service- based Restricted Stock (43)	Target Performance- Based Restricted Stock (44)	Welfare Plan Benefit Payment	Section 280G Gross- Up Payment	Total
Joseph M. Rigby	$3,528,189		$750,833	$5,892,682	$114,075	$259,220	$0	$3,528,189	$14,073,188
Anthony J. Kamerick	2,112,000		213,813	1,237,326	59,160	143,832	47,304	1,516,719	5,330,154
David M. Velazquez	2,112,000		254,100	363,269	80,863	196,185	39,630	1,125,332	4,171,379
Kirk J. Emge	1,120,000		210,000	577,285	58,200	141,254	22,022	704,115	2,832,876
John U. Huffman	1,100,853	(45)	204,600	58,095	67,518	163,597	31,050	519,820	2,145,533

(42)	Represents the target bonus under the EICP for 2009.

(43)	Represents the market value on December 31, 2009 of unvested shares of common stock issuable pursuant to the Performance Stock Program that would vest and become non-forfeitable (i) in the case of Mr. Rigby, prior to August 1, 2011 (the expiration date of his employment agreement) or (ii) in the case of each other executive, if the termination of the executive’s employment occurred within one year following the change in control (calculated by multiplying the number of shares by $16.85, the closing market price on that day).

(44)	Represents the market value on December 31, 2009 of shares of common stock issuable pursuant to the Performance Stock Program to which (i) Mr. Rigby would be entitled at the end of the 2007-2009 and 2008-2010 performance cycles in accordance with the terms of his employment agreement and (ii) each of the other executives would be entitled under the terms of the LTIP at the end of the performance cycle periods in which he participates, in each case assuming that the target level of performance is achieved. Includes the following number of additional shares that the executive is entitled under the terms of his award to receive, equal in number to the shares that the executive would have acquired had the cash dividends paid during the performance period on the number of shares of common stock equal to the number of shares of Performance Stock earned been reinvested in shares of common stock: Mr. Kamerick — 1,514 shares; Mr. Velazquez — 2,046 shares; Mr. Emge — 1,475 shares; and Mr. Huffman — 1,696 shares.

(45)	Includes $9,653, which is a pro rata portion of the $100,000 payment that is due Mr. Huffman if he remains employed through December 31, 2010.

Termination of the Executive’s Employment by the Company Other Than For Cause Not Following a Change in Control. If, as of December 31, 2009, the employment of the executive had been terminated by the Company other than for cause and other than following a change in control, other than Messrs. Rigby and Huffman, he would not have been entitled to any benefits other than his retirement benefits and the payment of his deferred compensation and all unvested awards under the Performance Stock Program and Restricted Stock Program of the LTIP and under the EICP would have been forfeited. Mr. Rigby, under the terms of his employment agreement, would have been entitled to receive, in addition to his retirement benefits and the payment of his deferred compensation, each of the benefits shown in the table above, with the exception of the 280G Gross Up Payment. Mr. Huffman, under the terms of his employment agreement, would have been entitled to receive, in addition to his retirement benefits and the payment of his deferred compensation, $9,653, which is a pro rata portion of the $100,000 payment that is due him if he remains employed through December 31, 2010. All of Mr. Huffman’s unvested awards under the Performance Stock Program and the Restricted Stock Program of the LTIP and under the EICP would have been forfeited.

Voluntary Resignation by the Executive. If, as of December 31, 2009, an executive had resigned (other than for good reason following a change in control), he would not have been entitled to any benefits, other than his retirement benefits and the payment of his deferred compensation. All unvested awards under the Performance Stock Program and the Restricted Stock Program of the LTIP and under the EICP would have been forfeited.

Retirement or Termination of Employment Due to Death or Disability.    If, as of December 31, 2009, an executive had retired (including early retirement at the Company’s request) or his employment had terminated because of his death or disability, the executive (or his estate) would have been entitled to receive his retirement benefits and the payment of his deferred compensation and under the terms of the LTIP, unless otherwise determined by the Compensation/Human Resources Committee, (i) the accelerated vesting of a pro-rata portion of each outstanding time-based Restricted Stock award issued to the executive pursuant to the Restricted Stock Program and (ii) the accelerated vesting of a pro-rata portion of the shares of common stock issuable pursuant to the Performance Stock Program for any then-uncompleted performance periods as determined by the Compensation/Human Resources Committee taking into account factors including, but not limited to, the period of the executive’s service prior to termination and the performance of the executive before his employment ceased. In addition, under the terms of the EICP, the executive is entitled to a pro-rata portion of his award based on the portion of the year for which he was employed. The executive would not have been entitled to any severance payment or supplemental retirement benefit payment.

Termination for Cause.    If, as of December 31, 2009, the employment of an executive had been terminated for cause none of the executives would be entitled to any benefits, other than his retirement benefits and the payment of his deferred compensation. All unvested awards under the Performance Stock Program and the Restricted Stock Program of the LTIP and under the EICP would have been forfeited.

Wraase Retirement Benefits

On June 1, 2009, Mr. Wraase retired as an employee of the Company. In connection with his retirement, Mr. Wraase has received or will be entitled to receive, in accordance with the terms of his employment agreement or under the Company’s employee benefit plans, the following benefits:

•	The acceleration to June 1, 2009 of the vesting of 50,437 shares of restricted stock awarded under the Restricted Stock Program, which on that date had an aggregate fair market value of $816,827.

•

The receipt on February 25, 2010, of 40,383 shares of common stock under the Performance Stock Program, which on that date had an aggregate fair market value of $686,107, representing an award for the portion of the 2007-2009 performance cycle for which he was employed. In addition, he will be entitled to earn up to 45,868 shares of common stock for the 2008-2010 performance cycle under the Performance Stock Program along with dividend credits on the shares earned, if and to the extent the established performance goals associated with the award opportunity are achieved.

•	A pension payment under the Pepco Holdings Retirement Plan in the amount of $111,081 per year.

•	A supplemental pension payment under the Executive Retirement Plan in the amount of $1,028,706 per year.

•	A supplemental retirement benefit as described above under the heading “Retirement Plans — Wraase Supplemental Retirement Benefit” in the amount of $292,488 per year.

•	Distributions under the Company’s deferred compensation plans as described above under the heading “Deferred Compensation Plans.”

•	Tax preparation and financial planning services until March 15, 2012 on the same terms and conditions as similarly situated active employees of the Company.

Torgerson Retirement Benefits

Mr. Torgerson retired as an employee of the Company on June 1, 2009. In connection with his retirement, Mr. Torgerson has received or will be entitled to receive, in accordance with the terms of his employment agreement or under the Company’s employee benefit plans, the following benefits:

•	The acceleration to June 1, 2009, of the vesting of 9,958 shares of restricted stock awarded under the Restricted Stock Program, which on that date had an aggregate fair market value of $161,270.

•

The receipt on February 25, 2010, of 10,579 shares of common stock under the Performance Stock Program, which on that date had an aggregate fair market value of $179,737, representing an award for the portion of the 2007-2009 performance cycle for which he was employed. In addition, he will be entitled to earn (i) up to 11,894 shares of common stock for the 2009-2010 performance cycle and (ii) up to 5,860 shares of common stock for the 2009-2011 performance cycle under the Performance Stock Program along with dividend credits on the shares earned, if and to the extent the established performance goals associated with the award opportunity are achieved.

•	A pension payment under the Pepco Holdings Retirement Plan in the amount of $87,455 per year.

•	A supplemental pension payment under the Executive Retirement Plan in the amount of $485,962 per year.

•	Distributions under the Company’s deferred compensation plans as described above under the heading “Deferred Compensation Plans.”

•	Tax preparation and financial planning services until June 1, 2010, on the same terms and conditions as similarly situated active employees of the Company.

Barry Resignation Benefits

Mr. Barry resigned as an employee of the Company effective June 12, 2009. In connection with his resignation, Mr. Barry entered into an agreement with the Company which provided for:

•	a lump sum severance payment of $828,800;

•	a lump sum payment of $29,885 in payment of three weeks of unused vacation;

•	reimbursement of COBRA payments for a period ending on the first to occur of his employment with another employer and December 11, 2010;

•

reimbursement in the cumulative amount of $50,000 for (i) any legal fees, costs and expenses incurred in connection with the entry into the termination agreement and (ii) the costs of outplacement or relocation services incurred on or before December 31, 2009; and

•	reimbursement in an amount not to exceed $15,000 for expenses related to fiscal planning and tax preparation services for calendar years 2009 and 2010.

BOARD REVIEW OF TRANSACTIONS WITH RELATED PARTIES

The Board of Directors has adopted Procedures for Evaluating Related Person Transactions (the “Procedures”) which set forth the procedures followed by the Board in review and approval or ratification of transactions with related persons to ensure compliance with the Company’s Conflicts of Interest Business Policy, Corporate Governance Guidelines and applicable law. Related persons include directors, nominees for election as a director and specified executives (“covered persons”), as well as the members of such person’s immediate family. The Procedures apply to any situation where a related person serves as a director, officer or partner of, a consultant to, or in any other key role with respect to, any outside enterprise which does or seeks to do business with, or is a competitor of, the Company or any affiliate of the Company. The Procedures can be found on the Company’s Web site (www.pepcoholdings.com) by first clicking on the link: Corporate Governance and then the link: Business Policies.

The Procedures require that each covered person provide to the Corporate Secretary annually a completed questionnaire setting forth all business relationships and other affiliations which relate in any way to the business and other activities of the Company and its affiliates. Each covered person should also, throughout the year, update the information provided in the questionnaire as necessary.

When a related person transaction is contemplated, all of the material facts regarding the substance of the proposed transaction, including the material facts relating to the related person’s or other party’s relationship or interest, must be fully disclosed to the Corporate Governance/Nominating Committee (excluding any member of the Committee who has an interest in the transaction). The Corporate Governance/Nominating Committee will review the contemplated transaction and will then make a recommendation to the disinterested members of the Board. At a Board meeting, all of the material facts regarding the substance of the proposed transaction, including the facts relating to the related person’s or other party’s relationship or interest and the recommendation of the Corporate Governance/Nominating Committee, must be fully disclosed to the Board. Approval of the transaction requires the affirmative vote of a majority of the disinterested directors voting on the matter.

The Procedures generally require that related person transactions be approved in advance. On occasion, however, it may be in the Company’s interest to commence a transaction before the Corporate Governance/Nominating Committee or Board has had an opportunity to meet, or a transaction may commence before it is discovered that a related person is involved with the transaction. In such instances, the Procedures require the covered person to consult with the Chairman of the Corporate Governance/Nominating Committee to determine the appropriate course of action, which may include subsequent ratification by the affirmative vote of a majority of the disinterested directors. If the Chairman of the Corporate Governance/Nominating Committee is an interested director, the Procedures require the covered person to consult with the Lead Independent Director to determine the appropriate course of action.

AUDIT COMMITTEE REPORT

Among its duties, the Audit Committee is responsible for recommending to the Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. The Committee took a number of steps as a basis for making this recommendation for 2009. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2009, those matters that PricewaterhouseCoopers LLP is required to communicate to and discuss with the Audit Committee under Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board (the “PCAOB”), which included information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with PricewaterhouseCoopers LLP that firm’s independence and received from PricewaterhouseCoopers LLP a letter concerning independence as required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence). This discussion and disclosure informed the Audit Committee of PricewaterhouseCoopers LLP’s relationships with the Company and was designed to assist the Audit Committee in considering PricewaterhouseCoopers LLP’s independence. Finally, the Audit Committee reviewed and discussed, with the Company’s management and with PricewaterhouseCoopers LLP, the Company’s audited consolidated balance sheets at December 31, 2009 and 2008, and the Company’s consolidated statements of income, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2009, including the notes thereto. Management is responsible for the consolidated financial statements and reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States of America. Based on the discussions with management and PricewaterhouseCoopers LLP concerning the audit, the independence discussions, and the financial statement review and discussions, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the consolidated financial statements be included in the Company’s 2009 Annual Report on Form 10-K.

The Audit Committee, in accordance with its charter, conducts an annual evaluation of the performance of its duties. Based on this evaluation, the Committee concluded that it performed effectively in 2009.

AUDIT COMMITTEE
Frank K. Ross, Chairman Terence C. Golden Patrick T. Harker Barbara J. Krumsiek Lawrence C. Nussdorf

2. RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company appointed PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year 2009. The Audit Committee has reappointed the firm for 2010. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

Although the Company is not required to seek shareholder ratification of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will take this fact into consideration when selecting the Company’s independent registered public accounting firm for 2011. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if the Committee determines that a change would be in the best interests of the Company and its shareholders.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements of the Company and its subsidiary reporting companies for the 2009 and 2008 fiscal years, reviews of the financial statements included in the 2009 and 2008 Forms 10-Q of the Company and its subsidiary reporting companies, reviews of public filings, comfort letters and other attest services were $6,145,416 and $7,965,978, respectively. The amount for 2008 includes $184,984 for the 2008 audit that was billed after the 2008 amount was disclosed in the Company’s proxy statement for the 2009 Annual Meeting.

Audit-Related Fees

No fees were billed by PricewaterhouseCoopers LLP for audit-related services for the 2009 or 2008 fiscal years.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for tax services rendered for the 2009 and 2008 fiscal years were $504,814 and $284,678 respectively. These services consisted of tax compliance, tax advice and tax planning.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for all other services other than those covered under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the 2009 and 2008 fiscal years were $3,000 and $4,500, respectively, which represented the costs of training and technical materials provided by PricewaterhouseCoopers LLP.

All of the services described in “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved in advance by the Audit Committee, in accordance with the Audit Committee Policy on the Approval of Services Provided By the Independent Auditor, which is attached to this Proxy Statement as Annex A.

What vote is required to ratify the appointment of the independent registered public accounting firm?

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the common stock present and entitled to vote at the meeting.

How are the votes counted?

Shares, if any, which are the subject of an abstention with regard to the vote on this proposal will be considered present and entitled to vote, and accordingly will have the same effect as a vote against the proposal. Any shares that are the subject of a “broker non-vote” will not be considered present and entitled to vote and, therefore, will not be included in the denominator when determining whether the requisite percentage of shares has been voted in favor of this matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, WHICH IS SET FORTH AS ITEM 2 ON THE PROXY CARD.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

What is the deadline for submission of shareholder proposals for inclusion in the Company’s proxy statement for the 2011 Annual Meeting?

In order to be considered for inclusion in the proxy statement for the 2011 Annual Meeting, shareholder proposals must be received by the Company on or before November 26, 2010.

May a shareholder introduce a resolution for a vote at a future annual meeting?

Under the Company’s Bylaws, a shareholder may introduce a resolution for consideration at a future Annual Meeting if the shareholder complies with the advance notice provisions set forth in the Bylaws. These provisions require that for a shareholder to properly bring business before an Annual Meeting, the shareholder must give written notice to the Company’s Secretary at 701 Ninth Street, N.W., Washington, D.C. 20068, not less than 100 days nor more than 120 days prior to the date of the meeting (or if the date of the meeting is more than 30 days before or after the anniversary of the Annual Meeting in the prior year, then the written notice must be received no later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting is given or made by the Company). The shareholder’s notice must set forth a description of the business the shareholder desires to bring before the meeting and the reasons for conducting the business at the Annual Meeting, the name and record address of the shareholder, the class and number of shares owned beneficially and of record by the shareholder, and any material interest of the shareholder in the proposed business. The Company will publicly announce the date of its 2011 Annual Meeting at a later date.

May a shareholder nominate or recommend an individual for election as a director of the Company?

Under the Company’s Bylaws, a shareholder may nominate an individual for election as a director at a future Annual Meeting by giving written notice of the shareholder’s intention to the Company’s Secretary at 701 Ninth Street, N.W., Washington, D.C. 20068, not less than 100 days nor more than 120 days prior to the date of the meeting (or if the date of the meeting is more than 30 days before or after the anniversary of the Annual Meeting in the prior year, then the written notice must be received no later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting was first given or made by the Company). The notice provided to the Secretary must set forth the name and record address of the shareholder and the class and number of shares of capital stock of the Company beneficially owned by such shareholder; and, for each nominee, the nominee’s name, age, business address, residence address, principal occupation or employment, the class and number of shares of the Company’s capital stock beneficially owned by the nominee, and any other information concerning the nominee that would be required to be included in a proxy statement. The Company will publicly announce the date of its 2011 Annual Meeting at a later date.

A shareholder also may recommend for the consideration of the Corporate Governance/Nominating Committee one or more candidates to serve as a nominee of the Company for election as a director. Any such recommendations for the 2011 Annual Meeting must be submitted in writing to the Secretary of the Company on or before November 26, 2010, accompanied by the information described in the preceding paragraph.

What principles has the Board adopted with respect to Board membership? What are the specific qualities or skills that the Corporate Governance/Nominating Committee has determined are necessary for one or more of the directors to possess?

The Board has approved the following principles with respect to Board membership:

The Board should include an appropriate blend of independent and management directors, which should result in independent directors being predominant and in the views of the Company’s management being effectively represented. Accordingly, the number of independent directors should never be less than seven and the management directors should always include the Chief Executive Officer, there should never be more than three management directors, and any management directors other than the Chief Executive Office should be selected from the Company’s executive leadership team.

For independent directors, the Corporate Governance/Nominating Committee seeks the appropriate balance of experience, skills and personal characteristics required of a director. In order to be considered for nomination to the Board, a director candidate should possess most or all of the following attributes: independence, as defined by the NYSE listing standards as currently in effect; integrity; judgment; credibility; collegiality; professional achievement; constructiveness; and public awareness. The independent directors should possess, in aggregate, skill sets that include but are not limited to: financial acumen equivalent to the level of a Chief Financial Officer or senior executive of a capital market, investment or financial services firm; operational or strategic acumen germane to the energy industry, or other industry with similar characteristics (construction, manufacturing, etc.); public and/or government affairs acumen germane to complex enterprises, especially in regulated industries; customer service acumen germane to a service organization with a large customer base; legal acumen in the field(s) of regulatory or commercial law at the partner or chief legal officer level; salient community ties in areas of operation of Pepco Holdings’ enterprises; and corporate governance acumen, gained through service as a senior officer or director of a large publicly held corporation or through comparable academic or other experience.

In identifying director candidates, the Corporate Governance/Nominating Committee also gives weight to other attributes that the Committee believes contribute to Board effectiveness, including analytical skills, a willingness and ability to constructively and collaboratively engage with management and each other, and the ability and commitment to devote significant time to service on the Board and its Committees. In accordance with the corporate governance guidelines, the Corporate Governance/Nominating Committee also follows the principle that a board of directors composed of individuals with a broad range of experiences and backgrounds brings diverse perspectives and contributes to the Board’s overall effectiveness. Thus, independent directors are also selected to ensure diversity, in the aggregate, which diversity should include expertise or experience germane to the Company’s total business needs, in addition to other generally understood aspects of diversity.

The Board monitors the mix of skills, experience and backgrounds of the Board members to assure that the Board has the necessary composition to effectively perform its oversight function. The Board took these diversity considerations and attributes into account in determining the Director nominees and planning for director succession and believes that, as a group, the nominees bring a diverse range of expertise, experience and perspectives, as well as generally understood aspects of diversity, to the Board.

What is the process for identifying and evaluating nominees for director (including nominees recommended by security holders)?

The Corporate Governance/Nominating Committee has developed the following process for the identification and evaluation of director nominees which is set forth in the Company’s Corporate Governance Guidelines and can be found on the Company’s Web site (www.pepcoholdings.com) under the link: Corporate Governance:

a. List of Potential Candidates.    The Corporate Governance/Nominating Committee develops and maintains a list of potential candidates for Board membership. Potential candidates are recommended by Committee members and other Board members. Shareholders may put forward potential candidates for the Committee’s consideration by following submission requirements published in the Company’s proxy statement for the previous year’s meeting. See the second paragraph of the section headed “May a shareholder nominate or recommend an individual for election as a director of the Company?” above.

b. Candidate Attributes, Skill Sets and Other Criteria.    The Committee annually reviews the attributes, skill sets and other qualifications for potential candidates and may modify them from time to time based upon the Committee’s assessment of the needs of the Board and the skill sets required to meet those needs.

c. Review of Candidates.    All potential candidates are reviewed by the Committee against the current attributes, skill sets and other qualifications established by the Board to determine if a candidate is suitable for Board membership. If a candidate is deemed suitable based on this review, a more detailed review will be performed through examination of publicly available information. This examination will include consideration of the independence requirement for outside directors, the number of boards on which the candidate serves, the possible applicability of restrictions on director interlocks or other requirements or prohibitions imposed by applicable laws or regulations, proxy disclosure requirements, and any actual or potentially perceived conflicts of interest or other issues raised by applicable laws or regulations or the Company’s policies or practices.

d. Prioritization of Candidates.    The Committee (i) annually determines whether any candidate needs to be removed from consideration as a result of the detailed review, and (ii) as needed determines a recommended priority among the remaining candidates for recommendation to and final determination by the Board prior to direct discussion with any candidate.

e. Candidate Contact.    Following the Board’s determination of a priority-ranked list of approved potential candidates, the Chairman of the Committee or, at his or her discretion, other member(s) of the Board will contact and interview the potential candidates in priority order. When a potential candidate indicates his or her willingness to accept nomination to the Board, no further candidates will be contacted. Subject to a final review of eligibility under the Company’s policies and applicable laws and regulations using information supplied directly by the candidate, the candidate will then be nominated.

3. OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

Does the Board of Directors know of any additional matters to be acted upon at the Annual Meeting?

The Board of Directors does not know of any other matter to be brought before the meeting.

If another matter does come before the meeting, how will my proxy be voted?

If any other matter properly comes before the meeting, your signed proxy card, as well as your Internet or telephone proxy, gives the designated proxy holders discretionary authority to vote on such matters in accordance with their best judgment.

How are proxies being solicited and who pays for the costs involved?

The Company will bear the costs of solicitation of proxies, including the reimbursement of banks and brokers for certain costs incurred in forwarding proxy materials to beneficial owners. The Company has retained Laurel Hill Advisory Group to aid in the solicitation of proxies, at an anticipated cost to the Company of approximately $12,500, plus expenses. In addition to the use of the mails, officers, directors and regular employees of the Company may solicit proxies personally, by telephone or facsimile or via the Internet. These individuals will not receive any additional compensation for these activities.

Why was only a single Notice of Availability and/or set of proxy materials mailed to households that have multiple holders of common stock?

To reduce the expense of delivering a duplicate Notice of Availability and/or set of proxy materials to multiple shareholders sharing the same address, the Company has adopted a procedure approved by the SEC called “householding.” This procedure saves printing costs and postage fees, and conserves natural resources.

Under this procedure, certain shareholders of record who have the same address and last name, and who have not elected to receive delivery of proxy materials electronically, will receive only one copy of the Notice of Availability and/or set of proxy materials, unless they have previously notified the Company that they want to receive separate copies. Each Retirement Savings Plan participant will continue to receive a paper copy of all of the proxy materials.

Under these SEC rules, brokers and banks that hold stock for the account of their customers also are permitted to deliver a single copy of the proxy materials or Notice of Availability to two or more shareholders that share the same address. If you and other residents at your mailing address own shares of common stock through a broker or bank, you may have received a notice notifying you that your household will be sent only one copy of the proxy materials or the Notice of Availability. If you did not notify your broker or bank of your objection, you may have been deemed to have consented to the arrangement.

If you received a single set of proxy materials or a single Notice of Availability as a result of householding, and one or more shareholders at your address would like to have separate copies with respect to the 2010 Annual Meeting or in the future, please contact American Stock Transfer & Trust Company, the Company’s transfer agent:

By Telephone:	1-866-254-6502 (toll-free)

In Writing:	American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219-9821

If you own your shares through a brokerage firm or a bank, your notification should include the name of your brokerage firm or bank and your account number.

If you are a record holder of shares of common stock who is receiving multiple copies of the Company’s shareholder communications at your address and you would like to receive only one copy for your household, please contact American Stock Transfer & Trust Company at the telephone number or address set forth above. If you own your shares through a brokerage firm or a bank, please contact your broker or bank.

Where do I find the Company’s Corporate Business Policies, Corporate Governance Guidelines and Committee Charters?

The Company has in place Corporate Business Policies, which in their totality constitute its code of business conduct and ethics. These policies apply to all directors, employees and others working at the Company and its subsidiaries. The Company’s Board of Directors has also adopted Corporate Governance Guidelines and charters for the Company’s Audit Committee, Compensation/Human Resources Committee and Corporate Governance/Nominating Committee, which conform to the requirements set forth in the NYSE listing standards. The Board of Directors has also adopted charters for the Company’s Executive Committee and Finance Committee. Copies

of these documents are available on the Company Web site at http://www.pepcoholdings.com/governance/index.html and also can be obtained by writing to: Ellen Sheriff Rogers, Vice President, Secretary and Assistant Treasurer, 701 Ninth Street, N.W., Suite 1300, Washington, D.C. 20068.

The Letter to Shareholders which began on the cover page of this document, the sections of this Proxy Statement headed “Compensation/Human Resources Committee Report” and “Audit Committee Report” and the 2009 Annual Report to Shareholders, including the “Five-Year Performance Graph 2005-2009,” attached as Annex B to this Proxy Statement are not deemed to be “soliciting material” or to be “filed” with the SEC under or pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not be incorporated by reference or deemed to be incorporated by reference into any filing by the Company under either such Act, unless otherwise specifically provided for in such filing.

ANNEX A

PEPCO HOLDINGS, INC.

AUDIT COMMITTEE

Policy on the Approval of Services

Provided By the Independent Auditor

I.	Overview

Under the federal securities laws and the rules of the Securities and Exchange Commission (the “SEC”), the annual consolidated financial statements of Pepco Holdings, Inc. (the “Company”) and each of its subsidiaries that has a reporting obligation (a “Reporting Company”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be audited by an “independent” public accountant. Likewise, the quarterly financial statements of the Company and each Reporting Company must be reviewed by an “independent” public accountant.

Under SEC regulations, a public accountant is not “independent” if it provides certain specified non-audit services to an audit client. In addition, a public accountant will not qualify as “independent” unless (i) before the accountant is engaged to provide audit or non-audit services, the engagement is approved by the public company’s audit committee or (ii) the engagement to provide audit or non-audit services is pursuant to pre-approved policies and procedures established by the audit committee.

Under the Audit Committee Charter, the Audit Committee of the Company has sole authority (i) to retain and terminate the Company’s independent auditors, (ii) to pre-approve all audit engagement fees and terms and (iii) to pre-approve all significant audit-related relationships with the independent auditor. This Policy sets forth the policies and procedures adopted by the Audit Committee with respect to the engagement of the Company’s independent auditor to provide audit and non-audit services to the Company and its subsidiaries (as defined by Rule 1-02 (x) of SEC Regulation S-X).

The Audit Committee also serves as the audit committee for each subsidiary of the Company that is a Reporting Company for the purpose of approving audit and non-audit services to be provided by the independent auditor(s) of such Reporting Companies. In this capacity, the Audit Committee has determined that this Policy also shall govern the engagement of the independent auditor for each such Reporting Company.

II.	Statement of Principles

The Audit Committee recognizes the importance of maintaining the independence of its external auditor both in fact and appearance. In order to ensure that the independence of the Company’s external auditor is not, in the judgment of the Audit Committee, impaired by any other services that the external auditor may provide to the Company and its subsidiaries:

•

The Audit Committee shall approve in advance all services — both audit and permitted non-audit services — provided to the Company or any of its subsidiaries by the Company’s independent auditor in accordance with the procedures set forth in this Policy.

•

The Audit Committee shall not engage the Company’s independent auditor to provide to the Company or any of its subsidiaries any non-audit services that are unlawful under Section 10A of the Exchange Act or that would impair the independence of the Company’s independent auditor under the standards set forth in Rule 2-01 of SEC Regulation S-X (“Prohibited Non-Audit Services”).

III.	Approval of Annual Audit Services

The annual audit services provided to the Company and its subsidiaries by the Company’s independent auditor shall consist of:

•

The audit of the annual consolidated financial statements of the Company and each other Reporting Company and the other procedures required to be performed by the independent auditor to be able to form an opinion on the financial statements.

•	Review of the quarterly consolidated financial statements of the Company and each Reporting Company.

•	The attestation engagement for the independent auditor’s report on management’s statement on the effectiveness of the Company’s internal control over financial reports.

•

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or issued in connection with securities offerings, including consents and comfort letters provided to underwriters, reviews of registration statements and prospectuses, and assistance in responding to SEC comment letters.

All such audit services must be approved annually by the Audit Committee following a review by the Audit Committee of the proposed terms and scope of the engagement and the projected fees. Any subsequent change of a material nature in the terms, scope or fees associated with such annual audit services shall be approved in advance by the Audit Committee.

Any additional audit services may be pre-approved annually at the meeting at which the annual audit services are approved. If not pre-approved, each additional annual audit service must be approved by the Audit Committee in advance on a case-by-case basis.

IV.	Approval of Audit-Related Services

Audit-related services consist of assurance and related services that are reasonably related to the performance of the audit or review of the financial statements of the Company and each Reporting Company, other than the annual audit services described in Section III above. Audit-related services may include, but are not limited to:

•	Employee benefit plan audits.

•	Due diligence related to mergers and acquisitions.

•	Accounting consultations and audits in connection with acquisitions.

•	Internal control reviews.

•	Attest services related to financial reporting that are not required by statute or regulation.

Audit-related services may be pre-approved annually at the meeting at which the annual audit services are approved. If not pre-approved, each audit-related service must be approved by the Audit Committee in advance on a case-by-case basis.

V.	Approval of Tax Services

Tax services consist of professional services rendered by the independent auditor to the Company or any of its subsidiaries for tax compliance, tax advice and tax planning. Tax services may be pre-approved annually at the meeting of the Audit Committee at which the annual audit services are approved. If not pre-approved, each tax service must be approved by the Audit Committee in advance on a case-by-case basis.

VI.	Approval of All Other Services

Any other services to be provided by the Company’s independent auditor, other than Prohibited Non-Audit Services, may be pre-approved annually at the meeting of the Audit Committee at which the annual audit services are approved. If not pre-approved, each such other service must be approved by the Audit Committee in advance on a case-by-case basis.

VII.	Procedures

At the meeting of the Audit Committee to select the independent auditor for the Company and each of the Reporting Companies, the Chief Financial Officer shall submit to the Audit Committee a list of the additional audit services, audit-related services, tax services and other services, if any, that the Company and the Related Companies wish to have pre-approved for the ensuing year. The list shall be accompanied by:

•

a written description (which may consist of or include a description furnished to the Company by the independent auditor) of the services to be provided in detail sufficient to enable the Audit Committee to make an informed decision with regard to each proposed service, and, to the extent determinable, an estimate provided by the independent auditor of the fees for each of the services; and

•

confirmation of the independent auditor that (i) it would not be unlawful under Section 10A of the Exchange Act for the independent auditor to provide the listed non-audit services to the Company or any of its subsidiaries and (B) none of the services, if provided by the independent auditor to the Company or any of its subsidiaries, would impair the independence of the auditor under the standards set forth in Rule 2-01 of SEC Regulation S-X.

If a type of non-audit service is pre-approved by the Audit Committee, and the Company or any of its subsidiaries subsequently engages the independent auditor to provide that service, the Company’s Chief Financial Officer shall report the engagement to the Audit Committee at its next regularly scheduled meeting.

VIII.	Delegation

The Audit Committee hereby delegates to the Chairman of the Audit Committee the authority to approve, upon the receipt of the documentation referred to in Section VII above, on a case-by-case basis any non-audit service of the types referred to in Sections IV, V and VI above (i.e. an audit-related, tax or other service) at any time other than at a meeting of the Audit Committee. The Chairman shall report any services so approved to the Audit Committee at its next regularly scheduled meeting. In no circumstances shall the responsibilities of the Audit Committee under this Policy be delegated to the management of the Company or any of its subsidiaries.

Annex B

    2009 Annual Report to Shareholders

Forward-Looking Statements:    Except for historical statements and discussions, the statements in this annual report constitute “forward-looking statements” within the meaning of federal securities law. These statements contain management’s beliefs based on information currently available to management and on various assumptions concerning future events. Forward-looking statements are not a guarantee of future performance or events. They are subject to a number of uncertainties and other factors, many of which are outside the company’s control. Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and capital and credit market conditions; availability and cost of capital; changes in laws, regulations or regulatory policies; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors. These uncertainties and factors could cause actual results to differ materially from such statements. Pepco Holdings disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results and prospects of Pepco Holdings.

GLOSSARY OF TERMS

Term	Definition
2007 Maryland Rate Orders	The MPSC orders approving new electric service distribution base rates for Pepco and DPL in Maryland, each effective June 16, 2007
ABO	Accumulated benefit obligation
ACE	Atlantic City Electric Company
ACE Funding	Atlantic City Electric Transition Funding LLC
ADITC	Accumulated deferred investment tax credits
AFUDC	Allowance for Funds Used During Construction
ALJ	Administrative Law Judge
Ancillary services	Generally, electricity generation reserves and reliability services
AOCL	Accumulated other comprehensive loss
April 2007 Order	Administrative Order and Notice of Civil Administrative Penalty Assessment concerning Deepwater issued in April 2007 by NJDEP
AMI	Advanced metering infrastructure
AROs	Asset Retirement Obligations
ASC	Accounting Standards Codification
BACT	Best available control technology
BART	Best available retrofit technology
BGS	Basic Generation Service (the supply of electricity by ACE to retail customers in New Jersey who have not elected to purchase electricity from a competitive supplier)
BGS-CIEP	BGS-Commercial and Industrial Energy Price
BGS-FP	BGS-Fixed Price
Blueprint for the Future	PHI’s initiatives combining traditional DSM programs with new technologies and systems to help customers manage their energy use and reduce the total cost of energy
BMPs	Best management practices
BSA	Bill Stabilization Adjustment mechanism
CAA	Federal Clean Air Act
CAIR	Clean Air Interstate Rule issued by EPA
CWA	Federal Clean Water Act
CERCLA	Comprehensive Environmental Response, Compensation, and Liability Act of 1980
Citgo	Citgo Asphalt Refining Company
C02	Carbon dioxide
Conectiv	A wholly owned subsidiary of PHI and the parent of DPL and ACE
Competitive Energy	PHI’s Competitive energy generation, marketing and supply business
Conectiv Energy	Conectiv Energy Holding Company and its subsidiaries
Cooling Degree Days	Daily difference in degrees by which the mean (high and low divided by 2) dry bulb temperature is above a base of 65 degrees Fahrenheit
CSA	Credit Support Annex
DA	Distribution Automation
Dark spread	The difference between the cost of coal required to produce a unit of electricity and the price of that same unit of electricity
DCPSC	District of Columbia Public Service Commission
Default Electricity Supply

The supply of electricity by PHI’s electric utility subsidiaries at regulated rates to retail customers who do not elect to purchase electricity from a competitive supplier, and which, depending on the jurisdiction, is also known as SOS or BGS service

Default Supply Revenue	Revenue received for Default Electricity Supply

Term	Definition
Deepwater	Deepwater generating plant
DLC	Direct Load Control
DPL	Delmarva Power & Light Company
DNREC	Delaware Department of Natural Resources and Environmental Control
DOE	U.S. Department of Energy
DPSC	Delaware Public Service Commission
DRP	Shareholder Dividend Reinvestment Plan
DSM	Demand-side management
EBITDA	Earnings before interest, taxes, depreciation, and amortization
EDIT	Excess Deferred Income Taxes
EPA	U.S. Environmental Protection Agency
EPS	Earnings per share
EQR	Conectiv Energy’s Electric Quarterly Report filed with FERC
Exchange Act	Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FERC	Federal Energy Regulatory Commission
FHACA	Flood Hazard Area Control Act
FIFO	First in first out
FPA	Federal Power Act
FWPA	NJDEP’s Freshwater Wetlands Protection Act
GAAP	Accounting principles generally accepted in the United States of America
GCR	Gas Cost Rate
GHG	Greenhouse gas under EPA’s rules, including CO2, methane, nitrous oxide, hydrofluorocarbons, perfluorocarbons, and other fluorinated gases
GWh	Gigawatt hour
Heating Degree Days	Daily difference in degrees by which the mean (high and low divided by 2) dry bulb temperature is below a base of 65 degrees Fahrenheit
HEDD	High electric demand day units capable of generating 15 or more megawatts that are operated for 50 percent or less of the time during the ozone season under NJDEP regulations
HPS	Hourly Priced Service
IRS	Internal Revenue Service
ISDA	International Swaps and Derivatives Association
ISONE	Independent System Operator—New England
ISOs	Independent system operators
ITC	Investment tax credit
Line Loss	Estimates of electricity and gas expected to be lost in the process of its transmission and distribution to customers
LTIP	Long-Term Incentive Plan
MAPP	Mid-Atlantic Power Pathway
Market Transition Charge Tax	Revenue ACE receives, and pays to ACE Funding to recover income taxes associated with Transition Bond Charge revenue
May 2007 Order	The second Administrative Order and Notice of Civil Administrative Penalty Assessment concerning Deepwater issued in May 2007 by NJDEP
MDC	MDC Industries, Inc.
Medicare Act	Medicare Prescription Drug Improvement and Modernization Act of 2003
Medicare Part D	A prescription drug benefit under Medicare
MFVRD	Modified fixed variable rate design
Mirant	Mirant Corporation
MMBtu	One Million British Thermal Units
MSCG	Morgan Stanley Capital Group, Inc.

Term	Definition
MPSC	Maryland Public Service Commission
MWh	Megawatt hour
NAV	Net Asset Value
New Jersey Societal Benefit Charge	Revenue ACE receives to recover certain costs incurred under various NJBPU—mandated social programs
NFA	No Further Action letter issued by the NJDEP
NJBPU	New Jersey Board of Public Utilities
NJDEP	New Jersey Department of Environmental Protection
Normalization provisions

Sections of the Internal Revenue Code and related regulations that dictate how excess deferred income taxes resulting from the corporate income tax rate reduction enacted by the Tax Reform Act of 1986 and accumulated deferred investment tax credits should be treated for ratemaking purposes

NOx	Nitrogen oxide
NJPDES	New Jersey Pollutant Discharge Elimination System
NPDES	National Pollutant Discharge Elimination System
NUGs	Non-utility generators
NYDEC	New York Department of Environmental Conservation
OAL	New Jersey Office of Administrative Law
OPEB	Other postretirement benefits
OTTI	Other-than-temporary impairment
Panda	Panda-Brandywine, L.P.
Panda PPA	PPA between Pepco and Panda
PARS	Performance accelerated restricted stock
PCBs	Polychlorinated biphenyls
PCI	Potomac Capital Investment Corporation and its subsidiaries
Pepco	Potomac Electric Power Company
Pepco Energy Services	Pepco Energy Services, Inc. and its subsidiaries
Pepco Holdings or PHI	Pepco Holdings, Inc.
PHI Retirement Plan	PHI’s noncontributory retirement plan
PJM	PJM Interconnection, LLC
PJM RTO	PJM regional transmission organization
PM10	Particulate matter less than ten microns in diameter
Power Delivery	PHI’s Power Delivery business
PPA	Power Purchase Agreement
PRP	Potentially responsible party
PSD	Prevention of Significant Deterioration under the CAA
PUHCA 2005	Public Utility Holding Company Act of 2005, which became effective February 8, 2006
QSPE	Qualifying special purpose entity
RBOB	Reformulated Gasoline Blendstock for Oxygen Blending
RECs	Renewable energy credits
RAR	IRS revenue agent’s report
RARM	Reasonable Allowance for Retail Margin
RC Cape May	RC Cape May Holdings, LLC, an affiliate of Rockland Capital Energy Investments, LLC, and the purchaser of the B.L. England generating plant
Regulated T&D Electric Revenue	Revenue from the transmission and the delivery of electricity to PHI’s customers within its service territories at regulated rates
Revenue Decoupling Adjustment	An adjustment equal to the amount by which revenue from distribution sales differs from the revenue that Pepco and DPL are entitled to earn based on the approved distribution charge per customer
RGGI	Regional Greenhouse Gas Initiative

Term	Definition
ROE	Return on equity
RPM	Reliability Pricing Model
SEC	Securities and Exchange Commission
Sempra	Sempra Energy Trading LLC
SGIG	Smart Grid Investment Grant
SO6	Sulfur hexafloride
SO2	Sulfur dioxide
SOS

Standard Offer Service (the supply of electricity by Pepco in the District of Columbia, by Pepco and DPL in Maryland and by DPL in Delaware to retail customers who have not elected to purchase electricity from a competitive supplier)

Spark spread	The difference between the cost of natural gas or fuel oil required to produce a unit of electricity and the price of that same unit of electricity
SPCC	Spill Prevention, Control, and Countermeasure
Spot	Commodities market in which goods are sold for cash and delivered immediately
T&D	Transmission and distribution
TMDL	Total Maximum Daily Load standards issued by the District of Columbia
Title V Permit	Title V operating permit issued by NJDEP in December 2005
Title V Appeal	Appeal filed by Conectiv Energy in January 2006 with the New Jersey OAL challenging several provisions of the Title V Permit
Transition Bond Charge	Revenue ACE receives, and pays to ACE Funding, to fund the principal and interest payments on Transition Bonds and related taxes, expenses and fees
Transition Bonds	Transition Bonds issued by ACE Funding
Treasury Rate Locks	A hedging transaction that allows a company to “lock in” a specific interest rate corresponding to the rate of a designated Treasury bond for a determined period of time
TSA	Contract for terminal services between ACE and Citgo
VaR	Value at Risk
VRDBs	Variable Rate Demand Bonds

CONSOLIDATED FINANCIAL HIGHLIGHTS

	2009		2008		2007		2006		2005
	(in millions, except per share data)
Consolidated Operating Results
Total Operating Revenue	$9,259		$10,700	(c)	$9,366		$8,363		$8,066
Total Operating Expenses	8,564	(a)	9,932		8,560	(e)	7,670	(g)	7,160	(i)(j)(k)
Operating Income	695		768		806		693		906
Other Expenses	350		300		284		283	(h)	286
Preferred Stock Dividend Requirements of Subsidiaries	—		—		—		1		3
Income Before Income Tax Expense and Extraordinary Item	345		468		522		409		617
Income Tax Expense	110	(b)	168	(c)(d)	188	(f)	161		255	(l)
Income Before Extraordinary Item	235		300		334		248		362
Extraordinary Item	—		—		—		—		9
Net Income	235		300		334		248		371
Earnings Available for Common Stock	235		300		334		248		371
Common Stock Information
Basic Earnings Per Share of Common Stock Before Extraordinary Item	$1.06		$1.47		$1.72		$1.30		$1.91
Basic—Extraordinary Item Per Share of Common Stock	—		—		—		—		.05
Basic Earnings Per Share of Common Stock	1.06		1.47		1.72		1.30		1.96
Diluted Earnings Per Share of Common Stock Before Extraordinary Item	1.06		1.47		1.72		1.30		1.91
Diluted—Extraordinary Item Per Share of Common Stock	—		—		—		—		.05
Diluted Earnings Per Share of Common Stock	1.06		1.47		1.72		1.30		1.96
Cash Dividends Per Share of Common Stock	1.08		1.08		1.04		1.04		1.00
Year-End Stock Price	16.85		17.76		29.33		26.01		22.37
Net Book Value per Common Share	19.15		19.14		20.04		18.82		18.88
Weighted Average Shares Outstanding	221		204		194		191		189
Other Information
Investment in Property, Plant and Equipment	$13,717		$12,926		$12,307		$11,820		$11,441
Net Investment in Property, Plant and Equipment	8,863		8,314		7,877		7,577		7,369
Total Assets	15,779		16,133		15,111		14,244		14,039
Capitalization
Short-term Debt	$530		$465		$289		$350		$156
Long-term Debt	4,470		4,859		4,175		3,769		4,203
Current Maturities of Long-Term Debt and Project Funding	536		85		332		858		470
Transition Bonds issued by ACE Funding	368		401		434		464		494
Capital Lease Obligations due within one year	7		6		6		6		5
Capital Lease Obligations	92		99		105		111		117
Long-Term Project Funding	17		19		21		23		26
Non-controlling Interest	6		6		6		24		46
Common Shareholders’ Equity	4,256		4,190		4,018		3,612		3,584

Total Capitalization	$10,282		$10,130		$9,386		$9,217		$9,101

(a)	Includes $40 million ($24 million after-tax) gain related to settlement of Mirant bankruptcy claims.

(b)	Includes a $13 million state income tax benefit (after Federal tax) related to a change in the state income tax reporting for the disposition of certain assets in prior years and a benefit of $6 million related to additional analysis of current and deferred tax balances completed in 2009.

(c)	Includes a pre-tax charge of $124 million ($86 million after-tax) related to the adjustment to the equity value of cross-border energy lease investments, and included in Income Taxes is a $7 million after-tax charge for the additional interest accrued on the related tax obligation.

(d)	Includes $23 million of after-tax net interest income on uncertain and effectively settled tax positions (primarily associated with the reversal of previously accrued interest payable resulting from the final and tentative settlements, respectively, with the IRS on the like-kind exchange and mixed service cost issues and a claim made with the IRS related to the tax reporting for fuel over- and under-recoveries) and a benefit of $8 million (including a $3 million correction of prior period errors) related to additional analysis of deferred tax balances completed in 2008.

(e)	Includes $33 million ($20 million after-tax) from settlement of Mirant bankruptcy claims.

(f)	Includes $20 million ($18 million net of fees) benefit related to Maryland income tax settlement.

(g)	Includes $19 million of impairment losses ($14 million after-tax) related to certain energy services business assets.

(h)	Includes $12 million gain ($8 million after-tax) on the sale of Conectiv Energy’s equity interest in a joint venture which owns a wood burning cogeneration facility.

(i)	Includes $68 million ($41 million after-tax) gain from sale of non-utility land owned by Pepco at Buzzard Point.

(j)	Includes $71 million ($42 million after-tax) gain (net of customer sharing) from settlement of Mirant bankruptcy claims.

(k)	Includes $13 million ($9 million after-tax) related to PCI’s liquidation of a financial investment that was written off in 2001.

(l)	Includes $11 million in income tax expense related to the mixed service cost issue under IRS Revenue Ruling 2005-53.

    BUSINESS OF THE COMPANY

Overview

Pepco Holdings, Inc. (PHI or Pepco Holdings), a Delaware corporation incorporated in 2001, is a diversified energy company that, through its operating subsidiaries, is engaged primarily in two businesses:

•	The distribution, transmission and default supply of electricity and the delivery and supply of natural gas (Power Delivery), conducted through the following regulated public utility companies:

•	Potomac Electric Power Company (Pepco), which was incorporated in the District of Columbia in 1896 and became a domestic Virginia corporation in 1949,

•	Delmarva Power & Light Company (DPL), which was incorporated in Delaware in 1909 and became a domestic Virginia corporation in 1979, and

•	Atlantic City Electric Company (ACE), which was incorporated in New Jersey in 1924.

•

Competitive energy generation, marketing and supply (Competitive Energy) conducted through subsidiaries of Conectiv Energy Holding Company (collectively Conectiv Energy) and Pepco Energy Services, Inc. and its subsidiaries (collectively Pepco Energy Services).

The following chart shows, in simplified form, the corporate structure of PHI and its principal subsidiaries.

Conectiv is solely a holding company with no business operations. The activities of Potomac Capital Investment Corporation (PCI) are described below under the heading “Other Business Operations.”

PHI Service Company, a subsidiary service company of PHI, provides a variety of support services, including legal, accounting, treasury, tax, purchasing and information technology services to PHI and its operating subsidiaries. These services are provided pursuant to a service agreement among PHI, PHI Service Company, and the participating operating subsidiaries. The expenses of PHI Service Company are charged to PHI and the participating operating subsidiaries in accordance with cost allocation methodologies set forth in the service agreement.

Pepco Holdings’ management has identified its operating segments at December 31, 2009 as Power Delivery, Conectiv Energy, Pepco Energy Services, and Other Non-Regulated. For financial information relating to PHI’s segments, see Note (5), “Segment Information” to the consolidated financial statements herein. Each of Pepco, DPL and ACE has one operating segment.

Investor Information

Each of PHI, Pepco, DPL and ACE files reports under the Securities Exchange Act of 1934, as amended. The Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, of each of the companies are made available free of charge on PHI’s internet Web site as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission (SEC). These reports may be found at http://www.pepcoholdings.com/investors.

Description of Business

The following is a description of each of PHI’s two principal business operations.

Power Delivery Business

The largest component of PHI’s business is Power Delivery, which consists of the transmission, distribution and default supply of electricity and the delivery and supply of natural gas. In 2009, 2008 and 2007, respectively, PHI’s Power Delivery operations produced 54%, 51%, and 56% of PHI’s consolidated operating revenues (including revenue from intercompany transactions) and 73%, 72%, and 66% of PHI’s consolidated operating income (including income from intercompany transactions).

Each of Pepco, DPL and ACE is a regulated public utility in the jurisdictions that comprise its service territory. Each company owns and operates a network of wires, substations and other equipment that is classified either as transmission or distribution facilities. Transmission facilities carry wholesale electricity into, or across, the utility’s service territory. Distribution facilities carry electricity to end-use customers in the utility’s service territory.

Delivery of Electricity, Natural Gas and Default Electricity Supply

Each of Pepco, DPL and ACE is responsible for the delivery of electricity and, in the case of DPL, natural gas, in its service territory, for which it is paid tariff rates established by the applicable local public service commission. Each company also supplies electricity at regulated rates to retail customers in its service territory who do not elect to purchase electricity from a competitive energy supplier. The regulatory term for this supply service is Standard Offer Service (SOS) in Delaware, the District of Columbia and Maryland, and Basic Generation Service (BGS) in New Jersey. In this Annual Report, these supply services are referred to generally as Default Electricity Supply.

Effective January 2, 2008, DPL sold its retail electric distribution assets and its wholesale electric transmission assets in Virginia. This sale also terminated DPL’s obligations as a supplier of electricity to retail customers in its Virginia service territory who do not elect to purchase electricity from a competitive supplier.

In the aggregate, the Power Delivery business delivers electricity to more than 1.8 million customers in the mid-Atlantic region and distributes natural gas to approximately 123,000 customers in Delaware.

Transmission of Electricity and Relationship with PJM

The transmission facilities owned by Pepco, DPL and ACE are interconnected with the transmission facilities of contiguous utilities and are part of an interstate power transmission grid over which electricity is transmitted throughout the mid-Atlantic portion of the United States and parts of the Midwest. The Federal Energy Regulatory Commission (FERC) has designated a number of regional transmission organizations to coordinate the operation and planning of portions of the interstate transmission grid. Pepco, DPL and ACE are members of the PJM Regional Transmission Organization (PJM RTO). In 1997, FERC approved PJM Interconnection, LLC (PJM) as the provider of transmission service in the PJM RTO region, which currently consists of all or parts of Delaware, Illinois, Indiana, Kentucky, Maryland, Michigan, New Jersey, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia. As the independent grid operator, PJM coordinates the electric power market and the movement of electricity within the PJM RTO region. Any entity that wishes to have electricity delivered at any point in the PJM RTO region must obtain transmission services from PJM, at rates approved by FERC. In accordance with FERC-approved rules, Pepco, DPL, ACE and the other transmission-owning utilities in the region make their transmission facilities available to the PJM RTO and PJM directs and controls the operation of these transmission facilities. Transmission rates are proposed by the transmission owner and approved by FERC. PJM provides billing and settlement services, collects transmission service revenue from transmission service customers and distributes the revenue to the transmission owners. PJM also directs the regional transmission planning process within the PJM RTO region. The PJM Board of Managers reviews and approves each PJM regional transmission expansion plan.

Seasonality

Power Delivery’s operating results historically have been seasonal, generally producing higher revenue and income in the warmest and coldest periods of the year. In Maryland and the District of Columbia, however, the decoupling of distribution revenue for a given reporting period from the amount of power delivered during the period, as the result of the adoption of a bill stabilization adjustment mechanism (BSA) for retail customers, has had the effect of eliminating changes in customer electricity usage due to weather conditions or other reasons as a factor having an impact on distribution revenue and income. The BSA took effect for Pepco and DPL in Maryland in 2007 and for Pepco in the District of Columbia in 2009.

Regulation

The retail operations of PHI’s utility subsidiaries, including the rates they are permitted to charge customers for the delivery and transmission of electricity and, in the case of DPL, the distribution and transportation of natural gas, are subject to regulation by governmental agencies in the jurisdictions in which they provide utility service as follows:

•

Pepco’s electricity delivery operations are regulated in Maryland by the Maryland Public Service Commission (MPSC) and in the District of Columbia by the District of Columbia Public Service Commission (DCPSC).

•	DPL’s electricity delivery operations are regulated in Maryland by the MPSC and in Delaware by the Delaware Public Service Commission (DPSC).

•	DPL’s natural gas distribution and intrastate transportation operations in Delaware are regulated by the DPSC.

•	ACE’s electricity delivery operations are regulated by the New Jersey Board of Public Utilities (NJBPU).

•	The transmission and wholesale sale of electricity by each of PHI’s utility subsidiaries are regulated by FERC.

•	The interstate transportation and wholesale sale of natural gas by DPL are regulated by FERC.

Blueprint for the Future

During 2007, Pepco, DPL and ACE each announced an initiative that they refer to as the “Blueprint for the Future.” This initiative includes installation of smart meters, further automation of the electric distribution system, and enhanced communication infrastructure, and combines traditional demand-side management (DSM) programs with new technologies and systems. Not all of these elements are being pursued in all jurisdictions, or within the same timeframe in all jurisdictions. All of these will help residential and non-residential customers manage their energy use, reduce the total cost of energy and provide other benefits. They also allow each utility to better manage and operate the electrical and gas systems.

The programs include energy efficiency and conservation efforts, such as rebates or other financial incentives for residential customers to replace inefficient appliances and for business customers to use more energy efficient equipment, such as improved lighting and heating, ventilation and air condition systems. Under another DSM program initiative, the companies are launching new residential demand response programs, under which customers have the option to receive utility-provided smart thermostats or outdoor smart direct load control equipment. The equipment will be used by each utility to reduce residential air conditioner load during times of high wholesale market prices or periods of system constraints. In exchange, customers will receive additional financial incentives through bill credits and or new dynamic pricing rate structures. In the future, the companies anticipate encouraging non-residential customer peak demand reductions through similar rate structures and select demand response enabling technology. Each utility’s ability to establish specific programs in its service territory is dependent upon public service commission approval.

Under the Blueprint for the Future program, Pepco and ACE each plan over time to install smart meters for all electric customers in their service territories, and DPL plans to install smart meters for all electric and natural gas customers in its service territory, as part of an advanced metering infrastructure (AMI) system. The smart meters will provide the utilities with the ability to remotely read meters, identify the location of power outages and provide customers with more detailed information concerning their energy consumption, among other abilities. The communications infrastructure utilized to communicate with the smart meters will be leveraged in the future to also support distribution system automation.

The following is a discussion of the current regulatory status of each utilities Blueprint for the Future initiative:

Pepco

In April 2008, the MPSC approved Pepco’s proposed implementation of a new residential direct load control program for air conditioners. Pepco began installing residential direct load control equipment in Maryland in June 2009. In August 2009, the MPSC approved the implementation by Pepco of four residential and four non-residential DSM programs. On January 22, 2010, the MPSC approved surcharges for Pepco to recover the equipment costs for the direct load control program for air conditioners over a 15 year period and to recover the energy efficiency and conservation program costs over a five-year amortization period, with carrying costs set at the utility’s authorized rate of return. A proposal of Pepco before the MPSC for the implementation of an AMI system for its Maryland service territory is pending.

In March 2009, the DCPSC approved proposed budgets for five Pepco DSM programs. The cost recovery of these programs is through an existing surcharge. On December 17, 2009, the DCPSC issued an order permitting Pepco to implement an AMI system in the District of Columbia and establish a regulatory asset for AMI system costs. Pepco expect to commence AMI system deployment in the District of Columbia during the third quarter of 2010. On January 19, 2010, Pepco filed a revised residential direct load control program in the District of Columbia pursuant to a DCPSC order requesting the revised program proposal. In the filing, Pepco has proposed the recovery of the revised program costs through a new surcharge.

DPL

In April 2008, the MPSC approved DPL’s proposed implementation of a new residential direct load control program for air conditioners. DPL began installing residential direct load control equipment in Maryland in June 2009. In August 2009, the MPSC approved the implementation by DPL of four residential and four non-residential DSM programs. On January 22, 2010, the MPSC approved surcharges for DPL to recover the equipment costs for the direct load control program for air conditioners over a 15 year period and to recover the energy efficiency and conservation program costs over a five-year amortization period, with carrying costs set at the utility’s authorized rate of return.

In September 2008, the DPSC approved the establishment of a regulatory asset associated with the deployment of an AMI system in Delaware. In November 2009, DPL began full-scale installation of smart meters for all of its Delaware electric and gas customers. A proposal of DPL before the MPSC for the implementation of an AMI system for its Maryland service territory is pending.

ACE

In July 2009, the NJBPU issued an order approving ACE’s implementation of a new residential direct load control program. Cost recovery for the program will be through a surcharge. The NJBPU is not expected to approve ACE’s proposal for the installation of an AMI system in the near-term.

MAPP Project

In October 2007, the PJM Board of Managers approved PHI’s proposal to construct a new 230-mile, 500-kilovolt interstate transmission line as part of PJM’s regional transmission expansion plan to address the reliability objectives of the PJM RTO system. At that time, it was contemplated that the transmission line would originate at Possum Point substation in northern Virginia, connect into three substations across southern Maryland, cross the Chesapeake Bay, tie into two substations across the Delmarva Peninsula and terminate at Salem substation in southern New Jersey and would become operational by June 1, 2013. In December 2008, the PJM Board of Managers approved a direct-current technology for segments of the project including the portion under the Chesapeake Bay.

In May 2009, the PJM Board revised its regional transmission expansion plan and (i) deferred until June 1, 2014, the date as of which the segment of the transmission line from Possum Point substation to the Indian River substation, the second substation on the Delmarva Peninsula, is required to be operational and (ii) determined that the Indian River to Salem portion of the proposed transmission line is not required at the present time. The proposed 150-mile transmission line from the Possum Point substation to the Indian River substation is referred to as the Mid-Atlantic Power Pathway (MAPP) project. The cost of the MAPP project, as currently constituted, is estimated at $1.2 billion.

PHI understands that PJM is in the process of reassessing reliability requirements of the PJM RTO system in the context of the preparation of its 2010 Regional Transmission Expansion Plan, which is scheduled to be completed in June 2010. This reassessment could result in a further deferral of the required operational date of all or a portion of the MAPP transmission line.

On January 14, 2010, the MPSC granted PHI’s request to suspend the procedural schedule on its application to build the MAPP project, pending completion of a study to re-evaluate the region’s over-all transmission needs by PJM, the independent regional power grid operator. This study is scheduled to be completed by June 2010 and will evaluate any impact on the planned in service date for the project.

MAPP/DOE Loan Program

PHI has applied for a $684 million loan guarantee from the Department of Energy (DOE) for a substantial portion of the MAPP project, primarily the Calvert Cliffs to Indian River segment. The loan guarantee is available under a federal loan guarantee program for projects that employ innovative energy efficiency, renewable energy and advanced transmission and distribution technologies. If granted, PHI believes the guarantee would allow PHI to acquire financing at a lower cost than it would otherwise be able to obtain in the capital markets. Whether PHI’s application will be granted and, if so, the amount of debt guaranteed is subject to the discretion of the DOE and the negotiation of terms that will satisfy the conditions of the guarantee program.

Pepco

Pepco is engaged in the transmission, distribution and default supply of electricity in the District of Columbia and major portions of Prince George’s County and Montgomery County in suburban Maryland. Pepco’s service territory covers approximately 640 square miles and has a population of approximately 2.1 million. As of December 31, 2009, Pepco delivered electricity to 778,000 customers (of which 252,000 were located in the District of Columbia and 526,000 were located in Maryland), as compared to 767,000 customers as of December 31, 2008 (of which 247,000 were located in the District of Columbia and 520,000 were located in Maryland).

In 2009, Pepco delivered a total of 26,549,000 megawatt hours of electricity, of which 29% was delivered to residential customers, 50% to commercial customers, and 21% to United States and District of Columbia government customers. In 2008, Pepco delivered a total of 26,863,000 megawatt hours of electricity, of which 29% was delivered to residential customers, 51% to commercial customers, and 20% to United States and District of Columbia government customers.

Pepco has been providing SOS in Maryland since July 2004. Pursuant to orders issued by the MPSC, Pepco will continue to be obligated to provide SOS to residential and small commercial customers indefinitely, until further action of the Maryland General Assembly, and to medium-sized commercial customers through May 2011. Pepco purchases the power supply required to satisfy its SOS obligation from wholesale suppliers under contracts entered into pursuant to competitive bid procedures approved and supervised by the MPSC. Pepco also has an on-going obligation to provide SOS service, known as Hourly Priced Service (HPS), for the largest Maryland customers. Power to supply the SOS HPS customers is acquired in next-day and other short-term PJM RTO markets. Pepco is entitled to recover from its SOS customers the cost of the SOS supply plus an average margin of $.00165 per kilowatt-hour. Pepco is paid tariff delivery rates for the delivery of electricity over its transmission and distribution facilities to all electricity customers in its Maryland service territory regardless of whether the customer receives SOS or purchases electricity from another energy supplier.

Pepco has been providing SOS in the District of Columbia since February 2005. Pursuant to orders issued by the DCPSC, Pepco will continue to be obligated to provide SOS to residential and small and large commercial customers indefinitely. Pepco purchases the power supply required to satisfy its SOS obligation from wholesale suppliers under contracts entered into pursuant to a competitive bid procedure approved by the DCPSC. Pepco is entitled to recover from its SOS customers the costs associated with the acquisition of the SOS supply, plus administrative charges that are intended to allow Pepco to recover the administrative costs incurred to provide the SOS. These administrative charges include an average margin for Pepco of $.00211 per kilowatt-hour. Because margins vary by customer class, the actual average margin over any given time period depends on the number of District of Columbia SOS customers in each customer class and the load taken by such customers. Pepco is paid tariff delivery rates for the delivery of electricity over its transmission and distribution facilities to all electricity customers in its District of Columbia service territory regardless of whether the customer receives SOS or purchases electricity from another energy supplier.

For the year ended December 31, 2009, 49% of Pepco’s Maryland distribution sales (measured by megawatt hours) were to SOS customers, as compared to 50% in 2008, and 31% of its District of Columbia distribution sales were to SOS customers in 2009, as compared to 33% in 2008.

DPL

DPL is engaged in the transmission, distribution and default supply of electricity in Delaware and portions of Maryland. In northern Delaware, DPL also supplies and distributes natural gas to retail customers and provides transportation-only services to retail customers that purchase natural gas from another supplier.

Transmission and Distribution of Electricity

In Delaware, electricity service is provided in the counties of Kent, New Castle, and Sussex and in Maryland in the counties of Caroline, Cecil, Dorchester, Harford, Kent, Queen Anne’s, Somerset, Talbot, Wicomico and Worcester. Prior to January 2, 2008, DPL also provided transmission and distribution of electricity in Accomack and Northampton counties in Virginia. In January 2008, DPL completed the sale of its retail electric distribution assets and its wholesale electric transmission assets located on the Eastern Shore of Virginia.

DPL’s electricity distribution service territory covers approximately 5,000 square miles and has a population of approximately 1.3 million. As of December 31, 2009 and 2008, DPL delivered electricity to 498,000 customers (of which 299,000 were located in Delaware and 199,000 were located in Maryland).

In 2009, DPL delivered a total of 12,494,000 megawatt hours of electricity to its customers, of which 39% was delivered to residential customers, 41% to commercial customers and 20% to industrial customers. In 2008, DPL delivered a total of 13,015,000 megawatt hours of electricity, of which 39% was delivered to residential customers, 41% to commercial customers and 20% to industrial customers.

DPL has been providing SOS in Delaware since May 2006. Pursuant to orders issued by the DPSC, DPL will continue to be obligated to provide SOS to residential, small commercial and industrial customers through May 2013 and to medium, large and general service commercial customers through May 2011. DPL purchases the power supply required to satisfy its SOS obligation from wholesale suppliers under contracts entered into pursuant to competitive bid procedures approved by the DPSC. DPL also has an obligation to provide SOS service, known as HPS for the largest Delaware customers. Power to supply the HPS customers is acquired in next-day and other short-term PJM RTO markets. DPL’s rates for supplying SOS and HPS reflect the associated capacity, energy, transmission, and ancillary services costs and a Reasonable Allowance for Retail Margin (RARM). Components of the RARM include a fixed annual margin of approximately $2.75 million, plus estimated incremental expenses, a cash working capital allowance, and recovery with a return over five years of the capitalized costs of the billing system used for billing HPS customers. DPL is paid tariff delivery rates for the delivery of electricity over its transmission and distribution facilities to all electricity customers in its Delaware service territory regardless of whether the customer receives SOS or purchases electricity from another energy supplier.

In Delaware, DPL distribution sales to SOS customers represented 51% of total distribution sales (measured by megawatt hours) for the year ended December 31, 2009, as compared to 55% in 2008.

DPL has been providing SOS in Maryland since June 2004. Pursuant to orders issued by the MPSC, DPL will continue to be obligated to provide SOS to residential and small commercial customers indefinitely until further action of the Maryland General Assembly, and to medium-sized commercial customers through May 2011. DPL purchases the power supply required to satisfy its SOS obligation from wholesale suppliers under contracts entered into pursuant to competitive bid procedures approved and supervised by the MPSC. DPL also has an on-going obligation to provide SOS service, known as HPS, for the largest Maryland customers. Power to supply the SOS HPS customers is acquired in next-day and other short-term PJM RTO markets. DPL is entitled to recover from its SOS customers the costs of the SOS supply plus an average margin of $.00162 per kilowatt-hour. DPL is paid tariff delivery rates for the delivery of electricity over its transmission and distribution facilities to all electricity customers in its Maryland service territory regardless of whether the customer receives SOS or purchases electricity from another energy supplier.

In Maryland, DPL distribution sales to SOS customers represented 63% of total distribution sales (measured by megawatt hours) for the year ended December 31, 2009, as compared to 65% in 2008.

Natural Gas Distribution

DPL provides regulated natural gas supply and distribution service to customers in a service territory consisting of a major portion of New Castle County in Delaware. This service territory covers approximately 275 square miles and has a population of approximately 500,000. Large volume commercial, institutional, and industrial natural gas customers may purchase natural gas either from DPL or from other suppliers. DPL uses its natural gas distribution facilities to transport natural gas for customers that choose to purchase natural gas from another supplier. Intrastate transportation customers pay DPL distribution service rates approved by the DPSC. DPL purchases natural gas supplies for resale to its retail service customers from marketers and producers through a combination of long-term agreements and next-day delivery arrangements. For the year ended December 31, 2009, DPL supplied 68% of the natural gas that it delivered, compared to 65% in 2008.

As of December 31, 2009, DPL distributed natural gas to 123,000 customers as compared to 122,000 customers as of December 31, 2008. In 2009, DPL distributed 19,000,000 Mcf (thousand cubic feet) of natural gas to customers in its Delaware service territory, of which 42% were sales to residential customers, 25% to commercial customers, 1% to industrial customers, and 32% to customers receiving a transportation-only service. In 2008, DPL delivered 20,300,000 Mcf of natural gas, of which 38% were sales to residential customers, 24% were sales to commercial customers, 3% were sales to industrial customers, and 35% were sales to customers receiving a transportation-only service.

ACE

ACE is primarily engaged in the transmission, distribution and default supply of electricity in a service territory consisting of Gloucester, Camden, Burlington, Ocean, Atlantic, Cape May, Cumberland and Salem counties in southern New Jersey. ACE’s service territory covers approximately 2,700 square miles and has a population of approximately 1.1 million. As of December 31, 2009 and 2008, ACE delivered electricity to 547,000 customers in its service territory. In 2009, ACE delivered a total of 9,659,000 megawatt hours of electricity to its customers, of which 45% was delivered to residential customers, 45% to commercial customers and 10% to industrial customers. In 2008, ACE delivered a total of 10,089,000 megawatt hours of electricity to its customers, of which 44% was delivered to residential customers, 44% to commercial customers, and 12% to industrial customers.

Electric customers in New Jersey who do not choose another supplier receive BGS from their electric distribution company. New Jersey’s electric distribution companies, including ACE, jointly procure the supply to meet their BGS obligations from competitive suppliers selected through auctions authorized by the NJBPU for New Jersey’s total BGS requirements. The winning bidders in the auction are required to supply a specified portion of the BGS customer load with full requirements service, consisting of power supply and transmission service.

ACE provides two types of BGS:

•

BGS-Fixed Price (BGS-FP), which is supplied to smaller commercial and residential customers at seasonally-adjusted fixed prices. BGS-FP rates change annually on June 1 and are based on the average BGS price obtained at auction in the current year and the two prior years. ACE’s BGS-FP load is approximately 1,957 megawatts, which represents approximately 99% of ACE’s total BGS load. Approximately one-third of this total load is auctioned off each year for a three-year term.

•

BGS-Commercial and Industrial Energy Price (BGS-CIEP), which is supplied to larger customers at hourly PJM RTO real-time market prices for a term of 12 months. ACE’s BGS-CIEP load is approximately 9 megawatts, which represents approximately 1% of ACE’s BGS load. This total load is auctioned off each year for a one-year term.

ACE is paid tariff rates established by the NJBPU that compensate it for the cost of obtaining the BGS supply. ACE does not make any profit or incur any loss on the supply component of the BGS it provides to customers.

ACE is paid tariff delivery rates for the delivery of electricity over its transmission and distribution facilities to all electricity customers in its service territory regardless of whether the customer receives BGS or purchases electricity from another energy supplier.

ACE distribution sales to BGS customers represented 73% of total distribution sales (measured by megawatt hours) for the year ended December 31, 2009, as compared to 78% in 2008.

ACE has several contracts with non-utility generators (NUGs) under which ACE purchased 2.4 million megawatt hours of power in 2009. ACE sells the electricity purchased under the contracts with NUGs into the wholesale market administered by PJM.

In 2001, ACE established Atlantic City Electric Transition Funding LLC (ACE Funding) solely for the purpose of securitizing authorized portions of ACE’s recoverable stranded costs through the issuance and sale of bonds (Transition Bonds). The proceeds of the sale of each series of Transition Bonds have been transferred to ACE in exchange for the transfer by ACE to ACE Funding of the right to collect a non-bypassable transition bond charge from ACE customers pursuant to bondable stranded costs rate orders issued by the NJBPU in an amount sufficient to fund the principal and interest payments on the Transition Bonds and related taxes, expenses and fees (Bondable Transition Property). The assets of ACE Funding, including the Bondable Transition Property, and the Transition Bond charges collected from ACE’s customers, are not available to creditors of ACE. The holders of Transition Bonds have recourse only to the assets of ACE Funding.

Competitive Energy Business

The Competitive Energy business provides competitive generation, marketing and supply of electricity and natural gas, and related energy management services primarily in the mid-Atlantic region. These operations are conducted through Conectiv Energy and Pepco Energy Services. For the years ended December 31, 2009, 2008 and 2007, Competitive Energy operations produced 49%, 53% and 48%, respectively, of PHI’s consolidated operating revenues and 20%, 36% and 26%, respectively, of PHI’s consolidated operating income.

Conectiv Energy

Conectiv Energy divides its activities into two operational categories: (i) Merchant Generation and Load Service and (ii) Energy Marketing.

Merchant Generation and Load Service

Conectiv Energy provides wholesale electric power, capacity and ancillary services in the wholesale markets and also supplies electricity to other wholesale market participants under long- and short-term bilateral contracts. Conectiv Energy supplies electric power to Pepco, DPL and ACE to satisfy a portion of their Default Electricity Supply load, as well as the default electricity supply load shares of other utilities within the PJM RTO and Independent System Operator – New England (ISONE) wholesale markets. As of January 1, 2010, ISONE load will be included in the Energy Marketing category. Conectiv Energy obtains the electricity required to meet these power supply obligations from its own generating plants, tolling agreements, bilateral contract purchases from other wholesale market participants and purchases in the wholesale market. Conectiv Energy’s primary fuel source for its generating plants is natural gas. Conectiv Energy manages its natural gas supply using a portfolio of long-term, firm storage and transportation contracts, and a variety of derivative instruments. Conectiv Energy refers to these activities, with the exception of its ISONE default service obligations, as Merchant Generation and Load Service.

Conectiv Energy’s generation capacity is concentrated in mid-merit plants, which due to their operating flexibility and multi-fuel capability can quickly change their output level on an economic basis. Like “peak-load” plants, mid-merit plants generally operate during times when demand for electricity rises and prices are higher. However, mid-merit plants usually operate more frequently and for longer periods of time than peak-load plants because of better heat rates. As of December 31, 2009, Conectiv Energy owned and operated mid-merit plants with a combined 2,250 megawatts of generating capacity, peak-load plants with a combined 722 megawatts of generating capacity, base-load generating plants with a combined 340 megawatts of generating capacity, and other plants with a combined 532 megawatts of generating capacity. In addition to the generating plants it owns, Conectiv Energy controls another 389 megawatts of generating capacity through tolling agreements.

Conectiv Energy is constructing a 545 megawatt natural gas and oil-fired combined-cycle electricity generation plant located in Peach Bottom Township, Pennsylvania known as the Delta Project. The plant will be owned and operated as part of Conectiv Energy and is expected to go into commercial operation in 2011. Conectiv Energy has entered into a six-year tolling agreement with an unaffiliated energy company under which

Conectiv Energy will sell the energy, generating capacity and most of the ancillary services from the plant for the period June 2011 through May 2017 to the other party. Under the terms of the tolling agreement, Conectiv Energy will be responsible for the operation and maintenance of the plant, subject to the other party’s control over the dispatch of the plant’s output. The other party will be responsible for the purchase and scheduling of the fuel to operate the plant and all required emissions allowances.

Energy Marketing

Conectiv Energy also sells natural gas and fuel oil to very large end-users and to wholesale market participants under bilateral agreements. Conectiv Energy obtains the natural gas and fuel oil required to meet these supply obligations through market purchases for next day delivery and under long- and short-term bilateral contracts with other market participants. In addition, Conectiv Energy operates a short-term power desk, which generates margin by identifying and capturing price differences between power pools and locational and timing differences within a power pool. Conectiv Energy also engages in power origination activities, which primarily represent the fixed margin component of structured power transactions such as default supply service. Conectiv Energy refers to these operations collectively as Energy Marketing. Beginning effective January 1, 2010, all elements of ISONE default electricity supply service will be included as part of Energy Marketing.

Pepco Energy Services

Pepco Energy Services is engaged in the following businesses:

•

providing energy savings performance contracting services principally to federal, state and local government customers, and designing, constructing, and operating combined heat and power and central energy plants owned by customers.

•

providing high voltage electric construction and maintenance services to customers throughout the United States and low voltage electric construction and maintenance services and streetlight construction and asset management services to utilities, municipalities and other customers in the Washington, D.C. area.

Pepco Energy Services also has been engaged in the business of providing retail energy supply services, consisting of the sale of electricity, including electricity from renewable resources, primarily to commercial, industrial and government customers located primarily in the mid-Atlantic and northeastern regions of the U.S., Texas and the Chicago, Illinois areas and the sale of natural gas to customers located primarily in the mid-Atlantic region. On December 7, 2009, PHI announced that Pepco Energy Services will wind down its retail electricity and natural gas supply business and is not entering into any new retail energy supply contracts. To affect the wind-down, Pepco Energy Services will continue to fulfill all of its commercial and regulatory obligations and perform its customer service functions to ensure that it meets the needs of its customers. As of December 31, 2009, Pepco Energy Services’ estimated retail electricity backlog was approximately 20.1 million megawatts for delivery through 2014, a decrease of approximately 13.2 million megawatts when compared to December 31, 2008. For additional information on the Pepco Energy Services wind-down, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—General Overview.”

Pepco Energy Services owns and operates two oil-fired generating plants. The plants are located in Washington, D.C. and have a generating capacity of approximately 790 megawatts. Pepco Energy Services sells the output of these plants into the wholesale market administered by PJM. In February 2007, Pepco Energy Services provided notice to PJM of its intention to deactivate these plants. Pepco Energy Services currently plans to deactivate both plants by May 2012. PJM has informed Pepco Energy Services that these facilities are not expected to be needed for reliability after that time, but that its evaluation is dependent on the completion of transmission and distribution upgrades. Pepco Energy Services’ timing for deactivation of the plants, in whole or in part, may be accelerated or delayed based on the operating condition of the plants, economic conditions, and reliability considerations. Deactivation will not have a material impact on PHI’s financial condition, results of operations or cash flows.

Pepco Energy Services also owns three landfill gas-fired electricity plants that have a total generating capacity rating of ten megawatts, the output of which is sold into the wholesale market administered by PJM and a solar photovoltaic plant that has a generating capacity rating of two megawatts, the output of which is sold to its host facility.

Pepco Energy Services’ continuing lines of business will not be significantly affected by the wind down of the retail energy supply business.

Risk Management

PHI’s Competitive Energy business uses derivative instruments primarily to reduce their financial exposure to changes in the value of their assets and obligations due to commodity price fluctuations. The derivative instruments used by the Competitive Energy business include forward contracts, futures, swaps, and exchange-traded and over-the-counter options. In addition, the Competitive Energy business also manages commodity risk with contracts that are not classified as derivatives. The two primary risk management objectives are (1) to manage the spread between the cost of fuel used to operate electric generation plants and the revenue received from the sale of the power produced by those plants, and (2) to manage the spread between retail sales commitments and the cost of supply used to service those commitments to ensure stable cash flows, and lock in favorable prices and margins when they become available. To accomplish this, Conectiv Energy hedges a portion of the expected power output of its generation facilities and a portion the costs of fuel used to operate those facilities so it is not completely exposed to energy price movements.

Conectiv Energy employs dynamic option models to capture the value of its energy portfolio. Specifically for generation, the models compute the probability of run-time derived from forward market prices for power and fuel, and then compute the desired hedge positions, over the succeeding 36 months. Conectiv Energy executes power and fuel hedges according to the model’s projections if earnings are within defined parameters. Management exercises judgment in determining which months present the most significant risk, or opportunity, and hedge levels are adjusted accordingly. These adjustments will affect the results produced by the model. Because energy markets can move significantly in a short period of time, hedge levels may also be adjusted to reflect, among other factors, changes in projected plant output, revisions to fuel requirements, transmission constraints, prices of alternate fuels, and improving or deteriorating supply and demand conditions. In addition, short-term occurrences, such as abnormal weather, operational events, or intra-month commodity price volatility may also cause the actual level of hedging coverage to vary from the established hedge targets. These events can cause fluctuations in PHI’s earnings from period to period.

Since the inception of the Reliability Pricing Model (RPM) in PJM, Conectiv Energy has taken steps to ensure a reasonable return on its generation capacity. Prior to the commencement of the first RPM auction for the 2007-2008 PJM planning year, Conectiv Energy sold a portion of its capacity forward into the over-the-counter market in the event that auction prices settled low. Conectiv Energy continues to sell some of its capacity into the forward market when it believes prices are favorable. Conectiv Energy also reserves some of its capacity to serve full requirements load within PJM. Conectiv Energy recovers the value of this capacity by including it in the price offered for the bundled load service in individual load auctions.

Due to the high heat rate of the Pepco Energy Services generating facilities, Pepco Energy Services generally does not enter into wholesale contracts to lock in the forward value of its plants.

Conectiv Energy’s risk management goals are approved by PHI’s Corporate Risk Management Committee and may change from time to time based on market conditions. For additional discussion of Conectiv Energy’s risk management Activities, see “Quantitative and Qualitative Disclosures About Market Risk.”

PJM Capacity Markets

A significant source of revenue for the Competitive Energy business is the sale of capacity by Conectiv Energy and Pepco Energy Services associated with their respective generating plants. The wholesale market for capacity in the PJM RTO region is administered by PJM which is responsible for ensuring that within its transmission control area there is sufficient generating capacity available to meet the load requirements plus a reserve margin. In accordance with PJM requirements, retail sellers of electricity in the PJM market are required to maintain capacity from generating plants within the control area, or capacity for generating facilities outside the control area that have firm transmission rights into the control area that correspond to their load service obligations. This capacity can be obtained through the ownership of generation facilities, entry into bilateral contracts or the purchase of capacity credits in the auctions administered by PJM. All of the generating facilities owned by the Competitive Energy business are located in the transmission control area administered by PJM.

Beginning on June 1, 2007, PJM replaced its former capacity market rules with a forward capacity auction procedure known as the Reliability Pricing Model (RPM), which provides for differentiation in capacity prices between “locational deliverability areas.” One of the primary objectives of RPM is to encourage the development of new generation sources, particularly in constrained areas.

Under RPM, PJM has held six auctions, each covering capacity to be supplied over consecutive 12-month periods, with the most recent auction covering the 12-month period beginning June 1, 2012. Auctions of capacity for each subsequent 12-month delivery period will be held 36 months ahead of the scheduled delivery period. The next auction, for the period June 2013 through May 2014, will take place in May 2010. The Competitive Energy business is exposed to deficiency charges payable to PJM if their generation units fail to meet certain reliability levels. Some deficiency charges may be reduced by purchasing capacity from PJM or third parties.

Since Pepco Energy Services intends to deactivate its two oil-fired generating plants by May 2012, Pepco Energy Services did not include the plants’ capacity in the auction for the 12-month period beginning June 1, 2012, and will not include those plants in any other future capacity auctions.

In addition to participating in the PJM auctions, the Competitive Energy business participates in the forward capacity market as both sellers and buyers in accordance with PHI’s risk management policy, and accordingly, prices realized in the PJM capacity auctions may not be indicative of gross margin that PHI earns in respect of its capacity purchases and sales during a given period.

Competition

The unregulated energy generation, supply and marketing businesses located primarily in the mid-Atlantic region are characterized by intense competition at the wholesale level. At the wholesale level, Conectiv Energy competes with numerous non-utility generators, independent power producers, wholesale power marketers and brokers, and traditional utilities that continue to operate generation assets. In providing energy management services, Pepco Energy Services competes with numerous other providers of the same energy management services. Competition in the wholesale energy market is based primarily on price. Competition in the market for energy management services is based primarily on price and, to a lesser extent, the range and quality of services offered to customers.

Seasonality

The power generation, supply and marketing businesses are seasonal and weather can have a material impact on operating performance. Demand for electricity generally is higher in the summer months associated with cooling and demand for electricity and natural gas generally is higher in the winter months associated with heating, as compared to other times of the year. Historically, the competitive energy operations of Conectiv Energy and Pepco Energy Services have generated less revenue when temperatures are warmer than normal in the winter and cooler than normal in the summer. Milder weather can also negatively impact gross margin from these operations. The energy management services of Pepco Energy Services generally are not seasonal.

Other Business Operations

Between 1994 and 2002, PCI, a subsidiary of PHI, entered into eight cross-border energy lease investments involving public utility assets (primarily consisting of hydroelectric generation and coal-fired electric generation facilities and natural gas distribution networks) located outside of the United States. Each of these investments is structured as a sale and leaseback transaction commonly referred to as a sale-in lease-out or SILO transaction. As of December 31, 2009, PHI’s equity investment in its cross-border energy leases was approximately $1.4 billion. For additional information concerning these cross-border energy lease investments, see Note (8), “Leasing Activities” and Note (17), “Commitments and Contingencies” to the consolidated financial statements. This activity constitutes a separate operating segment for financial reporting purposes, which is designated “Other Non-Regulated.”

    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

General Overview

Pepco Holdings, Inc. (PHI or Pepco Holdings) is a diversified energy company that, through its operating subsidiaries, is engaged primarily in two businesses:

•	the distribution, transmission and default supply of electricity and the delivery and supply of natural gas (Power Delivery)

•	competitive energy generation, marketing and supply (Competitive Energy).

The following table sets forth the percentage contributions to consolidated operating revenue and operating income attributable to the Power Delivery and Competitive Energy businesses.

	December 31,
	2009	2008	2007
(% including Intercompany Transactions)

Percentage of Consolidated Operating Revenue
Power Delivery	54%	51%	56%
Competitive Energy	49%	53%	48%
Percentage of Consolidated Operating Income
Power Delivery	73%	72%	66%
Competitive Energy	20%	36%	26%
Percentage of Power Delivery Operating Revenue
Power Delivery Electric	95%	94%	94%
Power Delivery Gas	5%	6%	6%

Power Delivery Electric consists primarily of the transmission, distribution and default supply of electricity, and Power Delivery Gas consists of the distribution and supply of natural gas. Power Delivery represents one operating segment for financial reporting purposes.

The Power Delivery business is conducted by PHI’s three utility subsidiaries: Potomac Electric Power Company (Pepco), Delmarva Power & Light Company (DPL) and Atlantic City Electric Company (ACE). Each of these companies is a regulated public utility in the jurisdictions that comprise its service territory. Each company is responsible for the delivery of electricity and, in the case of DPL, natural gas in its service territory, for which it is paid tariff rates established by the applicable local public service commission. Each company also supplies electricity at regulated rates to retail customers in its service territory who do not elect to purchase electricity from a competitive energy supplier. The regulatory term for this supply service is Standard Office Service in Delaware, the District of Columbia and Maryland and Basic Generation Service in New Jersey. In this Annual Report, these supply services are referred to generally as Default Electricity Supply.

Pepco, DPL and ACE are also responsible for the transmission of wholesale electricity into and across their service territories. The rates each company is permitted to charge for the wholesale transmission of electricity are regulated by the Federal Energy Regulatory Commission (FERC). Transmission rates are updated annually based on a FERC-approved formula methodology.

The profitability of the Power Delivery business depends on its ability to recover costs and earn a reasonable return on its capital investments through the rates it is permitted to charge. The Power Delivery operating results historically have been seasonal, generally producing higher revenue and income in the warmest and coldest periods of the year. Operating results also can be affected by economic conditions, energy prices and the impact of energy efficiency measures on customer usage of electricity.

Effective June 2007, the Maryland Public Service Commission (MPSC) approved a bill stabilization adjustment mechanism (BSA) for retail customers of Pepco and DPL. The District of Columbia Public Service Commission (DCPSC) also approved a BSA for Pepco’s retail customers, effective in November 2009. For customers to whom the BSA applies, Pepco and DPL recognize distribution revenue based on the approved distribution charge per customer. From a revenue recognition standpoint, this has the effect of decoupling distribution revenue recognized in a reporting period from the amount of power delivered during the period. As a consequence, the only factors that will cause distribution revenue in Maryland and the District of Columbia to fluctuate from period to period are changes in the number of customers and changes in the approved distribution charge per customer. For customers to whom the BSA applies, changes in customer usage (such as due to weather conditions, energy prices, energy efficiency programs or other reasons) from period to period have no impact on reported distribution revenue.

As a result of the BSA in Maryland and the District of Columbia, a Revenue Decoupling Adjustment is recorded representing either (a) a positive adjustment equal to the amount by which revenue from Maryland and District and Columbia retail distribution sales falls short of the revenue that Pepco and DPL are entitled to earn based on the approved distribution charge per customer or (b) a negative adjustment equal to the amount by which revenue from such distribution sales exceeds the revenue that Pepco and DPL are entitled to earn based on the approved distribution charge per customer.

The Competitive Energy business provides competitive generation, marketing and supply of electricity and gas, and energy management services primarily in the mid-Atlantic region. These operations are conducted through:

•

Subsidiaries of Conectiv Energy Holding Company (collectively, Conectiv Energy), which engage primarily in the generation and wholesale supply and marketing of electricity and gas within the PJM Interconnection, LLC (PJM) and Independent System Operator—New England (ISONE) wholesale markets.

•

Pepco Energy Services, Inc. and its subsidiaries (collectively, Pepco Energy Services), which provide retail energy supply and energy services primarily to commercial, industrial, and governmental customers.

Each of Conectiv Energy and Pepco Energy Services is a separate operating segment for financial reporting purposes. For the years ended December 31, 2009, 2008 and 2007, amounts equal to 6%, 7% and 10%, respectively, of the operating revenues of the Competitive Energy business were attributable to electric energy and capacity, and natural gas sold to the Power Delivery segment.

Conectiv Energy’s primary business objective is to maximize the value of its generation fleet by leveraging its operational and fuel flexibilities. Pepco Energy Services’ primary objective is to provide energy savings performance contracting services to federal, state and local government and commercial customers throughout the United States. The financial results of the Competitive Energy business can be significantly affected by wholesale and retail energy prices, the cost of fuel and gas to operate the Conectiv Energy generating facilities, the cost of purchased energy necessary to meet its power and gas supply obligations, and the cost of construction services provided by Pepco Energy Services.

The Competitive Energy business, like the Power Delivery business, is seasonal, and therefore weather can have a material impact on operating results.

On December 7, 2009, PHI announced that it will wind down the retail electric and natural gas supply business that it conducts through Pepco Energy Services. The decision was made after considering, among other factors, the return PHI earns by investing capital in the retail energy supply business as compared to alternative investments. To effectuate the wind down, Pepco Energy Services will continue to fulfill all of its commercial and regulatory obligations and perform its customer service functions to ensure that it meets the needs of its customers, but will not be entering into any new retail energy supply contracts. Operating revenues related to the retail energy supply business for the years ended December 31, 2009, 2008 and 2007 were $2.3 billion, $2.5 billion and $2.1 billion, respectively, and operating income amounts for the same periods were $88 million, $54 million and $39 million, respectively.

PHI expects the retail energy supply business to remain profitable through December 31, 2012, based on its existing contract backlog and its corresponding portfolio of wholesale hedges, with minimal losses beyond that date. Substantially all of Pepco Energy Services’ retail customer obligations will be fully performed by June 1, 2014.

In connection with the operation of the retail energy supply business, as of December 31, 2009, Pepco Energy Services had collateral requirements, which are based on existing wholesale energy purchase and sale contracts and current market prices, of approximately $280 million committed to its wholesale energy suppliers. Of this collateral amount, $157 million was in the form of letters of credit and $123 million was posted in cash. Pepco Energy Services estimates that at current market prices, with the wind down of the retail energy supply business, this collateral will be released as follows: 53% by December 31, 2010, an aggregate of 81% by December 31, 2011, an aggregate of 94% by December 31, 2012, and substantially all collateral by June, 1, 2014.

As a result of the decision to wind down the retail energy supply business, Pepco Energy Services in the fourth quarter of 2009 recorded (i) a $4 million pre-tax impairment charge reflecting the write off of all goodwill allocated to the business and (ii) a pre-tax charge of less than $1 million related to employee severance.

Pepco Energy Services’ remaining businesses will not be significantly affected by the wind down of the retail energy supply business.

Through its subsidiary Potomac Capital Investment Corporation (PCI), PHI maintains a portfolio of cross-border energy lease investments with a book value at December 31, 2009 of approximately $1.4 billion. This activity constitutes a fourth operating segment, which is designated as “Other Non-Regulated,” for financial reporting purposes. For a discussion of PHI’s cross-border energy lease investments, see Note (17), “Commitments and Contingencies—Regulatory and Other Matters—PHI’s Cross-Border Energy Lease Investments,” to the consolidated financial statements.

Business Strategy

PHI’s business strategy is to remain a mid-Atlantic regional diversified energy delivery utility and competitive energy services company focused on value creation, operational excellence and environmental responsibility. The components of this strategy include:

•

Achieving earnings growth in the Power Delivery business by focusing on transmission and distribution infrastructure investments and constructive regulatory outcomes, while maintaining a high level of operational excellence.

•	Pursuing technologies and practices that promote energy efficiency, energy conservation and the reduction of greenhouse gas emissions.

•	Supplementing PHI’s utility earnings through competitive energy businesses

•	engaged in generation of electricity and the wholesale supply of electricity and natural gas primarily within the PJM RTO, and

•	providing energy performance services and renewable energy and combined heat and power alternatives to commercial, industrial and government customers.

To further this business strategy, PHI may from time to time examine a variety of transactions involving its existing businesses, including the entry into joint ventures or the disposition of one or more businesses, as well as possible acquisitions. PHI also may reassess or refine the components of its business strategy as it deems necessary or appropriate in response to a wide variety of factors, including the requirements of its businesses, competitive conditions and regulatory requirements.

Earnings Overview

Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

PHI’s net income for the year ended December 31, 2009 was $235 million, or $1.06 per share, compared to $300 million, or $1.47 per share, for the year ended December 31, 2008.

Net income for the year ended December 31, 2009, included the credits set forth below in the Power Delivery segment, which are presented net of federal and state income taxes and are in millions of dollars:

Mirant Corporation (Mirant) bankruptcy claims settlement	$24
Maryland income tax benefit, net of fees	$11

Net income for the year ended December 31, 2008, included the charges set forth below in the Other Non-Regulated operating segment, which are presented net of federal and state income taxes and are in millions of dollars:

Adjustment to the equity value of cross-border energy lease investments to reflect the impact of a change in assumptions regarding the estimated timing of the tax benefits	$(86)

Additional interest accrued related to the estimated federal and state income tax obligations from the change in assumptions regarding the estimated timing of the tax benefits on cross-border energy lease investments	$(7)

Excluding the items listed above, net income would have been $200 million, or $0.91 per share, in 2009 and $393 million, or $1.93 per share, in 2008.

PHI’s net income for the years ended December 31, 2009 and 2008, by operating segment, is set forth in the table below (in millions of dollars):

	2009	2008	Change
Power Delivery	$199	$250	$(51)
Conectiv Energy	15	122	(107)
Pepco Energy Services	40	39	1
Other Non-Regulated	30	(59)	89
Corporate and Other	(49)	(52)	3

Total PHI Net Income	$235	$300	$(65)

Discussion of Operating Segment Net Income Variances:

Power Delivery’s $51 million decrease in earnings is primarily due to the following:

•	$30 million decrease due to higher operating and maintenance expenses (primarily higher pension expenses).

•	$17 million decrease due to higher interest expense associated with an increase in outstanding debt.

•

$10 million decrease due to favorable income tax adjustments in 2008, primarily interest resulting from Financial Accounting Standards Board (FASB) guidance on income taxes (Accounting Standards Codification (ASC) 740).

•	$7 million decrease due to higher depreciation expense as the result of increased plant.

•	$5 million decrease attributable to a decrease in unbilled revenue associated with ACE Basic Generation Service (primarily lower usage and migration to competitive suppliers).

•	$4 million decrease due to lower Default Electricity Supply margins, primarily due to increased bad debt expense and commercial customer migration to competitive suppliers.

•

$24 million increase due to the release of restricted cash as the result of Pepco’s settlement of its Mirant bankruptcy claim following rulings by the DCPSC and MPSC on customer sharing of the settlement proceeds.

•

$11 million increase due to a Maryland income tax benefit, net of $1 million (after-tax) in professional fees, related to a change in the tax reporting for the disposition of certain assets in prior years.

Conectiv Energy’s $107 million decrease in earnings is primarily due to the following:

Merchant Generation and Load Service earnings decreased approximately $101 million primarily due to:

•	$79 million decrease resulting from significantly reduced spark (natural gas) spreads and dark (coal) spreads (lower by 57%), and lower run-time (lower by 27% excluding tolled generation).

•	$63 million decrease primarily related to economic fuel hedges that were favorable in 2008 due to rising fuel prices and unfavorable in 2009 due to falling fuel prices.

•	$39 million increase due to an increase in capacity margins, primarily due to higher Reliability Pricing Model (RPM) clearing prices in the eastern part of the PJM RTO region.

Energy Marketing earnings decreased approximately $6 million primarily due to lower natural gas marketing results primarily due to lower prices and demand.

Pepco Energy Services’ $1 million increase in earnings is primarily due to the following:

•	$25 million increase due to the lower cost of energy and energy supply costs.

•	$17 million decrease due to higher interest and other expenses primarily associated with credit and collateral facilities for the retail energy supply business.

•	$4 million decrease due to lower construction activities.

•	$3 million decrease due to impairment of goodwill for the retail energy supply business.

Other Non-Regulated’s $89 million increase in earnings is primarily due to the impact of the cross-border energy lease investment re-evaluation adjustment recorded in June 2008.

Consolidated Results of Operations

The following results of operations discussion is for the year ended December 31, 2009, compared to the year ended December 31, 2008. All amounts in the tables (except sales and customers) are in millions of dollars.

Operating Revenue

A detail of the components of PHI’s consolidated operating revenue is as follows:

	2009	2008	Change
Power Delivery	$4,980	$5,487	$(507)
Conectiv Energy	2,171	3,047	(876)
Pepco Energy Services	2,383	2,648	(265)
Other Non-Regulated	51	(60)	111
Corporate and Other	(326)	(422)	96

Total Operating Revenue	$9,259	$10,700	$(1,441)

Power Delivery Business

The following table categorizes Power Delivery’s operating revenue by type of revenue.

	2009	2008	Change
Regulated T&D Electric Revenue	$1,653	$1,690	$(37)
Default Electricity Supply Revenue	2,990	3,413	(423)
Other Electric Revenue	69	66	3

Total Electric Operating Revenue	4,712	5,169	(457)

Regulated Gas Revenue	228	204	24
Other Gas Revenue	40	114	(74)

Total Gas Operating Revenue	268	318	(50)

Total Power Delivery Operating Revenue	$4,980	$5,487	$(507)

Regulated Transmission and Distribution (T&D) Electric Revenue includes revenue from the delivery of electricity, including the delivery of Default Electricity Supply, by PHI’s utility subsidiaries to customers within their service territories at regulated rates. Regulated T&D Electric Revenue also includes transmission service revenue that PHI’s utility subsidiaries receive as transmission owners from PJM.

Default Electricity Supply Revenue is the revenue received from the supply of electricity by PHI’s electric utility subsidiaries at regulated rates to retail customers who do not elect to purchase electricity from a competitive energy supplier, and which, depending on the jurisdiction, is also known as Standard Officer Service (SOS) or Basic Generation Service (BGS). The costs related to Default Electricity Supply are included in Fuel and Purchased Energy. Default Electricity Supply Revenue also includes revenue from Transition Bond Charges and other restructuring related revenues.

Other Electric Revenue includes work and services performed on behalf of customers, including other utilities, which is generally not subject to price regulation. Work and services includes mutual assistance to other utilities, highway relocation, rentals of pole attachments, late payment fees, and collection fees.

Regulated Gas Revenue consists of revenues for on-system natural gas sales and the transportation of natural gas for customers by DPL within its service territory at regulated rates.

Other Gas Revenue consists of DPL’s off-system natural gas sales and the short-term release of interstate pipeline transportation and storage capacity not needed to serve customers. Off-system sales are made possible when low demand for natural gas by regulated customers creates excess pipeline capacity.

Regulated T&D Electric

	2009	2008	Change
Regulated T&D Electric Revenue
Residential	$596	$593	$3
Commercial and industrial	804	786	18
Other	253	311	(58)

Total Regulated T&D Electric Revenue	$1,653	$1,690	$(37)

Other Regulated T&D Electric Revenue consists primarily of: (i) transmission service revenue and (ii) revenue from the resale by Pepco in the PJM RTO market of energy and capacity purchased under a power purchase agreement between Panda-Brandywine, L.P. (Panda) and Pepco (the Panda PPA) prior to the transfer of the Panda PPA to an unaffiliated third party in September 2008.

	2009	2008	Change
Regulated T&D Electric Sales (GWh)
Residential	16,871	17,186	(315)
Commercial and industrial	31,570	32,520	(950)
Other	261	261	—

Total Regulated T&D Electric Sales	48,702	49,967	(1,265)

	2009	2008	Change
Regulated T&D Electric Customers (in thousands)
Residential	1,623	1,612	11
Commercial and industrial	198	198	—
Other	2	2	—

Total Regulated T&D Electric Customers	1,823	1,812	11

The Pepco, DPL and ACE service territories are located within a corridor extending from the District of Columbia to southern New Jersey. These service territories are economically diverse and include key industries that contribute to the regional economic base.

•	Commercial activity in the region includes banking and other professional services, government, insurance, real estate, shopping malls, casinos, stand alone construction, and tourism.

•	Industrial activity in the region includes chemical, glass, pharmaceutical, steel manufacturing, food processing, and oil refining.

Regulated T&D Electric Revenue decreased by $37 million primarily due to:

•

A decrease of $53 million in Other Regulated T&D Electric Revenue (which is matched by a corresponding decrease in Fuel and Purchased Energy) due to the absence of revenues from the resale of energy and capacity purchased under the Panda PPA after September 2008.

•	A decrease of $12 million due to lower non-weather related customer usage.

The aggregate amount of these decreases was partially offset by:

•

An increase of $16 million due to a distribution rate increase (which is substantially offset by a corresponding increase in Deferred Electric Service Costs) as part of a higher New Jersey Societal Benefit Charge that became effective in June 2008.

•

An increase of $15 million due to higher pass-through revenue (which is substantially offset by a corresponding increase in Other Taxes) primarily the result of increases in utility taxes that are collected on behalf of taxing jurisdictions.

Default Electricity Supply

	2009	2008	Change
Default Electricity Supply Revenue
Residential	$1,915	$1,882	$33
Commercial and industrial	915	1,200	(285)
Other	160	331	(171)

Total Default Electricity Supply Revenue	$2,990	$3,413	$(423)

Other Default Electricity Supply Revenue consists primarily of revenue from the resale by ACE in the PJM RTO market of energy and capacity purchased under contracts with unaffiliated non-utility generators (NUGs).

	2009	2008	Change
Default Electricity Supply Sales (Gigawatt hours (GWh))
Residential	16,274	16,621	(347)
Commercial and industrial	8,470	10,204	(1,734)
Other	101	101	—

Total Default Electricity Supply Sales	24,845	26,926	(2,081)

	2009	2008	Change
Default Electricity Supply Customers (in thousands)
Residential	1,572	1,572	—
Commercial and industrial	159	167	(8)
Other	2	2	—

Total Default Electricity Supply Customers	1,733	1,741	(8)

Default Electricity Supply Revenue, decreased by $423 million primarily due to:

•	A decrease of $175 million in wholesale energy revenues due to lower market prices for the sale of electricity purchased from NUGs.

•	A decrease of $167 million due to lower sales, primarily the result of commercial customer migration to competitive suppliers.

•	A decrease of $49 million due to lower non-weather related customer usage.

•	A decrease of $33 million due to lower sales as a result of milder weather primarily during the 2009 summer months as compared to 2008.

The decrease in total Default Electricity Supply Revenue includes a decrease of $8 million in unbilled revenue attributable to ACE’s BGS. Under the BGS terms approved by the New Jersey Board of Public Utilities (NJBPU), ACE is entitled to recover from its customers all of its costs of providing BGS. If the costs of providing BGS exceed the BGS revenue, then the excess costs are deferred in Deferred Electric Service Costs. ACE’s BGS unbilled revenue is not included in the deferral calculation, and therefore has an impact on the results of operations in the period during which it is accrued. While the change in the amount of unbilled revenue from year to year typically is not significant, for the year ended December 31, 2009, BGS unbilled revenue decreased by $8 million as compared to the year ended December 31, 2008, which resulted in a $5 million decrease in PHI’s net income. The decrease was due to increased customer migration and lower customer usage during the unbilled revenue period at the end of 2009 as compared to the corresponding period in 2008.

Regulated Gas

	2009	2008	Change
Regulated Gas Revenue
Residential	$139	$121	$18
Commercial and industrial	81	75	6
Transportation and other	8	8	—

Total Regulated Gas Revenue	$228	$204	$24

	2009	2008	Change
Regulated Gas Sales (billion cubic feet)
Residential	8	7	1
Commercial and industrial	5	6	(1)
Transportation and other	6	7	(1)

Total Regulated Gas Sales	19	20	(1)

	2009	2008	Change
Regulated Gas Customers (in thousands)
Residential	113	113	—
Commercial and industrial	10	9	1
Transportation and other	—	—	—

Total Regulated Gas Customers	123	122	1

DPL’s natural gas service territory is located in New Castle County, Delaware. Several key industries contribute to the economic base as well as to growth:

•	Commercial activity in the region includes banking and other professional services, government, insurance, real estate, shopping malls, stand alone construction, and tourism.

•	Industrial activity in the region includes chemical and pharmaceutical.

Regulated Gas Revenue increased by $24 million primarily due to:

•	An increase of $15 million due to the Gas Cost Rate increase effective November 2008, partially offset by rate decreases in March 2009 and November 2009.

•

An increase of $14 million (which is offset by a corresponding increase in Fuel and Purchased Energy) associated with the recognition of the unbilled portion of Gas Cost Rate revenue in 2009 which was not previously recognized.

The aggregate amount of these increases was partially offset by:

•	A decrease of $5 million due to lower non-weather related customer usage.

•	A decrease of $4 million due to lower sales as result of warmer weather during the fourth quarter of 2009 as compared to the corresponding period in 2008.

Other Gas Revenue

Other Gas Revenue decreased by $74 million primarily due to lower revenue from off-system sales resulting from:

•	A decrease of $67 million due to lower market prices.

•	A decrease of $9 million due to lower demand from electric generators and gas marketers.

Conectiv Energy

The impact of Operating Revenue changes and Fuel and Purchased Energy and Other Services Cost of Sales changes with respect to the Conectiv Energy component of the Competitive Energy business are encompassed within the discussion that follows.

Operating Revenues of the Conectiv Energy segment are derived primarily from the sale of electricity. The primary components of its costs of sales are Fuel and Purchased Energy and Other Services Cost of Sales. Because fuel and electricity prices tend to move in tandem, price changes in these commodities from period to period can have a significant impact on Operating Revenue, Fuel and Purchased Energy and Other Services Cost of Sales without signifying any change in the performance of the Conectiv Energy segment. Conectiv Energy also uses a number of and various types of derivative contracts to lock in sales margins, and to economically hedge its power and fuel purchases and sales. Gains and losses on derivative contracts are netted in Operating Revenue, Fuel and Purchased Energy and Other Services Cost of Sales as appropriate under the applicable accounting rules. For these reasons, PHI from a managerial standpoint focuses on gross margin as a measure of performance.

Conectiv Energy Gross Margin

Merchant Generation and Load Service consists primarily of electric power, capacity and ancillary services sales from Conectiv Energy’s generating plants; tolling arrangements entered into to sell energy and other products from Conectiv Energy’s generating plants and to purchase energy and other products from generating plants of other companies; hedges of power, capacity, fuel and load; the sale of excess fuel (primarily natural gas); natural gas transportation and storage; emission allowances; electric power, capacity, and ancillary services sales pursuant to competitively bid contracts entered into with affiliated and non-affiliated companies to fulfill their default electricity supply obligations; and fuel switching activities made possible by the multi-fuel capabilities of some of Conectiv Energy’s generating plants.

Energy Marketing activities consist primarily of wholesale natural gas and fuel oil marketing, the activities of the short-term power desk, which generates margin by capturing price differences between power pools and locational and timing differences within a power pool, and power origination activities, which primarily represent the fixed margin component of structured power transactions such as default supply service.

Conectiv Energy Gross Margin and Operating Statistics	Year Ended December 31,
	2009	2008	Change
Operating Revenue ($ millions):
Merchant Generation and Load Service	$1,522	$1,846	$(324)
Energy Marketing	649	1,201	(552)

Total Operating Revenue(a)	$2,171	$3,047	$(876)

Cost of Sales ($ millions):
Merchant Generation and Load Service	$1,339	$1,492	$(153)
Energy Marketing	606	1,148	(542)

Total Cost of Sales(b)	$1,945	$2,640	$(695)

Gross Margin ($ millions):
Merchant Generation and Load Service	$183	$354	$(171)
Energy Marketing	43	53	(10)

Total Gross Margin	$226	$407	$(181)

Generation Fuel and Purchased Power Expenses ($ millions)(c):
Generation Fuel Expenses(d),(e)
Natural Gas	$233	$223	$10
Coal	7	57	(50)
Oil	24	46	(22)
Other(f)	4	2	2

Total Generation Fuel Expenses	$268	$328	$(60)

Purchased Power Expenses(e)	$907	$992	$(85)

Statistics:
Generation Output (Megawatt hours(MWh)):
Base-Load(g)	590,806	1,710,916	(1,120,110)
Mid-Merit (Combined Cycle)(h)	2,619,815	2,625,668	(5,853)
Other(i)	41,521	74,254	(32,733)
Peaking	34,120	78,450	(44,330)
Tolled Generation	766,575	116,776	649,799

Total	4,052,837	4,606,064	(553,227)

Load Service Volume (MWh)(j)	6,294,042	10,717,149	(4,423,107)
Average Power Sales Price(k) ($/MWh):
Generation Sales(d)	$48.51	$109.71	$(61.20)
Non-Generation Sales(l)	$87.86	$92.27	$(4.41)
Total	$72.57	$97.08	$(24.51)
Average on-peak spot power price at PJM East Hub ($/MWh)(m)	$47.39	$91.73	$(44.34)
Average around-the-clock spot power price at PJM East Hub ($/MWh)(m)	$41.23	$77.15	$(35.92)
Average spot natural gas price at market area M3 ($/MMBtu)(n)	$4.64	$9.83	$(5.19)
Weather (degree days at Philadelphia Airport):(o)
Heating degree days	4,533	4,403	130
Cooling degree days	1,228	1,354	(126)

(a)	Includes $310 million and $397 million of affiliate transactions for 2009 and 2008, respectively.

(b)

Includes less than $1 million and $6 million of affiliate transactions for 2009 and 2008, respectively. Also, excludes depreciation and amortization expense of $40 million and $37 million, respectively.

(c)	Consists solely of Merchant Generation and Load Service expenses; does not include the cost of fuel not consumed by the generating plants and intercompany tolling expenses.

(d)	Includes tolled generation.

(e)	Includes associated hedging gains and losses.

(f)	Includes emissions expenses, fuel additives, and other fuel-related costs.

(g)	Edge Moor Units 3 and 4 and Deepwater Unit 6.

(h)	Hay Road and Bethlehem, all units.

(i)	Edge Moor Unit 5, Deepwater Unit 1 and Vineland Solar.

(j)	Consists of all default electricity supply sales; does not include standard product hedge volumes.

(k)	Calculated from data reported in Conectiv Energy’s Electric Quarterly Report (EQR) filed with the FERC; does not include capacity or ancillary services revenue. Prices may differ from those originally reported in prior periods due to normal load true-ups requiring EQR filing amendments.

(l)	Consists of default electricity supply sales, standard product power sales, and spot power sales other than merchant generation as reported in Conectiv Energy’s EQR.

(m)	Source: PJM website (www.pjm.com).

(n)	Source: Average delivered natural gas price at Tetco Zone M3 as published in Gas Daily.

(o)	Source: National Oceanic and Atmospheric Administration National Weather Service data.

Conectiv Energy’s Operating Revenue and cost of sales were lower in 2009 primarily due to decreased generating facility output and lower default electricity supply volumes, in each case due to a decreased demand for power and lower spark and dark spreads driven by the economic recession, milder weather and the mix of contracts that were in effect each year. Conectiv Energy’s ability to use its fleet of mid-merit and peaking generation assets to generate high gross margins during peak usage periods was limited by the low energy commodity prices.

Merchant Generation and Load Service gross margin decreased approximately $171 million primarily due to:

•	A decrease of approximately $133 million in gross margin derived from reduced spark and dark spreads (lower by 57%), and lower run-time (lower by 27% excluding tolled generation).

•

A decrease of approximately $106 million in gross margin primarily attributable to economic fuel hedges that were favorable in a rising market during the first half of 2008 and unfavorable in a falling market throughout 2009.

•	An increase of approximately $66 million due to higher gross margin attributable to capacity sales, primarily due to higher RPM clearing prices in the eastern part of the PJM RTO region.

Energy Marketing gross margin decreased approximately $10 million primarily due to lower natural gas marketing results primarily due to lower prices and demand.

Pepco Energy Services

Pepco Energy Services’ operating revenue decreased $265 million primarily due to:

•	A $170 million decrease due to lower volumes of retail electric load served as a result of the expiration of existing retail contracts.

•	A $72 million decrease due to lower construction activities as a result of reduced high voltage construction and maintenance projects.

•	A $20 million decrease due to lower retail natural gas prices partially offset by higher customer load as a result of customer acquisitions.

•	A $3 million decrease due to lower generation output as a result of milder weather and lower overall load levels for the PJM RTO control area.

Other Non-Regulated

Other Non-Regulated revenues increased by $111 million from a $60 million loss in 2008 to a $51 million gain in 2009. This was primarily the result of a non-cash charge of $124 million that was recorded in the quarter ended June 30, 2008 as a result of revised assumptions regarding the estimated timing of tax benefits from PCI’s cross-border energy lease investments. In accordance with FASB guidance on leases (ASC 840), the charge was recorded as a reduction to lease revenue from these transactions, which is included in Other Non-Regulated revenues.

Operating Expenses

Fuel and Purchased Energy and Other Services Cost of Sales

A detail of PHI’s consolidated Fuel and Purchased Energy and Other Services Cost of Sales is as follows:

	2009	2008	Change
Power Delivery	$3,243	$3,578	$(335)
Conectiv Energy	1,945	2,640	(695)
Pepco Energy Services	2,179	2,489	(310)
Corporate and Other	(318)	(418)	100

Total	$7,049	$8,289	$(1,240)

Power Delivery Business

Power Delivery’s Fuel and Purchased Energy (other than expense associated with Regulated Gas Revenue and Other Gas revenue) consists of the cost of electricity purchased by its utility subsidiaries to fulfill their respective Default Electricity Supply obligations and, as such, is recoverable from customers in accordance with the terms of public service commission orders. Fuel and Purchased Energy expense decreased by $335 million primarily due to:

•	A decrease of $236 million primarily due to commercial customer migration to competitive suppliers.

•	A decrease of $73 million in the cost of gas purchases for off-systems sales, the result of lower average gas prices and volumes purchased.

•	A decrease of $53 million (which is matched by a corresponding decrease in Other Regulated T&D Electric Revenue) due to the transfer of the Panda PPA.

•	A decrease of $33 million due to lower electricity sales as a result of milder weather primarily during the 2009 summer months as compared to 2008.

•	A decrease of $30 million in the cost of gas purchases for system sales, the result of lower average gas prices and volumes purchased.

•	A decrease of $23 million due to lower average electricity costs under Default Electricity Supply contracts.

The aggregate amount of these decreases was partially offset by:

•	An increase of $63 million due to a higher rate of recovery of electricity supply costs resulting in a decrease in the Default Electricity Supply deferral balance.

•	An increase of $43 million from the settlement of financial hedges entered into as part of DPL’s hedge program for regulated natural gas.

•

An increase of $12 million due to a higher rate of recovery of natural gas supply costs primarily as a result of recognizing the unbilled portion of Gas Cost Rate revenue in 2009, as discussed under Regulated Gas Revenue.

Conectiv Energy

The impact of Fuel and Purchased Energy and Other Services Cost of Sales changes with respect to the Conectiv Energy component of the Competitive Energy business is encompassed within the prior discussion under the heading “Conectiv Energy Gross Margin.”

Pepco Energy Services

Pepco Energy Services’ Fuel and Purchased Energy and Other Services Cost of Sales decreased $310 million primarily due to:

•	A $212 million decrease due to lower volumes of electricity purchased to serve decreased retail customer load as the result of the continuing expiration of existing retail contracts.

•	A $45 million decrease due to lower wholesale natural gas prices partially offset by higher retail customer load as the result of customer acquisitions.

•	A $42 million decrease due to lower construction activities as a result of reduced high voltage construction and maintenance projects.

•	A $11 million decrease due to lower generation output due to milder weather and lower overall load levels for the PJM control area.

Other Operation and Maintenance

A detail of PHI’s other operation and maintenance expense is as follows:

	2009	2008	Change
Power Delivery	$752	$702	$50
Conectiv Energy	133	143	(10)
Pepco Energy Services	90	87	3
Other Non-Regulated	2	2	—
Corporate and Other	(28)	(17)	(11)

Total	$949	$917	$32

Other Operation and Maintenance expense for Power Delivery increased by $50 million; however, excluding a decrease of $5 million primarily related to administrative expenses that are deferred and recoverable in Default Electricity Supply Revenue, Other Operation and Maintenance expense increased by $55 million. The $55 million increase was primarily due to:

•	An increase of $39 million in employee-related costs, primarily due to higher pension and other postretirement benefit expenses.

•	An increase of $13 million primarily due to higher preventative and corrective maintenance, and emergency restoration costs.

•	An increase of $4 million in regulatory expenses primarily incurred in connection with the District of Columbia distribution rate case.

•	An increase of $3 million due to higher non-deferrable bad debt expenses.

During 2008, PHI recorded adjustments, on a consolidated basis, to correct errors in Other Operation and Maintenance expenses for prior periods dating back to February 2005 during which (i) customer late payment fees were incorrectly recognized and (ii) stock-based compensation expense related to certain restricted stock awards granted under the Long-Term Incentive Plan was understated. The late payment fees and stock-based compensation adjustments resulted in increases in Other Operation and Maintenance expenses for the year ended December 31, 2008 of $6 million and $9 million, respectively. These adjustments were not considered material either individually or in the aggregate.

Depreciation and Amortization

Depreciation and Amortization expenses increased by $14 million to $391 million in 2009 from $377 million in 2008 primarily due to an increase of $17 million due to generating plant additions and $4 million due to the accelerated depreciation of generating plants, partially offset by a decrease of $7 million due to lower amortization by ACE of stranded costs primarily as the result of lower revenue due to decreases in the Market Transition Charge Tax rate in October 2009 and October 2008 (partially offset in Default Electricity Supply Revenue).

Other Taxes

Other Taxes increased by $13 million to $372 million in 2009 from $359 million in 2008. The increase was primarily due to increased pass-throughs experienced by Power Delivery (which are substantially offset by a corresponding increase in Regulated T&D Electric Revenue) resulting from rate increases in utility taxes imposed by the taxing jurisdictions.

Deferred Electric Service Costs

Deferred Electric Service Costs, which relate only to ACE, decreased by $152 million, to an expense reduction of $161 million in 2009 as compared to an expense reduction of $9 million in 2008. The decrease was primarily due to:

•	A decrease of $186 million due to a lower rate of recovery of costs from the resale in the PJM RTO market of energy and capacity purchased under the NUG contracts.

The decrease was partially offset by:

•	An increase of $15 million due to a higher rate of recovery through customer rates of deferred energy costs of Default Electricity Supply (included in Default Electricity Supply Revenue).

•	An increase of $13 million due to a higher rate of recovery through customer rates of New Jersey Societal Benefit program costs (included in Regulated T&D Electric Revenue).

•	An increase of $5 million due to a higher rate of recovery through customer rates of deferred transmission costs of Default Electricity Supply (included in Default Electricity Supply Revenue).

Effect of Settlement of Mirant Bankruptcy Claims

In September 2008, Pepco transferred the Panda PPA to an unaffiliated third party. In March 2009, the DCPSC approved an allocation between Pepco and its District of Columbia customers of the District of Columbia portion of the Mirant bankruptcy settlement proceeds remaining after the transfer of the Panda PPA. As a result, Pepco recorded a pre-tax gain of $14 million reflecting the District of Columbia proceeds retained by Pepco. In July 2009, the MPSC approved an allocation between Pepco and its Maryland customers of the Maryland portion of the Mirant bankruptcy settlement proceeds remaining after the transfer of the Panda PPA. As a result, Pepco recorded a pre-tax gain of $26 million reflecting the Maryland proceeds retained by Pepco.

Gain on Sale of Assets

Gain on Sale of Assets decreased by $3 million in 2009 due to a $3 million gain on the sale of the Virginia retail electric distribution and wholesale transmission assets in January 2008.

Other Income (Expenses)

Other Expenses (which are net of Other Income) increased by $50 million to a net expense of $350 million in 2009 from a net expense of $300 million in 2008, primarily due to an increase in interest expense. The increase in interest expense was due to a $33 million increase in interest expense on long-term debt as the result of a higher amount of outstanding debt, and an increase of $13 million in interest expense on short-term debt due primarily to the Pepco Energy Services credit intermediation agreement, as described below under the heading “Capital Resources and Liquidity—Collateral Requirements of the Competitive Energy Business.”

Income Tax Expense

PHI’s consolidated effective tax rates for the years ended December 31, 2009 and 2008 were 31.9% and 35.9% respectively. The decrease in the rate primarily resulted from a refund of $6 million (after-tax) of state income taxes and the establishment of a state tax benefit carryforward of $7 million (after-tax) related to a change in the tax reporting for the disposition of certain assets in prior years, and from the 2008 charge related to the cross-border energy lease investments described in Note (17), “Commitments and Contingencies,” and corresponding state tax benefits related to the charge.

The following results of operations discussion is for the year ended December 31, 2008, compared to the year ended December 31, 2007. All amounts in the tables (except sales and customers) are in millions of dollars.

Operating Revenue

A detail of the components of PHI’s consolidated operating revenue is as follows:

	2008	2007	Change
Power Delivery	$5,487	$5,244	$243
Conectiv Energy	3,047	2,206	841
Pepco Energy Services	2,648	2,309	339
Other Non-Regulated	(60)	76	(136)
Corporate and Other	(422)	(469)	47

Total Operating Revenue	$10,700	$9,366	$1,334

Power Delivery Business

The following table categorizes Power Delivery’s operating revenue by type of revenue.

	2008	2007	Change
Regulated T&D Electric Revenue	$1,690	$1,592	$98
Default Electricity Supply Revenue	3,413	3,295	118
Other Electric Revenue	66	66	—

Total Electric Operating Revenue	5,169	4,953	216

Regulated Gas Revenue	204	211	(7)
Other Gas Revenue	114	80	34

Total Gas Operating Revenue	318	291	27

Total Power Delivery Operating Revenue	$5,487	$5,244	$243

Regulated T&D Electric Revenue includes revenue from the delivery of electricity, including the delivery of Default Electricity Supply, by PHI’s utility subsidiaries to customers within their service territories at regulated rates. Regulated T&D Electric Revenue also includes transmission service revenue that PHI’s utility subsidiaries receive as transmission owners from PJM.

Default Electricity Supply Revenue is the revenue received from the supply of electricity by PHI’s electric utility subsidiaries at regulated rates to retail customers who do not elect to purchase electricity from a competitive energy supplier, and which, depending on the jurisdiction, is also known as SOS or BGS service. The costs related to Default Electricity Supply are included in Fuel and Purchased Energy. Default Electricity Supply Revenue also includes revenue from transition bond charges and other restructuring related revenues.

Other Electric Revenue includes work and services performed on behalf of customers, including other utilities, which is not subject to price regulation. Work and services includes mutual assistance to other utilities, highway relocation, rentals of pole attachments, late payment fees, and collection fees.

Regulated Gas Revenue consists of revenues from on-system natural gas sales and the transportation of natural gas for customers by DPL within its service territories at regulated rates.

Other Gas Revenue consists of DPL’s off-system natural gas sales and the short-term release of interstate pipeline transportation and storage capacity not needed to serve customers. Off-system sales are made possible when low demand for natural gas by regulated customers creates excess pipeline capacity.

In response to an order issued by the New Jersey Board of Public Utilities (NJBPU) regarding changes to ACE’s retail transmission rates, ACE has established deferred accounting treatment for the difference between the rates that ACE is authorized to charge its customers for the transmission of Default Electricity Supply and the cost that ACE incurs. Under the deferral arrangement, any over or under recovery is deferred as part of Deferred Electric Service Costs pending an adjustment of retail rates in a future proceeding. As a consequence of the order, effective January 1, 2008, ACE’s retail transmission revenue is being recorded as Default Electricity Supply Revenue, rather than as Regulated T&D Electric Revenue, thereby conforming to the practice of PHI’s other utility subsidiaries, which previously established deferred accounting treatment for any over or under recovery of retail transmission rates relative to the cost incurred. ACE’s retail transmission revenue for the period prior to January 1, 2008 has been reclassified to Default Electricity Supply Revenue in order to conform to the current period presentation.

Regulated T&D Electric

Regulated T&D Electric Revenue

	2008	2007	Change
Residential	$593	$580	$13
Commercial and industrial	786	750	36
Other	311	262	49

Total Regulated T&D Electric Revenue	$1,690	$1,592	$98

Other Regulated T&D Electric Revenue consists primarily of: (i) transmission service revenue and (ii) revenue from the resale by Pepco in the PJM RTO market of energy and capacity purchased under the Panda PPA prior to the transfer of the Panda PPA to an unaffiliated third party in September 2008.

Regulated T&D Electric Sales (GWh)

	2008	2007	Change
Residential	17,186	17,946	(760)
Commercial and industrial	32,520	33,111	(591)
Other	261	261	—

Total Regulated T&D Electric Sales	49,967	51,318	(1,351)

Regulated T&D Electric Customers (in thousands)

	2008	2007	Change
Residential	1,612	1,622	(10)
Commercial and industrial	198	199	(1)
Other	2	2	—

Total Regulated T&D Electric Customers	1,812	1,823	(11)

Due to the sale of DPL’s Virginia retail electric distribution assets in January 2008, the numbers of Regulated T&D Electric Customers listed above include a decrease of approximately 19,000 residential customers and 3,000 commercial customers.

The Pepco, DPL and ACE service territories are located within a corridor extending from the District of Columbia to southern New Jersey. These service territories are economically diverse and include key industries that contribute to the regional economic base.

•	Commercial activity in the region includes banking and other professional services, government, insurance, real estate, shopping malls, casinos, stand alone construction, and tourism.

•	Industrial activity in the region includes chemical, glass, pharmaceutical, steel manufacturing, food processing, and oil refining.

Regulated T&D Electric Revenue increased by $98 million primarily due to:

•	An increase of $28 million due to a distribution rate change under the 2007 Maryland Rate Orders that became effective in June 2007, including a positive $19 million Revenue Decoupling Adjustment.

•	An increase of $24 million due to a distribution rate change in the District of Columbia that became effective in February 2008.

•

An increase of $24 million due to a distribution rate change as part of a higher New Jersey Societal Benefit Charge that became effective in June 2008 (substantially offset in Deferred Electric Service Costs).

•	An increase of $24 million in transmission service revenue primarily due to transmission rate changes in June 2008 and 2007.

•

An increase of $24 million in Other Regulated T&D Electric Revenue (offset in Fuel and Purchased Energy and Other Services Cost of Sales) from the resale of energy and capacity purchased under the Panda PPA.

•

An increase of $4 million due to customer growth of 1% in 2008 (excluding customers associated with the sale of DPL’s Virginia retail electric distribution and wholesale transmission assets in January 2008).

The aggregate amount of these increases was partially offset by:

•	A decrease of $20 million due to lower sales as a result of milder weather during 2008 as compared to 2007.

•	A decrease of $12 million due to the sale of DPL’s Virginia retail electric distribution and wholesale transmission assets in January 2008.

Default Electricity Supply

Default Electricity Supply Revenue

	2008	2007	Change
Residential	$1,882	$1,843	$39
Commercial and industrial	1,200	1,167	33
Other	331	285	46

Total Default Electricity Supply Revenue	$3,413	$3,295	$118

Other Default Electricity Supply Revenue consists primarily of revenue from the resale by ACE in the PJM RTO market of energy and capacity purchased under contracts with unaffiliated NUGs.

Default Electricity Supply Sales (GWh)

	2008	2007	Change
Residential	16,621	17,469	(848)
Commercial and industrial	10,204	10,824	(620)
Other	101	131	(30)

Total Default Electricity Supply Sales	26,926	28,424	(1,498)

Default Electricity Supply Customers (in thousands)

	2008	2007	Change
Residential	1,572	1,585	(13)
Commercial and industrial	167	167	—
Other	2	2	—

Total Default Electricity Supply Customers	1,741	1,754	(13)

Due to the sale of DPL’s Virginia retail electric distribution assets in January 2008, the number of Default Electricity Supply Customers listed above includes a decrease of approximately 19,000 residential customers and 3,000 commercial customers.

Default Electricity Supply Revenue, which is substantially offset in Fuel and Purchased Energy and Deferred Electric Service Costs, increased by $118 million primarily due to:

•	An increase of $202 million as a result of higher Default Electricity Supply rates.

•	An increase of $48 million in wholesale energy revenues due to higher market prices for the sale of electricity purchased from NUGs.

The aggregate amount of these increases was partially offset by:

•	A decrease of $55 million due to lower sales as a result of milder weather during 2008 as compared to 2007.

•	A decrease of $33 million due to lower sales primarily the result of commercial and industrial customer migration to competitive suppliers.

•	A decrease of $32 million due to the sale of DPL’s Virginia retail electric distribution and wholesale transmission assets in January 2008.

•	A decrease of $12 million due to lower non-weather related customer usage.

Regulated Gas

Regulated Gas Revenue

	2008	2007	Change
Residential	$121	$124	$(3)
Commercial and industrial	75	81	(6)
Transportation and other	8	6	2

Total Regulated Gas Revenue	$204	$211	$(7)

Regulated Gas Sales (billion cubic feet)

	2008	2007	Change
Residential	7	8	(1)
Commercial and industrial	6	6	—
Transportation and other	7	7	—

Total Regulated Gas Sales	20	21	(1)

Regulated Gas Customers (in thousands)

	2008	2007	Change
Residential	113	112	1
Commercial and industrial	9	10	(1)
Transportation and other	—	—	—

Total Regulated Gas Customers	122	122	—

DPL’s natural gas service territory is located in New Castle County, Delaware. Several key industries contribute to the economic base as well as to growth.

•	Commercial activity in the region includes banking and other professional services, government, insurance, real estate, shopping malls, stand alone construction and tourism.

•	Industrial activity in the region includes chemical and pharmaceutical.

Regulated Gas Revenue decreased by $7 million primarily due to:

•	A decrease of $4 million due to lower non-weather related customer usage.

•	A decrease of $3 million due to lower sales as the result of milder weather in 2008 as compared to 2007.

•	A decrease of $2 million primarily due to Gas Cost Rate changes effective April 2007, November 2007 and November 2008.

The aggregate amount of these decreases was partially offset by:

•	An increase of $2 million due to a distribution base rate change effective April 2007.

Other Gas Revenue

Other Gas Revenue, which is substantially offset in Fuel and Purchased Energy and Other Services Cost of Sales, increased by $34 million primarily due to revenue from higher off-system sales, the result of an increase in market prices.

Conectiv Energy

The impact of Operating Revenue changes and Fuel and Purchased Energy and Other Services Cost of Sales changes with respect to the Conectiv Energy component of the Competitive Energy business are encompassed within the discussion that follows.

Operating Revenues of the Conectiv Energy segment are derived primarily from the sale of electricity. The primary components of its costs of sales are Fuel and Purchased Power and Other Services Cost of Sales. Because fuel and electricity prices tend to move in tandem, price changes in these commodities from period to period can have a significant impact on Operating Revenue and costs of sales without signifying any change in the performance of the Conectiv Energy segment. Conectiv Energy also uses a number of and various types of derivative contracts to lock in sales margins, and to economically hedge its power and fuel purchases and sales. Gains and losses on derivative contracts are netted in Operating Revenue and cost of sales as appropriate under the applicable accounting rules. For these reasons, PHI from a managerial standpoint focuses on gross margin as a measure of performance.

Conectiv Energy Gross Margin

Merchant Generation and Load Service consists primarily of electric power, capacity and ancillary services sales from Conectiv Energy’s generating plants; tolling arrangements entered into to sell energy and other products from Conectiv Energy’s generating plants and to purchase energy and other products from generating plants of other companies; hedges of power, capacity, fuel and load; the sale of excess fuel (primarily natural gas); natural gas transportation and storage; emission allowances; electric power, capacity, and ancillary services sales pursuant to competitively bid contracts entered into with affiliated and non-affiliated companies to fulfill their default electricity supply obligations; and fuel switching activities made possible by the multi-fuel capabilities of some of Conectiv Energy’s generating plants.

Energy Marketing activities consist primarily of wholesale natural gas and fuel oil marketing, the activities of the short-term power desk, which generates margin by capturing price differences between power pools and locational and timing differences within a power pool, and power origination activities, which primarily represent the fixed margin component of structured power transactions such as default supply service.

Conectiv Energy Gross Margin and Operating Statistics	Year Ended December 31,
	2008	2007	Change
Operating Revenue ($ millions):
Merchant Generation and Load Service	$1,846	$1,087	$759
Energy Marketing	1,201	1,119	82

Total Operating Revenue(a)	$3,047	$2,206	$841

Cost of Sales ($ millions):
Merchant Generation and Load Service	$1,492	$806	$686
Energy Marketing	1,148	1,081	67

Total Cost of Sales(b)	$2,640	$1,887	$753

Gross Margin ($ millions):
Merchant Generation and Load Service	$354	$281	$73
Energy Marketing	53	38	15

Total Gross Margin	$407	$319	$88

Generation Fuel and Purchased Power Expenses ($ millions)(c):
Generation Fuel Expenses(d),(e)
Natural Gas	$223	$268	$(45)
Coal	57	62	(5)
Oil	46	34	12
Other(f)	2	2	—

Total Generation Fuel Expenses	$328	$366	$(38)

Purchased Power Expenses(e)	$992	$480	$512

Statistics:
Generation Output (Megawatt hours(MWh)):
Base-Load(g)	1,710,916	2,232,499	(521,583)
Mid-Merit (Combined Cycle)(h)	2,625,668	3,341,716	(716,048)
Other(i)	74,254	190,253	(115,999)
Peaking	78,450	146,486	(68,036)
Tolled Generation	116,776	160,755	(43,979)

Total	4,606,064	6,071,709	(1,465,645)

Load Service Volume (MWh)(j)	10,717,149	7,075,743	3,641,406
Average Power Sales Price(k)($/MWh):
Generation Sales(d)	$109.71	$82.19	$27.52
Non-Generation Sales(l)	$92.27	$70.43	$21.84
Total	$97.08	$74.34	$22.74
Average on-peak spot power price at PJM East Hub ($/MWh)(m)	$91.73	$77.85	$13.88
Average around-the-clock spot power price at PJM East Hub ($/MWh)(m)	$77.15	$63.92	$13.23
Average spot natural gas price at market area M3 ($/MMBtu)(n)	$9.83	$7.76	$2.07
Weather (degree days at Philadelphia Airport):(o)
Heating degree days	4,403	4,560	(157)
Cooling degree days	1,354	1,513	(159)

(a)	Includes $397 million and $442 million of affiliate transactions for 2008 and 2007, respectively.

(b)	Includes $6 million and $7 million of affiliate transactions for 2008 and 2007, respectively. Also, excludes depreciation and amortization expense of $37 million and $38 million, respectively.

(c)	Consists solely of Merchant Generation and Load Service expenses; does not include the cost of fuel not consumed by generating plants and intercompany tolling expenses.

(d)	Includes tolled generation.

(e)	Includes associated hedging gains and losses.

(f)	Includes emissions expenses, fuel additives, and other fuel-related costs.

(g)	Edge Moor Units 3 and 4 and Deepwater Unit 6.

(h)	Hay Road and Bethlehem, all units.

(i)	Edge Moor Unit 5 and Deepwater Unit 1.

(j)	Consists of all default electricity supply sales; does not include standard product hedge volumes.

(k)	Calculated from data reported in Conectiv Energy’s Electric Quarterly Report (EQR) filed with the FERC; does not include capacity or ancillary services revenue. Prices may differ from those reported in prior periods due to normal load true-ups requiring EQR filing amendments.

(l)	Consists of default electricity supply sales, standard product power sales, and spot power sales other than merchant generation as reported in Conectiv Energy’s EQR.

(m)	Source: PJM website (www.pjm.com).

(n)	Source: Average delivered natural gas price at Tetco Zone M3 as published in Gas Daily.

(o)	Source: National Oceanic and Atmospheric Administration National Weather Service data.

Conectiv Energy’s revenue and cost of sales are higher in 2008 primarily due to increased default electricity supply volumes and higher energy commodity prices. In 2008, Conectiv Energy expanded its default electricity supply business into ISONE.

Conectiv Energy’s margins were favorably impacted by higher energy commodity prices in the first half of 2008, and unfavorably impacted by the decrease in prices and spark spreads during the second half of the year. Volatile commodity prices contributed to significant movements in the value of transactions accounted for at fair value.

Merchant Generation and Load Service gross margin increased approximately $73 million primarily due to:

•

An increase of approximately $37 million primarily due to short-term sales of firm natural gas, and natural gas transportation and storage rights, the dual-fuel capability of the combined cycle mid-merit units (fuel switching), cross-commodity hedging (use of natural gas to hedge power positions), and the opportunities created by the mid-merit combined cycle units’ operating flexibility (option value) in conjunction with short-term power and fuel price volatility. This combination of strategies positioned Conectiv Energy to realize the upside potential of its overall portfolio during the winter period. The magnitude of gain was due partly to significant fuel price increases in conjunction with less significant increases in power prices.

•	An increase of approximately $46 million due to higher PJM capacity prices net of capacity hedges.

•	An increase of approximately $18 million due to the application of fair value accounting treatment and associated settlements with respect to excess coal hedges.

•	A decrease of approximately $15 million due to a lower of cost or market adjustment to the value of oil inventory held at the generating plants at year-end 2008.

•	A decrease of approximately $15 million due to lower sales of emissions allowances.

Energy Marketing gross margin increased approximately $15 million primarily due to:

•	An increase of approximately $9 million in short-term power desk margins in 2008.

•	An increase of approximately $9 million due to additional default electricity supply contracts in 2008.

•	A decrease of approximately $4 million due to lower wholesale gas margins.

Pepco Energy Services

Pepco Energy Services’ operating revenue increased by $339 million to $2,648 million in 2008 from $2,309 million in 2007 primarily due to:

•	An increase of $259 million due to higher volumes of retail electric load served due to customer acquisitions and higher prices in 2008.

•	An increase of $64 million due to higher natural gas volumes driven by customer acquisitions and higher prices in 2008.

•	An increase of $26 million due to increased construction activities in 2008.

The aggregate amount of these increases was partially offset by:

•	A decrease of $11 million due to RPM-related charges that lowered capacity revenues for the generating plants.

Other Non-regulated

Other Non-regulated operating revenue decreased by $136 million primarily due to:

•

A non-cash charge of $124 million recorded during 2008 as a result of revised assumptions regarding the estimated timing of tax benefits from PCI’s cross-border energy lease investments. This charge was recorded as a reduction to lease revenue from these transactions, which is included in Other Non-regulated revenues.

Operating Expenses

Fuel and Purchased Energy and Other Services Cost of Sales

A detail of PHI’s consolidated Fuel and Purchased Energy and Other Services Cost of Sales is as follows:

	2008	2007	Change
Power Delivery	$3,578	$3,360	$218
Conectiv Energy	2,640	1,887	753
Pepco Energy Services	2,489	2,161	328
Corporate and Other	(418)	(465)	47

Total	$8,289	$6,943	$1,346

Power Delivery Business

Power Delivery’s Fuel and Purchased Energy, which is primarily associated with Default Electricity Supply sales, increased by $218 million primarily due to:

•	An increase of $333 million due to higher average electricity costs under Default Electricity Supply contracts.

•	An increase of $32 million in the cost of gas purchases for off-system sales, the result of higher average gas prices.

•	An increase of $24 million for energy and capacity purchased under the Panda PPA.

The aggregate amount of these increases was partially offset by:

•	A decrease of $61 million primarily due to commercial and industrial customer migration to competitive suppliers.

•	A decrease of $60 million due to lower electricity sales as a result of milder weather during 2008 as compared to 2007.

•	A decrease of $45 million due to the sale of Virginia retail electric distribution and wholesale transmission assets in January 2008.

Fuel and Purchased Energy expense is substantially offset in Regulated T&D Electric Revenue, Default Electricity Supply Revenue, Regulated Gas Revenue and Other Gas Revenue.

Conectiv Energy

The impact of Fuel and Purchased Energy and Other Services Cost of Sales changes with respect to the Conectiv Energy component of the Competitive Energy business are encompassed within the prior discussion under the heading “Conectiv Energy Gross Margin.”

Pepco Energy Services

Pepco Energy Services’ Fuel and Purchased Energy and Other Services Cost of Sales increased $328 million primarily due to:

•	An increase of $236 million due to higher volumes of electricity purchased at higher prices in 2008 to serve increased retail customer load.

•	An increase of $65 million due to higher volumes of natural gas purchased at higher prices in 2008 to serve increased retail customer load.

•	An increase of $15 million due to increased construction activities in 2008.

•	An increase of $12 million for the generating plants primarily due to capacity costs related to RPM.

Other Operation and Maintenance

A detail of PHI’s other operation and maintenance expense is as follows:

	2008	2007	Change
Power Delivery	$702	$667	$35
Conectiv Energy	143	127	16
Pepco Energy Services	87	74	13
Other Non-Regulated	2	3	(1)
Corporate and Other	(17)	(13)	(4)

Total	$917	$858	$59

Other Operation and Maintenance expenses of the Power Delivery segment increased by $35 million; however, excluding $3 million resulting from the operation of ACE’s B.L. England electric generating facility prior to its sale in February 2007, Other Operation and Maintenance expenses increased by $38 million. The $38 million increase was primarily due to:

•

An increase of $17 million in deferred administrative expenses associated with Default Electricity Supply (offset in Default Supply Revenue) due to (i) the inclusion of $10 million of customer late payment fees in the calculation of the deferral and (ii) a higher rate of recovery of bad debt and administrative expenses as a result of an increase in Default Electricity Supply revenue rates. See the discussion below regarding a 2008 correction of errors in recording customer late payment fees, including $6 million related to prior periods.

•	An increase of $11 million due to higher bad debt expenses associated with distribution and Default Electricity Supply customers, of which approximately $6 million was deferred.

•	An increase of $9 million in employee-related costs primarily due to the recording of additional stock-based compensation expense as discussed below, including $6 million related to prior periods.

•	An increase of $3 million in Demand Side Management program costs (offset in Deferred Electric Service Costs).

•	An increase of $3 million in legal expenses.

The aggregate amount of these increases was partially offset by:

•	A decrease of $3 million in corrective and preventative maintenance and emergency restoration costs.

•	A decrease of $4 million in regulatory expenses primarily due to higher expenses in 2007 relating to the District of Columbia distribution rate case.

•	A decrease of $3 million due to higher construction project write-offs in 2007 related to customer requested work.

•	A decrease of $2 million in accounting services related to tax consulting fees.

Other Operation and Maintenance expense for Conectiv Energy increased by $16 million primarily due to increased planned maintenance at its generating plants.

Other Operation and Maintenance expense for Pepco Energy Services increased by $13 million due to increased compensation, benefit, outside contractor and regulatory costs related to growth in its businesses.

During 2008, PHI recorded adjustments, on a consolidated basis, to correct errors in Other Operation and Maintenance expenses for prior periods dating back to February 2005 during which (i) customer late payment fees were incorrectly recognized and (ii) stock-based compensation expense related to certain restricted stock awards granted under the Long-Term Incentive Plan was understated. The late payment fees and stock-based compensation adjustments resulted in increases in Other Operation and Maintenance expenses for the year ended December 31, 2008 of $6 million and $9 million, respectively. These adjustments were not considered material either individually or in the aggregate.

Depreciation and Amortization

Depreciation and Amortization expenses increased by $11 million to $377 million in 2008 from $366 million in 2007. The increase was primarily due to:

•	An increase of $21 million due to higher amortization by ACE of stranded costs as a result of an October 2007 Transition Bond Charge rate increase (offset in Default Electricity Supply Revenue)

•	An increase of $7 million due to utility plant additions.

The aggregate amount of these increases was partially offset by:

•	A decrease of $15 million due to a change in depreciation rates in accordance with the 2007 Maryland Rate Orders.

Deferred Electric Service Costs

Deferred Electric Service Costs, which relate only to ACE, decreased by $77 million, to an expense reduction of $9 million in 2008 as compared to an expense increase of $68 million in 2007. The decrease was primarily due to:

•	A decrease of $46 million due to a lower rate of recovery of deferred energy costs.

•	A decrease of $29 million due to a lower rate of recovery of costs from energy and capacity purchased under the NUG contracts.

•	A decrease of $17 million due to a lower rate of recovery of deferred transmission costs.

The aggregate amount of these decreases was partially offset by:

•	An increase of $15 million primarily due to a higher rate of recovery of New Jersey Societal Benefit program costs.

Deferred Electric Service Costs are substantially offset in Regulated T&D Electric Revenue, Default Electricity Supply Revenue, Fuel and Purchased Energy, and Other Operation and Maintenance.

Impairment Losses

During 2008, Pepco Holdings recorded pre-tax impairment losses of $2 million ($1 million after-tax) related to a joint-venture investment owned by Conectiv Energy. During 2007, Pepco Holdings recorded pre-tax impairment losses of $2 million ($1 million after-tax) related to certain energy services business assets owned by Pepco Energy Services.

Effect of Settlement of Mirant Bankruptcy Claims

The Effect of Settlement of Mirant Bankruptcy Claims reflects the recovery in 2007 of $33 million in operating expenses and certain other costs as damages in the Mirant bankruptcy settlement. See “Capital Resources and Liquidity—Cash Flow Activity—Proceeds from Settlement of Mirant Bankruptcy Claims” herein.

Other Income (Expenses)

Other Expenses (which are net of Other Income) increased by $16 million to a net expense of $300 million in 2008 from a net expense of $284 million in 2007 due to:

•	A decrease of $15 million in income from equity investments.

•	A decrease of $5 million in Contribution in Aid of Construction tax gross-up income.

The aggregate amount of these decreases in income was partially offset by:

•	A net decrease of $10 million in interest expense.

Income Tax Expense

PHI’s consolidated effective tax rates for the years ended December 31, 2008 and 2007 were 35.9% and 36.0%, respectively. While the change in the effective rate between 2008 and 2007 was minimal, the effective rate in each year was impacted by certain non-recurring items. In 2008, PHI recorded certain tax benefits that reduced its overall effective tax rate, primarily representing net interest income accrued on effectively settled and uncertain tax positions (including interest related to the settlements with the Internal Revenue Service (IRS) of the like-kind exchange issue and the tentative settlement of the mixed service cost issue, as discussed below, and a claim made with the IRS related to ACE’s tax reporting of fuel over- and under-recoveries), interest income received in 2008 on the Maryland state tax refund referred to below, and deferred tax adjustments related to additional analysis of its deferred tax balances completed in 2008. These benefits were partially offset by limited federal and state tax benefits related to the charge taken on the cross-border energy lease investments in the second quarter of 2008. In 2007, PHI recorded the receipt of Pepco’s Maryland state tax refund in the third quarter of 2007 as a reduction in income tax expense.

During the second quarter 2008, PHI reached a tentative settlement with the IRS concerning the treatment by Pepco, DPL and ACE of mixed service construction costs for income tax purposes during the period 2001 to 2004. On the basis of the tentative settlement, PHI updated its estimated liability related to mixed service costs and, as a result, recorded a net reduction in its liability for unrecognized tax benefits of $19 million and recognized after-tax interest income of $7 million in the second quarter of 2008. See Note (17), “Commitments and Contingencies—Regulatory and Other Matters—IRS Mixed Service Cost Issue,” to the consolidated financial statements.

During the fourth quarter of 2008, PHI reached a final settlement with the IRS concerning a transaction between Conectiv and an unaffiliated third party that was treated by Conectiv as a “like-kind exchange” under Internal Revenue Code Section 1031. PHI’s reserve for this issue was more conservative than the actual settlement and resulted in the reversal of a total of $5 million (after-tax) in excess accrued interest related to this matter in the fourth quarter of 2008.

Capital Resources and Liquidity

This section discusses Pepco Holdings’ working capital, cash flow activity, capital requirements and other uses and sources of capital.

Working Capital

At December 31, 2009, Pepco Holdings’ current assets on a consolidated basis totaled $1.9 billion and its current liabilities totaled $2.3 billion. At December 31, 2008, Pepco Holdings’ current assets on a consolidated basis totaled $2.6 billion and its current liabilities totaled $2 billion. The decrease in working capital from December 31, 2008 to December 31, 2009 is primarily due to a $300 million pension plan contribution and a $451 million increase in current maturities of long-term debt.

At December 31, 2009, Pepco Holdings’ cash and current cash equivalents totaled $46 million, of which $22 million was invested in money market funds that invest in U.S. Treasury obligations, and the balance was held as cash and uncollected funds. Current restricted cash equivalents (cash that is available to be used only for designated purposes) totaled $11 million. At December 31, 2008, Pepco Holdings’ cash and current cash equivalents totaled $384 million and its current restricted cash equivalents totaled $10 million.

PHI expects the working capital deficit will be funded during 2010 through cash flow from operations, reduced collateral requirements of the Pepco Energy Services retail electric services business, delayed capital expenditures related to the MAPP project, and the refinancing of long-term debt currently due within a year.

A detail of PHI’s short-term debt balance and its current maturities of long-term debt and project funding balance follows.

Type	As of December 31, 2009
	(millions of dollars)
	PHI Parent	Pepco	DPL	ACE	ACE Funding	Conectiv Energy	Pepco Energy Services	PCI	Conectiv	PHI Consolidated
Variable Rate Demand Bonds	$—	$—	$105	$23	$—	$—	$18	$—	$—	$146
Commercial Paper	324	—	—	60	—	—	—	—	—	384

Total Short-Term Debt	$324	$—	$105	$83	$—	$—	$18	$—	$—	$530

Current Maturities of Long-Term Debt and Project Funding	$450	$16	$31	$1	$34	$—	$4	$—	$—	$536

Type	As of December 31, 2008
	(millions of dollars)
	PHI Parent	Pepco	DPL	ACE	ACE Funding	Conectiv Energy	Pepco Energy Services	PCI	Conectiv	PHI Consolidated
Variable Rate Demand Bonds	$—	$—	$96	$1	$—	$—	$21	$—	$—	$118
Bonds held under Standby Bond Purchase Agreement	—	—	—	22	—	—	—	—	—	22
Bank Loans	—	25	150	—	—	—	—	—	—	175
Credit Facility Loans	50	100	—	—	—	—	—	—	—	150

Total Short-Term Debt	$50	$125	$246	$23	$—	$—	$21	$—	$—	$465

Current Maturities of Long-Term Debt and Project Funding	$—	$50	$—	$—	$32	$—	$3	$—	$—	$85

Credit Facilities

PHI, Pepco, DPL and ACE maintain an unsecured credit facility to provide for their respective short-term liquidity needs. The aggregate borrowing limit under this credit facility is $1.5 billion, all or any portion of which may be used to obtain loans or to issue letters of credit. PHI’s credit limit under the facility is $875 million. The credit limit of each of Pepco, DPL and ACE is the lesser of $500 million and the maximum amount of debt the company is permitted to have outstanding by its regulatory authorities, except that the aggregate amount of credit used by Pepco, DPL and ACE at any given time collectively may not exceed $625 million. The interest rate payable by each company on utilized funds is, at the borrowing company’s election, (i) the greater of the prevailing prime rate and the federal funds effective rate plus 0.5% or (ii) the prevailing Eurodollar rate, plus a margin that varies according to the credit rating of the borrower. The facility also includes a “swingline loan sub-facility” pursuant to which each company may make same day borrowings in an aggregate amount not to exceed $150 million. Any swingline loan must be repaid by the borrower within seven days of receipt thereof.

The facility commitment expiration date is May 5, 2012, with each company having the right to elect to have 100% of the principal balance of the loans outstanding on the expiration date continued as non-revolving term loans for a period of one year from such expiration date.

The facility is intended to serve primarily as a source of liquidity to support the commercial paper programs of the respective companies. The companies also are permitted to use the facility to borrow funds for general corporate purposes and issue letters of credit. In order for a borrower to use the facility, certain representations and warranties must be true and correct, and the borrower must be in compliance with specified covenants, including (i) the requirement that each borrowing company maintain a ratio of total indebtedness to total capitalization of 65% or less, computed in accordance with the terms of the credit agreement, which calculation excludes from the definition of total indebtedness certain trust preferred securities and deferrable interest subordinated debt (not to exceed 15% of total capitalization), (ii) a restriction on sales or other dispositions of assets, other than certain sales and dispositions, and (iii) a restriction on the incurrence of liens on the assets of a borrower or any of its significant subsidiaries other than permitted liens.

The absence of a material adverse change in the borrower’s business, property, and results of operations or financial condition is not a condition to the availability of credit under the facility. The facility does not include any rating triggers.

In November 2008, PHI entered into a second unsecured credit facility in the amount of $400 million with a syndicate of nine lenders, which was amended and restated in October 2009, to extend the facility termination date to October 15, 2010. Under this facility, PHI may obtain revolving loans and swingline loans over the term of the facility. The facility does not provide for the issuance of letters of credit. The interest rate payable on funds borrowed under the facility is, at PHI’s election, based on either (a) the prevailing Eurodollar rate or (b) the highest of (i) the prevailing prime rate, (ii) the federal funds effective rate plus 0.5% or (iii) the one-month Eurodollar rate plus 1.0%, plus a margin that varies according to the credit rating of PHI. Under the swingline loan sub-facility, PHI may obtain loans for up to seven days in an aggregate principal amount which does not exceed 10% of the aggregate borrowing limit under the facility. In order to obtain loans under the facility, PHI must be in compliance with the same covenants and conditions that it is required to satisfy for utilization of the $1.5 billion credit facility. The absence of a material adverse change in PHI’s business, property, and results of operations or financial condition is not a condition to the availability of credit under the facility. The facility does not include any rating triggers. These two facilities are referred to herein collectively as PHI’s “primary credit facilities.” As of December 31, 2009, each borrower was in compliance with the covenants of each of the primary credit facilities.

Cash and Credit Facilities Available as of December 31, 2009

	Consolidated PHI	PHI Parent	Utility Subsidiaries
	(millions of dollars)
Credit Facilities (Total Capacity)(a)	$1,950	$1,325	$625
Less: Letters of Credit issued	186	181	5
Commercial Paper outstanding	384	324	60

Remaining Credit Facilities Available	1,380	820	560
Cash Invested in Money Market Funds(b)	22	—	22

Total Cash and Credit Facilities Available	$1,402	$820	$582

(a)	Of this amount, $50 million is available under a bi-lateral agreement expiring in November 2010 that can be used only for the purpose of obtaining letters of credit.

(b)	Cash and cash equivalents reported on the Balance Sheet total $46 million, which includes the $22 million invested in money market funds and $24 million held in cash and uncollected funds.

The disruptions in the capital and credit markets in 2008, combined with the volatility of energy prices, impacted the borrowing capacity and liquidity of PHI and its subsidiaries. To address the challenges posed by the capital and credit market environment and to ensure that PHI and its subsidiaries continued to have sufficient access to cash to meet their liquidity needs, PHI and its subsidiaries undertook a number of actions during 2009:

•	In March 2009, Pepco resold $110 million of its Pollution Control Revenue Refunding Bonds, which previously had been issued for the benefit of Pepco by the Maryland Economic Development Corporation.

•

In March 2009, Pepco Energy Services entered into a credit intermediation arrangement with an investment banking firm to reduce the collateral requirements associated with its retail energy sales business (see “Collateral Requirements of the Competitive Energy Business”).

•	In May 2009, PHI entered into a $50 million, 18-month bi-lateral credit agreement, which can only be used for the purpose of obtaining letters of credit.

•	In October 2009, PHI amended its $400 million unsecured credit facility to extend the facility termination date to October 15, 2010.

Collateral Requirements of the Competitive Energy Business

In conducting its retail energy supply business, Pepco Energy Services, during periods of declining energy prices, is exposed to the asymmetrical risk of having to post collateral under its wholesale purchase contracts without receiving a corresponding amount of collateral from its retail customers. To partially address these asymmetrical collateral obligations, Pepco Energy Services, in the first quarter of 2009, entered into a credit intermediation arrangement with Morgan Stanley Capital Group, Inc. (MSCG). Under this arrangement, MSCG, in consideration for the payment to MSCG of certain fees, (i) has assumed by novation the electricity purchase obligations of Pepco Energy Services in years 2009 through 2011 under several wholesale purchase contracts and (ii) has agreed to supply electricity to Pepco Energy Services on the same terms as the novated transactions, but without imposing on Pepco Energy Services any obligation to post collateral based on changes in electricity prices. As of December 31, 2009, approximately 17% of Pepco Energy Services’ wholesale electricity purchase obligations (measured in megawatt hours) were covered by this credit intermediation arrangement with MSCG. The fees in the amount of $25 million incurred by Pepco Energy Services in connection with the entry into this agreement are being amortized into expense in declining amounts over the life of the arrangement based on the fair value of the underlying contracts at the time of the novation. For the year ended December 31, 2009, approximately $16 million of the fees have been amortized. As the retail electric and natural gas supply business are wound down, Pepco Energy Services’ collateral requirements will be further reduced.

In addition to Pepco Energy Services’ retail energy supply business, Conectiv Energy and Pepco Energy Services in the ordinary course of business enter into various contracts to buy and sell electricity, fuels and related products, including derivative instruments, designed to reduce their financial exposure to changes in the value of their assets and obligations due to energy price fluctuations. These contracts also typically have collateral requirements.

Depending on the contract terms, the collateral required to be posted by Pepco Energy Services and Conectiv Energy can be of varying forms, including cash and letters of credit. As of December 31, 2009, Pepco Energy Services and Conectiv Energy had posted net cash collateral of $123 million and $240 million, respectively, and letters of credit of $157 million and $22 million, respectively. At December 31, 2008, Pepco Energy Services and Conectiv Energy had posted net cash collateral of $125 million and $206 million, respectively, and letters of credit of $474 million and $84 million, respectively.

At December 31, 2009 and 2008, the amount of cash, plus borrowing capacity under the PHI credit facilities available to meet the future liquidity needs of the Competitive Energy business totaled $820 million and $684 million, respectively.

Pension and Postretirement Benefit Plans

PHI and its subsidiaries sponsor pension and postretirement benefit plans for their employees. The pension and postretirement benefit plans experienced significant declines in the fair value of plan assets in 2008, which has resulted in increased pension and postretirement benefit costs in 2009 and increased plan funding requirements.

Based on the results of the 2009 actuarial valuation, PHI’s net periodic pension and other postretirement benefit costs were approximately $149 million in 2009 versus $64 million in 2008. The current estimate of benefit cost for 2010 is $116 million. The utility subsidiaries are generally responsible for approximately 80% to 85% of the total PHI net periodic pension and other postretirement benefit costs. Approximately 30% of net periodic pension and other postretirement benefit costs are capitalized. PHI estimates that its net periodic pension and other postretirement benefit expense will be approximately $80 million in 2010, as compared to $103 million in 2009 and $44 million in 2008.

Pension benefits are provided under PHI’s defined benefit pension plan (the PHI Retirement Plan), a non contributory retirement plan that covers substantially all employees of Pepco, DPL and ACE and certain employees of other PHI subsidiaries. PHI’s funding policy with regard to the PHI Retirement Plan is to maintain a funding level that is at least equal to the funding target as defined under the Pension Protection Act of 2006. The funding target under the Pension Protection Act is an amount that is being phased in over time, and will reach 100% of accrued pension liability by 2011. The funding target was 94% of the accrued liability for 2009 and is 96% of the accrued liability for 2010.

During 2009, PHI has made discretionary tax-deductible contributions totaling $300 million to the PHI Retirement Plan, which brought plan assets to at least the funding target level for 2009 under the Pension Protection Act. Of this amount, $240 million was contributed through tax-deductible contributions from Pepco, ACE and DPL in the amounts of $170 million, $60 million and $10 million, respectively. The remaining $60 million contribution was made through tax-deductible contributions from the PHI Service Company. In 2008, no contributions were made to the PHI Retirement Plan.

Under the Pension Protection Act, if a plan incurs a funding shortfall in the preceding plan year, there can be required minimum quarterly contributions in the current and following plan years. PHI satisfied the minimum required contribution rules in 2008 and 2009 and does not expect to have any required contributions in 2010. Although PHI projects there will be no minimum funding requirement under the Pension Protection Act guidelines in 2010, PHI currently estimates it may make discretionary tax-deductible contributions in 2010 of approximately $100 million to bring its plan assets to at least the funding target level for 2010 under the Pension Protection Act. For additional discussion of PHI’s Pensions and Other Postretirement Benefits, see Note (10), “Pension and Other Postretirement Benefits,” to the consolidated financial statements.

Cash Flow Activity

PHI’s cash flows for 2009, 2008, and 2007 are summarized below:

	Cash (Use) Source
	2009	2008	2007
	(millions of dollars)
Operating Activities	$606	$413	$795
Investing Activities	(860)	(714)	(582)
Financing Activities	(84)	630	(207)

Net (decrease) increase in cash and cash equivalents	$(338)	$329	$6

Operating Activities

Cash flows from operating activities are summarized below for 2009, 2008, and 2007:

	Cash Source (Use)
	2009	2008	2007
	(millions of dollars)
Net Income	$235	$300	$334
Non-cash adjustments to net income	356	405	252
Pension contributions	(300)	—	—
Changes in cash collateral related to derivative activities	(11)	(274)	62
Changes in other assets and liabilities	326	(18)	147

Net cash from operating activities	$606	$413	$795

Net cash from operating activities was $193 million higher for the year ended December 31, 2009, compared to the same period in 2008. A portion of this increase is attributable to the release from restricted cash of $102 million related to the Mirant settlement (previously discussed in the “Earnings Overview” section above), and the 2009 receipt of the Federal income tax refund from the IRS of $138 million associated with the carry-back of the net operating loss for tax reporting purposes that reflected, among other things, significant tax deductions related to accelerated depreciation, the pension plan contributions paid in 2009 (which were deductible for 2008) and the cumulative effect of adopting a new method of tax reporting for certain repairs. In addition, the 2009 net income included unrealized losses on derivatives of $59 million. PHI also experienced reduced cash requirements related to purchases of inventory (associated with lower gas and electric prices). Offsetting these increases were the pension plan contributions of $300 million made during 2009.

Included in the 2008 net cash from operating activities was a non-cash charge taken on the cross-border energy lease investments (described in the “Earnings Overview” section above) and additional collateral requirements of the Competitive Energy business of $274 million.

Net cash from operating activities was $382 million lower for the year ended December 31, 2008 compared to the year ended December 31, 2007. In addition to a $34 million decrease in net income, the primary contributor was a $336 million increase in cash collateral requirements associated with Competitive Energy activities. The cash collateral requirements of the Competitive Energy business fluctuate significantly based on changes in energy market prices.

Investing Activities

Cash flows used by investing activities during 2009, 2008, and 2007 are summarized below.

	Cash (Use) Source
	2009	2008	2007
	(millions of dollars)
Construction expenditures	$(864)	$(781)	$(623)
Cash proceeds from sale of other assets	4	56	11
All other investing cash flows, net	—	11	30

Net cash used by investing activities	$(860)	$(714)	$(582)

Net cash used by investing activities increased $146 million for the year ended December 31, 2009 compared to 2008. The increase was due primarily to an $83 million increase in capital expenditures, of which $62 million was attributable to Conectiv Energy and $35 million was attributable to Power Delivery, partially offset by a decrease in Pepco Energy Services capital expenditures. The increase in Conectiv Energy capital expenditures was primarily due to the construction of new generating facilities. The increase in Power Delivery capital expenditures was primarily attributable to capital costs associated with the Mid-Atlantic Power Pathway (MAPP) and Blueprint for the Future projects. The increase was also affected by the $52 million reduction in cash proceeds from the sale of other assets. Cash proceeds from the sale of assets in 2008 consisted primarily of $54 million received by DPL from the sale of its retail electric distribution assets and its wholesale electric transmission assets in Virginia.

Net cash used by investing activities increased $132 million for the year ended December 31, 2008 compared to the year ended December 31, 2007. The increase was due primarily to (i) $158 million increase in capital expenditures, of which $96 million was attributable to Conectiv Energy and $33 million was attributable to Power Delivery, and (ii) the receipt by Pepco in 2007 of the proceeds of the Mirant bankruptcy settlement, of which $15 million was designated as a reimbursement of certain investments in property, plant and equipment, offset by (iii) an increase of $45 million in cash proceeds from the sale of assets. The increase in Conectiv Energy capital expenditures was primarily due to the construction of new generating facilities. The increase in Power Delivery capital expenditures was primarily attributable to capital costs associated with new customer services, distribution reliability, and transmission. Proceeds from the sale of assets in 2007 consisted primarily of $9 million received from the sale by ACE of the B.L. England generating facility.

Financing Activities

Cash flows used by financing activities during 2009, 2008 and 2007 are summarized below.

	Cash (Use) Source
	2009	2008	2007
	(millions of dollars)
Dividends paid on common and preferred stock	$(238)	$(222)	$(203)
Common stock issued for the Shareholder Dividend Reinvestment Plan	31	29	28
Issuance of common stock (other than the Dividend Reinvestment Plan)	18	287	200
Redemption of preferred stock of subsidiaries	—	—	(18)
Issuances of long-term debt	110	1,150	704
Reacquisition of long-term debt	(83)	(590)	(855)
Issuances (repayments) of short-term debt, net	65	26	(61)
Cost of issuances	(4)	(30)	(7)
All other financing cash flows, net	17	(20)	5

Net cash (used by) provided by financing activities	$(84)	$630	$(207)

Net cash from financing activities decreased $714 million for the year ended 2009, compared to the same period in 2008, principally due to the decrease in 2009 of issuances of long-term debt and common stock, partially offset by the decrease in amounts spent to reacquire long-term debt.

Net cash provided by financing activities in 2008 was $837 million higher than in 2007, primarily due to an increase in issuances of common stock, long-term debt and 2008 borrowings under the credit facilities, and a decrease in repayments of outstanding long-term debt.

Common Stock Dividends

Common stock dividend payments were $238 million in 2009, $222 million in 2008, and $203 million in 2007. The increase in common dividends paid in 2009 was the result of additional shares outstanding, primarily from PHI’s sale of 16.1 million shares of common stock in November 2008. The increase in common dividends paid in 2008 was the result of (i) additional shares outstanding, primarily from PHI’s sale of 6.5 million shares of common stock in November 2007, and (ii) a quarterly dividend increase from 26 cents per share to 27 cents per share beginning in the first quarter of 2008.

Changes in Outstanding Common Stock

In November 2008, PHI sold 16.1 million shares of common stock in a registered offering at a price per share of $16.50, resulting in gross proceeds of $265 million. In November 2007, PHI sold 6.5 million shares of common stock in a registered offering at a price per share of $27.00, resulting in gross proceeds of $176 million.

Under the Shareholder Dividend Reinvestment Plan (DRP), PHI issued 2.2 million shares of common stock in 2009, 1.3 million shares of common stock in 2008, and 1 million shares of common stock in 2007.

Changes in Outstanding Preferred Stock

Cash flows from the redemption of preferred stock in 2009, 2008 and 2007 are summarized in the chart below.

Preferred Stock Redemptions	Redemption Price	Shares Redeemed			Aggregate Redemption Costs for years ended December 31,
		2009	2008	2007	2009	2008	2007
					(millions of dollars)
DPL
Redeemable Serial Preferred Stock
4.0% Series of 1943, $100 per share par value	$105.00	—	—	19,809	$—	$—	$2
3.7% Series of 1947, $100 per share par value	$104.00	—	—	39,866	—	—	4
4.28% Series of 1949, $100 per share par value	$104.00	—	—	28,460	—	—	3
4.56% Series of 1952, $100 per share par value	$105.00	—	—	19,571	—	—	2
4.20% Series of 1955, $100 per share par value	$103.00	—	—	25,404	—	—	2
5.0% Series of 1956, $100 per share par value	$104.00	—	—	48,588	—	—	5

					$—	$—	$18

Changes in Outstanding Long-Term Debt

Cash flows from the issuance and redemption of long-term debt in 2009, 2008 and 2007 are summarized in the charts below.

Issuances	2009	2008		2007
	(millions of dollars)
PHI
6.0% unsecured notes due 2019	$—	$—		$200
6.125% unsecured notes due 2017	—	—		250

	—	—		450

Pepco
6.2% tax-exempt bonds due 2022(a)	110	—		—
6.5% senior notes due 2037(a)	—	250		—
6.5% senior notes due 2037(a)	—	—		250
7.9% first mortgage bonds due 2038	—	250		—

	110	500		250

DPL
6.4% first mortgage bonds due 2013	—	250		—

	—	250	(b)	—

ACE
7.75% first mortgage bonds due 2018	—	250		—

	—	250		—

Pepco Energy Services	—	—		4

	$110	$1,000	(b)	$704

(a)	Secured by an outstanding series of Collateral First Mortgage Bonds. See Note (11), “Debt,” to the consolidated financial statements.

(b)	Excludes DPL $150 million two-year bank loan that was converted to a 364-day bank loan.

Redemptions	2009	2008	2007
	(millions of dollars)
PHI
5.5% unsecured notes due 2007	$—	$—	$500

	—	—	500

Pepco
6.25% medium term notes due 2009	50	—	—
7.64% medium term notes due 2007	—	—	35
6.25% first mortgage bonds due 2007	—	—	175
6.5% first mortgage bonds due 2008	—	78	—
Auction rate, tax-exempt bonds due 2022(a)	—	110	—
5.875% first mortgage bonds due 2008	—	50	—

	50	238	210

DPL
7.08% medium term notes due 2007	—	—	12
Auction rate, tax-exempt bonds due 2030-2038(a)	—	58	—
Auction rate, tax-exempt bonds due 2030-2031(a)	—	36	—
8.125% medium term notes due 2007	—	—	50
6.95% first mortgage bonds due 2008	—	—	3
6.95% first mortgage bonds due 2008	—	4	—
Auction rate, tax-exempt bonds due 2023(a)	—	18	—

	—	116	65

ACE
6.79% medium term notes due 2008	—	15	—
Auction rate, tax-exempt bonds due 2029(a)	—	25	—
Auction rate, tax-exempt bonds due 2029(a)	—	30	—
6.77% medium term notes due 2008	—	1	—
7.52% medium term notes due 2007	—	—	15
6.73%-6.75% medium term notes due 2008	—	25	—
7.15% medium term notes due 2007	—	—	1
6.71%-6.73% medium term notes due 2008	—	9	—
Securitization bonds due 2007-2009	32	31	30

	32	136	46

PCI
7.62% medium term notes due 2007	—	—	34
8.24% medium term note due 2008	—	92	—

	—	92	34

Pepco Energy Services	1	8	—

	$83	$590	$855

(a)	Repurchased by the indicated company pending resale to the public. See “Purchase and Resale of Tax-Exempt Auction Rate Bonds” below.

Purchase and Resale of Tax-Exempt Auction Rate Bonds

The redemptions in 2008 shown above include the purchase at par by PHI subsidiaries of $276 million in aggregate principal amount of insured tax-exempt auction rate bonds issued by municipal authorities for the benefit of the respective PHI subsidiaries. These purchases were made in response to disruption in the market for municipal auction rate securities that made it difficult for the remarketing agent to successfully remarket the bonds, at that time. These bond purchases consisted of the following:

•

The purchase by Pepco of Pollution Control Revenue Refunding Bonds issued by the Maryland Economic Development Corporation of an aggregate principal amount of $110 million (the Purchased Pepco Tax-Exempt Bonds).

•

The purchase by DPL of Exempt Facilities Refunding Revenue Bonds issued by The Delaware Economic Development Authority in the aggregate principal amount of $112 million (the Purchased DPL Tax-Exempt Bonds).

•

The purchase by ACE of (i) Pollution Control Revenue Refunding Bonds issued by Cape May County in the aggregate principal amount of $32 million and (ii) Pollution Control Revenue Refunding Bonds issued by Salem County in the aggregate principal amount of $23 million (the Purchased ACE Tax-Exempt Bonds).

Upon the purchase of the tax-exempt bonds, the obligations of the PHI subsidiaries with respect to these tax-exempt bonds were considered to be extinguished for accounting purposes; however, each of the companies continued to hold the bonds, while monitoring the market and evaluating the options for reselling the bonds to the public at some time in the future.

In 2009, PHI subsidiaries resold or redeemed the following tax-exempt bonds that they purchased in 2008:

•	Pepco resold the entire $110 million of the Purchased Pepco Tax-Exempt Bonds, which is accounted for as long-term debt.

•	DPL redeemed $33 million of the Purchased DPL Tax-Exempt Bonds.

•	ACE redeemed $32 million of the Purchased ACE Tax-Exempt Bonds.

Changes in Short-Term Debt

During 2009, the market for commercial paper was less restrictive than it had been in 2008. As a result PHI and its utility subsidiaries were able to issue commercial paper and repay their bank loans and their loans outstanding under the $1.5 billion credit facility. As of December 31, 2009, PHI had a total of $384 million of commercial paper outstanding, as compared to no commercial paper outstanding at December 31, 2008 and $137 million of commercial paper outstanding at December 31, 2007.

Due to the capital and credit market disruptions in 2008, the market for commercial paper was severely restricted. As a result, PHI and its subsidiaries were unable to issue commercial paper on a day-to-day basis either in amounts, or with maturities, that were typically required for cash management purposes. Given their restricted access to the commercial paper market and the general uncertainty in the credit markets, PHI and each of its subsidiaries borrowed under the $1.5 billion credit facility to create a cash reserve for future short-term operating needs. As of December 31, 2008, PHI had a loan of $50 million outstanding and Pepco had a loan of $100 million outstanding under this facility. These loans were repaid in 2009.

In 2008, both DPL and Pepco entered into short-term bank loans. In March 2008, DPL obtained a $150 million unsecured bank loan that matured in July 2009. In May 2008, Pepco obtained a $25 million bank loan that matured in April 2009 and a $25 million bank loan that matured in September 2008.

In 2008 and 2009, the following insured Variable Rate Demand Bonds (VRDBs) were tendered to The Bank of New York Mellon, as bond trustee, by the holders and purchased by The Bank of New York Mellon pursuant to standby bond purchase agreements for the respective series:

•	$18.2 million of Pollution Control Revenue Refunding Bonds 1997 Series A issued by Salem County for the benefit of ACE, and

•	$4.4 million of Pollution Control Revenue Refunding Bonds 1997 Series B issued by Salem County for the benefit of ACE.

In June 2009, the VRDBs were resold to the public. In connection with this remarketing, the financial guaranty insurance policies issued as credit support for the VRDBs were cancelled and replaced with letters of credit issued by The Bank of New York Mellon. The letters of credit will expire on June 23, 2010 unless extended. The expiration, cancellation, or termination of a letter of credit prior to the maturity of the related VRDBs will require DPL to repurchase the VRDBs.

In November 2008, DPL repurchased $9 million of VRDBs due 2024.

In 2007, with cash from operations, PHI redeemed $36 million in short-term debt.

Sale of Virginia Retail Electric Distribution and Wholesale Transmission Assets

In January 2008, DPL completed (i) the sale of its retail electric distribution assets on the Eastern Shore of Virginia for a purchase price of approximately $49 million, and (ii) the sale of its wholesale electric transmission assets located on the Eastern Shore of Virginia for a purchase price of approximately $5 million.

Sales of ACE Generating Facilities

In 2007, ACE completed the sale of the B.L. England generating facility for a price of $9 million. In 2008, ACE received an additional $4 million in an arbitration settlement relating to the sale. For a discussion of the accounting treatment of the gains from these sales, see Note (7), “Regulatory Assets and Regulatory Liabilities,” to the consolidated financial statements.

Proceeds from Settlement of Mirant Bankruptcy Claims

In 2000, Pepco sold substantially all of its electricity generating assets to Mirant. As part of the sale, Pepco and Mirant entered into a “back-to-back” arrangement, whereby Mirant agreed to purchase from Pepco the 230 megawatts of electricity and capacity that Pepco was obligated to purchase annually through 2021 from Panda under the Panda PPA at the purchase price Pepco was obligated to pay to Panda. In 2003, Mirant commenced a voluntary bankruptcy proceeding in which it sought to reject certain obligations that it had undertaken in connection with the asset sale. As part of the settlement of Pepco’s claims against Mirant arising from the bankruptcy, Pepco agreed not to contest the rejection by Mirant of its obligations under the “back-to-back” arrangement in exchange for the payment by Mirant of damages corresponding to the estimated amount by which the purchase price that Pepco was obligated to pay Panda for the energy and capacity exceeded the market price. In 2007, Pepco received as damages $414 million in net proceeds from the sale of shares of Mirant common stock issued to it by Mirant. In September 2008, Pepco transferred the Panda PPA to Sempra Energy Trading LLC (Sempra), along with a payment to Sempra, thereby terminating all further rights, obligations and liabilities of Pepco under the Panda PPA. In March 2009, the DCPSC issued an order approving Pepco’s sharing proposal for the District of Columbia under which approximately $24 million was distributed to District of Columbia customers as a one-time billing credit. As a result of this decision, Pepco recorded a pre-tax gain of approximately $14 million for the quarter ended March 31, 2009. On July 2, 2009, the MPSC approved a settlement agreement among Pepco, the Maryland Office of People’s Counsel and the MPSC staff under which Pepco distributed approximately $38 million to Maryland customers during the billing month of August 2009 through a one-time billing credit. As a result of this decision, Pepco recorded a pre-tax gain of approximately $26 million in the quarter ended September 30, 2009. The final resolution of this matter allowed for the release of $64 million previously accounted for as restricted cash and the extinguishment of the corresponding regulatory liability.

Capital Requirements

Capital Expenditures

Pepco Holdings’ total capital expenditures for the year ended December 31, 2009 totaled $864 million, of which $622 million was incurred by Power Delivery, $200 million by Conectiv Energy, $12 million by Pepco Energy Services and $30 million by Corporate and Other. The Power Delivery expenditures were primarily related to capital costs associated with new customer services, distribution reliability, and transmission.

The table below shows the projected capital expenditures for Power Delivery, Conectiv Energy, Pepco Energy Services and Corporate and Other for the five-year period 2010 through 2014. Pepco Holdings expects to fund these expenditures through internally generated cash and external financing.

	For the Year					Total
	2010	2011	2012	2013	2014
	(millions of dollars)
Power Delivery
Distribution	$384	$469	$537	$562	$593	$2,545
Distribution—Blueprint for the Future	115	128	59	8	92	402
Transmission	179	235	245	298	208	1,165
Transmission— MAPP	24	246	317	297	246	1,130
Gas Delivery	20	20	20	21	20	101
Other	46	61	60	46	35	248

Sub-Total	768	1,159	1,238	1,232	1,194	5,591
DOE Capital Reimbursement Awards(a)	(30)	(70)	(26)	(4)	—	(130)

Total for Power Delivery Business	738	1,089	1,212	1,228	1,194	5,461
Conectiv Energy	174	41	14	11	18	258
Pepco Energy Services	13	8	14	1	1	37
Corporate and Other	3	3	3	3	3	15

Total PHI	$928	$1,141	$1,243	$1,243	$1,216	$5,771

(a)	Amounts are presented on a gross basis on the assumption that the awards are not subject to federal or state tax.

In 2009, the U.S. Department of Energy (DOE) announced awards under the American Recovery and Reinvestment Act of 2009 of:

•

$105 million and $44 million in Pepco’s Maryland and the District of Columbia service territories respectively for the implementation of an advanced metering infrastructure (AMI) system, direct load control, distribution automation, and communications infrastructure.

•	$19 million to ACE for the implementation of direct load control, distribution automation, and communications infrastructure in its New Jersey service territory.

PHI is currently in the process of finalizing certain terms and conditions of the awards with the DOE. Of the $168 million, $130 million, as shown in the table above, will offset Blueprint for the Future and other capital expenditures that the PHI subsidiaries are projected to incur. The remaining $38 million will be used to help offset ongoing expenses associated with direct load control and other Power Delivery programs.

Distribution, Transmission and Gas Delivery

The projected capital expenditures listed in the table for distribution (other than Blueprint for the Future), transmission (other than the MAPP project) and gas delivery are primarily for facility replacements and upgrades to accommodate customer growth and reliability.

Blueprint for the Future

For a discussion of the Blueprint for the Future initiative, see “Business—Description of Business—Blueprint for the Future.”

MAPP Project

The total cost of the MAPP project is currently estimated to be $1.2 billion. For a discussion of the MAPP project, see “Business—Description of Business—MAPP Project.”

MAPP/DOE Loan Program

PHI has applied for a $684 million loan guarantee from the DOE for a substantial portion of the MAPP project, primarily the Calvert Cliffs to Indian River segment. The loan guarantee is available under a loan guarantee program for projects that employ innovative energy efficiency, renewable energy and advanced transmission and distribution technologies. If granted, PHI believes that the guarantee would allow PHI to obtain financing at a lower cost than it would otherwise be able to obtain in the capital markets. Whether PHI’s application will be granted and, if so, the amount of debt guaranteed is subject to the discretion of the DOE and the negotiation of terms that will satisfy the conditions of the terms of the guarantee program.

Delta Project

Conectiv Energy is constructing a 545 megawatt natural gas and oil-fired combined-cycle electricity generation plant in Peach Bottom Township, Pennsylvania (Delta Project). The total construction expenditures including capitalized interest for the Delta Project are expected to be $470 million, of which $178 million was expended in 2009, $62 million in 2008 and $63 million in 2007. Projected expenditures of $147 million in 2010 and $20 million in 2011 are included in Conectiv Energy’s projected capital expenditures shown in the table above. The plant is expected to become operational during the second quarter of 2011.

Cumberland Project

In 2009, Conectiv Energy completed construction of a new 100 megawatt combustion turbine power plant in Millville, New Jersey. The total construction expenditure including capitalized interest for this project was $75 million. The plant became operational during the second quarter of 2009.

Dividends

Pepco Holdings’ annual dividend rate on its common stock is determined by the Board of Directors on a quarterly basis and takes into consideration, among other factors, current and possible future developments that may affect PHI’s income and cash flows. In 2009, PHI’s Board of Directors declared quarterly dividends of 27 cents per share of common stock payable on March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009.

On January 28, 2010, the Board of Directors declared a dividend on common stock of 27 cents per share payable March 31, 2010, to shareholders of record on March 10, 2010.

PHI, on a stand-alone basis, generates no operating income of its own. Accordingly, its ability to pay dividends to its shareholders depends on dividends received from its subsidiaries. In addition to their future financial performance, the ability of PHI’s direct and indirect subsidiaries to pay dividends is subject to limits imposed by: (i) state corporate laws, which impose limitations on the funds that can be used to pay dividends and, in the case of ACE, the regulatory requirement that it obtain the prior approval of the NJBPU before dividends can be paid if its equity as a percent of its total capitalization, excluding securitization debt, falls below 30%; (ii) the prior rights of holders of existing and future preferred stock, mortgage bonds and other long-term debt issued by the subsidiaries, and any other restrictions imposed in connection with the incurrence of liabilities; and (iii) certain provisions of ACE’s charter that impose restrictions on payment of common stock dividends for the benefit of preferred stockholders. Pepco and DPL have no shares of preferred stock outstanding. Currently, the capitalization ratio limitation to which ACE is subject and the restriction in the ACE charter do not limit ACE’s ability to pay common stock dividends.

Contractual Obligations and Commercial Commitments

Summary information about Pepco Holdings’ consolidated contractual obligations and commercial commitments at December 31, 2009, is as follows:

Obligation	Contractual Maturity
	Total	Less than 1 Year	1-3 Years	3-5 Years	After 5 Years
	(millions of dollars)
Variable Rate Demand Bonds	$146	$146	$—	$—	$—
Commercial paper	384	384	—	—	—
Long-term debt(a)	5,385	533	857	892	3,103
Long-term project funding	20	3	4	4	9
Interest payments on debt	3,827	308	581	453	2,485
Capital leases	152	15	30	30	77
Liabilities and accrued interest related to effectively settled and uncertain tax positions	39	39	—	—	—
Operating leases	561	79	83	45	354
Estimated pension plan contributions	100	100	—	—	—
Non-derivative fuel and purchase power contracts(b)	4,943	1,112	1,109	592	2,130

Total	$15,557	$2,719	$2,664	$2,016	$8,158

(a)	Includes transition bonds issued by Atlantic City Electric Transition Funding, LLC.

(b)	Excludes contracts for the purchase of electricity to satisfy Default Electricity Supply load service obligations which have neither a fixed commitment amount nor a minimum purchase amount. In addition, costs are recoverable from customers.

Third Party Guarantees, Indemnifications and Off-Balance Sheet Arrangements

For a discussion of PHI’s third party guarantees, indemnifications, obligations and off-balance sheet arrangements, see Note (17), “Commitments and Contingencies,” to the consolidated financial statements.

The following table provides detail on changes in the net asset or liability position of the Competitive Energy business (consisting of the activities of the Conectiv Energy and Pepco Energy Services segments) with respect to energy commodity contracts for the year ended December 31, 2009. The balances reflected in the table are stated gross, pre-tax and before the netting of collateral as required by FASB guidance on the offsetting of balance sheet accounts (ASC 210-20).

Energy Commodity Activities(a)
(millions of dollars)
Total Fair Value of Energy Contract Net Liabilities at December 31, 2008	$(314)
Current period unrealized losses	(13)
Effective portion of changes in fair value—recorded in Accumulated Other Comprehensive Loss	(340)
Cash flow hedge ineffectiveness—recorded in income	(2)
Recognition of realized gains (losses) on settlement of contracts	341

Total Fair Value of Energy Contract Net Liabilities at December 31, 2009	$(328)

Total
Detail of Fair Value of Energy Contract Net Liabilities at December 31, 2009 (see above)
Derivative assets (current assets)	$26
Derivative assets (non-current assets)	49

Total Fair Value of Energy Contract Assets	75

Derivative liabilities (current liabilities)	(328)
Derivative liabilities (non-current liabilities)	(75)

Total Fair Value of Energy Contract Liabilities	(403)

Total Fair Value of Energy Contract Net Liabilities	$(328)

Notes:

(a)	Includes all hedging and trading activities recorded at fair value through Accumulated Other Comprehensive Loss (AOCL) or on the Statements of Income, as required.

The $328 million net liability on energy contracts at December 31, 2009 was primarily attributable to losses on power swaps and natural gas futures and swaps designated as hedges of future energy purchases or production under FASB guidance on derivatives and hedging (ASC 815). Prices of electricity and natural gas declined during the year, which resulted in unrealized losses on the energy contracts of the Competitive Energy business. Competitive Energy recorded unrealized losses of $340 million on energy contracts in Accumulated Other Comprehensive Loss as these energy contracts were effective hedges under the guidance. When these energy contracts settle, the related realized gains or losses are expected to be largely offset by the realized loss or gain on future energy purchases or production that will be used to settle the sales obligations of the Competitive Energy business with its customers.

PHI uses its best estimates to determine the fair value of the commodity and derivative contracts that are held and sold by its Competitive Energy business. The fair values in each category presented below reflect forward prices and volatility factors as of December 31, 2009 and are subject to change as a result of changes in these factors:

Source of Fair Value	Fair Value of Contracts at December 31, 2009 Maturities
	2010	2011	2012	2013 and Beyond	Total Fair Value
	(millions of dollars)
Energy Commodity Activities, net(a)
Actively Quoted (i.e., exchange-traded) prices	$(98)	$(13)	$(9)	$(3)	$(123)
Prices provided by other external sources(b)	(158)	(28)	(41)	(4)	(231)
Modeled(c)	4	6	9	7	26

Total	$(252)	$(35)	$(41)	$—	$(328)

Notes:

(a)	Includes all hedge activity and trading activities recorded at fair value through AOCL or on the Statements of Income, as required.

(b)	Prices provided by other external sources reflect information obtained from over-the-counter brokers, industry services, or multiple-party on-line platforms that are readily observable in the market.

(c)	Modeled values include significant inputs, usually representing more than 10% of the valuation, not readily observable in the market. The modeled valuation above represents the fair valuation of certain long-dated power transactions based on limited observable broker prices extrapolated for periods beyond two years into the future.

Contractual Arrangements with Credit Rating Triggers or Margining Rights

Under certain contractual arrangements entered into by PHI’s subsidiaries in connection with the Competitive Energy business and other transactions, the subsidiary may be required to provide cash collateral or letters of credit as security for its contractual obligations if the credit ratings of the subsidiary are downgraded. In the event of a downgrade, the amount required to be posted would depend on the amount of the underlying contractual obligation existing at the time of the downgrade. Based on contractual provisions in effect at December 31, 2009, a one-level downgrade in the unsecured debt credit ratings of PHI and each of its rated subsidiaries, which would decrease PHI’s rating to below “investment grade,” would increase the collateral obligation of PHI and its subsidiaries by up to $460 million, $246 million of which is the net settlement amount attributable to derivatives, normal purchase and normal sale contracts, collateral, and other contracts under master netting agreements as described in Note (15), “Derivative Instruments and Hedging Activities,” to the consolidated financial statements. The remaining $214 million is attributable primarily to energy services contracts and accounts payable to independent system operators and distribution companies under full requirements contracts entered into by Pepco Energy Services. PHI believes that it and its utility subsidiaries currently have sufficient liquidity under the primary credit facilities and otherwise to fund these financial obligations were they to be incurred.

Many of the contractual arrangements entered into by PHI’s subsidiaries in connection with Competitive Energy and Default Electricity Supply activities include margining rights pursuant to which the PHI subsidiary or a counterparty may request collateral if the market value of the contractual obligations reaches levels in excess of the credit thresholds established in the applicable arrangements. Pursuant to these margining rights, the affected PHI subsidiary may receive, or be required to post, collateral due to energy price movements. As of December 31, 2009, Pepco Holdings’ subsidiaries engaged in Competitive Energy activities and Default Electricity Supply activities provided net cash collateral in the amount of $364 million in connection with these activities.

Environmental Remediation Obligations

PHI’s accrued liabilities as of December 31, 2009 include approximately $12 million, of which approximately $6 million is expected to be incurred in 2010, for potential environmental cleanup and other costs related to sites at which an operating subsidiary is a potentially responsible party, is alleged to be a third-party contributor, or has made a decision to clean up contamination on its own property. The most significant environmental remediation obligations as of December 31, 2009, were:

•

Approximately $2 million, of which approximately $1 million is expected to be incurred in 2010, payable by DPL in accordance with a 2001 consent agreement reached with the Delaware Department of Natural Resources and Environmental Control, for remediation, site restoration, natural resource damage compensatory projects and other costs associated with environmental contamination that resulted from an oil release at the Indian River power plant, which was sold in June 2001.

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Approximately $4 million in environmental remediation costs, of which approximately $2 million is expected to be incurred in 2010, payable by Conectiv Energy associated with the Deepwater generating facility.

•	Approximately $2 million, constituting Pepco’s liability for a remedy at the Metal Bank/Cottman Avenue site.

•

Approximately $2 million, nearly 90% of which is expected to be incurred in 2010, payable by DPL in connection with the Wilmington Coal Gas South site located in Wilmington, Delaware, to remediate residual material from the historical operation of a manufactured gas plant.

•	Less than $1 million, of which approximately 10% is expected to be incurred in 2010, payable by Pepco for long-term monitoring associated with a pipeline oil release that occurred in 2000.

Sources of Capital

Pepco Holdings’ sources to meet its long-term funding needs, such as capital expenditures, dividends, and new investments, and its short-term funding needs, such as working capital and the temporary funding of long-term funding needs, include internally generated funds, securities issuances and bank financing under new or existing facilities. PHI’s ability to generate funds from its operations and to access capital and credit markets is subject to risks and uncertainties. Volatile and deteriorating financial market conditions, diminished liquidity and tightening credit may affect access to certain of PHI’s potential funding sources. See “Risk Factors” for additional discussion of important factors that may impact these sources of capital.

Cash flow from Operations

Cash flow generated by regulated utility subsidiaries in the Power Delivery business is the primary source of PHI’s cash flow from operations. Additional cash flows are generated by PHI’s non-regulated subsidiaries and from the sale of non-core assets.

Short-Term Funding Sources

Pepco Holdings and its regulated utility subsidiaries have traditionally used a number of sources to fulfill short-term funding needs, such as commercial paper, short-term notes and bank lines of credit. Proceeds from short-term borrowings are used primarily to meet working capital needs but may also be used to fund temporarily long-term capital requirements.

Pepco Holdings maintains an ongoing commercial paper program of up to $875 million. Pepco and DPL have ongoing commercial paper programs of up to $500 million, and ACE up to $250 million. The commercial paper can be issued with maturities of up to 270 days.

Long-Term Funding Sources

The sources of long-term funding for PHI and its subsidiaries are the issuance of debt and equity securities and borrowing under long-term credit agreements. Proceeds from long-term financings are used primarily to fund long-term capital requirements, such as capital expenditures and new investments, and to repay or refinance existing indebtedness.

Regulatory Restrictions on Financing Activities

The issuance of debt securities by PHI’s principal subsidiaries requires approval of either FERC or one or more state public utility commissions. Neither FERC approval nor state public utility commission approval is required as a condition to the issuance of securities by PHI.

State Financing Authority

Pepco’s long-term financing activities (including the issuance of securities and the incurrence of debt) are subject to authorization by the DCPSC and MPSC. DPL’s long-term financing activities are subject to authorization by MPSC and the DPSC. ACE’s long-term and short-term (consisting of debt instruments with a maturity of one year or less) financing activities are subject to authorization by the NJBPU. Each utility, through periodic filings with the state public service commission(s) having jurisdiction over its financing activities, typically seeks to maintain standing authority sufficient to cover its projected financing needs over a multi-year period.

FERC Financing Authority

Under the Federal Power Act (FPA), FERC has jurisdiction over the issuance of long-term and short-term securities of public utilities, but only if the issuance is not regulated by the state public utility commission in which the public utility is organized and operating. Under these provisions, FERC has jurisdiction over the issuance of short-term debt by Pepco and DPL. Pepco and DPL have obtained FERC authority for the issuance of short-term debt. Because Conectiv Energy and Pepco Energy Services also qualify as public utilities under the FPA and are not regulated by a state utility commission, FERC also has jurisdiction over the issuance of securities by those companies. Conectiv Energy and Pepco Energy Services have obtained the requisite FERC financing authority in their respective market-based rate orders.

Money Pool

Pepco Holdings operates a system money pool under a blanket authorization adopted by FERC. The money pool is a cash management mechanism used by Pepco Holdings to manage the short-term investment and borrowing requirements of its subsidiaries that participate in the money pool. Pepco Holdings may invest in but not borrow from the money pool. Eligible subsidiaries with surplus cash may deposit those funds in the money pool. Deposits in the money pool are guaranteed by Pepco Holdings. Eligible subsidiaries with cash requirements may borrow from the money pool. Borrowings from the money pool are unsecured. Depositors in the money pool receive, and borrowers from the money pool pay, an interest rate based primarily on Pepco Holdings’ short-term borrowing rate. Pepco Holdings deposits funds in the money pool to the extent that the pool has insufficient funds to meet the borrowing needs of its participants, which may require Pepco Holdings to borrow funds for deposit from external sources.

Regulatory And Other Matters

For a discussion of material pending regulatory and legal proceedings, and certain other commitments and contingencies, see Note (17), “Commitments and Contingencies,” to the consolidated financial statements.

Critical Accounting Policies

General

Pepco Holdings has identified the following accounting policies, including certain estimates, that as a result of the judgments, uncertainties, uniqueness and complexities of the underlying accounting standards and operations involved, could result in material changes in its financial condition or results of operations under different conditions or using different assumptions. Pepco Holdings has discussed the development, selection and disclosure of each of these policies with the Audit Committee of the Board of Directors.

Goodwill Impairment Evaluation

PHI believes that the estimates involved in its goodwill impairment evaluation process represent “Critical Accounting Estimates” because they are subjective and susceptible to change from period to period as management makes assumptions and judgments, and the impact of a change in assumptions and estimates could be material to financial results.

Substantially all of PHI’s goodwill was generated by Pepco’s acquisition of Conectiv in 2002 and is allocated to the Power Delivery reporting unit for purposes of assessing impairment under FASB guidance on goodwill and other intangibles (ASC 350). Management has identified Power Delivery as a single reporting unit based on the aggregation of components which have similar economic characteristics, similar products and services and operate in a similar regulatory environment. The first step of the goodwill impairment test compares the fair value of the reporting unit with its carrying amount, including goodwill. Management uses its best judgment to make reasonable projections of future cash flows for Power Delivery when estimating the reporting unit’s fair value. In addition, PHI selects a discount rate for the associated risk with those estimated cash flows. These judgments are inherently uncertain, and actual results could vary from those used in PHI’s estimates. The impact of such variations could significantly alter the results of a goodwill impairment test, which could materially impact the estimated fair value of Power Delivery and potentially the amount of any impairment recorded in the financial statements.

PHI has historically tested its goodwill for impairment annually as of July 1 from 2002 to 2009, and on an interim basis whenever an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. After completion of the July 1, 2009 annual test, PHI changed the date of its annual test to November 1, and accordingly PHI has performed its next annual impairment test as of November 1, 2009. Factors that may result in an interim impairment test include, but are not limited to: a change in identified reporting units; an adverse change in business conditions; a protracted decline in stock price causing market capitalization to fall below book value; an adverse regulatory action; or impairment of long-lived assets in the reporting unit.

PHI’s November 1, 2009 annual impairment test indicated that its goodwill was not impaired. See Note (6), “Goodwill,” to the consolidated financial statements. PHI performed an interim test of goodwill for impairment as of March 31, 2009 which updated an interim test performed as of December 31, 2008 as its market capitalization was below its book value at both points in time and its market capitalization relative to book value had declined significantly from the December 31, 2008 market capitalization. PHI concluded that its goodwill was not impaired at either July 1, 2009, March 31, 2009, or December 31, 2008. Although PHI’s market capitalization remained below book value as of December 31, 2009, PHI did not perform an interim goodwill impairment test because its market capitalization relative to book value improved compared to earlier periods and there were no other indicators of potential impairment.

In order to estimate the fair value of the Power Delivery reporting unit, PHI uses two discounted cash flow models. The models differ in the method used to calculate the terminal value of the reporting unit. One model estimates terminal value based on a constant annual cash flow growth rate that is consistent with Power Delivery’s long-term view of the business, and the other model estimates terminal value based on a multiple of earnings before interest, taxes, depreciation, and amortization (EBITDA) that management believes is consistent with EBITDA multiples for comparable utilities. The models use a cost of capital appropriate for a regulated utility as the discount rate for the estimated cash flows associated with the reporting unit. PHI has consistently used this valuation methodology to estimate the fair value of Power Delivery.

The estimation of fair value is dependent on a number of factors that are sourced from the Power Delivery reporting unit’s business forecast, including but not limited to interest rates, growth assumptions, returns on rate base, operating and capital expenditure requirements, and other factors, changes in which could materially impact the results of impairment testing. Assumptions and methodologies used in the models were consistent with historical experience. A hypothetical 10 percent decrease in fair value of the Power Delivery reporting unit at November 1, 2009 would not have resulted in the Power Delivery reporting unit failing the first step of the impairment test, as defined in the guidance, as the estimated fair value of the reporting unit would have been above its carrying value Sensitive, interrelated and uncertain variables that could decrease the estimated fair value of the Power Delivery reporting unit include utility sector market performance, sustained adverse business conditions, change in forecasted revenues, higher operating and capital expenditure requirements, a significant increase in the cost of capital, and other factors.

Long-Lived Assets Impairment Evaluation

Pepco Holdings believes that the estimates involved in its long-lived asset impairment evaluation process represent “Critical Accounting Estimates” because (i) they are highly susceptible to change from period to period because management is required to make assumptions and judgments about undiscounted and discounted future cash flows and fair values, which are inherently uncertain, (ii) actual results could vary from those used in Pepco Holdings’ estimates and the impact of such variations could be material, and (iii) the impact that recognizing an impairment would have on Pepco Holdings’ assets as well as the net loss related to an impairment charge could be material. The primary assets subject to a long-lived asset impairment evaluation are property, plant, and equipment.

The FASB guidance on the accounting for the impairment or disposal of long-lived assets (ASC 360), requires that certain long-lived assets must be tested for recoverability whenever events or circumstances indicate that the carrying amount may not be recoverable, such as (1) a significant decrease in the market price of a long-lived asset or asset group, (2) a significant adverse change in the extent or manner in which a long-lived asset or asset group is being used or in its physical condition, (3) a significant adverse change in legal factors or in the business climate, including an adverse action or assessment by a regulator, (4) an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset or asset group, (5) a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset or asset group, and (6) a current expectation that, more likely than not, a long-lived asset or asset group will be sold or otherwise disposed of significantly before the end of its previously estimated useful life.

An impairment loss may only be recognized if the carrying amount of an asset is not recoverable and the carrying amount exceeds its fair value. The asset is deemed not to be recoverable when its carrying amount exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. In order to estimate an asset’s future cash flows, Pepco Holdings considers historical cash flows. Pepco Holdings uses its best estimates in making these evaluations and considers various factors, including forward price curves for energy, fuel costs, legislative initiatives, and operating costs. If necessary, the process of determining fair value is done consistent with the process described in assessing the fair value of goodwill discussed above.

Accounting for Derivatives

Pepco Holdings believes that the estimates involved in accounting for its derivative instruments represent “Critical Accounting Estimates” because management exercises judgment in the following areas, any of which could have a material impact on its financial statements: (i) the application of the definition of a derivative to contracts to identify derivatives, (ii) the election of the normal purchases and normal sales exception from derivative accounting, (iii) the application of cash flow hedge accounting (iv) the estimation of fair value used in the measurement of derivatives and hedged items, which are highly susceptible to changes in value over time due to market trends or, in certain circumstances, significant uncertainties in modeling techniques used to measure fair value that could result in actual results being materially different from Pepco Holdings’ estimates. See Note (2), “Significant Accounting Policies—Accounting for Derivatives” and Note (15), “Derivative Instruments and Hedging Activities,” to the consolidated financial statements for information on PHI’s accounting for derivatives.

Pepco Holdings and its subsidiaries use derivative instruments primarily to manage risk associated with commodity prices. The definition of a derivative in the FASB guidance results in management having to exercise judgment, such as whether there is a notional amount or net settlement provision in contracts. Management assesses a number of factors before determining whether it can designate derivatives for the normal purchase or normal sale exception from derivative accounting, including whether it is probable that the contracts will physically settle with delivery of the underlying commodity. The application of cash flow hedge accounting often requires judgment in the prospective and retrospective assessment and measurement of hedge effectiveness as well as whether it is probable that the forecasted transaction will occur. The fair value of derivatives is determined using quoted exchange prices where available. For instruments that are not traded on an exchange, external broker quotes are used to determine fair value. Internal models use market information when external broker quotes are not available for some custom and complex instruments. For certain long-dated instruments, broker or exchange data is extrapolated for future periods where limited market information is available. Models are also used to estimate volumes for certain transactions. The same valuation methods are used for risk management purposes to determine the value of non-derivative, commodity exposure.

Pension and Other Postretirement Benefit Plans

Pepco Holdings believes that the estimates involved in reporting the costs of providing pension and other postretirement benefits represent “Critical Accounting Estimates” because (i) they are based on an actuarial calculation that includes a number of assumptions which are subjective in nature, (ii) they are dependent on numerous factors resulting from actual plan experience and assumptions of future experience, and (iii) changes in assumptions could impact Pepco Holdings’ expected future cash funding requirements for the plans and would have an impact on the projected benefit obligations, and the reported annual net periodic pension and other postretirement benefit cost on the income statement.

Assumptions about the future, including the expected return on plan assets, discount rate applied to benefit obligations, the anticipated rate of increase in health care costs and participant compensation have a significant impact on employee benefit costs. In terms of quantifying the anticipated impact of a change in the critical assumptions while holding all other assumptions constant, Pepco Holdings estimates that a .25% decrease in the discount rate used to value the benefit obligations could result in a $5 million increase in net periodic benefit cost. Additionally, Pepco Holdings estimates that a .25% reduction in the expected return on plan assets could result in a $4 million increase in net periodic benefit cost. A 1.0% increase in the assumed healthcare cost trend rate could result in a $2 million increase net periodic benefit cost. In addition to its impact on cost, a .25% decrease in the discount rate would increase PHI’s projected pension benefit obligation by $46 million and would increase the accumulated postretirement benefit obligation by $16 million at December 31, 2009. Pepco Holdings’ management consults with its actuaries and investment consultants when selecting its plan assumptions, and benchmarks its critical assumptions against other corporate plans.

The impact of changes in assumptions and the difference between actual and expected or estimated results on pension and postretirement obligations is generally recognized over the working lives of the employees who benefit under the plans rather than immediately recognized in the statements of income.

For additional discussion, see Note (10), “Pensions and Other Postretirement Benefits,” to the consolidated financial statements.

Accounting for Regulated Activities

FASB guidance on the accounting for regulated activities applies to the Power Delivery businesses of Pepco, DPL, and ACE and can result in the deferral of costs or revenue that would otherwise be recognized by non-regulated entities. PHI defers the recognition of costs and records regulatory assets when it is probable those costs will be recovered in future rates charged to its customers. PHI defers the recognition of revenues and records regulatory liabilities when it is probable that it will refund payments received from customers in the future or that it will incur future costs related to the payments currently received from customers. Pepco Holdings believes that the judgments involved in accounting for its regulated activities represent “Critical Accounting Estimates” because (i) management must interpret laws and regulatory commission orders to assess the probability of the recovery of costs from customers or the return of revenues to customers when determining whether those costs or revenues should be deferred, (ii) decisions made by regulatory commissions or legislative changes at a later date could vary from earlier interpretations made by management and the impact of such variations could be material, and (iii) writing off a regulatory asset because deferred costs are no longer probable of recovery in future rates charged to customers could have a material negative impact on Pepco Holdings’ assets and earnings.

Management’s most significant judgment is whether to defer costs or revenues when there is not a current regulatory order specific to the item being considered for deferral. In those cases, management considers relevant historical precedents of the regulatory commissions, the results of recent rate orders, and any new information from its more current interactions with the regulatory commissions on that item. Management regularly reviews its regulatory assets and liabilities to determine whether adjustments to its previous conclusions are necessary based on the current regulatory and legislative environment as well as recent rate orders.

Unbilled Revenue

Unbilled revenue represents an estimate of revenue earned from services rendered by Pepco Holdings’ utility operations that have not yet been billed. Pepco Holdings’ utility operations calculate unbilled revenue using an output-based methodology. The calculation is based on the supply of electricity or gas distributed to customers but not yet billed and adjusted for estimated line loss.

Pepco Holdings believes that the estimates involved in its unbilled revenue process represent “Critical Accounting Estimates” because management is required to make assumptions and judgments about input factors to the unbilled revenue calculation. Specifically, the determination of estimated line loss is inherently uncertain. Estimated line loss is defined as the estimates of electricity and gas expected to be lost in the process of its transmission and distribution to customers. A change in estimated line loss can change the output available for sale which is a factor in the unbilled revenue calculation. Certain factors can influence the estimated line loss such as seasonality and a change in customer mix. These factors may vary between companies due to geography and density of service territory and the impact of changes in these factors could be material. The risk of misstatement in the unbilled revenue calculation is mitigated through corroboration of the resultant unbilled revenue with historical information and other available metrics.

Accounting for Income Taxes

Pepco Holdings exercises significant judgment about the outcome of income tax matters in its application of the FASB guidance on accounting for income taxes and believes it represents a “Critical Accounting Estimate” because: (1) it records a current tax liability for estimated current tax expense on its federal and state tax returns; (2) it records deferred tax assets for temporary differences between the financial statement and tax return determination of pre-tax income and the carrying amount of assets and liabilities that are more likely than not going to result in tax deductions in future years; (3) it determines whether a valuation allowance is needed against deferred tax assets if it is more likely than not that some portion of the future tax deductions will not be realized; (4) it records deferred tax liabilities for temporary differences between the financial statement and tax return determination of pre-tax income and the carrying amount of assets and liabilities if it is more likely than not that they are expected to result in tax payments in future years; (5) the measurement of deferred tax assets and deferred tax liabilities requires it to estimate future effective tax rates and future taxable income on its federal and state tax returns; (6) it must consider the effect of newly enacted tax law on its estimated effective tax rate and in measuring deferred tax balances; (7) it asserts that tax positions in its tax returns or expected to be taken in its tax returns are more likely than not to be sustained assuming that the tax positions will be examined by taxing authorities with full knowledge of all relevant information prior to recording the related tax benefit in the financial statements and that the benefit recognized in the financial statements is the largest amount of benefit that is greater than 50% likely of being realized.

Assumptions, judgment and the use of estimates are required in determining if the “more likely than not” standard has been met when developing the provision for current and deferred income taxes and the associated current and deferred tax assets and liabilities. Pepco Holdings’ assumptions, judgments and estimates take into account current tax laws and regulations, interpretation of current tax laws and regulations, the impact of newly enacted tax laws and regulations, developments in case law, settlements of tax positions, and the possible outcomes of current and future investigations conducted by tax authorities. Pepco Holdings has established reserves for income taxes to address potential exposures involving tax positions that could be challenged by tax authorities. Although Pepco Holdings believes that these assumptions, judgments and estimates are reasonable, changes in tax laws and regulations or its interpretation of tax laws and regulations as well as the resolutions of the current and any future investigations or legal proceedings could significantly impact the financial results from applying the accounting for income taxes in the consolidated financial statements. Pepco Holdings reviews its application of the “more likely than not” standard quarterly.

Pepco Holdings also evaluates quarterly the probability of realizing deferred tax assets by reviewing a forecast of future taxable income and the availability of tax planning strategies that can be implemented, if necessary, to realize deferred tax assets. Failure to achieve forecasted taxable income or successfully implement tax planning strategies may affect the realization of deferred tax assets and the amount of any associated valuation allowance. The forecast of future taxable income is dependent on a number of factors that can change over time, including growth assumptions, business conditions, returns on rate base, operating and capital expenditures, cost of capital, tax laws and regulations, the legal structure of entities and other factors, which could materially impact the realizability of deferred tax assets and the associated financial results in the consolidated financial statements.

New Accounting Standards and Pronouncements

For information concerning new accounting standards and pronouncements that have recently been adopted by PHI and its subsidiaries or that one or more of the companies will be required to adopt on or before a specified date in the future, see Note (3), “Newly Adopted Accounting Standards,” and Note (4), “Recently Issued Accounting Standards, Not Yet Adopted,” to the consolidated financial statements.

RISK FACTORS

The businesses of PHI and its subsidiaries are subject to numerous risks and uncertainties, including the events or conditions identified below. The occurrence of one or more of these events or conditions could have an adverse effect on the business of any one or more of the companies, including, depending on the circumstances, its financial condition, results of operations and cash flows.

PHI and its subsidiaries are subject to substantial governmental regulation, and unfavorable regulatory treatment could have a negative effect.

The regulated utilities that comprise PHI’s Power Delivery businesses are subject to regulation by various federal, state and local regulatory agencies that significantly affects their operations. Each of Pepco, DPL and ACE is regulated by state regulatory agencies in its service territories, with respect to, among other things, the rates it can charge retail customers for the supply and distribution of electricity (and additionally for DPL the supply and distribution of natural gas). In addition, the rates that the companies can charge for electricity transmission are regulated by FERC, and DPL’s natural gas transportation is regulated by FERC. The companies cannot change supply, distribution, or transmission rates without approval by the applicable regulatory authority. While the approved distribution and transmission rates are intended to permit the companies to recover their costs of service and earn a reasonable rate of return, the profitability of the companies is affected by the rates they are able to charge. In addition, if the costs incurred by any of the companies in operating its transmission and distribution facilities exceed the allowed amounts for costs included in the approved rates, the financial results of that company, and correspondingly PHI, will be adversely affected.

PHI’s subsidiaries that are regulated subsidiaries, as well as subsidiaries engaged in the Competitive Energy business, are required to have numerous permits, approvals and certificates from governmental agencies that regulate their businesses. PHI believes that each of its subsidiaries has, and each of Pepco, DPL and ACE believes it has, obtained or sought renewal of the material permits, approvals and certificates necessary for its existing operations and that its business is conducted in accordance with applicable laws; however, none of the companies is able to predict the impact that future regulatory activities may have on its business. Changes in or reinterpretations of existing laws or regulations, or the imposition of new laws or regulations, may require any one or more of PHI’s subsidiaries to incur additional expenses or significant capital expenditures or to change the way it conducts its operations.

Pepco may be required to make additional divestiture proceeds gain-sharing payments to customers in the District of Columbia.

Pepco currently is involved in regulatory proceedings in the District of Columbia related to the sharing of the net proceeds from the sale of its generation-related assets. The principal issue in the proceedings is whether Pepco should be required to share with customers the excess deferred income taxes and accumulated deferred investment tax credits associated with the sold assets and, if so, whether such sharing would violate the normalization provisions of the Internal Revenue Code and its implementing regulations. Depending on the outcome of the proceedings, Pepco could be required to make additional gain-sharing payments to customers and payments to the Internal Revenue Service (IRS) in the amount of the associated accumulated deferred investment tax credits, and Pepco might be unable to use accelerated depreciation on District of Columbia allocated or assigned property. See “Financial Statements and Supplemental Data—Note (17) Commitments and Contingencies—District of Columbia Divestiture Case” for additional information.

The operating results of the Power Delivery business and the Competitive Energy business fluctuate on a seasonal basis and can be adversely affected by changes in weather.

The Power Delivery business historically has been seasonal and weather has had a material impact on its operating performance. Demand for electricity is generally higher in the summer months associated with cooling and demand for electricity and natural gas is generally higher in the winter months associated with heating as compared to other times of the year. Accordingly, each of PHI, Pepco, DPL and ACE historically has generated less revenue and income when temperatures are warmer than normal in the winter and cooler than normal in the summer. The adoption in 2007, for retail customers of Pepco and DPL in Maryland and in 2009 for Pepco retail customers in the District of Columbia, of a bill stabilization adjustment mechanism which decouples distribution revenue for a given reporting period from the amount of power delivered during the period, has had the effect of eliminating changes in the use of electricity by such retail customers due to weather conditions or for other reasons as a factor having an impact on reported distribution revenue and income.

The adoption of bill stabilization adjustment or similar mechanisms for DPL electricity and natural gas customers in Delaware and ACE electricity customers in New Jersey are under consideration by the state public service commissions. In those jurisdictions that have not adopted a bill stabilization adjustment or similar mechanism, operating performance continues to be affected by weather conditions.

Historically, the competitive energy operations of Conectiv Energy and Pepco Energy Services also have produced less gross margin when weather conditions are milder than normal, which can negatively impact PHI’s income from these operations. The energy management services business of Pepco Energy Services is not seasonal.

Facilities may not operate as planned or may require significant maintenance expenditures, which could decrease revenues or increase expenses.

Operation of the Pepco, DPL and ACE transmission and distribution facilities and the Competitive Energy business’ generation facilities involves many risks, including the breakdown or failure of equipment, accidents, labor disputes and performance below expected levels. Older facilities and equipment, even if maintained in accordance with sound engineering practices, may require significant capital expenditures for additions or upgrades to keep them operating at peak efficiency, to comply with changing environmental requirements, or to provide reliable operations. Natural disasters and weather-related incidents, including tornadoes, hurricanes and snow and ice storms, also can disrupt generation, transmission and distribution delivery systems. Operation of generation, transmission and distribution facilities below expected capacity levels can reduce revenues and result in the incurrence of additional expenses that may not be recoverable from customers or through insurance, including deficiency charges imposed by PJM on generation facilities at a rate of up to two times the capacity payment that the generation facility receives. Furthermore, the generation and transmission facilities of the PHI companies are subject to reliability standards imposed by the North American Electric Reliability Corporation. Failure to comply with the standards may result in substantial monetary penalties.

PHI’s announced Blueprint for the Future program includes the replacement of customers’ existing electric and gas meters with an advanced metering infrastructure (AMI) system. In addition to the replacement of existing meters, the AMI system involves the construction of a wireless network across the service territories of PHI’s utility subsidiaries and the implementation and integration of new and existing information technology systems to collect and manage the data made available by the advanced meters. The implementation of the AMI system involves a combination of technologies provided by multiple vendors. If the AMI system results in lower than projected performance, PHI’s utility subsidiaries could experience higher than anticipated maintenance expenditures, which could have a material adverse effect on their, and correspondingly PHI’s, results of operations.

The transmission facilities of the Power Delivery business are interconnected with the facilities of other transmission facility owners whose actions could have a negative impact on Power Delivery’s operations.

The electricity transmission facilities of Pepco, DPL and ACE are directly interconnected with the transmission facilities of contiguous utilities and, as such, are part of an interstate power transmission grid. FERC has designated a number of regional transmission organizations to coordinate the operation of portions of the interstate transmission grid. Pepco, DPL and ACE are members of the PJM RTO. In 1997, FERC approved PJM as the provider of transmission service in the PJM RTO region, which currently consists of all or parts of Delaware, Illinois, Indiana, Kentucky, Maryland, Michigan, New Jersey, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia. Pepco, DPL and ACE operate their transmission facilities under the direction and control of PJM. The PJM RTO and the other regional transmission organizations have established sophisticated systems that are designed to ensure the reliability of the operation of transmission facilities and prevent the operations of one utility from having an adverse impact on the operations of the other utilities. However, the systems put in place by the PJM RTO and the other regional transmission organizations may not always be adequate to prevent problems at other utilities from causing service interruptions in the transmission facilities of Pepco, DPL or ACE. If any of Pepco, DPL or ACE were to suffer such a service interruption, it could have a negative impact on it and on PHI.

The cost of compliance with environmental laws, including laws relating to emissions of greenhouse gases, is significant and implementation of new and existing environmental laws may increase operating costs.

The operations of PHI’s subsidiaries, including Pepco, DPL and ACE, are subject to extensive federal, state and local environmental laws, rules and regulations relating to air quality, water quality, spill prevention, waste management, natural resources, site remediation, and health and safety. These laws and regulations may require significant capital and other expenditures to, among other things, meet emissions and effluent standards, conduct site remediation, complete environmental studies, and perform environmental monitoring. If a company fails to comply with applicable environmental laws and regulations, even if caused by factors beyond its control, such failure could result in the assessment of civil or criminal penalties and liabilities and the need to expend significant sums to come into compliance.

In addition, PHI’s subsidiaries are required to obtain and comply with a variety of environmental permits, licenses, inspections and other approvals. If there is a delay in obtaining any required environmental regulatory approval, or if there is a failure to obtain, maintain or comply with any such approval, operations at affected facilities could be halted or subjected to additional costs.

There is growing concern at the federal and state levels regarding the implications of CO2 and other greenhouse gas emissions on the global climate. As a result, it is likely that, in addition to existing RGGI requirements in effect in Maryland, New Jersey, Delaware and other northeast states, new and more far reaching state regulations will be developed in the region that will impose more stringent limitations on emissions than are currently in effect. In addition, the U.S. Congress is considering climate change legislation, including the possibility of a carbon cap and trade program.

The adoption of a federal cap and trade program for CO2 and other greenhouse gases could require PHI’s Conectiv Energy and Pepco Energy Services businesses to incur increased capital expenditures or operating costs associated with one or more of their generating units to replace existing equipment, install additional pollution control equipment or purchase of CO2 allowances and offsets. Alternatively, Conectiv Energy or Pepco Energy Services could be required to discontinue or curtail the operations of one or more units.

A cap and trade program also would likely increase the wholesale cost of power purchased by the Power Delivery business for supply to customers. It is likely that CO2 allowance costs will be factored into dispatch pricing in the competitive electricity markets along with fuel and other operating costs. If the price of wholesale electricity increases due to climate change regulation, it will be necessary for the electric distribution companies to pass-through the escalated cost of power purchased by the Power Delivery business for supply to customers.

Until specific requirements are promulgated, the impact that any new environmental regulations, voluntary compliance guidelines, enforcement initiatives or legislation may have on the results of operations, financial position or liquidity of PHI and its subsidiaries is not determinable.

Failure to retain and attract key skilled professional and technical employees could have an adverse effect on operations.

The ability of each of PHI and its subsidiaries, including Pepco, DPL and ACE, to implement its business strategy is dependent on its ability to recruit, retain and motivate employees. Competition for skilled employees in some areas is high and the inability to retain and attract these employees could adversely affect the company’s business, operations and financial condition.

PHI’s Competitive Energy business is highly competitive.

The unregulated energy generation, supply and marketing businesses, which are primarily in the mid-Atlantic region, are characterized by intense competition at both the wholesale and retail levels. PHI’s Competitive Energy business competes with numerous non-utility generators, independent power producers, wholesale and retail energy marketers, and traditional utilities. This competition generally has the effect of reducing margins and requires a continual focus on controlling costs.

PHI’s Competitive Energy business relies on some generation, transmission, storage, and distribution assets that they do not own or control to deliver wholesale and retail electricity and natural gas and to obtain fuel for their generation facilities.

PHI’s Competitive Energy business depends on electric generation and transmission facilities, natural gas pipelines, and natural gas storage facilities owned and operated by others. The operation of their generation facilities also depends on coal, natural gas or diesel fuel supplied by others. If electric generation or transmission, natural gas pipelines, or natural gas storage are disrupted or capacity is inadequate or unavailable, the Competitive Energy business’ ability to buy and receive and/or sell and deliver wholesale and retail power and natural gas, and therefore to fulfill their contractual obligations, could be adversely affected. Similarly, if the fuel supply to one or more of their generating plants is disrupted and storage or other alternative sources of supply are not available, the Competitive Energy business’ ability to operate their generating facilities could be adversely affected.

Changes in technology may adversely affect the Power Delivery business and the Competitive Energy business.

Research and development activities are ongoing to improve alternative technologies to produce electricity, including fuel cells, wind energy, micro turbines and photovoltaic (solar) cells. It is possible that advances in these or other alternative technologies will reduce the costs of electricity production from these technologies, thereby making the generating facilities of the Competitive Energy business less competitive. In addition, increased conservation efforts and advances in technology could reduce demand for electricity supply and distribution, which could adversely affect the Power Delivery business of Pepco, DPL and ACE and the Competitive Energy business. Changes in technology also could alter the channels through which retail electricity is distributed to customers which could adversely affect the Power Delivery businesses of Pepco, DPL and ACE.

PHI’s risk management procedures may not prevent losses in the operation of its Competitive Energy business.

The operations of PHI’s Competitive Energy business are conducted in accordance with sophisticated risk management systems that are designed to quantify and control risk. However, actual results sometimes deviate from modeled expectations. In particular, risks in PHI’s energy commodity activities are measured and monitored utilizing value-at-risk models to determine the effects of potential one-day favorable or unfavorable price movements. These estimates are based on historical price volatility and assume a normal distribution of price changes and a 95% probability of occurrence. Consequently, if prices significantly deviate from historical prices, PHI’s risk management systems, including assumptions supporting risk limits, may not protect PHI from significant losses. In addition, adverse changes in energy prices may result in economic losses in PHI’s earnings and cash flows and reductions in the value of assets on its balance sheet under applicable accounting rules.

The commodity hedging procedures used by the Competitive Energy business may not protect it from significant losses caused by volatile commodity prices.

To lower the financial exposure related to commodity price fluctuations, PHI’s Competitive Energy business routinely enters into contracts to hedge the value of its assets and operations. As part of this strategy, PHI’s Competitive Energy business utilizes fixed-price, forward, physical purchase and sales contracts, tolling agreements, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges. Each of these various hedge instruments can present a unique set of risks in its application to Conectiv Energy’s energy assets. Conectiv Energy must apply judgment in determining the application and effectiveness of each hedge instrument. New accounting rules, or revised interpretations to existing rules, may cause hedges to be deemed ineffective as an accounting matter. This could have material earnings implications for the period or periods in question.

Conectiv Energy’s objective is to hedge a portion of the expected power output of its generation facilities and a portion of the costs of fuel used to operate those facilities so it is not completely exposed to energy price movements. Conectiv Energy employs dynamic option models to capture the value of its energy portfolio. Specifically for generation, the models compute the probability of run-time derived from forward market prices for power and fuel, and then computes the desired hedge positions over the next 36 months with the objective of optimizing the value of its generating plants. Conectiv Energy executes power and fuel hedges according to the model’s projections. Management exercises judgment in determining which months present the most significant risk or opportunity, and hedge levels are adjusted accordingly within risk management guidelines. Since energy markets can move significantly in a short period of time, hedge levels may also be adjusted to reflect revised assumptions, such assumptions may include, but are not limited to, changes in projected plant output, revisions to fuel requirements, transmission constraints, prices of alternate fuels, and improving or deteriorating supply and demand conditions. In addition, short-term occurrences, such as abnormal weather, operational events, or intra-month commodity price volatility may also cause the actual level of hedging coverage to vary from the established hedge targets. These events can cause fluctuations in PHI’s earnings from period to period. Due to the high heat rate of the Pepco Energy Services generating plants, Pepco Energy Services generally does not enter into wholesale contracts to lock in the forward value of its plants. To the extent that the Competitive Energy business has unhedged positions or its hedging procedures do not work as planned, fluctuating commodity prices could result in significant losses. Conversely, by engaging in hedging activities, PHI may not realize gains that otherwise could result from fluctuating commodity prices.

The operations of the Competitive Energy business can give rise to significant collateral requirements. The inability to fund those requirements may prevent the business from hedging associated price risks or may require curtailment of their operations.

A substantial portion of Pepco Energy Services’ business is the sale of electricity and natural gas to retail customers. In conducting this business Pepco Energy Services typically enters into electricity and natural gas sale contracts under which it is committed to supply the electricity or natural gas requirements of its retail customers over a specified period at agreed upon prices. To acquire this energy, Pepco Energy Services enters into wholesale purchase contracts for electricity and natural gas. These contracts typically impose collateral requirements on each party designed to protect the other party against the risk of nonperformance between the date the contract is entered into and the date the energy is paid for. The collateral required to be posted can be of varying forms, including cash, letters of credit and guarantees. When energy market prices decrease relative to the supplier contract prices, Pepco Energy Service’s collateral obligations increase. In addition, Conectiv Energy and Pepco Energy Services each enter into contracts to buy and sell electricity, various fuels, and related products, including derivative instruments, to reduce its financial exposure to changes in the value of its assets and obligations due to energy price fluctuations. These contracts usually require the posting of collateral. Under various contracts entered into by both businesses, the required collateral is provided in the form of an investment grade guaranty issued by PHI. Under these contracts, a reduction in PHI’s credit rating can also trigger a requirement to post additional collateral. To satisfy these obligations when required, PHI and its non-utility subsidiaries rely primarily on cash balances, access to the capital markets and existing credit facilities.

Particularly in periods of energy market price volatility, the collateral obligations associated with the Competitive Energy business can be substantial. These collateral demands negatively affect PHI’s liquidity by requiring PHI to draw on its capacity under its credit facilities and other financing sources. The inability of PHI to maintain the necessary liquidity also could have an adverse effect on PHI’s results of operations and financial condition by requiring the Competitive Energy business to forego new business opportunities, by requiring the business to curtail its hedging activity, thereby increasing its exposure to energy market price changes or by rendering them unable to meet their collateral obligations to counterparties.

PHI and its subsidiaries have significant exposure to counterparty risk.

Both Conectiv Energy and Pepco Energy Services, as part of its retail energy supply business that is being wound down, enter into transactions with numerous counterparties. These include both commercial transactions for the purchase and sale of electricity and natural gas and derivative and other transactions to manage the risk of commodity price fluctuations. Under these arrangements, the Competitive Energy business is exposed to the risk that the counterparty may fail to perform its obligation to make or take delivery under the contract, fail to make a required payment or fail to return collateral posted by the Competitive Energy business when no longer required. Under many of these contracts, Conectiv Energy and Pepco Energy Services are entitled to receive collateral or other types of performance assurance from the counterparty, which may be in the form of cash, letters of credit or parent guarantees, to protect against performance and credit risk. Even where collateral is provided, capital market disruptions can prevent the counterparty from meeting its collateral obligations or could degrade the value of letters of credit and guarantees as a result of the lowered rating or insolvency of the issuer or guarantor. In the event of a bankruptcy of a counterparty, bankruptcy law, in some circumstances, could require Conectiv Energy and Pepco Energy Services to surrender collateral held or payments received. In addition, Conectiv Energy and Pepco Energy Services are participants in the wholesale electric markets administered by various independent system operators (ISOs), and in particular PJM. If an ISO incurs losses due to counterparty nonperformance, those losses are allocated to and borne by other market participants in the ISO. Such defaults could adversely affect PHI’s results of operations, liquidity or financial condition. These risks are increased during periods of significant commodity price fluctuations, tightened credit and ratings downgrades.

Business operations could be adversely affected by terrorism.

The threat of, or actual acts of, terrorism may affect the operations of PHI and its subsidiaries in unpredictable ways and may cause changes in the insurance markets, force an increase in security measures and cause disruptions of fuel supplies and markets. If any of its infrastructure facilities, such as its electric generation, fuel storage, transmission or distribution facilities, were to be a direct target, or an indirect casualty, of an act of terrorism, the operations of PHI, Pepco, DPL or ACE could be adversely affected. Corresponding instability in the financial markets as a result of terrorism also could adversely affect the ability to raise needed capital.

Insurance coverage may not be sufficient to cover all casualty losses that the companies might incur.

PHI and its subsidiaries, including Pepco, DPL and ACE, currently have insurance coverage for their facilities and operations in amounts and with deductibles that they consider appropriate. However, there is no assurance that such insurance coverage will be available in the future on commercially reasonable terms. In addition, some risks, such as weather related casualties, may not be insurable. In the case of loss or damage to property, plant or equipment, there is no assurance that the insurance proceeds, if any, received will be sufficient to cover the entire cost of replacement or repair.

Revenues, profits and cash flows may be adversely affected by economic conditions.

Periods of slowed economic activity generally result in decreased demand for power, particularly by industrial and large commercial customers. As a consequence, recessions or other downturns in the economy may result in decreased revenues, profits and cash flows for the Power Delivery businesses of Pepco, DPL and ACE and the Competitive Energy business.

The IRS challenge to cross-border energy sale and lease-back transactions entered into by a PHI subsidiary could result in loss of prior and future tax benefits.

PCI maintains a portfolio of eight cross-border energy lease investments, which as of December 31, 2009, had an equity value of approximately $1.4 billion and from which PHI currently derives approximately $55 million per year in tax benefits in the form of interest and depreciation deductions in excess of rental income. In 2005, the Treasury Department and IRS issued Notice 2005-13 identifying sale-leaseback transactions with certain attributes entered into with tax-indifferent parties as tax avoidance transactions, and the IRS announced its intention to disallow the associated tax benefits claimed by the investors in these transactions. PHI’s cross-border energy lease investments, each of which is with a tax-indifferent party, have been under examination by the IRS as part of the normal PHI federal income tax audits. In the final IRS revenue agent’s report issued in

June 2006 and in March 2009 in connection with the audit of PHI’s 2001-2002, and 2003-2005 income tax returns, respectively, the IRS disallowed the depreciation and interest deductions in excess of rental income claimed by PHI with respect to its cross-border energy lease investments. In addition, the IRS has sought to recharacterize the leases as loan transactions as to which PHI would be subject to original issue discount income. PHI disagrees with the IRS’ proposed adjustments and filed tax protests in August 2006 and May 2009 in connection with the audit of PHI’s 2001-2002 and 2003-2005 income tax returns, respectively. Both cases have been forwarded to and are under review by the IRS Appeals Office.

In the event that that IRS were to be successful in disallowing 100% of the tax benefits associated with these leases and recharacterizing these leases as loans, PHI estimates that, as of December 31, 2009, it would be obligated to pay approximately $617 million in additional federal and state taxes and $106 million of interest. In addition, the IRS could require PHI to pay a penalty of up to 20% on the amount of additional taxes due. PHI anticipates that any additional taxes that it would be required to pay as a result of the disallowance of prior deductions or a re-characterization of the leases as loans would be recoverable in the form of lower taxes over the remaining terms of the affected leases. Moreover, the entire amount of any additional tax would not be due immediately. Rather, the federal and state taxes would be payable when the open audit years are closed and PHI amends subsequent tax returns not then under audit.

To the extent that PHI does not prevail in this matter and suffers a disallowance of the tax benefits and incurs imputed original issue discount income due to the recharacterization of the leases as loans, PHI would be required under Financial Accounting Standards Board guidance on leases (Accounting Standards Codification (ASC) 840 and ASC 850) to recalculate the timing of the tax benefits generated by the cross-border energy lease investments and adjust the equity value of the investments, which would result in a non-cash charge to earnings, which depending on the magnitude could be material.

For further discussion of this matter, see “Financial Statements and Supplementary Data—Note (17), “Commitments and Contingencies—Regulatory and Other Matters—PHI’s Cross-Border Energy Lease Investments.”

PHI and its subsidiaries are dependent on access to capital markets and bank funding to satisfy their capital and liquidity requirements. The inability to obtain required financing would have an adverse effect on their respective businesses.

PHI, Pepco, DPL and ACE each have significant capital requirements, including the funding of construction expenditures and the refinancing of maturing debt. The companies rely primarily on cash flow from operations and access to the capital markets to meet these financing needs. The operating activities of the companies also require access to short-term money markets and bank financing as sources of liquidity that are not met by cash flow from their operations. Adverse business developments or market disruptions could increase the cost of financing or prevent the companies from accessing one or more financial markets.

The financing costs of each of PHI, Pepco, DPL and ACE are closely linked, directly or indirectly, to its credit rating. The collateral requirements of the Competitive Energy business also depend in part on the unsecured debt rating of PHI. Negative ratings actions by one or more of the credit rating agencies resulting from a change in PHI’s operating results or prospects would increase funding costs and collateral requirements and could make financing more difficult to obtain.

Under the terms of PHI’s primary credit facilities, the consolidated indebtedness of PHI cannot exceed 65% of its consolidated capitalization. If PHI’s equity were to decline to a level that caused PHI’s debt to exceed this limit, lenders would be entitled to refuse any further extension of credit and to declare all of the outstanding debt under the credit facilities immediately due and payable. To avoid such a default, a renegotiation of this covenant would be required which would likely increase funding costs and could result in additional covenants that would restrict PHI’s operational and financing flexibility. Events that could cause a reduction in PHI’s equity include a further write down of PHI’s cross-border energy lease investments or a significant write down of PHI’s goodwill.

Events that could cause or contribute to a disruption of the financial markets include, but are not limited to:

•	a recession or an economic slowdown;

•	the bankruptcy of one or more energy companies or financial institutions;

•	a significant change in energy prices;

•	a terrorist attack or threatened attacks; or

•	a significant electricity transmission disruption.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the SEC rules thereunder, PHI’s management is responsible for establishing and maintaining internal control over financial reporting and is required to assess annually the effectiveness of these controls. The inability to certify the effectiveness of these controls due to the identification of one or more material weaknesses in these controls also could increase financing costs or could adversely affect the ability to access one or more financial markets.

PHI has a significant goodwill balance related to its Power Delivery business. A determination that goodwill is impaired could result in a significant charge to earnings.

PHI had a goodwill balance at December 31, 2009, of approximately $1.4 billion primarily attributable to Pepco’s acquisition of Conectiv in 2002. Under generally accepted accounting principles, an impairment charge must be recorded to the extent that the implied fair value of goodwill is less than the carrying value of goodwill, as shown on the consolidated balance sheet. PHI is required to test goodwill for impairment at least annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors that may result in an interim impairment test include a decline in PHI’s stock price causing market capitalization to fall further below book value, an adverse change in business conditions or an adverse regulatory action. If PHI were to determine that its goodwill is impaired, PHI would be required to reduce its goodwill balance by the amount of the impairment and record a corresponding non-cash charge to earnings. Depending on the amount of the impairment, an impairment determination could have a material adverse effect on PHI’s financial condition and results of operations, but would not have an impact on cash flow.

The funding of future defined benefit pension plan and post-retirement benefit plan obligations is based on assumptions regarding the valuation of future benefit obligations and the performance of plan assets. If market performance decreases plan assets or changes in assumptions regarding the valuation of benefit obligations increase their liabilities, PHI, Pepco, DPL or ACE may be required to make significant cash contributions to fund these plans.

PHI holds assets in trust to meet its obligations under PHI’s defined benefit pension plan (the PHI Retirement Plan) and its postretirement benefit plan. The amounts that PHI is required to contribute (including the amounts for which Pepco, DPL and ACE are responsible) to fund the trusts are determined based on assumptions made as to the valuation of future benefit obligations, and the investment performance of the plan assets. Accordingly, the performance of the capital markets will affect the value of plan assets. A decline in the market value of plan assets may increase the plan funding requirements to meet the future benefit obligations. In addition, changes in interest rates affect the valuation of the liabilities of the plans. As interest rates decrease, the liabilities increase, potentially requiring additional funding. Demographic changes, such as a change in the expected timing of retirements or changes in life expectancy assumptions, also may increase the funding requirements of the plans. A need for significant additional funding of the plans could have a material adverse effect on the cash flow of PHI, Pepco, DPL and ACE. Future increases in pension plan and other postretirement benefit plan costs, to the extent they are not recoverable in the base rates of PHI’s utility subsidiaries, could have a material adverse effect on results of operations and financial condition of PHI, Pepco, DPL and ACE.

PHI’s cash flow, ability to pay dividends and ability to satisfy debt obligations depend on the performance of its operating subsidiaries. PHI’s unsecured obligations are effectively subordinated to the liabilities and the outstanding preferred stock of its subsidiaries.

PHI is a holding company that conducts its operations entirely through its subsidiaries, and all of PHI’s consolidated operating assets are held by its subsidiaries. Accordingly, PHI’s cash flow, its ability to satisfy its obligations to creditors and its ability to pay dividends on its common stock are dependent upon the earnings of the subsidiaries and the distribution of such earnings to PHI in the form of dividends. The subsidiaries are separate legal entities and have no obligation to pay any amounts due on any debt or equity securities issued by PHI or to make any funds available for such payment. Because the claims of the creditors of PHI’s subsidiaries and the preferred stockholders of ACE are superior to PHI’s entitlement to dividends, the unsecured debt and obligations of PHI are effectively subordinated to all existing and future liabilities of its subsidiaries and to the rights of the holders of ACE’s preferred stock to receive dividend payments.

Energy companies are subject to adverse publicity which makes them vulnerable to negative regulatory and litigation outcomes.

The energy sector has been among the sectors of the economy that have been the subject of highly publicized allegations of misconduct in the past. In addition, many utility companies have been publicly criticized for their performance during natural disasters and weather related incidents. Adverse publicity of this nature may render legislatures, regulatory authorities, and other government officials less likely to view energy companies such as PHI and its subsidiaries in a favorable light, and may cause PHI and its subsidiaries to be susceptible to adverse outcomes with respect to decisions by such bodies.

Provisions of the Delaware General Corporation Law may discourage an acquisition of PHI.

As a Delaware corporation, PHI is subject to the business combination law set forth in Section 203 of the Delaware General Corporation Law, which could have the effect of delaying, discouraging or preventing an acquisition of PHI.

    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Risk management policies for PHI and its subsidiaries are determined by PHI’s Corporate Risk Management Committee, the members of which are PHI’s Chief Risk Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Chief Information Officer and other senior executives. The Corporate Risk Management Committee monitors interest rate fluctuation, commodity price fluctuation, and credit risk exposure, and sets risk management policies that establish limits on unhedged risk and determine risk reporting requirements. For information about PHI’s derivative activities, other than the information disclosed herein, refer to Note (2), “Significant Accounting Policies—Accounting For Derivatives” and Note (15), “Derivative Instruments and Hedging Activities” to the consolidated financial statements.

Commodity Price Risk

The Competitive Energy segments actively engage in commodity risk management activities to reduce their financial exposure to changes in the value of their assets and obligations due to commodity price fluctuations. Certain of these risk management activities are conducted using instruments classified as derivatives based on FASB guidance on derivatives and hedging (ASC 815). The Competitive Energy segments also manage commodity risk with contracts that are not classified as derivatives. The Competitive Energy segments’ primary risk management objectives are (1) to manage the spread between the cost of fuel used to operate their electric generation facilities and the revenue received from the sale of the power produced by those facilities by selling forward a portion of their projected plant output and buying forward a portion of their projected fuel supply requirements and (2) to manage the spread between wholesale and retail sales commitments and the cost of supply used to service those commitments in order to ensure stable and known cash flows and fix favorable prices and margins when they become available.

PHI’s risk management policies place oversight at the senior management level through the Corporate Risk Management Committee, which has the responsibility for establishing corporate compliance requirements for the Competitive Energy business’ energy market participation. PHI collectively refers to these energy market activities, including its commodity risk management activities, as “energy commodity” activities. PHI uses a value-at-risk (VaR) model to assess the market risk of its Competitive Energy segments’ energy commodity activities. PHI also uses other measures to limit and monitor risk in its energy commodity activities, including limits on the nominal size of positions and periodic loss limits. VaR represents the potential fair value loss on energy contracts or portfolios due to changes in market prices for a specified time period and confidence level. In January 2009, PHI changed its VaR estimation model from a delta-normal variance / covariance model to a delta-gamma model. The other parameters, a 95 percent, one-tailed confidence level and a one-day holding period, remained the same. Since VaR is an estimate, it is not necessarily indicative of actual results that may occur. The table below provides the VaR associated with energy contracts for the year ended December 31, 2009 in millions of dollars:

VaR for Competitive Energy Commodity Activity(a)
95% confidence level, one-day holding period, one-tailed
Period end	$5
Average for the period	$4
High	$9
Low	$2

(a)	This column represents all energy derivative contracts, normal purchase and normal sales contracts, modeled generation output and fuel requirements, and modeled customer load obligations for PHI’s energy commodity activities.

Conectiv Energy economically hedges both the estimated plant output and fuel requirements as the estimated levels of output and fuel needs change. Economic hedges include the estimated electricity output of Conectiv Energy’s generating facilities and any associated financial or physical commodity contracts (including derivative contracts that are classified as cash flow hedges, other derivative instruments, wholesale normal purchase and normal sales contracts, and default electricity supply contracts).

Conectiv Energy maintains a forward 36 month program for economically hedging its projected plant output combined with its energy purchase commitments. During the fourth quarter of 2009, Conectiv Energy transitioned to the use of dynamic spread option models to capture the value of its generation portfolio. The model computes the probability of run-time derived from forward market prices for power and fuel, and then computes the desired hedge positions, over the next 36 months. Conectiv executes power and fuel hedges according to the model’s projections based on forward market prices and volatilities. The primary purpose of the risk management program is to improve the predictability and stability of margins by selling forward a portion of projected plant output, and buying forward a matched portion of projected fuel supply requirements.

Not all of the value associated with Conectiv Energy’s generation activities can be hedged such as the portion attributable to ancillary services and fuel switching due to the lack of market products, market liquidity, and other factors. Also, the hedging of locational value can be limited due to market liquidity.

Since the inception of the Reliability Pricing Model (RPM) in PJM, Conectiv Energy has taken steps to ensure a reasonable return on its generation capacity. Prior to the commencement of the first RPM auction for the 2007-2008 PJM planning year, Conectiv Energy sold a portion of its capacity forward into the over-the-counter market. Conectiv Energy continues to sell some of its capacity into the forward market when it believes prices are favorable. Conectiv Energy also reserves some of its capacity to serve full requirements load within PJM. Conectiv Energy recovers the value of this capacity by including it in the price offered for the bundled load service in individual load auctions.

Pepco Energy Services purchases electric and natural gas futures, swaps, options and forward contracts to hedge price risk in connection with the purchase of physical natural gas and electricity for delivery to customers. Pepco Energy Services accounts for its futures and swap contracts as cash flow hedges of forecasted transactions. Its options contracts and certain commodity contracts that do not qualify as cash flow hedges are marked-to-market through current earnings. Its forward contracts are accounted for using standard accrual accounting since these contracts meet the requirements for normal purchase and normal sale accounting under FASB guidance on derivatives and hedging.

Credit and Nonperformance Risk

Pepco Holdings’ subsidiaries attempt to minimize credit risk exposure to wholesale energy counterparties through, among other things, formal credit policies, regular assessment of counterparty creditworthiness and the establishment of a credit limit for each counterparty, monitoring procedures that include stress testing, the use of standard agreements which allow for the netting of positive and negative exposures associated with a single counterparty and collateral requirements under certain circumstances, and have established reserves for credit losses. As of December 31, 2009, credit exposure to wholesale energy counterparties was weighted 88% with investment grade counterparties, 8% with counterparties without external credit-quality ratings, and 4% with non-investment grade counterparties.

The following table provides information on the Competitive Energy business’ credit exposure on competitive wholesale energy contracts, net of collateral, to wholesale counterparties as of December 31, 2009, in millions of dollars.

Rating(a)	Exposure Before Credit Collateral(b)	Credit Collateral(c)	Net Exposure	Number of Counterparties Greater Than 10%(d)	Net Exposure of Counterparties Greater Than 10%
Investment Grade	$243	$1	$242	3	$163
Non-Investment Grade	10	1	9	—	—
No External Ratings	24	9	15	—	—
Credit reserves			$1

(a)	Investment Grade—primarily determined using publicly available credit ratings of the counterparty. If the counterparty has provided a guarantee by a higher-rated entity (e.g., its parent), it is determined based upon the rating of its guarantor. Included in “Investment Grade” are counterparties with a minimum Standard & Poor’s or Moody’s Investor Service rating of BBB- or Baa3, respectively.

(b)	Exposure before credit collateral—includes the marked-to-market (MTM) energy contract net assets for open/unrealized transactions, the net receivable/payable for realized transactions and net open positions for contracts not subject to MTM. Amounts due from counterparties are offset by liabilities payable to those counterparties to the extent that legally enforceable netting arrangements are in place. Thus, this column presents the net credit exposure to counterparties after reflecting all allowable netting, but before considering collateral held.

(c)	Credit collateral—the face amount of cash deposits, letters of credit and performance bonds received from counterparties, not adjusted for probability of default, and, if applicable, property interests (including oil and gas reserves).

(d)	Using a percentage of the total exposure.

Interest Rate Risk

Pepco Holdings and its subsidiaries variable or floating rate debt is subject to the risk of fluctuating interest rates in the normal course of business. Pepco Holdings manages interest rates through the use of fixed and, to a lesser extent, variable rate debt. The effect of a hypothetical 10% change in interest rates on the annual interest costs for short-term and variable rate debt was approximately $1 million as of December 31, 2009.

Forward-Looking Statements

Some of the statements contained in this Annual Report are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding Pepco Holdings’ intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Any forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause PHI’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond Pepco Holdings’ control and may cause actual results to differ materially from those contained in forward-looking statements:

•

Prevailing governmental policies and regulatory actions affecting the energy industry, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power expenses, and present or prospective wholesale and retail competition;

•	Changes in and compliance with environmental and safety laws and policies;

•	Weather conditions;

•	Population growth rates and demographic patterns;

•	Competition for retail and wholesale customers;

•	General economic conditions, including potential negative impacts resulting from an economic downturn;

•	Growth in demand, sales and capacity to fulfill demand;

•	Changes in tax rates or policies or in rates of inflation;

•	Changes in accounting standards or practices;

•	Changes in project costs;

•	Unanticipated changes in operating expenses and capital expenditures;

•	The ability to obtain funding in the capital markets on favorable terms;

•

Rules and regulations imposed by federal and/or state regulatory commissions, PJM and other regional transmission organizations (New York Independent System Operator, ISONE), the North American Electric Reliability Corporation and other applicable electric reliability organizations;

•	Legal and administrative proceedings (whether civil or criminal) and settlements that affect PHI’s business and profitability;

•	Pace of entry into new markets;

•	Volatility in market demand and prices for energy, capacity and fuel;

•	Interest rate fluctuations and credit and capital market conditions; and

•	Effects of geopolitical events, including the threat of domestic terrorism.

Any forward-looking statements speak only as to the date of this Annual Report and Pepco Holdings undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Pepco Holdings to predict all of such factors, nor can Pepco Holdings assess the impact of any such factor on Pepco Holding’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

The foregoing review of factors should not be construed as exhaustive.

Management’s Report on Internal Control over Financial Reporting

The management of Pepco Holdings is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed its internal control over financial reporting as of December 31, 2009 based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its assessment, the management of Pepco Holdings concluded that Pepco Holdings’ internal control over financial reporting was effective as of December 31, 2009.

PricewaterhouseCoopers LLP, the independent registered public accounting firm that audited the financial statements of Pepco Holdings included in this Annual Report, has also issued its attestation report on the effectiveness of Pepco Holdings’ internal control over financial reporting, which is included herein.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Pepco Holdings, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, comprehensive income, equity and cash flows present fairly, in all material respects, the financial position of Pepco Holdings, Inc. and its subsidiaries at December 31, 2009 and December 31, 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Washington, DC

February 26, 2010

    PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended December 31,	2009	2008	2007
	(millions of dollars, except per share data)
Operating Revenue
Power Delivery	$4,980	$5,487	$5,244
Competitive Energy	4,237	5,279	4,054
Other	42	(66)	68

Total Operating Revenue	9,259	10,700	9,366

Operating Expenses
Fuel and purchased energy	6,646	7,571	6,336
Other services cost of sales	403	718	607
Other operation and maintenance	949	917	858
Depreciation and amortization	391	377	366
Other taxes	372	359	357
Deferred electric service costs	(161)	(9)	68
Impairment losses	4	2	2
Effect of settlement of Mirant bankruptcy claims	(40)	—	(33)
Gain on sale of assets	—	(3)	(1)

Total Operating Expenses	8,564	9,932	8,560

Operating Income	695	768	806

Other Income (Expenses)
Interest and dividend income	3	19	20
Interest expense	(370)	(330)	(340)
Gain (loss) from equity investments	2	(5)	10
Other income	16	19	28
Other expenses	(1)	(3)	(2)

Total Other Expenses	(350)	(300)	(284)

Income Before Income Tax Expense	345	468	522
Income Tax Expense	110	168	188

Net Income	$235	$300	$334

Basic and Diluted Share Information
Weighted average shares outstanding	221	204	194

Earnings per share of common stock	$1.06	$1.47	$1.72

The accompanying Notes are an integral part of these Consolidated Financial Statements.

PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Year Ended December 31,	2009	2008	2007
	(millions of dollars)
Net income	$235	$300	$334

Gains (losses) on commodity derivatives designated as cash flow hedges:
Losses arising during period	(345)	(315)	(9)
Less: amount of (losses) gains reclassified into income	(390)	50	(93)

Net gains (losses) on commodity derivatives	45	(365)	84
Losses on Treasury Rate Locks reclassified into income	5	5	9
Amortization of gains and losses for prior service cost	(13)	(3)	2

Other comprehensive income (losses), before income taxes	37	(363)	95
Income tax expense (benefit)	16	(147)	38

Other comprehensive income (losses), net of income taxes	21	(216)	57

Comprehensive income	$256	$84	$391

The accompanying Notes are an integral part of these Consolidated Financial Statements.

PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS	December 31, 2009	December 31, 2008
	(millions of dollars)
CURRENT ASSETS
Cash and cash equivalents	$46	$384
Restricted cash equivalents	11	10
Accounts receivable, less allowance for uncollectible accounts of $45 million and $37 million, respectively	1,213	1,392
Inventories	252	333
Derivative assets	43	98
Prepayments of income taxes	167	294
Deferred income tax assets, net	126	31
Prepaid expenses and other	68	56

Total Current Assets	1,926	2,598

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	1,411
Regulatory assets	1,801	2,088
Investment in finance leases held in trust	1,386	1,335
Income taxes receivable	141	23
Restricted cash equivalents	4	108
Assets and accrued interest related to uncertain tax positions	12	32
Derivative assets	43	9
Other	196	215

Total Investments and Other Assets	4,990	5,221

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	13,717	12,926
Accumulated depreciation	(4,854)	(4,612)

Net Property, Plant and Equipment	8,863	8,314

TOTAL ASSETS	$15,779	$16,133

The accompanying Notes are an integral part of these Consolidated Financial Statements.

PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

LIABILITIES AND EQUITY	December 31, 2009	December 31, 2008
	(millions of dollars, except shares)

CURRENT LIABILITIES
Short-term debt	$530	$465
Current portion of long-term debt and project funding	536	85
Accounts payable and accrued liabilities	712	847
Capital lease obligations due within one year	7	6
Taxes accrued	48	62
Interest accrued	68	71
Liabilities and accrued interest related to uncertain tax positions	1	47
Derivative liabilities	104	144
Other	296	275

Total Current Liabilities	2,302	2,002

DEFERRED CREDITS
Regulatory liabilities	613	893
Deferred income taxes, net	2,600	2,269
Investment tax credits	35	40
Pension benefit obligation	290	626
Other postretirement benefit obligations	409	461
Income taxes payable	5	8
Liabilities and accrued interest related to uncertain tax positions	96	17
Derivative liabilities	62	59
Other	158	184

Total Deferred Credits	4,268	4,557

LONG-TERM LIABILITIES
Long-term debt	4,470	4,859
Transition bonds issued by ACE Funding	368	401
Long-term project funding	17	19
Capital lease obligations	92	99

Total Long-Term Liabilities	4,947	5,378

COMMITMENTS AND CONTINGENCIES (NOTE 17) EQUITY
Common stock, $.01 par value—authorized 400,000,000 shares, 222,269,895 and 218,906,220 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,227	3,179
Accumulated other comprehensive loss	(241)	(262)
Retained earnings	1,268	1,271

Total Shareholders’ Equity	4,256	4,190
Non-controlling interest	6	6

Total Equity	4,262	4,196

TOTAL LIABILITIES AND EQUITY	$15,779	$16,133

The accompanying Notes are an integral part of these Consolidated Financial Statements.

PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31,	2009	2008	2007
	(millions of dollars)

OPERATING ACTIVITIES
Net income	$235	$300	$334
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	391	377	366
Non-cash rents from cross-border energy lease investments	(54)	(65)	(73)
Non-cash charge to reduce equity value of PHI’s cross-border energy lease investments	3	124	—
Effect of settlement of Mirant bankruptcy claims	(40)	—	(33)
Proceeds from settlement of Mirant bankruptcy claims	—	—	507
Reimbursements to Mirant	—	—	(108)
Changes in restricted cash equivalents related to Mirant settlement	102	315	(417)
Deferred income taxes	247	329	83
Net unrealized losses (gains) on commodity derivatives	59	(22)	(2)
Other	(3)	(9)	(6)
Changes in:
Accounts receivable	171	(120)	(102)
Inventories	81	(46)	(4)
Prepaid expenses	(14)	(16)	(18)
Regulatory assets and liabilities, net	(221)	(325)	4
Accounts payable and accrued liabilities	(197)	77	60
Pension benefit obligation, excluding contributions	95	19	13
Pension contributions	(300)	—	—
Cash collateral related to derivative activities	(11)	(274)	62
Taxes accrued	78	(257)	39
Proceeds from sale of B.L. England emission allowances	—	—	48
Other assets and liabilities	(16)	6	42

Net Cash From Operating Activities	606	413	795

INVESTING ACTIVITIES
Investment in property, plant and equipment	(864)	(781)	(623)
Proceeds from settlement of Mirant bankruptcy claims representing reimbursement for investment in property, plant and equipment	—	—	15
Proceeds from sale of assets	4	56	11
Net other investing activities	—	11	15

Net Cash Used By Investing Activities	(860)	(714)	(582)

FINANCING ACTIVITIES
Dividends paid on common stock	(238)	(222)	(203)
Common stock issued for the Dividend Reinvestment Plan	31	29	28
Issuance of common stock	18	287	200
Redemption of preferred stock of subsidiaries	—	—	(18)
Issuances of long-term debt	110	1,150	704
Reacquisition of long-term debt	(83)	(590)	(855)
Issuances (repayments) of short-term debt, net	65	26	(61)
Cost of issuances	(4)	(30)	(7)
Net other financing activities	17	(20)	5

Net Cash (Used By) From Financing Activities	(84)	630	(207)

Net (Decrease) Increase In Cash and Cash Equivalents	(338)	329	6
Cash and Cash Equivalents at Beginning of Year	384	55	49

CASH AND CASH EQUIVALENTS AT END OF YEAR	$46	$384	$55

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest (net of capitalized interest of $11 million, $11 million and $9 million, respectively)	$353	$316	$338
Cash (received) paid for income taxes	(76)	99	36

The accompanying Notes are an integral part of these Consolidated Financial Statements.

PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

(millions of dollars, except shares)	Common Stock		Premium on Stock	Accumulated Other Comprehensive (Loss) Income	Retained Earnings
	Shares	Par Value
BALANCE, DECEMBER 31, 2006	191,932,445	$2	$2,645	$(103)	$1,069
Net Income	—	—	—	—	334
Other comprehensive income	—	—	—	57	—
Dividends on common stock ($1.04 per share)	—	—	—	—	(203)
Reacquisition of subsidiary preferred stock	—	—	(1)	—	—
Issuance of common stock:
Original issue shares, net	7,601,290	—	200	—	—
DRP original shares	979,155	—	28	—	—
Net activity related to stock-based awards	—	—	(3)	—	—
Cumulative effect adjustment—uncertain tax positions	—	—	—	—	(7)

BALANCE, DECEMBER 31, 2007	200,512,890	2	2,869	(46)	1,193
Net Income	—	—	—	—	300
Other comprehensive loss	—	—	—	(216)	—
Dividends on common stock ($1.08 per share)	—	—	—	—	(222)
Issuance of common stock:
Original issue shares, net	17,095,081	—	277	—	—
DRP original shares	1,298,249	—	29	—	—
Net activity related to stock-based awards	—	—	4	—	—

BALANCE, DECEMBER 31, 2008	218,906,220	2	3,179	(262)	1,271
Net Income	—	—	—	—	235
Other comprehensive income	—	—	—	21	—
Dividends on common stock ($1.08 per share)	—	—	—	—	(238)
Issuance of common stock:
Original issue shares, net	1,210,261	—	18	—	—
DRP original shares	2,153,414	—	31	—	—
Net activity related to stock-based awards	—	—	(1)	—	—

BALANCE, DECEMBER 31, 2009	222,269,895	$2	$3,227	$(241)	$1,268

The accompanying Notes are an integral part of these Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PEPCO HOLDINGS, INC.

(1)	ORGANIZATION

Pepco Holdings, Inc. (PHI or Pepco Holdings), a Delaware corporation incorporated in 2001, is a diversified energy company that, through its operating subsidiaries, is engaged primarily in two businesses:

•

The distribution, transmission and default supply of electricity and the delivery and supply of natural gas (Power Delivery), conducted through the following regulated public utility companies, each of which is a reporting company under the Securities Exchange Act of 1934, as amended:

•	Potomac Electric Power Company (Pepco), which was incorporated in Washington, D.C. in 1896 and became a domestic Virginia corporation in 1949,

•	Delmarva Power & Light Company (DPL), which was incorporated in Delaware in 1909 and became a domestic Virginia corporation in 1979,

•	Atlantic City Electric Company (ACE), which was incorporated in New Jersey in 1924.

•

Competitive energy generation, marketing and supply (Competitive Energy) conducted through subsidiaries of Conectiv Energy Holding Company (collectively Conectiv Energy) and Pepco Energy Services, Inc. and its subsidiaries (collectively Pepco Energy Services).

PHI Service Company, a subsidiary service company of PHI, provides a variety of support services, including legal, accounting, treasury, tax, purchasing and information technology services to PHI and its operating subsidiaries. These services are provided pursuant to a service agreement among PHI, PHI Service Company, and the participating operating subsidiaries. The expenses of PHI Service Company are charged to PHI and the participating operating subsidiaries in accordance with cost allocation methodologies set forth in the service agreement.

The following is a description of each of PHI’s two principal business operations:

Power Delivery Business

The largest component of PHI’s business is Power Delivery. Each of Pepco, DPL and ACE is a regulated public utility in the jurisdictions that comprise its service territory. Each company owns and operates a network of wires, substations and other equipment that is classified either as transmission or distribution facilities. Transmission facilities are high-voltage systems that carry wholesale electricity into, or across, the utility’s service territory. Distribution facilities are low-voltage systems that carry electricity to end-use customers in the utility’s service territory. Together the three companies constitute a single segment for financial reporting purposes.

Each company is responsible for the delivery of electricity and, in the case of DPL, natural gas, in its service territory, for which it is paid tariff rates established by the applicable local public service commissions. Each company also supplies electricity at regulated rates to retail customers in its service territory who do not elect to purchase electricity from a competitive energy supplier. The regulatory term for this supply service is Standard Office Service (SOS) in Delaware, the District of Columbia and Maryland, and Basic Generation Service (BGS) in New Jersey. In this Annual Report, these supply services are referred to generally as Default Electricity Supply.

Competitive Energy Business

The Competitive Energy business provides competitive generation, marketing and supply of electricity and gas, and energy management services, primarily in the mid-Atlantic region. PHI’s Competitive Energy operations are conducted through Conectiv Energy and Pepco Energy Services, each of which is treated as a separate operating segment for financial reporting purposes.

On December 7, 2009, PHI announced that it will wind down the retail electric and natural gas supply business, which it conducts through its subsidiary Pepco Energy Services. The retail energy supply business historically has generated a substantial portion of the operating revenues and net income of PHI’s Pepco Energy Services operating segment. Operating revenues related to the retail energy supply business for the years ended December 31, 2009, 2008 and 2007 were $2.3 billion, $2.5 billion and $2.1 billion, respectively, while operating income for the same periods was $88 million, $54 million and $39 million, respectively. In connection with the operation of the retail energy supply business, as of December 31, 2009, Pepco Energy Services provided letters of credit of $157 million and posted cash collateral of $123 million. These collateral requirements, which are based on existing wholesale energy purchase and sale contracts and current market prices, will be released by June 1, 2014. Substantially all of Pepco Energy Services’ retail customer obligations will be fully performed and Pepco Energy Services’ remaining line of business will not be affected by the wind down of the retail energy supply business.

As further discussed in Note (6), “Goodwill,” as a result of the decision to wind down the retail energy supply business, Pepco Energy Services in the fourth quarter of 2009 recorded (i) a $4 million pre-tax impairment charge reflecting the write off of all goodwill allocated to this business and (ii) a pre-tax charge of less than $1 million related to employee severance. In accordance with Financial Accounting Standards Board (FASB) guidance, the Pepco Energy Services retail electric and natural gas supply business will only be reflected as a discontinued operation once the wind-down is complete.

Other Business Operations

Through its subsidiary Potomac Capital Investment Corporation (PCI), PHI maintains a portfolio of cross-border energy lease investments, with a book value at December 31, 2009 of approximately $1.4 billion. This activity constitutes a fourth operating segment for financial reporting purposes, which is designated as “Other Non-Regulated.” For a discussion of PHI’s cross-border energy lease investments, see Note (2), “Significant Accounting Policies—Changes in Accounting Estimates,” Note (8), “Leasing Activities—Investment in Finance Leases Held in Trust,” Note (12), “Income Taxes,” and Note (17), “Commitments and Contingencies—PHI’s Cross-Border Energy Lease Investments.”

(2)	SIGNIFICANT ACCOUNTING POLICIES

Consolidation Policy

The accompanying consolidated financial statements include the accounts of Pepco Holdings and its wholly owned subsidiaries. All material intercompany balances and transactions between subsidiaries have been eliminated. Pepco Holdings uses the equity method to report investments, corporate joint ventures, partnerships, and affiliated companies in which it holds a 20% to 50% voting interest and cannot exercise control over the operations and policies of the investment. Undivided interests in several jointly owned electric plants previously held by PHI, and certain transmission and other facilities currently held, are consolidated in proportion to PHI’s percentage interest in the facility.

Change in Accounting Principle

Historically PHI performed its goodwill impairment test on July 1 each year. After the completion of the July 1, 2009 goodwill impairment test, PHI adopted a new accounting policy whereby PHI’s annual impairment review of goodwill will be performed as of November 1 each year. Management believes that PHI’s new annual impairment testing date is preferable because it better aligns the timing of the test with management’s annual update of its long-term financial forecast. This change in accounting principle had no effect on PHI’s consolidated financial statements. For additional discussion on this matter see Note (6), “Goodwill.”

Consolidation of Variable Interest Entities

In accordance with the provisions of FASB guidance on variable interest entities (Accounting Standards Codification (ASC) 810), Pepco Holdings consolidates those variable interest entities with respect to which Pepco Holdings or a subsidiary is the primary beneficiary. The guidance addresses conditions under which an entity should be consolidated based upon variable interests rather than voting interests. Subsidiaries of Pepco Holdings have power purchase agreements (PPAs) with several entities to which the guidance applies.

ACE and Pepco PPAs

Pepco Holdings, through its ACE subsidiary, is a party to three PPAs with unaffiliated, non-utility generators (NUGs). Due to a variable element in the pricing structure of the NUGs, Pepco Holdings potentially assumes the variability in the operations of the plants related to the NUGs and, therefore, has a variable interest in the entities. Pepco Holdings continued, during 2009, to conduct exhaustive efforts to obtain information from these three entities, but was unable to obtain sufficient information to conduct the analysis required under FASB guidance to determine whether these three entities were variable interest entities or if ACE was the primary beneficiary. As a result, Pepco Holdings has applied the scope exemption from the guidance for enterprises that have conducted exhaustive efforts to obtain the necessary information, but have not been able to obtain such information.

Net purchase activities with the NUGs for the years ended December 31, 2009, 2008, and 2007, were approximately $282 million, $349 million and $327 million, respectively, of which approximately $262 million, $305 million and $292 million, respectively, related to power purchases under the PPAs. Pepco Holdings does not have loss exposure under the NUGs because the costs are recoverable from ACE’s customers through regulated rates.

During the third quarter of 2008, Pepco transferred to Sempra Energy Trading LLP (Sempra) an agreement with Panda-Brandywine, L.P. (Panda) under which Pepco was obligated to purchase from Panda 230 megawatts of capacity and energy annually through 2021 (Panda PPA). Net purchase activities under the Panda PPA for the years ended December 31, 2008 and 2007 were approximately $59 million and $85 million, respectively.

DPL Wind Transactions

PHI, through its DPL subsidiary, has entered into four wind PPAs in amounts up to a total of 350 megawatts. Three of the PPAs are with land-based facilities and one of the PPAs is with an offshore facility. When completed and operational, DPL is obligated to purchase energy and renewable energy credits (RECs) from the four wind facilities and capacity from one of the wind facilities. The RECs help DPL fulfill a portion of its requirements under the State of Delaware’s Renewable Energy Portfolio Standards Act, which requires that 20 percent of total load needed in Delaware be produced from renewable sources by 2019. The Delaware Public Service Commission (DPSC) has approved the four agreements, each of which sets forth the prices to be paid by DPL over the life of the contract, and has approved the recovery of DPL’s purchase costs through customer rates.

One of the land-based facilities became operational and went into service in December 2009. DPL is obligated to purchase energy and RECs from this facility over 15 years in amounts generated and delivered not to exceed 50.25 megawatts at rates that are fixed. Payments under the other agreements are currently expected to start in 2010 for the other two land-based contracts and 2014 for the offshore contract, if the projects are ultimately completed and operational.

The terms of the agreements, with facilities that are not yet operational, range between 20 and 25 years. When they become operational, DPL is obligated to purchase energy and RECs in amounts generated and delivered by the sellers at rates that are primarily fixed under these agreements. Recent disruptions in the capital and credit markets, as well as permitting delays, could result in setbacks in the construction schedules and the operational start dates of the wind facilities. If the wind facilities are not operational by specified dates, DPL has the right to terminate the PPAs.

DPL concluded that consolidation is not required for any of these PPAs under FASB guidance on the consolidation of variable interest entities (ASC 810). DPL will need to reassess its accounting conclusions if there are material changes to the contractual arrangements or wind facilities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. Although Pepco Holdings believes that its estimates and assumptions are reasonable, they are based upon information available to management at the time the estimates are made. Actual results may differ significantly from these estimates.

Significant matters that involve the use of estimates include the assessment of goodwill and long-lived assets for impairment, fair value calculations for certain derivative instruments, the costs of providing pension and other postretirement benefits, evaluation of the probability of recovery of regulatory assets, and the recognition of income tax benefits as it relates to investments in finance leases held in trust associated with PHI’s portfolio of cross-border energy lease investments. Additionally, PHI is subject to legal, regulatory, and other proceedings and claims that arise in the ordinary course of its business. PHI records an estimated liability for these proceedings and claims, when the loss is determined to be probable and is reasonably estimable.

Changes in Accounting Estimates

As further discussed in Note (8), “Leasing Activities,” Note (12), “Income Taxes,” and Note (17), “Commitments and Contingencies—PHI’s Cross-Border Energy Lease Investments,” PHI maintains a portfolio of cross-border energy lease investments. The book equity value of these cross-border energy lease investments and the pattern of recognizing the related cross-border energy lease income are based on the timing and amount of all cash flows related to the cross-border energy lease investments, including income tax-related cash flows. These investments are more commonly referred to as sale-in lease-out or SILO transactions. PHI currently derives tax benefits from these investments based on the extent to which rental income is exceeded by depreciation deductions on the purchase price of the assets and interest deductions on the non-recourse debt financing (obtained to fund a substantial portion of the purchase price of the assets). The Internal Revenue Service (IRS) has announced broadly its intention to disallow the tax benefits recognized by all taxpayers on these types of investments, and, more specifically, the IRS has disallowed interest and depreciation deductions claimed by PHI related to its investments on the 2001 through 2005 PHI federal income tax returns currently under audit and has sought to recharacterize the leases as loan transactions as to which PHI would be subject to original issue discount income.

In the last several years, IRS challenges to certain cross-border energy lease investment transactions have been the subject of litigation. This litigation has resulted in several decisions in favor of the IRS which were factored into PHI’s decision to adjust the values of the cross-border energy lease investments at June 30, 2008. While PHI believes that its tax position with regard to its cross-border energy lease investments was appropriate based on applicable statutes, regulations and case law, after evaluating the court rulings available at the time, PHI at June 30, 2008 reassessed the sustainability of its tax position and revised its assumptions regarding the estimated timing of the tax benefits from its cross-border energy lease investments. Based on this reassessment, PHI recorded an after-tax charge to net income of $93 million which was comprised of a non-cash pre-tax charge of $124 million ($86 million after-tax) to reduce the equity value of these cross-border energy lease investments and a non-cash charge of $7 million after-tax to reflect the anticipated additional interest expense.

On October 21, 2009, the U.S. Court of Federal Claims issued a decision in favor of a taxpayer regarding a cross-border energy lease investment transaction. PHI views this ruling as a favorable development in PHI’s dispute with the IRS because the transaction that is the subject of the ruling is similar in many respects to PHI’s cross-border energy lease investments. Based on an assessment of the timing of the litigation and an update of its assumptions with respect to the timing of taxes due, PHI recorded an additional non-cash charge to income of $3 million ($2 million after-tax) in the fourth quarter of 2009.

Revenue Recognition

Regulated Revenue

The Power Delivery business recognizes revenue upon delivery of electricity and gas to its customers, including amounts for services rendered but not yet billed (unbilled revenue). Pepco Holdings recorded amounts for unbilled revenue of $199 million and $195 million as of December 31, 2009 and 2008, respectively. These amounts are included in Accounts Receivable. Pepco Holdings’ utility subsidiaries calculate unbilled revenue using an output based methodology. This methodology is based on the supply of electricity or gas intended for distribution to customers. The unbilled revenue process requires management to make assumptions and judgments about input factors such as customer sales mix, temperature and estimated line losses (estimates of electricity and gas expected to be lost in the process of its transmission and distribution to customers), all of which are inherently uncertain and susceptible to change from period to period, and if the actual results differ from the projected results, the impact could be material.

Taxes related to the consumption of electricity and gas by the utility customers, such as fuel, energy, or other similar taxes, are components of the tariff rates charged by PHI subsidiaries and, as such, are billed to customers and recorded in Operating Revenues. Accruals for these taxes are recorded in Other Taxes. Excise tax related generally to the consumption of gasoline by PHI and its subsidiaries in the normal course of business is charged to operations, maintenance or construction, and is not material.

Competitive Revenue

The Competitive Energy business recognizes revenue upon delivery of electricity and gas to the customer, including amounts for electricity and gas delivered, but not yet billed. Sales and purchases of electric power to Independent System Operators (ISO) are netted hourly and classified as operating revenue or operating expenses, as appropriate. Unrealized derivative gains and losses are recognized in current earnings as revenue if the derivative activity does not qualify for hedge accounting or normal sales treatment under FASB guidance on derivatives and hedging (ASC 815). Revenue for Pepco Energy Services’ energy efficiency construction business is recognized using the percentage-of-completion method, which recognizes revenue as work is completed on the contract, and revenues from its operation and maintenance and other products and services contracts are recognized when earned.

Taxes Assessed by a Governmental Authority on Revenue-Producing Transactions

Taxes included in Pepco Holdings’ gross revenues were $323 million, $311 million and $318 million for the years ended December 31, 2009, 2008 and 2007, respectively.

Accounting for Derivatives

Pepco Holdings and its subsidiaries use derivative instruments primarily to manage risk associated with commodity prices and interest rates. Risk management policies are determined by PHI’s Corporate Risk Management Committee (CRMC). The CRMC monitors interest rate fluctuation, commodity price fluctuation, and credit risk exposure, and sets risk management policies that establish limits on unhedged risk.

PHI accounts for its derivative activities in accordance with FASB guidance on derivatives and hedging. The guidance requires derivative instruments to be measured at fair value. Derivatives are recorded on the Consolidated Balance Sheets as other assets or other liabilities unless designated as “normal purchases and sales.”

Mark-to-market gains and losses on derivatives that are not designated as hedges are presented on the Consolidated Statements of Income as operating revenue. PHI uses mark-to-market accounting through earnings for derivatives that either do not qualify for hedge accounting or that management does not designate as hedges.

The gain or loss on a derivative that hedges exposure to variable cash flow of a forecasted transaction is initially recorded in Other Comprehensive Income (a separate component of common stockholders’ equity) and is subsequently reclassified into earnings in the same category as the item being hedged when the gain or loss from the forecasted transaction occurs. If a forecasted transaction is no longer probable, the deferred gain or loss in accumulated other comprehensive income is immediately reclassified to earnings. Gains or losses related to any ineffective portion of cash flow hedges are also recognized in earnings immediately as operating revenue or as a Fuel and Purchased Energy expense.

Changes in the fair value of derivatives designated as fair value hedges, as well as changes in the fair value of the hedged asset, liability, or firm commitment, are recorded as operating revenue in the Consolidated Statements of Income.

PHI designates certain commodity forwards as “normal purchase or normal sales,” which are not required to be recorded on a mark-to-market basis of accounting under FASB guidance. This type of contract is used in normal operations, settles physically, and follows standard accrual accounting. Unrealized gains and losses on these contracts do not appear on the Consolidated Balance Sheets. Examples of these transactions include purchases of fuel to be consumed in generating plants and actual receipts and deliveries of electric power. Normal purchases and sales transactions are presented on a gross basis, with normal sales recorded as operating revenue and normal purchases recorded as Fuel and Purchased Energy expenses.

The fair value of derivatives is determined using quoted exchange prices where available. For instruments that are not traded on an exchange, pricing services and external broker quotes are used to determine fair value. For some custom and complex instruments, internal models are used to interpolate broker-quality price information. For certain long-dated instruments, broker or exchange data are extrapolated for future periods where limited market information is available. Models are also used to estimate volumes for certain transactions. See Note (15), “Derivative Instruments and Hedging Activities,” for more information about the types of derivatives employed by PHI and the methodologies used to value them.

The impact of derivatives that are marked-to-market through current earnings, the ineffective portion of cash flow hedges, and the portion of fair value hedges that flows to current earnings are presented on a net basis in the Consolidated Statements of Income as operating revenue or as a Fuel and Purchased Energy expense. When a hedging gain or loss is realized, it is presented on a net basis in the same line item as the underlying item being hedged. Normal purchase and sale transactions are presented gross on the Consolidated Statements of Income as they are realized. Unrealized derivative gains and losses are presented gross on the Consolidated Balance Sheets except where contractual netting agreements are in place with individual counterparties.

Stock-Based Compensation

Pepco Holdings recognizes compensation expense for stock-based awards, modifications or cancellations based on the grant-date fair value. Compensation expense is recognized over the requisite service period. In addition, compensation expense recognized includes the cost for all stock-based awards granted prior to, but not yet vested as of January 1, 2006, measured at the grant-date fair value. A deferred tax asset and deferred tax benefit are also recognized concurrently with compensation expense for the tax effect of the deduction of stock options and restricted stock awards, which are deductible only upon exercise and vesting/release from restriction, respectively.

PHI has issued awards for both time-based restricted stock and performance-based restricted stock units that vest over a three year period. The compensation expense associated with these awards is based upon estimated fair value at grant date and is recognized over the three-year service period. The time-based awards have been issued annually beginning with the 2007-2009 period.

Pepco Holdings estimates the fair value of each stock option award on the date of grant using the Black-Scholes-Merton option pricing model. This model uses assumptions related to expected option term, expected volatility, expected dividend yield, and risk-free interest rate. Pepco Holdings uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding.

Pepco Holdings’ current policy is to issue new shares to satisfy stock option exercises and the vesting of restricted stock awards.

Income Taxes

PHI and the majority of its subsidiaries file a consolidated federal income tax return. Federal income taxes are allocated among PHI and the subsidiaries included in its consolidated group pursuant to a written tax sharing agreement, which was approved by the Securities and Exchange Commission (SEC) in connection with the establishment of PHI as a holding company. Under this tax sharing agreement, PHI’s consolidated federal income tax liability is allocated based upon PHI’s and its subsidiaries’ separate taxable income or loss amounts.

On May 2, 2007, the FASB issued guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. PHI applied the guidance on January 1, 2007.

The consolidated financial statements include current and deferred income taxes. Current income taxes represent the amount of tax expected to be reported on PHI’s and its subsidiaries’ federal and state income tax returns. Deferred income tax assets and liabilities represent the tax effects of temporary differences between the financial statement basis and tax basis of existing assets and liabilities, and are measured using presently enacted tax rates. See Note (12), “Income Taxes,” for a listing of primary deferred tax assets and liabilities. The portions of Pepco’s, DPL’s, and ACE’s deferred tax liabilities applicable to their utility operations that have not been recovered from utility customers represent income taxes recoverable in the future and are included in Regulatory assets on the Consolidated Balance Sheets. See Note (7), “Regulatory Assets and Regulatory Liabilities,” for additional information.

PHI recognizes interest on under/over payments of income taxes, interest on uncertain tax positions, and tax-related penalties in income tax expense. Deferred income tax expense generally represents the net change during the reporting period in the net deferred tax liability and deferred recoverable income taxes.

Investment tax credits are being amortized to income over the useful lives of the related property.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash invested in money market funds, and commercial paper held with original maturities of three months or less.

Restricted Cash Equivalents

The restricted cash equivalents included in Current Assets and the restricted cash equivalents included in Investments and Other Assets represent (i) cash held as collateral that is restricted from use for general corporate purposes and (ii) cash equivalents that are specifically segregated, based on management’s intent with respect to the use of such cash equivalents. The classification as current or non-current conforms to the classification of the related liabilities.

Accounts Receivable and Allowance for Uncollectible Accounts

Pepco Holdings’ accounts receivable balances primarily consist of customer accounts receivable, other accounts receivable, and accrued unbilled revenue generated by subsidiaries in the Power Delivery and Competitive Energy business. Accrued unbilled revenue represents revenue earned in the current period but not billed to the customer until a future date (usually within one month after the receivable is recorded).

PHI maintains an allowance for uncollectible accounts and changes in the allowance are recorded as an adjustment to Other Operation and Maintenance expense in the Consolidated Statements of Income. PHI determines the amount of the allowance based on specific identification of material amounts at risk by customer and maintains a general reserve based on its historical collection experience. The adequacy of this allowance is assessed on a quarterly basis by evaluating all known factors, such as the aging of the receivables, historical collection experience, the economic and competitive environment, and changes in the creditworthiness of its customers. Although management believes its allowance is adequate, it cannot anticipate with any certainty the changes in the financial condition of its customers. As a result, PHI records adjustments to the allowance for uncollectible accounts in the period in which the new information that requires an adjustment becomes known.

Inventories

Inventory is valued at the lower of cost or market value. Included in inventories are:

-	generation, transmission, and distribution materials and supplies;

-	natural gas, fuel oil, and coal; and

-	emission allowances, RECs and Regional Greenhouse Gas Initiative allowances.

PHI utilizes the weighted average cost method of accounting for inventory items, other than fuel oil held for resale. Under this method, an average price is determined for the quantity of units acquired at each price level and is applied to the ending quantity to calculate the total ending inventory balance. Materials and supplies inventory are generally charged to inventory when purchased and then expensed or capitalized to plant, as appropriate, when installed.

The costs of natural gas, coal, and fuel oil for generating plants, including transportation costs, are included in inventory when purchased and charged to fuel expense when used. The first in first out (FIFO) method is used for fuel oil inventory held for resale in Conectiv Energy’s oil marketing business. For PHI the FIFO method is not materially different from the weighted average cost method due to the high inventory turnover rate in the oil marketing business.

Emission allowances received from the U.S. Environmental Protection Agency (EPA) are added to current inventory each year at a zero cost. Purchased emission allowances are recorded at cost. Emission allowances sold or consumed at the generating plants are expensed at a weighted-average cost. This cost tends to be relatively low due to the inclusion of the zero-basis allowances. At December 31, 2009 and 2008, the book value of emission allowances was $8 million and $11 million, respectively. Pepco Holdings has established a committee to monitor compliance with emissions regulations, and to ensure its generating plants have the required number of allowances.

RECs are transferrable, intangible energy certificates that represent proof that one megawatt-hour (MWh) of electricity was generated from an eligible renewable energy resource. RECs are added to current inventory each year at cost. RECs sold or consumed, to satisfy load requirements, are expensed at a weighted-average cost. At December 31, 2009 and 2008, the book value of RECs was $10 million and $3 million, respectively.

At December 31, 2008, the market value of Conectiv Energy’s oil inventory was lower than cost and accordingly a pre-tax charge of $15 million was recorded. This charge is included in Fuel and Purchased Energy expense in the Consolidated Statements of Income.

Goodwill

Goodwill represents the excess of the purchase price of an acquisition over the fair value of the net assets acquired at the acquisition date. Substantially all of Pepco Holdings’ goodwill was generated by Pepco’s acquisition of Conectiv in 2002 and was allocated to Pepco Holdings’ Power Delivery reporting unit based on the aggregation of its components. Pepco Holdings tests its goodwill for impairment annually as of November 1, and whenever an event occurs or circumstances change in the interim that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Factors that may result in an interim impairment test include, but are not limited to: a change in the identified reporting units; an adverse change in business conditions; a decline in PHI’s stock price causing market capitalization to fall further below book value; an adverse regulatory action; or an impairment of long-lived assets in the reporting unit. PHI performed its annual impairment test on November 1, 2009 and did not record an impairment charge as described in Note (6), “Goodwill.”

Regulatory Assets and Regulatory Liabilities

The Power Delivery operations of Pepco are regulated by the District of Columbia Public Service Commission (DCPSC) and the Maryland Public Service Commission (MPSC).

The Power Delivery operations of DPL are regulated by the DPSC and the MPSC and, until the sale of its Virginia assets on January 2, 2008, were also regulated by the Virginia State Corporation Commission. DPL’s interstate transportation and wholesale sale of natural gas are regulated by the Federal Energy Regulatory Commission (FERC).

The Power Delivery operations of ACE are regulated by the New Jersey Board of Public Utilities (NJBPU).

The transmission and wholesale sale of electricity by Pepco, DPL, and ACE are regulated by FERC.

The FASB guidance on Regulated Operations (ASC 980) applies to the Power Delivery businesses of Pepco, DPL, and ACE. It allows regulated entities, in appropriate circumstances, to establish regulatory assets and liabilities and to defer the income statement impact of certain costs that are expected to be recovered in future rates. Management’s assessment of the probability of recovery of regulatory assets requires judgment and interpretation of laws, regulatory commission orders, and other factors. If management subsequently determines, based on changes in facts or circumstances, that a regulatory asset is not probable of recovery, then the regulatory asset will be eliminated through a charge to earnings.

Effective June 2007, the MPSC approved a bill stabilization adjustment mechanism (BSA) for retail customers of Pepco and DPL. The DCPSC also approved a BSA for Pepco’s retail customers, effective in November 2009. See Note (17) “Commitments and Contingencies—Regulatory and Other Matters—Rate Proceedings.” For customers to whom the BSA applies, Pepco and DPL recognize distribution revenue based on an approved distribution charge per customer. From a revenue recognition standpoint, the BSA has the effect of decoupling the distribution revenue recognized in a reporting period from the amount of power delivered during the period. Pursuant to this mechanism, Pepco and DPL recognize either (a) a positive adjustment equal to the amount by which revenue from Maryland and the District of Columbia retail distribution sales falls short of the revenue that Pepco and DPL are entitled to earn based on the approved distribution charge per customer, or (b) a negative adjustment equal to the amount by which revenue from such distribution sales exceeds the revenue that Pepco and DPL are entitled to earn based on the approved distribution charge per customer (a Revenue Decoupling Adjustment). A net positive Revenue Decoupling Adjustment is recorded as a regulatory asset and a net negative Revenue Decoupling Adjustment is recorded as a regulatory liability.

Leasing Activities

Pepco Holdings’ lease transactions can include plant, office space, equipment, software, vehicles, and power purchase agreements. In accordance with FASB guidance on leases (ASC 840), these leases are classified as either leveraged leases, operating leases or capital leases.

Leveraged Leases

Income from investments in leveraged lease transactions, in which PHI is an equity participant, is accounted for using the financing method. In accordance with the financing method, investments in leased property are recorded as a receivable from the lessee to be recovered through the collection of future rentals. Income, including investment tax credits, on leveraged equipment leases is recognized over the life of the lease at a constant rate of return on the positive net investment. Each quarter, PHI reviews the carrying value of each lease, which includes a review of the underlying lease financial assumptions, the timing and collectibility of cash flows, and the credit quality (including, if available, credit ratings) of the lessee. Changes to the underlying assumptions, if any, would be accounted for in accordance with FASB guidance on leases and reflected in the carrying value of the lease effective for the quarter within which they occur.

Operating Leases

An operating lease generally results in a level income statement charge over the term of the lease, reflecting the rental payments required by the lease agreement. If rental payments are not made on a straight-line basis, PHI’s policy is to recognize rent expense on a straight-line basis over the lease term unless another systematic and rational allocation basis is more representative of the time pattern in which the leased property is physically employed.

Capital Leases

For ratemaking purposes, capital leases are treated as operating leases; therefore, in accordance with FASB guidance on Regulated Operations, the amortization of the leased asset is based on the recovery of rental payments through customer rates. Investments in equipment under capital leases are stated at cost, less accumulated depreciation. Depreciation is recorded on a straight-line basis over the equipment’s estimated useful life.

Arrangements Containing a Lease

PPAs might fall within the criteria of contracts containing a lease if the arrangement conveys the right to use and control property, plant or equipment. If so, PHI is required to determine whether capital or operating lease accounting is appropriate.

Property, Plant and Equipment

Property, plant and equipment are recorded at original cost, including labor, materials, asset retirement costs, and other direct and indirect costs including capitalized interest. The carrying value of property, plant and equipment is evaluated for impairment whenever circumstances indicate the carrying value of those assets may not be recoverable. Upon retirement, the cost of regulated property, net of salvage, is charged to accumulated depreciation. For non-regulated property, the cost and accumulated depreciation of the property, plant and equipment retired or otherwise disposed of are removed from the related accounts and included in the determination of any gain or loss on disposition.

The annual provision for depreciation on electric and gas property, plant and equipment is computed on a straight-line basis using composite rates by classes of depreciable property. Accumulated depreciation is charged with the cost of depreciable property retired, less salvage and other recoveries. Property, plant and equipment, other than electric and gas facilities, is generally depreciated on a straight-line basis over the useful lives of the assets. The table below provides system-wide composite annual depreciation rates for the years ended December 31, 2009, 2008, and 2007.

	Transmission and Distribution			Generation
	2009	2008	2007	2009		2008	2007
Pepco	2.7%	2.7%	3.0%	—		—	—
DPL	2.8%	2.8%	2.9%	—		—	—
ACE	2.8%	2.8%	2.9%	—		—	—
Conectiv Energy	—	—	—	2.0%		2.0%	2.0%
Pepco Energy Services	—	—	—	11.4	%(a)	9.5%	10.1%

(a)	Increase in 2009 due to accelerated depreciation of the Benning Road and Buzzard Point generating plants scheduled for retirement in May 2012.

In accordance with FASB guidance, costs associated with planned major maintenance activities related to generation facilities are expensed as incurred.

Long-Lived Asset Impairment Evaluation

Pepco Holdings evaluates long-lived assets to be held and used, such as generating property and equipment and real estate, to determine if they are impaired whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Examples of such events or changes include a significant decrease in the market price of a long-lived asset or a significant adverse change in the manner in which an asset is being used or its physical condition. A long-lived asset to be held and used is written down to fair value if the sum of its expected future undiscounted cash flows is less than its carrying amount.

For long-lived assets held for sale, an impairment loss is recognized to the extent that the asset’s carrying amount exceeds its fair value including costs to sell.

Capitalized Interest and Allowance for Funds Used During Construction

In accordance with FASB guidance on Regulated Operations (ASC 980), PHI’s utility subsidiaries can capitalize as Allowance for Funds Used During Construction (AFUDC) the capital costs of financing the construction of plant and equipment. The debt portion of AFUDC is recorded as a reduction of “interest expense” and the equity portion of AFUDC is credited to “other income” in the accompanying Consolidated Statements of Income.

Pepco Holdings recorded AFUDC for borrowed funds of $7 million, $5 million, and $7 million for the years ended December 31, 2009, 2008 and 2007, respectively.

Pepco Holdings recorded amounts for the equity component of AFUDC of $3 million, $5 million and $4 million for the years ended December 31, 2009, 2008, and 2007, respectively.

Amortization of Debt Issuance and Reacquisition Costs

Pepco Holdings defers and amortizes debt issuance costs and long-term debt premiums and discounts over the lives of the respective debt issues. When refinancing existing debt of PHI’s utility subsidiaries, any unamortized premiums, discounts and debt issuance costs are classified as regulatory assets and are amortized generally over the life of the original issue. Any costs associated with the redemption of the existing debt are amortized generally over the life of the original issue.

Asset Removal Costs

In accordance with FASB guidance on asset retirement obligations (ASC 410), asset removal costs are recorded as regulatory liabilities. At December 31, 2009 and 2008, $352 million and $341 million, respectively, are included within regulatory liabilities in the accompanying Consolidated Balance Sheets.

Pension and Other Postretirement Benefit Plans

Pepco Holdings sponsors a non-contributory defined benefit retirement plan that covers substantially all employees of Pepco, DPL, ACE and certain employees of other Pepco Holdings subsidiaries (the PHI Retirement Plan). Pepco Holdings also provides supplemental retirement benefits to certain eligible executives and key employees through a nonqualified retirement plan and provides certain postretirement health care and life insurance benefits for eligible retired employees.

Pepco Holdings accounts for the PHI Retirement Plan, nonqualified retirement plans and its retirement healthcare and life insurance benefits for eligible employees in accordance with FASB guidance on Retirement Benefits (ASC 715).

See Note (10), “Pensions and Other Postretirement Benefits,” for additional information.

Preferred Stock

As of December 31, 2009 and 2008, PHI had 40 million shares of preferred stock authorized for issuance, with a par value of $.01 per share. No shares of preferred stock were outstanding at December 31, 2009 and 2008.

Subsequent Events

PHI has evaluated all subsequent events through February 26, 2010, the date of the issuance of the Consolidated Financial Statements.

Reclassifications and Adjustments

Certain prior period amounts have been reclassified in order to conform to the current period presentation. The following adjustments have been recorded which are not considered material either individually or in the aggregate.

In 2009, DPL recorded additional revenue of $14 million related to the unbilled portion of the Gas Cost Rate (GCR) revenue, which was not previously recognized. Because the GCR revenue is deferred, an additional expense of $14 million has also been recorded in 2009. Consequently, there is no impact on consolidated net income as a result of this adjustment.

In the fourth quarter of 2009, PHI recorded certain adjustments to correct errors related to income taxes. These adjustments, which primarily resulted from the completion of additional analysis of the current and deferred income tax balances, resulted in a decrease in income tax expense of $6 million.

During 2008, PHI identified an error in the accounting for certain of its restricted stock awards granted under the Long-Term Incentive Plan that resulted in an understatement of stock-based compensation expense in 2006 and 2007. Pepco and DPL also recorded adjustments to correct errors in Other Operation and Maintenance expenses for prior periods dating back to February 2005 for which late payment fees were incorrectly recognized. These errors were corrected in 2008, resulting in an increase in Other Operation and Maintenance expenses for the year ended December 31, 2008 of $15 million.

(3)	NEWLY ADOPTED ACCOUNTING STANDARDS

Business Combinations (ASC 805)

The accounting guidance on business combinations was amended by the FASB effective beginning January 1, 2009. The amendment did not change the fundamental concepts that the acquisition method of accounting be used and that an acquirer must be identified for each business combination. However, the guidance expanded the definition of a business subject to this guidance and also requires the acquirer to recognize changes in the amount of its deferred tax benefits that are realizable because of a business combination either in income from continuing operations or directly in contributed capital, depending on the circumstances.

On April 1, 2009, the FASB issued additional guidance to clarify the accounting for the initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. The additional guidance requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be measured at fair value if the acquisition date fair value of that asset and liability can be determined during the measurement period. If the acquisition date fair value cannot be determined, then the asset or liability would be measured in accordance with FASB guidance on contingencies (ASC 450).

The new guidance applied prospectively to business combinations for which the acquisition date was on or after January 1, 2009. The adoption of the guidance did not have a material impact on PHI’s overall financial condition, results of operations, or cash flows.

Fair Value Measurement and Disclosures (ASC 820)

There is a variety of new accounting guidance from the FASB that was effective for different financial reporting periods during 2009. Nonrecurring fair value measurement guidance for non-financial assets and non-financial liabilities was effective beginning January 1, 2009 for PHI. The adoption of this guidance did not have a material impact on the fair value measurements of PHI’s nonfinancial assets and non-financial liabilities.

New FASB guidance for the fair value measurement of liabilities issued with inseparable third-party credit enhancements was also effective beginning January 1, 2009 for PHI. The guidance applies to liabilities such as debt, derivatives, and other instruments that are guaranteed by third parties. The effect of the credit enhancement may not be included in the fair value measurement of the liability, even if the liability has an inseparable third-party credit enhancement. The issuer is required to disclose the existence of the inseparable third-party credit enhancement on the issued liability. The adoption of the guidance did not have a material impact on PHI’s overall financial condition, results of operations, or cash flows.

PHI adopted new FASB guidance in the second quarter of 2009 for fair value measurement when markets are inactive and distressed. This guidance was effective for interim periods ending after June 15, 2009. The guidance outlines a two-step test to identify inactive and distressed markets and provides a fair value application example for financial instruments when both conditions are met. The guidance primarily applies to PHI’s valuation of derivatives valued using information from inactive and distressed markets. Use of such information requires management to exercise judgment regarding how the market information is incorporated into the measurement of fair value. This guidance did not have a material impact on PHI’s overall financial condition, results of operations, or cash flows.

Effective beginning with its June 30, 2009 financial statements, PHI began disclosing the fair value of debt issued by PHI and its utilities on a quarterly basis in Note (16), “Fair Value Disclosures,” in accordance with FASB guidance which was effective for interim reporting periods ending after June 15, 2009.

The FASB issued new guidance on the fair value measurement of liabilities when there is a lack of observable market information. The guidance clarifies that, when a quoted price is not available for the identical liability, an entity can use the quoted price of the identical liability when it is traded as an asset, the quoted price for a similar liability, or the quoted price for a similar liability when it is traded as an asset. If these prices are not available, then entities can employ an income or market valuation approach that considers what the entity would pay to transfer the identical liability or would receive to enter into the identical liability. The guidance was effective for PHI starting October 1, 2009, and did not have an impact on PHI’s overall financial condition, results of operations, or cash flows.

Consolidation (ASC 810)

The FASB established new accounting and reporting standards for a non-controlling interest (also called a “minority interest”) in a subsidiary and for the deconsolidation of a subsidiary. The new guidance clarified that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be separately reported in the consolidated financial statements.

The guidance was effective prospectively for financial statement reporting periods beginning January 1, 2009 for PHI, except for the financial statement presentation and disclosure requirements which also apply to prior reporting periods presented. As of January 1, 2009, PHI adopted the provisions of this guidance and reclassified $6 million of non-controlling interests from the minority interest line item of its balance sheet to a component of equity. Otherwise, the adoption of the guidance did not have a material impact on PHI’s overall financial condition, results of operations, or cash flows.

Derivatives and Hedging Disclosures (ASC 815)

The FASB issued new disclosure requirements for derivatives and hedging effective for financial statement reporting periods beginning January 1, 2009 for PHI. Some of the new disclosures include derivative objectives and strategies, derivative volumes by product type, classification and gross fair values of derivative assets and liabilities, classification and amounts of gains and losses on derivatives and related hedged items, and credit-risk-related contingent features in derivatives. PHI adopted the new requirements beginning with its March 31, 2009 financial statements with comparative disclosures for prior reporting periods. The disclosures are included within Note (15), “Derivative Instruments and Hedging Activities.”

Earnings Per Share (ASC 260)

The FASB issued new guidance to determine when unvested instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share (EPS). As of January 1, 2009, PHI adopted the provisions of this guidance for the presentation of EPS data in the Consolidated Statements of Income and Note (14), “Stock-based Compensation, Dividend Restrictions, and Calculations of Earnings Per Share of Common Stock.” All prior period EPS information presented was adjusted retrospectively to conform to the provisions of the guidance. The adoption did not result in a change in the reported EPS for prior periods presented.

Investments—Equity Method and Joint Ventures (ASC 323)

The FASB issued guidance addressing the accounting for equity method investments including: (i) how an equity method investment should initially be measured, (ii) how it should be tested for impairment, and (iii) how to account for an equity method investee’s issuance of shares. As of January 1, 2009, PHI adopted the provisions of this guidance and there was no material impact on PHI’s overall financial condition, results of operations, or cash flows.

Investments—Debt and Equity Securities (ASC 320)

The FASB issued new guidance on other-than-temporary impairment (OTTI) of debt and equity securities. The guidance requires information about the credit and noncredit component of an OTTI event and when an OTTI event has occurred. It requires separate display of losses related to credit deterioration and losses related to other market factors on the statements of income. Market-related losses would be recorded in other comprehensive income if it is not likely that the investor will have to sell the security prior to recovery. PHI adopted this guidance as of April 1, 2009, and concluded that none of its debt and equity securities investments were within its scope. The new guidance, therefore, did not have a material impact on PHI’s overall financial condition, results of operations, or cash flows.

Subsequent Events (ASC 855)

Beginning with its June 30, 2009 financial statements, PHI adopted new FASB guidelines for the disclosure of events that occur after the balance sheet reporting date, but before the financial statements are issued. The new guidance requires the disclosure of the date through which PHI has assessed the impact of subsequent events on the financial statements. The new guidance was effective for interim or annual financial periods ending after June 15, 2009. PHI has disclosed this subsequent events date in Note (2), “Significant Accounting Policies.”

FASB Accounting Standards Codification (ASC 105)

The ASC identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of nongovernmental financial statements presented under GAAP. In addition, it replaces the reference system for standards and guidance with a new numerical designation system known as the ASC. The ASC is the single source reference system for all authoritative GAAP.

The ASC is effective for financial statements issued for interim and annual periods ending after September 15, 2009. PHI adopted the ASC guidance and referencing system for GAAP in its September 30, 2009 financial statements. Entities are not required to revise previous financial statements for the change in references to GAAP. The adoption of ASC did not result in a change in accounting principle for PHI; therefore, it did not have a material impact on PHI’s overall financial condition, results of operations, or cash flows.

Disclosures about Pension and Postretirement Plan Assets (ASC 715)

The FASB issued new annual disclosure requirements about the fair value measurements and disclosures for plan assets of a defined benefit pension or other postretirement plan that are effective beginning with financial statements issued after December 15, 2009. The disclosures require entities to provide users an understanding of: (i) the investment allocation decisions made, (ii) factors used in investment policies and strategies, (iii) plan assets by major investment types, (iv) inputs and valuation techniques used to measure the fair value of plan assets, (v) significant concentrations of risk within the plan, and (vi) the effects of fair value measurement using significant unobservable inputs on changes in the value of plan assets for the period.

PHI has provided the new disclosures beginning with its December 31, 2009 financial statements in Note (10), “Pensions and Other Postretirement Benefits.” Comparative disclosures are not required for earlier periods presented.

(4)	RECENTLY ISSUED ACCOUNTING STANDARDS, NOT YET ADOPTED

Transfers and Servicing (ASC 860)

The FASB issued new guidance that removes the concept of a qualifying special-purpose entity (QSPE) from the current guidance on transfers and servicing and the QSPE scope exception in current guidance on consolidation. The new guidance also changes the requirements for derecognizing financial assets and requires additional disclosures about a transferor’s continuing involvement in transferred financial assets.

The new guidance is effective for transfers of financial assets occurring in fiscal periods beginning after November 15, 2009; therefore, this guidance will be effective on January 1, 2010 for PHI. PHI does not expect this standard will have a material impact on its overall financial condition, results of operations, or cash flows.

Consolidation of Variable Interest Entities (ASC 810)

The FASB issued new consolidation guidance regarding variable interest entities that eliminates the existing quantitative analysis requirement and adds new qualitative factors to determine whether consolidation is required. The new qualitative factors would be applied on a quarterly basis to interests in variable interest entities. Under the new guidance, the holder of the interest with the power to direct the most significant activities of the entity and the right to receive benefits or absorb losses significant to the entity would consolidate. The new guidance retained the existing provision that allowed entities created before December 31, 2003 to be scoped out from a consolidation assessment if exhaustive efforts are taken and there is insufficient information to determine the primary beneficiary.

The new guidance is effective for fiscal periods beginning after November 15, 2009 for existing and newly created entities; therefore, this guidance will be effective on January 1, 2010 for PHI. PHI does not expect that the new guidance will result in a material change in accounting or disclosures in its financial statements.

Fair Value Measurement and Disclosures (ASC 820)

The FASB issued new disclosure requirements for recurring and non-recurring fair value measurements. Some of the requirements will be effective for PHI beginning with its March 31, 2010 financial statements and include: (i) a disaggregation of balance sheet categories that are measured at fair value into classes (i.e. subsets of assets or liabilities within a balance sheet line item), (ii) a description of pricing inputs and valuation methodologies for instruments with Level 2 and 3 valuation inputs, and (iii) a reconciliation of transfers of instruments between Level 1 and 2 valuation categories. Beginning with its March 31, 2011 financial statements, PHI will be required to disaggregate the Level 3 fair value measurement reconciliations into separate categories for purchases, sales, issuances, and settlements. PHI is evaluating the impact of this new guidance on its financial statement footnote disclosures.

(5)	SEGMENT INFORMATION

Pepco Holdings’ management has identified its operating segments at December 31, 2009 as Power Delivery, Conectiv Energy, Pepco Energy Services, and Other Non-Regulated. Corporate and Other includes unallocated Pepco Holdings’ (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization expense related to purchase accounting adjustments for the fair value of Conectiv assets and liabilities as of the August 1, 2002 acquisition date. Segment financial information for the years ended December 31, 2009, 2008, and 2007, is as follows:

	Year Ended December 31, 2009
	(millions of dollars)
	Power Delivery		Competitive Energy Segments			Other Non- Regulated	Corporate and Other(a)	PHI Consolidated
			Conectiv Energy		Pepco Energy Services
Operating Revenue	$4,980		$2,171	(b)	$2,383	$51	$(326)	$9,259
Operating Expense(c)	4,475	(b)(d)	2,123		2,294	4	(332)	8,564
Operating Income	505		48		89	47	6	695
Interest Income	3		1		1	4	(6)	3
Interest Expense	211		30		30	14	85	370
Other Income	11		1		3	1	1	17
Preferred Stock Dividends	—		—		—	3	(3)	—
Income Tax Expense (Benefit)	109		5		23	5	(32)	110
Net Income (Loss)	199	(e)	15		40	30	(49)	235
Total Assets	10,239		2,091		734	1,506	1,209	15,779
Construction Expenditures	$622		$200		$12	$—	$30	$864

(a)	The Total Assets line item in this column includes Pepco Holdings’ goodwill balance which is primarily attributable to Power Delivery. Corporate and Other includes intercompany amounts of $(326) million for Operating Revenue, $(318) million for Operating Expense, $(76) million for Interest Income, $(73) million for Interest Expense, and $(3) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $272 million for the year ended December 31, 2009.

(c)	Includes depreciation and amortization expense of $391 million, consisting of $323 million for Power Delivery, $40 million for Conectiv Energy, $18 million for Pepco Energy Services, $2 million for Other Non-Regulated, and $8 million for Corporate and Other.

(d)	Includes $40 million ($24 million after-tax) gain related to settlement of Mirant bankruptcy claims.

(e)	Includes $11 million after-tax state income tax benefit, net of fees, related to a change in the tax reporting for the disposition of certain assets in prior years.

	Year Ended December 31, 2008
	(millions of dollars)
	Power Delivery		Competitive Energy Segments			Other Non- Regulated		Corporate and Other(a)	PHI Consolidated
			Conectiv Energy		Pepco Energy Services
Operating Revenue	$5,487		$3,047	(b)	$2,648	$(60	)(d)	$(422)	$10,700
Operating Expense(c)	4,931	(b)	2,827		2,592	4		(422)	9,932
Operating Income (Loss)	556		220		56	(64)		—	768
Interest Income	14		2		4	4		(5)	19
Interest Expense	195		25		5	19		86	330
Other Income (Expense)	14		(1)		2	(5)		1	11
Preferred Stock Dividends	—		—		—	3		(3)	—
Income Tax Expense (Benefit)	139		74		18	(28	)(d)	(35)	168
Net Income (Loss)	250		122		39	(59	)(d)	(52)	300
Total Assets	10,089		2,022		798	1,450		1,774	16,133
Construction Expenditures	$587		$138		$31	$—		$25	$781

(a)	The Total Assets line item in this column includes Pepco Holdings’ goodwill balance which is primarily attributable to Power Delivery. Included in Corporate and Other are intercompany amounts of $(422) million for Operating Revenue, $(417) million for Operating Expense, $(70) million for Interest Income, $(67) million for Interest Expense, and $(3) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $374 million for the year ended December 31, 2008.

(c)	Includes depreciation and amortization of $377 million, consisting of $317 million for Power Delivery, $37 million for Conectiv Energy, $13 million for Pepco Energy Services, $2 million for Other Non-Regulated and $8 million for Corporate and Other.

(d)	Included in Operating Revenue is a pre-tax charge of $124 million ($86 million after-tax) related to the adjustment to the equity value of cross-border energy lease investments, and included in Income Tax Benefit is a $7 million after-tax charge for the additional interest accrued on the related tax obligations.

	Year Ended December 31, 2007
	(millions of dollars)
	Power Delivery		Competitive Energy Segments				Other Non- Regulated	Corporate and Other(a)		PHI Consolidated
			Conectiv Energy		Pepco Energy Services
Operating Revenue	$5,244		$2,206	(b)	$2,309	(b)	$76	$(469)		$9,366
Operating Expense(c)	4,713	(b)(d)	2,057		2,251		5	(466	)(f)	8,560
Operating Income	531		149		58		71	(3)		806
Interest Income	13		5		3		11	(12)		20
Interest Expense	189		33		4		34	80		340
Other Income	19		1		5		10	1		36
Preferred Stock Dividends	—		—		—		3	(3)		—
Income Tax Expense (Benefit)	142	(e)	49		24		9	(36)		188
Net Income (Loss)	232		73		38		46	(55)		334
Total Assets	9,800		1,785		683		1,533	1,310		15,111
Construction Expenditures	$554		$42		$15		$—	$12		$623

(a)	The Total Assets line item in this column includes Pepco Holdings’ goodwill balance which is primarily attributable to Power Delivery. Included in Corporate and Other are intercompany amounts of $(469) million for Operating Revenue, $(464) million for Operating Expense, $(93) million for Interest Income, $(90) million for Interest Expense, and $(3) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy and Pepco Energy Services in the amount of $431 million for the year ended December 31, 2007.

(c)	Includes depreciation and amortization of $366 million, consisting of $305 million for Power Delivery, $38 million for Conectiv Energy, $12 million for Pepco Energy Services, $2 million for Other Non-Regulated and $9 million for Corporate and Other.

(d)	Includes $33 million ($20 million, after-tax) gain related to settlement of Mirant bankruptcy claims.

(e)	Includes $20 million benefit ($18 million net of fees) related to Maryland income tax settlement.

(f)	Includes stock-based compensation expense of $4 million, consisting primarily of $3 million for Power Delivery and $1 million for Conectiv Energy.

(6)	GOODWILL

Substantially all of PHI’s $1.4 billion goodwill balance was generated by Pepco’s acquisition of Conectiv in 2002 and is allocated to the Power Delivery reporting unit based on the aggregation of its components for purposes of assessing impairment under FASB guidance on goodwill and other intangibles (ASC 350). PHI’s annual impairment test as of November 1, 2009 indicated that goodwill was not impaired. As of December 31, 2009, after review of its significant assumptions in the goodwill impairment analysis, PHI concluded that there were no events requiring PHI to perform an interim goodwill impairment test. Although PHI’s market capitalization was below book value at December 31, 2009, PHI’s market capitalization has improved compared to earlier periods. PHI performed its previous annual goodwill impairment test as of July 1, 2009, and interim impairment tests as of March 31, 2009 and December 31, 2008 when its market capitalization was further below book value than at November 1, 2009, and concluded that its goodwill was not impaired at those earlier dates.

In order to estimate the fair value of its Power Delivery reporting unit, PHI uses two discounted cash flow models. The models differ in the method used to calculate the terminal value of the reporting unit. One model estimates terminal value based on a constant annual cash flow growth rate that is consistent with PHI’s long-term view of the business, and the other model estimates terminal value based on a multiple of earnings before interest, taxes, depreciation, and amortization (EBITDA) that management believes is consistent with EBITDA multiples for comparable utilities. The models use a cost of capital appropriate for a regulated utility as the discount rate for the estimated cash flows associated with the reporting unit. PHI has consistently used this valuation methodology to estimate the fair value of Power Delivery.

The estimation of fair value is dependent on a number of factors that are derived from the Power Delivery reporting unit’s business forecast, including but not limited to interest rates, growth assumptions, returns on rate base, operating and capital expenditure requirements, and other factors, changes in which could materially affect the results of impairment testing. Assumptions used in the models were consistent with historical experience, including assumptions concerning the recovery of operating costs and capital expenditures. Sensitive, interrelated and uncertain variables that could decrease the estimated fair value of the Power Delivery reporting unit include utility sector market performance, sustained adverse business conditions, changes in forecasted revenues, higher operating and capital expenditure requirements, a significant increase in the cost of capital and other factors.

In addition to estimating the fair value of its Power Delivery reporting unit, PHI estimated the fair value of its other reporting units (Conectiv Energy, Pepco Energy Services, Other Non-Regulated, and Corporate and Other) at November 1, 2009. The sum of the fair value of all reporting units was reconciled to PHI’s market capitalization at November 1, 2009 to corroborate estimates of the fair value of its reporting units. The sum of the estimated fair values of all reporting units exceeded the market capitalization of PHI at November 1, 2009. PHI believes that the excess of the estimated fair value of PHI’s reporting units as compared to PHI’s market capitalization reflects a reasonable control premium that is comparable to control premiums observed in historical acquisitions in the utility industry during various economic environments. Given the lack of a fundamental change in the Power Delivery reporting unit’s business, PHI does not believe that the decline in its stock price since mid-2008 indicated a commensurate decline in the fair value of PHI’s Power Delivery reporting unit. PHI’s Power Delivery reporting unit consists of regulated companies with regulated recovery rates and approved rates of return allowing for generally predictable and steady streams of revenues and cash flows over an extended period of time.

PHI will continue to closely monitor for indicators of goodwill impairment, including the sustained period of time that PHI’s stock price has been below its book value

As discussed in Note 1, “Organization,” on December 7, 2009, PHI announced the wind-down of the Pepco Energy Services retail energy supply business. As a result of this decision, PHI determined that all goodwill allocated to this business was impaired, and therefore, PHI recorded a goodwill impairment charge of $4 million in the fourth quarter of 2009 to write-off the goodwill associated with this business.

A roll forward of PHI’s goodwill balance is set forth below in millions of dollars:

Balance, December 31, 2007	$1,410
Add: Changes in estimates related to pre-merger tax contingencies and adjustments to deferred tax balance	1

Balance, December 31, 2008	1,411
Less: Impairment charge associated with wind-down of Pepco Energy Services retail energy business	(4)

Balance, December 31, 2009	$1,407

(7)	REGULATORY ASSETS AND REGULATORY LIABILITIES

The components of Pepco Holdings’ regulatory asset balances at December 31, 2009 and 2008 are as follows:

	2009	2008
	(millions of dollars)
Securitized stranded costs	$620	$674
Pension and OPEB costs	752	944
Deferred energy supply costs	12	31
Deferred income taxes	135	153
Deferred debt extinguishment costs	67	72
Unrecovered purchased power contract costs	7	9
Deferred other postretirement benefit costs	7	10
Phase in credits	—	10
Gas derivatives	42	56
Other	159	129

Total Regulatory Assets	$1,801	$2,088

The components of Pepco Holdings’ regulatory liability balances at December 31, 2009 and 2008 are as follows:

	2009	2008
	(millions of dollars)
Deferred income taxes due to customers	$53	$57
Deferred energy supply costs	116	257
Federal and New Jersey tax benefits, related to securitized stranded costs	25	28
Asset removal costs	352	341
Excess depreciation reserve	58	74
Settlement proceeds—Mirant bankruptcy claims	—	102
Gain from sale of divested assets	—	26
Other	9	8

Total Regulatory Liabilities	$613	$893

A description for each category of regulatory assets and regulatory liabilities follows:

Securitized Stranded Costs: Includes contract termination payments under a contract between ACE and an unaffiliated non-utility generator and costs associated with the regulated operations of ACE’s electricity generation business which are no longer recoverable through customer rates. The recovery of these stranded costs has been securitized through the issuance by Atlantic City Electric Transition Funding LLC (ACE Funding) of transition bonds (Transition Bonds). A customer surcharge is collected by ACE to fund principal and interest payments on the Transition Bonds. The stranded costs are amortized over the life of the Transition Bonds, which mature between 2010 and 2023. A return is earned on these deferrals with the exception of income tax balances.

Pension and OPEB Costs: Represents the unfunded portion of Pepco Holdings’ defined benefit pension and other postretirement benefit (OPEB) plans that is probable of recovery by Pepco, DPL and ACE in rates. A return is earned on these deferrals.

Deferred Energy Supply Costs: The regulatory asset represents primarily deferred costs associated with a net under-recovery of Default Electricity Supply costs incurred by Pepco and DPL. A return is earned on these deferrals. The regulatory liability represents primarily deferred costs associated with a net over-recovery by ACE of Default Electricity Supply costs and other restructuring related costs incurred by ACE. A return is not earned on these deferrals.

Deferred Income Taxes: Represents a receivable from Power Delivery’s customers for tax benefits applicable to utility operations of Pepco, DPL, and ACE previously flowed through before the companies were ordered to account for the tax benefits as deferred income taxes. As the temporary differences between the financial statement basis and tax basis of assets reverse, the deferred recoverable balances are reversed. There is no return earned on these deferrals.

Deferred Debt Extinguishment Costs: Represents the costs of debt extinguishment of Pepco, DPL and ACE for which recovery through regulated utility rates is considered probable and, if approved, will be amortized to interest expense during the authorized rate recovery period. A return is earned on these deferrals.

Unrecovered Purchased Power Contract Costs: Represents deferred costs related to purchase power contracts entered into by ACE. The amortization period began in July 1994 and will end in May 2014. A return is earned on these deferrals.

Deferred Other Postretirement Benefit Costs: Represents the non-cash portion of other postretirement benefit costs deferred by ACE during 1993 through 1997. This cost is being recovered over a 15-year period that began on January 1, 1998. There is no return earned on this deferral.

Phase In Credits: Represented phase-in credits for participating Maryland and Delaware residential and small commercial customers to mitigate the immediate impact of significant rate increases due to energy costs in 2006. The deferral period for Delaware was May 1, 2006 to January 1, 2008, with recovery occurring over a 17-month period beginning January 2008. The Delaware deferral was recovered from participating customers on a straight-line basis. The deferral period for Maryland was June 1, 2006 to June 1, 2007, with the recovery occurring over an 18-month period beginning June 2007. Recovery of all deferred amounts was completed during 2009. There was no return earned on these deferrals.

Gas derivatives: Represents losses associated with the hedge of gas transactions that are recoverable by DPL through the Gas Cost Rate approved by the Delaware Public Service Commission. A return is earned on these deferrals.

Other: Represents miscellaneous regulatory assets that generally are being amortized over 1 to 20 years. Also includes the under-recovery of administrative costs associated with Default Electricity Supply in the District of Columbia and Maryland. These regulatory assets generally do not earn a return.

Deferred Income Taxes Due to Customers: Represents the portions of deferred income tax liabilities applicable to utility operations of Pepco, DPL, and ACE that have not been reflected in current customer rates for which future payment to customers is probable. As temporary differences between the financial statement basis and tax basis of assets reverse, deferred recoverable income taxes are amortized. There is no return earned on these deferrals.

Federal and New Jersey Tax Benefits, Related to Securitized Stranded Costs: Securitized stranded costs include a portion of stranded costs attributable to the future tax benefit expected to be realized when the higher tax basis of generating plants divested by ACE is deducted for New Jersey state income tax purposes, as well as the future benefit to be realized through the reversal of federal excess deferred taxes. To account for the possibility that these tax benefits may be given to ACE’s regulated electricity delivery customers through lower rates in the future, ACE established a regulatory liability. The regulatory liability related to federal excess deferred taxes will remain until such time as the Internal Revenue Service issues its final regulations with respect to normalization of these federal excess deferred taxes. There is no return earned on these deferrals.

Asset Removal Costs: The depreciation rates for Pepco and DPL include a component for removal costs, as approved by the relevant federal and state regulatory commissions. As such, Pepco and DPL have recorded regulatory liabilities for their estimate of the difference between incurred removal costs and the level of removal costs recovered through depreciation rates. There is no return earned on these deferrals.

Excess Depreciation Reserve: The excess depreciation reserve was recorded as part of an ACE New Jersey rate case settlement. This excess reserve is the result of a change in estimated depreciable lives and a change in depreciation technique from remaining life to whole life. The excess is being amortized over an 8.25 year period, which began in June 2005. There is no return earned on these deferrals.

Settlement Proceeds—Mirant Bankruptcy Claims: In 2007, Pepco received $414 million of net proceeds from settlement of a Mirant Corporation (Mirant) bankruptcy claim, plus interest earned, which was designated to pay for future above-market capacity and energy purchases under the Panda PPA. In 2008, Pepco transferred the Panda PPA to Sempra in a transaction in which Pepco made a payment to Sempra and all further Pepco rights, obligations and liabilities under the Panda PPA were terminated. The balance at December 31, 2008 reflects the funds remaining after the Sempra payment.

In March 2009, the DCPSC issued an order approving Pepco’s sharing proposal for the District of Columbia under which approximately $24 million was distributed to District of Columbia customers as a one-time billing credit. In July 2009, the MPSC approved a settlement under which Pepco distributed approximately $38 million to Maryland customers during the billing month of August 2009 through a one-time billing credit. The $40 million balance was recorded by PHI as income in 2009. See Note (17), “Commitments and Contingencies—Proceeds from Settlement of Mirant Bankruptcy Claims,” for additional information. There was no return earned on this deferral.

Gain from Sale of Divested Assets: Represents (i) the balance of the net gain realized by ACE from the sale in 2006 of its interests in the Keystone and Conemaugh generating facilities and (ii) the balance of the net proceeds realized by ACE from the sale in 2007 of the B.L. England generating facility and the monetization of associated emission allowance credits. Both gains, including interest on the unamortized balance, have been returned to ACE’s ratepayers as a credit on their bills—the Keystone and Conemaugh gain over a 33-month period that began during the October 2006 billing period and the B.L. England and emission allowances proceeds over a 12-month period that began during the June 2008 billing period. There was no return earned on these deferrals.

Other: Includes miscellaneous regulatory liabilities such as the over-recovery of administrative costs associated with Default Electricity Supply in Delaware and Maryland. These regulatory liabilities generally do not earn a return.

(8)	LEASING ACTIVITIES

Investment in Finance Leases Held in Trust

As of December 31, 2009 and 2008, Pepco Holdings had cross-border energy lease investments of $1.4 billion and $1.3 billion, respectively, consisting of hydroelectric generation and coal-fired electric generation facilities and natural gas distribution networks located outside of the United States.

As further discussed in Note (2), “Significant Accounting Policies—Changes in Accounting Estimates,” and Note (17), “Commitments and Contingencies—PHI’s Cross-Border Energy Lease Investments,” during 2009 and 2008, PHI reassessed the sustainability of its tax position and revised its assumptions regarding the estimated timing of tax benefits generated from its cross-border energy lease investments. Based on these reassessments, PHI recorded a reduction in its cross-border energy lease investment revenue of $3 million in 2009 and $124 million in 2008.

The components of the cross-border energy lease investments, as of December 31, are summarized below:

	2009	2008
	(millions of dollars)
Scheduled lease payments to PHI, net of non-recourse debt	$2,281	$2,281
Less: Unearned and deferred income	(895)	(946)

Investment in finance leases held in trust	1,386	1,335
Less: Deferred income tax liabilities	(748)	(679)

Net investment in finance leases held in trust	$638	$656

Income recognized from cross-border energy lease investments was comprised of the following for the years ended December 31:

	2009	2008	2007
	(millions of dollars)
Pre-tax income from PHI’s cross-border energy lease investments (included in “Other Revenue”)	$54	$75	$76
Non-cash charge to reduce equity value of PHI’s cross-border energy lease investments	(3)	(124)	—

Pre-tax income (loss) from PHI’s cross-border energy lease investments after adjustment	51	(49)	76
Income tax expense (benefit)	16	(12)	16

Net income (loss) from PHI’s cross-border energy lease investments	$35	$(37)	$60

Scheduled lease payments from the cross-border energy lease investments are net of non-recourse debt. Minimum lease payments receivable from the cross-border energy lease investments for each of the years 2010 through 2014 and thereafter are $16 million for 2010, zero for each of the years 2011 through 2014, and $1,370 million thereafter.

Lease Commitments

Pepco leases its consolidated control center, which is an integrated energy management center used by Pepco to centrally control the operation of its transmission and distribution systems. This lease is accounted for as a capital lease and was initially recorded at the present value of future lease payments, which totaled $152 million. The lease requires semi-annual payments of approximately $8 million over a 25-year period beginning in December 1994, and provides for transfer of ownership of the system to Pepco for $1 at the end of the lease term. Under FASB guidance on leases, the amortization of leased assets is modified so that the total interest on the obligation and amortization of the leased asset is equal to the rental expense allowed for rate-making purposes. The amortization expense is included as Depreciation and Amortization in the Consolidated Statements of Income. This lease has been treated as an operating lease for rate-making purposes.

Capital lease assets recorded within Property, Plant and Equipment at December 31, 2009 and 2008, in millions of dollars, are comprised of the following:

	Original Cost	Accumulated Amortization	Net Book Value
At December 31, 2009
Transmission	$76	$27	$49
Distribution	76	26	50
General	3	3	—

Total	$155	$56	$99

At December 31, 2008
Transmission	$76	$24	$52
Distribution	76	23	53
General	3	3	—

Total	$155	$50	$105

The approximate annual commitments under all capital leases are $15 million for each year 2010 through 2014, and $77 million thereafter.

Rental expense for operating leases was $70 million, $69 million, and $50 million for the years ended December 31, 2009, 2008, and 2007, respectively.

Total future minimum operating lease payments for Pepco Holdings as of December 31, 2009, are $79 million in 2010, $49 million in 2011, $34 million in 2012, $22 million in 2013, $23 million in 2014, and $354 million thereafter.

(9)	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is comprised of the following:

	Original Cost	Accumulated Depreciation	Net Book Value
	(millions of dollars)
At December 31, 2009
Generation	$1,930	$690	$1,240
Distribution	7,229	2,639	4,590
Transmission	2,193	751	1,442
Gas	398	116	282
Construction work in progress	733	—	733
Non-operating and other property	1,234	658	576

Total	$13,717	$4,854	$8,863

At December 31, 2008
Generation	$1,782	$647	$1,135
Distribution	6,874	2,501	4,373
Transmission	2,101	739	1,362
Gas	386	110	276
Construction work in progress	584	—	584
Non-operating and other property	1,199	615	584

Total	$12,926	$4,612	$8,314

The non-operating and other property amounts include balances for general plant, distribution and transmission plant held for future use as well as other property held by non-utility subsidiaries.

Pepco Holdings’ utility subsidiaries use separate depreciation rates for each electric plant account. The rates vary from jurisdiction to jurisdiction.

Asset Sales

In January 2008, DPL completed (i) the sale of its retail electric distribution assets on the Eastern Shore of Virginia for a purchase price of approximately $49 million, and (ii) the sale of its wholesale electric transmission assets located on the Eastern Shore of Virginia for a purchase price of approximately $5 million.

In 2007, ACE completed the sale of the B.L. England generating facility for a price of $9 million. In 2008, ACE received an additional $4 million in settlement of an arbitration proceeding concerning the terms of the purchase agreement. See Note (7), “Regulatory Assets and Regulatory Liabilities,” for treatment of gains from these sales.

Jointly Owned Plant

PHI’s Consolidated Balance Sheets include its proportionate share of assets and liabilities related to jointly owned plant. At December 31, 2009 and 2008, PHI’s subsidiaries had a $14 million and $15 million net book value ownership interest in transmission and other facilities in which various parties also have ownership interests, respectively. PHI’s share of the operating and maintenance expenses of the jointly-owned plant is included in the corresponding expenses in the Consolidated Statements of Income. PHI is responsible for providing its share of the financing for the above jointly-owned facilities.

(10)	PENSIONS AND OTHER POSTRETIREMENT BENEFITS

Pension Benefits and Other Postretirement Benefits

Pepco Holdings sponsors the PHI Retirement Plan, which covers substantially all employees of Pepco, DPL, ACE and certain employees of other Pepco Holdings’ subsidiaries. Pepco Holdings also provides supplemental retirement benefits to certain eligible executive and key employees through nonqualified retirement plans.

Pepco Holdings provides certain postretirement health care and life insurance benefits for eligible retired employees. Most employees hired on January 1, 2005 or later will not have company subsidized retiree medical coverage; however, they will be able to purchase coverage at full cost through PHI.

Net periodic benefit cost is included in other operation and maintenance expense, net of the portion of the net periodic benefit cost that is capitalized as part of the cost of labor for internal construction projects. After intercompany allocations, the three utility subsidiaries are generally responsible for approximately 80% to 85% of total PHI net periodic benefit cost.

Pepco Holdings accounts for the PHI Retirement Plan, nonqualified retirement plans, and its postretirement health care and life insurance benefits for eligible employees in accordance with FASB guidance on retirement benefits. PHI’s financial statement disclosures are also prepared in accordance with FASB guidance on retirement benefits.

All amounts in the following tables are in millions of dollars:

At December 31,	Pension Benefits		Other Postretirement Benefits
	2009	2008	2009	2008
Change in Benefit Obligation
Benefit obligation at beginning of year	$1,753	$1,701	$653	$620
Service cost	36	36	7	7
Interest cost	111	108	40	40
Amendments	1	15	—	—
Actuarial loss (gain)	72	3	(10)	24
Benefits paid(a)	(177)	(110)	(39)	(38)

Benefit obligation at end of year	$1,796	$1,753	$651	$653

Change in Plan Assets
Fair value of plan assets at beginning of year	$1,123	$1,631	$192	$234
Actual return on plan assets	248	(403)	40	(56)
Company contributions	306	5	49	52
Benefits paid(a)	(177)	(110)	(39)	(38)

Fair value of plan assets at end of year	$1,500	$1,123	$242	$192

Funded Status at end of year (plan assets less plan obligations)	$(296)	$(630)	$(409)	$(461)

(a)	Other Postretirement Benefits paid is net of Medicare Part D subsidy receipts of $3 million in 2009 and $2 million in 2008.

At December 31, 2009, PHI Retirement Plan assets were $1.5 billion and the accumulated benefit obligation (ABO) was approximately $1.6 billion. At December 31, 2008, PHI’s Retirement Plan assets were approximately $1.1 billion and the ABO was approximately $1.6 billion.

The following table provides the amounts recognized in PHI’s Consolidated Balance Sheets as of December 31, in millions of dollars:

	Pension Benefits		Other Postretirement Benefits
	2009	2008	2009	2008
Regulatory asset	$583	$726	$169	$218
Current liabilities	(6)	(4)	—	—
Pension benefit obligation	(290)	(626)	—	—
Other postretirement benefit obligations	—	—	(409)	(461)
Deferred income taxes, net	11	6	—	—
Accumulated other comprehensive loss, net of tax	17	10	—	—

Net amount recognized	$315	$112	$(240)	$(243)

Amounts included in accumulated other comprehensive loss (pre-tax) and regulatory assets at December 31, in millions of dollars, consist of:

	Pension Benefits		Other Postretirement Benefits
	2009	2008	2009	2008
Unrecognized net actuarial loss	$611	$742	$188	$241
Unamortized prior service cost (credit)	—	—	(21)	(26)
Unamortized transition liability	—	—	2	3

Total	$611	$742	$169	$218

Accumulated other comprehensive loss ($17 million and $10 million, net of tax)	$28	$16	$—	$—
Regulatory assets	583	726	169	218

Total	$611	$742	$169	$218

The estimated net actuarial loss and prior service cost for the defined benefit pension plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are $47 million and zero, respectively. The estimated net loss and prior service credit for the other postretirement benefit plan that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are $13 million and $4 million, respectively.

The table below provides the components of net periodic benefit costs recognized for the years ended December 31, in millions of dollars:

	Pension Benefits			Other Postretirement Benefits
	2009	2008	2007	2009	2008	2007
Service cost	$36	$36	$36	$7	$7	$7
Interest cost	111	108	102	40	40	37
Expected return on plan assets	(101)	(130)	(130)	(13)	(16)	(14)
Amortization of prior service cost	—	—	1	(4)	(4)	(4)
Amortization of net actuarial loss	56	10	9	16	13	11
Recognition of Benefit Contract	1	—	4	—	—	2
Curtailment Settlement Loss	—	—	3	—	—	—

Net periodic benefit cost	$103	$24	$25	$46	$40	$39

The table below provides the split of the combined pension and other postretirement net periodic benefit costs among subsidiaries for the years ended December 31, in million of dollars:

	2009	2008	2007
Pepco	$38	$24	$22
DPL	25	3	4
ACE	20	12	11
Other subsidiaries	66	25	27

Total	$149	$64	$64

The following weighted average assumptions were used to determine the benefit obligations at December 31:

	Pension Benefits		Other Postretirement Benefits
	2009	2008	2009	2008
Discount rate	6.40%	6.50%	6.30%	6.50%
Rate of compensation increase	5.00%	5.00%	5.00%	5.00%
Health care cost trend rate assumed for current year	—	—	8.00%	8.50%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	—	—	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	—	—	2015	2015

Assumed health care cost trend rates may have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects, in millions of dollars:

	1-Percentage- Point Increase	1-Percentage- Point Decrease
Increase (decrease) on total service and interest cost	$2	$(2)
Increase (decrease) on postretirement benefit obligation	$27	$(25)

The following weighted average assumptions were used to determine the net periodic benefit cost for the years ended December 31:

	Pension Benefits			Other Postretirement Benefits
	2009	2008	2007	2009	2008	2007
Discount rate	6.50%	6.25%	6.00%	6.50%	6.25%	6.00%
Expected long-term return on plan assets	8.25%	8.25%	8.25%	8.25%	8.25%	8.25%
Rate of compensation increase	5.00%	5.00%	4.50%	5.00%	5.00%	4.50%

The discount rate is developed using a cash flow matched bond portfolio approach to value liabilities. A hypothetical bond portfolio is created comprised of high quality fixed income securities with cash flows and maturities that mirror the expected benefit payments to be made under the plans.

In selecting an expected rate of return on plan assets, PHI considers actual historical returns, economic forecasts and the judgment of its investment consultants on expected long-term performance for the types of investments held by the plan. The plan assets consist of equity, fixed income investments, real estate and private equity and, when viewed over a long-term horizon, are expected to yield a return on assets of 8.25%.

In 2008, PHI and its actuaries conducted an experience study, a periodic analysis of plan experience against actuarial assumptions. The study reviewed withdrawal, retirement and salary increase assumptions. As a result of the study, assumed retirement rates were changed and the age-related salary scale assumption was increased from an average over an employee’s career of 4.50% to 5.00%. No changes were made in the 2009 valuation.

In addition, for the 2008 Other Postretirement Benefit Plan valuation, the medical trend rate was changed to 8.5%, declining .5% per year to 5.00% in 2015 and beyond, from the 2007 valuation assumption for 2008 of 7%, declining 1% per year to 5% in 2010 and beyond. No changes were made for the 2009 valuation.

Plan Assets

Investment Policies and Strategies

The goal of PHI’s investment policy is to preserve capital and maximize investment earnings in excess of inflation within acceptable levels of volatility to meet the actuarial projected liabilities of the benefit plans. To accomplish this goal, PHI actively manages its plan assets with the objective of optimizing long-term returns while maintaining a high standard of portfolio quality and proper diversification.

In developing its allocation policy for the assets in the PHI Retirement Plan and the other postretirement plan, PHI examined projections of asset returns and volatility over a long-term horizon. In connection with this analysis, PHI evaluated the risk return tradeoffs of alternative asset classes and asset mixes given long-term historical relationships as well as prospective capital market returns. PHI also conducted an asset liability study to match projected asset growth with projected liability growth to determine whether there is sufficient liquidity for projected benefit payments. PHI developed its asset mix guidelines by incorporating the results of these analyses with an assessment of its risk posture, and taking into account industry practices.

Under these guidelines, PHI diversifies assets in order to protect against large investment losses and to reduce the probability of excessive volatility while earning a return that is commensurate with an acceptable risk level. Assets are diversified by allocating investments to various asset classes and investment styles within those asset classes and by retaining investment management firms with complementary investment styles and approaches.

Based on the assessment of employee demographics, actuarial funding, and PHI’s business and financial circumstances, PHI believes that its risk posture is slightly below average relative to other pension plans. Consequently, PHI believes that a slightly below average equity exposure (i.e., a target equity asset allocation of 60%) is appropriate for the PHI Retirement Plan and other postretirement plan. On a periodic basis, PHI reviews its asset mix and rebalances assets back to the target allocation over a reasonable period of time.

The PHI Retirement Plan asset allocations at December 31, 2009 and 2008, by asset category, were as follows:

	Plan Assets at December 31,		Target Plan Asset Allocation	Minimum Maximum
	2009	2008
Asset Category
Equity	56%	50%	60%	55% -65%
Fixed Income	37%	41%	30%	30% -50%
Other (real estate, private equity)	7%	9%	10%	0% - 10%

Total	100%	100%	100%

PHI’s other postretirement plan asset allocations at December 31, 2009 and 2008, by asset category, were as follows:

Asset Category	Plan Assets at December 31,		Target Plan Asset Allocation	Minimum Maximum
	2009	2008
Equity	60%	56%	60%	55% - 65%
Fixed Income	35%	37%	35%	20% - 50%
Cash	5%	7%	5%	0% - 10%

Total	100%	100%	100%

Risk Management and General Investment Manager Guidelines

Plan assets may be invested in separately managed accounts in which there is ownership of individual securities, shares of commingled funds or mutual funds, or limited partnerships. Commingled funds and mutual funds are subject to detailed policy guidelines set forth in the fund’s prospectus or fund declaration, and limited partnerships are subject to the terms of the partnership agreement.

Separate account investment managers are responsible for achieving a level of diversification in their portfolio that is consistent with their investment approach and their role in PHI’s overall investment structure. Separate account investment managers must follow risk management guidelines established by PHI unless authorized otherwise in writing by PHI.

For equity managers, the maximum position in a single issuer’s securities should not exceed 5% of the portfolio’s cost or 8% of the portfolio’s market value. The holdings in any one industry should not exceed 25% of the portfolio’s market value, and the holdings in any one economic sector should not exceed 40% of the portfolio’s market value. International equity managers shall not invest more than 25% of the portfolio’s market value in emerging markets and no more than 50% in any single country. Market and currency hedges are limited to defensive purposes.

For fixed income managers, the maximum position in a single issuer’s securities should not exceed 5% of the portfolio’s market value, with the exception of US Treasury or US Government agencies and instrumentalities. The investment manager is expected to maintain a weighted average bond portfolio quality rating of at least “A.” The manager may invest up to 20% of the portfolio’s market value in bonds rated below investment grade. A manager may invest in non-dollar securities up to 20% of the portfolio’s market value, and currency hedging is allowed if it is a normal approach to international fixed income management. No more than 30% of the portfolio’s market value can be invested in combined non-dollar and below investment grade securities.

Derivative instruments are permissible in an investment portfolio to the extent they comply with policy guidelines and are consistent with risk and return objectives. Under no circumstances may such instruments be used speculatively or to leverage the portfolio. PHI common stock is not a permitted plan asset.

Fair Value of Plan Assets

Effective January 1, 2008, PHI adopted FASB guidance on fair value measurement and disclosures (ASC 820) that established a framework for measuring fair value and disclosing information about fair value measurements.

As defined in the FASB guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The FASB’s fair value framework includes a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurements). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. Investments are classified as follows in the fair value hierarchy:

•	Level 1: Investments are valued using quoted prices in active markets for identical investments.

•	Level 2: Investments are valued using other significant observable inputs (e.g., quoted prices for similar investments, interest rates, credit risks, etc).

•	Level 3: Investments are valued using significant unobservable inputs, including internal assumptions.

The following table presents the fair values of PHI’s Retirement Plan and other postretirement plan assets by asset category, as of December 31, 2009:

	Fair Value Measurements at December 31, 2009
	(millions of dollars)
Asset Category	Total	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Pension Plan Assets:
Equity
Domestic(a)	$627	$340	$287	$—
International(b)	198	197	1	—
Fixed Income(c)	553	84	457	12
Other
Private Equity	55	—	—	55
Real Estate	40	—	—	40
Cash and Cash Equivalents(d)	27	27	—	—

Pension Plan Assets Subtotal	1,500	648	745	107

Other Postretirement Plan Assets:
Equity(e)	145	125	20	—
Fixed Income(f)	85	85	—	—
Cash Equivalents	12	12	—	—

Postretirement Plan Assets Subtotal	242	222	20	—

Total Pension and Other Postretirement Plan Assets	$1,742	$870	$765	$107

(a)	Includes predominantly domestic common and preferred stock, warrants and commingled funds.

(b)	Includes predominantly foreign common and preferred stock.

(c)	Predominantly includes corporate bonds, government bonds, municipal/provincial bonds, collateralized mortgage obligations, asset backed securities, commingled funds and guaranteed investment contracts.

(d)	Cash and cash equivalents includes $21 million held in equity accounts and $2 million held in fixed income accounts.

(e)	Includes domestic and international commingled funds.

(f)	Includes fixed income commingled funds.

There were no significant concentrations of risk in pension and other postretirement plan assets at December 31, 2009.

Valuation Techniques Used to Determine Fair Value

Equity

Equity securities were primarily comprised of securities issued by public companies in domestic and foreign markets plus investments in commingled funds, all of which are valued on a daily basis. PHI can exchange shares of the publicly traded securities and their fair values are primarily sourced from their closing prices on stock exchanges where there is active trading, therefore they would be classified as Level 1 in the fair value measurement hierarchy. If there is less active trading, then the publicly traded securities would typically be priced using observable data, such as bid ask prices, and these measurements would be classified as Level 2 in the fair value measurement hierarchy.

The fair values of PHI’s interests in commingled funds are based on the Net Asset Value (NAV). These funds have ongoing subscription and redemption activities. Commingled funds with publicly quoted NAV and active trading are classified as Level 1 investments. Commingled funds with less active trading are classified as Level 2 in the fair value measurement hierarchy because the NAV of these funds is based on the quoted prices of underlying securities.

Fixed Income

Fixed income investments are primarily fixed income securities and fixed income commingled funds. The prices for direct investments in fixed income securities are generated on a daily basis. Like the equity securities, fair values generated from active trading on exchanges are classified as Level 1 in the fair value measurement hierarchy. Prices generated from less active trading with wider bid ask prices are classified as Level 2 in the fair value measurement hierarchy. If prices are based on uncorroborated and unobservable inputs, then the investments are classified as Level 3.

The fair values of PHI’s interests in commingled funds are based on the NAV. These funds have ongoing subscription and redemption activities. Commingled funds with publicly quoted NAV and active trading are classified as Level 1 investments. Commingled funds with less active trading are classified as Level 2 in the fair value measurement hierarchy because the NAV of these funds is based on the quoted prices of underlying securities.

Other—Private Equity and Real Estate

Investments in private equity and real estate funds primarily invest in privately held real estate investment properties, trusts, and partnerships as well as equity and debt issued by public or private companies. PHI’s interest in the fund or partnership is valued at the net asset value. PHI’s interest in these funds cannot be readily redeemed due to the inherent lack of liquidity and the primarily long-term nature of the underlying assets. Distribution is made through the liquidation of the underlying assets. PHI views these investments as part of a long-term investment strategy. These investments are valued by each investment manager based on the underlying assets. The majority of the underlying assets are valued using significant unobservable inputs and often require significant management judgment or estimation based on best available information. Market data includes observations of the trading multiples of public companies considered comparable to the private companies being valued. The funds utilize valuation techniques consistent with the market, income, and cost approach to measure fair value. As a result, PHI classifies the measurement of these investments as Level 3 in the fair value measurement hierarchy.

The investments in private equity and real estate funds require capital commitments, which may be called over a specific number of years. Unfunded capital commitments as of December 31, 2009 totaled $26 million.

A reconciliation of the beginning and ending balance of PHI’s fair value measurements using significant unobservable inputs (Level 3) for investments in the pension plan is shown below:

	Fair Value Measurement Using Significant Unobservable Inputs (Level 3)
	(millions of dollars)
	Fixed Income	Private Equity	Real Estate	Total Level 3
Beginning balance as of January 1, 2009	$20	$32	$69	$121
Transfer in (out) of Level 3	(8)	—	—	(8)
Purchases, sales, and other	—	5	6	11
Unrealized gain/loss	—	18	(29)	(11)
Realized gain/loss	—	—	(6)	(6)

Ending balance as of December 31, 2009	$12	$55	$40	$107

Cash Flows

Contributions—PHI Retirement Plan

PHI’s funding policy with regard to the PHI Retirement Plan is to maintain a funding level that is at least equal to the funding target level under the Pension Protection Act of 2006. During 2009, discretionary tax-deductible contributions totaling $300 million were made to the PHI Retirement Plan, which brought plan assets to at least the funding target level for 2009 under the Pension Protection Act. Of this amount, $240 million consisted of tax-deductible contributions made by Pepco, ACE and DPL in the amounts of $170 million, $60 million and $10 million, respectively. The remaining $60 million consisted of tax-deductible contributions made by the PHI Service Company. No contributions were made in 2008.

Although PHI projects there will be no quarterly minimum funding requirements under the Pension Protection Act guidelines in 2010, PHI currently plans to make a discretionary tax-deductible contribution of approximately $100 million to bring its plan assets to at least the funding target level for 2010 under the Pension Protection Act.

Contributions—Other Postretirement Benefits

In 2009 and 2008, Pepco contributed $8 million and $9 million, respectively, DPL contributed $10 million and $9 million, respectively, and ACE contributed $6 million and $7 million, respectively, to the other postretirement benefit plan. In 2009 and 2008, contributions of $16 million and $14 million, respectively, were made by other PHI subsidiaries. Assuming no changes to the other postretirement benefit pension plan assumptions, PHI expects similar amounts to be contributed in 2010.

Expected Benefit Payments

Estimated future benefit payments to participants in PHI’s pension and other postretirement welfare benefit plans, which reflect expected future service as appropriate, are as follows (millions of dollars):

Years	Pension Benefits	Other Postretirement Benefits
		Net of Medicare Part D Subsidy	Without Medicare Part D Subsidy
2010	$116	$44	$46
2011	119	46	48
2012	124	48	50
2013	123	49	52
2014	125	51	53
2015 through 2019	652	264	277

Medicare Prescription Drug Improvement and Modernization Act of 2003

On December 8, 2003, the Medicare Prescription Drug Improvement and Modernization Act of 2003 (the Medicare Act) became effective. The Medicare Act introduced a prescription drug benefit under Medicare (Medicare Part D), as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Pepco Holdings sponsors postretirement health care plans that provide prescription drug benefits that PHI plan actuaries have determined are actuarially equivalent to Medicare Part D. At December 31, 2009, the estimated reduction in accumulated postretirement benefit obligation is $27 million. In 2009 and 2008, Pepco Holdings received $3 million and $2 million, respectively, in federal Medicare prescription drug subsidies.

Pepco Holdings Retirement Savings Plan

Pepco Holdings has a defined contribution retirement savings plan. Participation in the plan is voluntary. All participants are 100% vested and have a nonforfeitable interest in their own contributions and in the Pepco Holdings company matching contributions, including any earnings or losses thereon. Pepco Holdings’ matching contributions were $12 million, $12 million, and $11 million for the years ended December 31, 2009, 2008, and 2007, respectively.

(11)	DEBT

Long-Term Debt

The components of long-term debt are shown below.

		At December 31,
Interest Rate	Maturity	2009	2008
		(millions of dollars)
First Mortgage Bonds
Pepco:
5.75%(a)	2010	$16	$16
4.95%(a)(b)	2013	200	200
4.65%(a)(b)	2014	175	175
6.20%(a)(b)	2022	110	—
5.375%(a)	2024	38	38
5.75%(a)(b)	2034	100	100
5.40%(a)(b)	2035	175	175
6.50%(a)(b)	2037	500	500
7.90%	2038	250	250
ACE:
7.25% - 7.63%	2010 - 2014	8	8
6.63%	2013	69	69
7.68%	2015 - 2016	17	17
7.75%	2018	250	250
6.80%(a)	2021	39	39
5.60%(a)	2025	4	4
5.80%(a)(b)	2034	120	120
5.80%(a)(b)	2036	105	105
DPL:
6.40%	2013	250	250
5.22%(a)	2016	100	—
5.20%(a)	2019	31	—
4.90%(a)(e)	2026	35	—

Total First Mortgage Bonds		$2,592	$2,316

Unsecured Tax-Exempt Bonds
DPL:
5.20%(c)	2019	$—	$31
5.50%(d)	2025	15	15
4.90%(c)(e)	2026	—	35
5.65%(d)	2028	16	16

Total Unsecured Tax-Exempt Bonds		$31	$97

(a)	Represents a series of First Mortgage Bonds issued by the indicated company (Collateral First Mortgage Bonds) as collateral for an outstanding series of senior notes issued by the company or tax-exempt bonds issued for the benefit of the company. The maturity date, optional and mandatory prepayment provisions, if any, interest rate, and interest payment dates on each series of senior notes or the obligations in respect of the tax-exempt bonds are identical to the terms of the corresponding series of Collateral First Mortgage Bonds. Payments of principal and interest on a series of senior notes or the company’s obligations in respect of the tax-exempt bonds satisfy the corresponding payment obligations on the related series of Collateral First Mortgage Bonds. Because each series of senior notes and tax-exempt bonds and the corresponding series of Collateral First Mortgage Bonds securing that series of senior notes or tax-exempt bonds effectively represents a single financial obligation, the senior notes and the tax-exempt bonds are not separately shown on the table.

(b)	Represents a series of Collateral First Mortgage Bonds issued by the indicated company that will, at such time as there are no First Mortgage Bonds of the issuing company outstanding (other than Collateral First Mortgage Bonds securing payment of senior notes), cease to secure the corresponding series of senior notes and will be cancelled.

(c)	In September 2009, DPL issued Collateral First Mortgage Bonds to secure its reimbursement obligations under a bond insurance policy insuring the principal and interest payments on this series of tax-exempt bonds previously issued for the benefit of DPL. Because this series of tax-exempt bonds and the related series of Collateral First Mortgage Bonds effectively represents a single financial obligation, the tax-exempt bonds are no longer shown as outstanding on the table and instead the debt obligation is represented by the related series of Collateral First Mortgage Bonds.

(d)	The bonds are subject to mandatory tender on July 1, 2010.

(e)	The bonds are subject to mandatory tender on May 1, 2011.

NOTE: Schedule is continued on next page.

Interest Rate		At December 31,
	Maturity	2009	2008
		(millions of dollars)
Medium-Term Notes (unsecured)
Pepco:
6.25%	2009	$—	$50
DPL:
7.56% - 7.58%	2017	14	14
6.81%	2018	4	4
7.61%	2019	12	12
7.72%	2027	10	10

Total Medium-Term Notes (unsecured)		$40	$90

Recourse Debt
PCI:
6.59% - 6.69%	2014	$11	$11

Notes (secured)
Pepco Energy Services:
7.36% - 7.85%	2017	$9	$10

Notes (unsecured)
PHI:
Variable	2010	$250	$250
4.00%	2010	200	200
6.45%	2012	750	750
5.90%	2016	200	200
6.125%	2017	250	250
6.00%	2019	200	200
7.45%	2032	250	250
DPL:
5.00%	2014	100	100
5.00%	2015	100	100
5.22%(f)	2016	—	100

Total Notes (unsecured)		$2,300	$2,400

Total Long-Term Debt		$4,983	$4,924
Net unamortized discount		(14)	(15)
Current portion of long-term debt		(499)	(50)

Total Net Long-Term Debt		$4,470	$4,859

Transition Bonds Issued by ACE Funding
2.89%	2011	$—	$5
4.21%	2013	34	57
4.46%	2016	49	52
4.91%	2017	118	118
5.05%	2020	54	54
5.55%	2023	147	147

Total		$402	$433
Net unamortized discount		—	—
Current portion of long-term debt		(34)	(32)

Total Net Long-Term Transition Bonds issued by ACE Funding		$368	$401

(f)	In September 2009, DPL issued Collateral First Mortgage Bonds to secure its reimbursement obligations under a bond insurance policy insuring the principal and interest payments on this series of notes previously issued by DPL. Because this series of notes and the related series of Collateral First Mortgage Bonds effectively represent a single financial obligation, the notes are no longer shown as outstanding on the table and instead the debt obligation is represented by the related series of Collateral First Mortgage Bonds.

The outstanding First Mortgage Bonds issued by each of Pepco, DPL and ACE are subject to a lien on substantially all of the issuing company’s property, plant and equipment.

ACE Funding was established in 2001 solely for the purpose of securitizing authorized portions of ACE’s recoverable stranded costs through the issuance and sale of Transition Bonds. The proceeds of the sale of each series of Transition Bonds have been transferred to ACE in exchange for the transfer by ACE to ACE Funding of the right to collect a non-bypassable transition bond charge from ACE customers pursuant to bondable stranded costs rate orders issued by the NJBPU in an amount sufficient to fund the principal and interest payments on the Transition Bonds and related taxes, expenses and fees (Bondable Transition Property). The assets of ACE Funding, including the Bondable Transition Property, and the Transition Bond charges collected from ACE’s customers, are not available to creditors of ACE. The holders of Transition Bonds have recourse only to the assets of ACE Funding.

The aggregate amounts of maturities for long-term debt and Transition Bonds outstanding at December 31, 2009, are $533 million in 2010, $70 million in 2011, $787 million in 2012, $558 million in 2013, $334 million in 2014, and $3,103 million thereafter.

PHI’s long-term debt is subject to certain covenants. PHI and its subsidiaries are in compliance with all requirements.

Long-Term Project Funding

As of December 31, 2009 and 2008, Pepco Energy Services had outstanding total long-term project funding (including current maturities) of $20 million and $21 million, respectively, related to energy savings contracts performed by Pepco Energy Services. The aggregate amounts of maturities for the project funding debt outstanding at December 31, 2009, are $3 million for 2010, $2 million for each year 2011 through 2014, and $9 million thereafter.

Short-Term Debt

Pepco Holdings and its regulated utility subsidiaries have traditionally used a number of sources to fulfill short-term funding needs, such as commercial paper, short-term notes, and bank lines of credit. Proceeds from short-term borrowings are used primarily to meet working capital needs, but may also be used to temporarily fund long-term capital requirements. A detail of the components of Pepco Holdings’ short-term debt at December 31, 2009 and 2008 is as follows:

	2009	2008
	(millions of dollars)
Commercial Paper	$384	$—
Variable Rate Demand Bonds	146	118
Bonds held under Standby Bond Purchase Agreement	—	22
Bank Loans	—	175
Credit Facility Loans	—	150

Total	$530	$465

Commercial Paper

Pepco Holdings maintains an ongoing commercial paper program of up to $875 million. Pepco, DPL, and ACE have ongoing commercial paper programs of up to $500 million, $500 million, and $250 million, respectively. The commercial paper programs of each of PHI, Pepco, DPL and ACE are backed by that company’s borrowing capacity under the $1.9 billion in credit facilities, which are described under the heading “Credit Facilities” below.

Pepco Holdings and ACE had $324 million and $60 million, respectively, of commercial paper outstanding at December 31, 2009. Pepco did not issue any commercial paper during 2009, and DPL had no commercial paper outstanding at December 31, 2009. The weighted average interest rate for Pepco Holdings, DPL and ACE commercial paper issued during 2009 was 1.35%, 0.56% and 0.63%, respectively. The weighted average maturity for Pepco Holdings, DPL and ACE was 11, 5, and 8 days, respectively, for all commercial paper issued during 2009.

Variable Rate Demand Bonds

Variable Rate Demand Bonds (VRDB) are subject to repayment on the demand of the holders and, for this reason, are accounted for as short-term debt in accordance with GAAP. However, bonds submitted for purchase are remarketed by a remarketing agent on a best efforts basis. PHI expects that the bonds submitted for purchase will be remarketed successfully due to the credit worthiness of the issuing company and because the remarketing resets the interest rate to the then-current market rate. The issuing company also may utilize one of the fixed rate fixed term conversion options of the bonds to establish a maturity which corresponds to the date of final maturity of the bonds. On this basis, PHI views VRDBs as a source of long-term financing. The VRDBs outstanding at December 31, 2009 mature as follows: 2014 to 2017 ($49 million), 2024 ($33 million) and 2028 to 2031 ($64 million). The weighted average interest rate for VRDB was 1.44% during 2009 and 3.10% during 2008. Of the $146 million in VRDB, $72 million are secured by Collateral First Mortgage Bonds issued by DPL, the issuer of the VRDB.

In June 2009, ACE completed the remarketing of $23 million in VRDBs that are supported by letters of credit issued by The Bank of New York Mellon. The letter of credit will expire on June 23, 2010, unless extended. The expiration, cancellation, or termination of a letter of credit prior to the maturity of the related VRDBs will require ACE to repurchase the VRDBs.

Credit Facilities

PHI, Pepco, DPL and ACE maintain an unsecured credit facility to provide for their respective short-term liquidity needs. The aggregate borrowing limit under this credit facility is $1.5 billion, all or any portion of which may be used to obtain loans or to issue letters of credit. PHI’s credit limit under the facility is $875 million. The credit limit of each of Pepco, DPL and ACE is the lesser of $500 million and the maximum amount of debt the company is permitted to have outstanding by its regulatory authorities, except that the aggregate amount of credit used by Pepco, DPL and ACE at any given time collectively may not exceed $625 million. The interest rate payable by each company on utilized funds is, at the borrowing company’s election, (i) the greater of the prevailing prime rate and the federal funds effective rate plus 0.5% or (ii) the prevailing Eurodollar rate, plus a margin that varies according to the credit rating of the borrower. The facility also includes a “swingline loan sub-facility” pursuant to which each company may make same day borrowings in an aggregate amount not to exceed $150 million. Any swingline loan must be repaid by the borrower within seven days of receipt thereof.

The facility commitment expiration date is May 5, 2012, with each company having the right to elect to have 100% of the principal balance of the loans outstanding on the expiration date continued as non-revolving term loans for a period of one year from such expiration date.

The facility is intended to serve primarily as a source of liquidity to support the commercial paper programs of the respective companies. The companies also are permitted to use the facility to borrow funds for general corporate purposes and issue letters of credit. In order for a borrower to use the facility, certain representations and warranties must be true and correct, and the borrower must be in compliance with specified covenants, including (i) the requirement that each borrowing company maintain a ratio of total indebtedness to total capitalization of 65% or less, computed in accordance with the terms of the credit agreement, which excludes from the definition of total indebtedness certain trust preferred securities and deferrable interest subordinated debt (not to exceed 15% of total capitalization), (ii) a restriction on sales or other dispositions of assets, other than certain sales and dispositions, and (iii) a restriction on the incurrence of liens on the assets of a borrower or any of its significant subsidiaries other than permitted liens.

The absence of a material adverse change in the borrower’s business, property, and results of operations or financial condition is not a condition to the availability of credit under the facility. The facility does not include any rating triggers.

In November 2008, PHI entered into a second unsecured credit facility in the amount of $400 million with a syndicate of nine lenders, which was amended and restated in October 2009, to extend the facility termination date to October 15, 2010. Under this facility, PHI may obtain revolving loans and swingline loans over the term of the facility. The facility does not provide for the issuance of letters of credit. The interest rate payable on funds borrowed under the facility is, at PHI’s election, based on either (a) the prevailing Eurodollar rate or (b) the highest of (i) the prevailing prime rate, (ii) the federal funds effective rate plus 0.5% or (iii) the one-month Eurodollar rate plus 1.0%, plus a margin that varies according to the credit rating of PHI. Under the swingline loan sub-facility, PHI may obtain loans for up to seven days in an aggregate principal amount which does not exceed 10% of the aggregate borrowing limit under the facility. In order to obtain loans under the facility, PHI must be in compliance with the same covenants and conditions that it is required to satisfy for utilization of the $1.5 billion credit facility. The absence of a material adverse change in PHI’s business, property, and results of operations or financial condition is not a condition to the availability of credit under the facility. The facility does not include any ratings triggers.

The $1.5 billion credit facility and the $400 million credit facility are referred to herein collectively as PHI’s “primary credit facilities.” As of December 31, 2009, each borrower was in compliance with the covenants of each of the primary credit facilities.

In May 2009, PHI entered into a $50 million, 18-month bi-lateral credit agreement, which can only be used for the purpose of obtaining letters of credit. As of December 31, 2009, $29 million in letters of credit were outstanding under this agreement.

Collateral Requirements of the Competitive Energy Business

In conducting its retail energy supply business, Pepco Energy Services, during periods of declining energy prices, is exposed to the asymmetrical risk of having to post collateral under its wholesale purchase contracts without receiving a corresponding amount of collateral from its retail customers. To partially address these asymmetrical collateral obligations, Pepco Energy Services, in the first quarter of 2009, entered into a credit intermediation arrangement with Morgan Stanley Capital Group, Inc. (MSCG). Under this arrangement, MSCG, in consideration for the payment to MSCG of certain fees: (i) has assumed by novation certain electricity purchase obligations of Pepco Energy Services in years 2009 through 2011 under several wholesale purchase contracts, and (ii) has agreed to supply electricity to Pepco Energy Services on the same terms as the novated transactions, but without imposing on Pepco Energy Services any obligation to post collateral based on changes in electricity prices. As of December 31, 2009, approximately 17% of Pepco Energy Services’ wholesale electricity purchase obligations (measured in megawatt hours) were covered by this credit intermediation arrangement with MSCG. The fees in the amount of $25 million incurred by Pepco Energy Services in connection with the entry into this agreement are being amortized into expense in declining amounts over the life of the arrangement based on the fair value of the underlying contracts at the time of novation. For the year ended December 31, 2009, approximately $16 million of the fees have been amortized and reflected in interest expense.

In addition to Pepco Energy Services’ retail energy supply business, Conectiv Energy and Pepco Energy Services, in the ordinary course of business, enter into various other contracts to buy and sell electricity, fuels and related products, including derivative instruments, designed to reduce their financial exposure to changes in the value of their assets and obligations due to energy price fluctuations. These contracts also typically have collateral requirements.

Depending on the contract terms, the collateral required to be posted by Pepco Energy Services and Conectiv Energy can be of varying forms, including cash and letters of credit. As of December 31, 2009, Pepco Energy Services and Conectiv Energy had posted net cash collateral of $123 million and $240 million, respectively, and letters of credit of $157 million and $22 million, respectively. At December 31, 2008, Pepco Energy Services and Conectiv Energy had posted net cash collateral of $125 million and $206 million, respectively, and letters of credit of $474 million and $84 million, respectively.

At December 31, 2009 and 2008, the amount of cash, plus borrowing capacity under the primary credit facilities available to meet the future liquidity needs of the Competitive Energy business totaled $820 million and $684 million, respectively.

(12)	INCOME TAXES

PHI and the majority of its subsidiaries file a consolidated federal income tax return. Federal income taxes are allocated among PHI and the subsidiaries included in its consolidated group pursuant to a written tax sharing agreement that was approved by the SEC in connection with the establishment of PHI as a holding company. Under this tax sharing agreement, PHI’s consolidated federal income tax liability is allocated based upon PHI’s and its subsidiaries’ separate taxable income or loss.

The provision for consolidated income taxes, reconciliation of consolidated income tax rate, and components of consolidated deferred tax liabilities (assets) are shown below.

Provision for Consolidated Income Taxes

	For the Year Ended December 31,
	2009	2008	2007
	(millions of dollars)
Current Tax (Benefit) Expense
Federal	$(106)	$(103)	$103
State and local	(27)	(54)	5

Total Current Tax (Benefit) Expense	(133)	(157)	108

Deferred Tax Expense (Benefit)
Federal	211	234	82
State and local	36	95	1
Investment tax credits	(4)	(4)	(3)

Total Deferred Tax Expense	243	325	80

Total Consolidated Income Tax Expense	$110	$168	$188

Reconciliation of Consolidated Income Tax Rate

	For the Year Ended December 31,
	2009	2008	2007
Federal statutory rate	35.0%	35.0%	35.0%
Increases (decreases) resulting from
Depreciation	2.0	1.3	1.8
State income taxes, net of federal effect	5.6	7.0	4.3
State tax benefits related to prior years’ asset dispositions	(3.8)	(0.6)	(3.7)
Cross-border energy lease investments	(1.6)	(0.1)	(1.4)
Change in estimates and interest related to uncertain and effectively settled tax positions	(0.5)	(3.2)	0.9
Other, net	(4.8)	(3.5)	(0.9)

Consolidated Effective Income Tax Rate	31.9%	35.9%	36.0%

During 2009, PHI received a refund of $6 million (after-tax) of state income taxes and established a state tax benefit carryforward of $7 million (after-tax), each related to a change in tax reporting for certain asset dispositions occurring in prior years.

During 2009, the IRS issued a Revenue Agent’s Report (RAR) for the audit of PHI’s consolidated federal income tax returns for the calendar years 2003 to 2005. The IRS has proposed adjustments to PHI’s tax returns, including adjustments to PHI’s deductions related to cross-border energy lease investments, the capitalization of overhead costs for tax purposes and the deductibility of certain casualty losses. PHI has appealed certain of the proposed adjustments and believes it has adequately reserved for the adjustments proposed in the RAR. See Note (17), “Commitments and Contingencies—PHI’s Cross-Border Energy Lease Investments,” for additional information.

During 2009, PHI also received a refund of taxes paid in prior years of approximately $138 million, a substantial portion of which is associated with PHI’s utility subsidiaries. The refund results from the carry back of a 2008 net operating loss for tax reporting purposes that reflected, among other things, significant tax deductions related to accelerated depreciation, the pension plan contributions made in 2009 (which were deductible for 2008) and the cumulative effect of adopting a new method of tax reporting for certain repairs.

During 2008, Pepco Holdings completed an analysis of its current and deferred income tax accounts and, as a result, recorded an $8 million net credit to income tax expense in 2008, which is primarily included in “Other, net” in the reconciliation provided above. In conjunction with the analysis, Pepco Holdings also identified a $1 million adjustment of its current and deferred income tax accounts that related to pre-acquisition tax contingencies associated with the Conectiv acquisition in 2002, which was recorded as an increase in goodwill. Also identified as part of the analysis were new uncertain tax positions under ASC 740 (primarily representing overpayments of income taxes in previously filed tax returns) that resulted in the recording of after-tax net interest income of $4 million, which is included as a reduction of income tax expense.

In addition, during 2008, Pepco Holdings recorded after-tax net interest income of $18 million under ASC 740 primarily related to the reversal of previously accrued interest payable resulting from tentative and final settlements, respectively, on the mixed service cost and like-kind exchange issues with the IRS, and a claim made with the IRS related to the tax reporting for fuel over- and under-recoveries. This amount was offset by $7 million in after-tax interest expense related to the change in assumptions regarding the estimated timing of the tax benefits on cross-border energy lease investments.

Reconciliation of Beginning and Ending Balances of Unrecognized Tax Benefits

	2009	2008	2007
	(millions of dollars)
Beginning balance as of January 1,	$255	$275	$187
Tax positions related to current year:
Additions	(1)	2	37
Reductions	(2)	—	(1)
Tax positions related to prior years:
Additions	77	196	112
Reductions	(83)	(209)	(13)
Settlements	—	(9)	(47)

Ending balance as of December 31,	$246	$255	$275

Unrecognized Benefits That, If Recognized, Would Affect the Effective Tax Rate

Unrecognized tax benefits represent those tax benefits related to tax positions that have been taken or are expected to be taken in tax returns that are not recognized in the financial statements because management has either measured the tax benefit at an amount less than the benefit claimed or expected to be claimed, or has concluded that it is not more likely than not that the tax position will be ultimately sustained. For the majority of these tax positions, the ultimate deductibility is highly certain, but there is uncertainty about the timing of such deductibility. Unrecognized tax benefits at December 31, 2009 included $18 million that, if recognized, would lower the effective tax rate.

Interest and Penalties

PHI recognizes interest and penalties relating to its uncertain tax positions as an element of income tax expense. For the years ended December 31, 2009, 2008 and 2007, PHI recognized $5 million of interest income pre-tax ($3 million after-tax), $25 million of interest income pre-tax ($15 million after-tax), and $4 million of interest expense pre-tax ($2 million after-tax), respectively, as a component of income tax expense. As of December 31, 2009, 2008 and 2007, PHI had $13 million, $16 million and $31 million, respectively, of accrued interest payable related to effectively settled and uncertain tax positions.

Possible Changes to Unrecognized Tax Benefits

It is reasonably possible that the amount of the unrecognized tax benefit with respect to some of PHI’s uncertain tax positions will significantly increase or decrease within the next 12 months. The possible settlement of the cross-border energy lease investments issue, the final resolution of the mixed service cost issue, or other federal or state audits could impact the balances significantly. At this time, other than the mixed service cost issue, an estimate of the range of reasonably possible outcomes cannot be determined. The unrecognized benefit related to the mixed service cost issue could decrease by $55 million within the next 12 months upon the final resolution of the tentative settlement with the IRS. See Note (17), “Commitments and Contingencies,” for additional information.

Tax Years Open to Examination

PHI’s federal income tax liabilities for Pepco legacy companies for all years through 2000, and for Conectiv legacy companies for all years through 1999, have been determined by the IRS, subject to adjustment to the extent of any net operating loss or other loss or credit carrybacks from subsequent years. The open tax years for the significant states where PHI files state income tax returns (District of Columbia, Maryland, Delaware, New Jersey, Pennsylvania and Virginia) are the same as for the federal returns.

Components of Consolidated Deferred Tax Liabilities (Assets)

	At December 31,
	2009	2008
	(millions of dollars)
Deferred Tax Liabilities (Assets)
Depreciation and other basis differences related to plant and equipment	$1,813	$1,545
Goodwill and fair value adjustments	(100)	(104)
Deferred electric service and electric restructuring liabilities	173	189
Finance and operating leases	748	679
Federal and state net operating losses	(148)	(43)
Valuation allowance on state net operating losses	36	35
Pension and other postretirement benefits	133	141
Deferred taxes on amounts to be collected through future rates	42	42
Other	(229)	(245)

Total Deferred Tax Liabilities, Net	2,468	2,239
Deferred tax assets included in Current Assets	126	31
Deferred tax liabilities included in Other Current Liabilities	6	(1)

Total Consolidated Deferred Tax Liabilities, Net Non-Current	$2,600	$2,269

The net deferred tax liability represents the tax effect, at presently enacted tax rates, of temporary differences between the financial statement basis and tax basis of assets and liabilities. The portion of the net deferred tax liability applicable to PHI’s operations, which has not been reflected in current service rates, represents income taxes recoverable through future rates, net, and is recorded as a regulatory asset on the balance sheet.

The Tax Reform Act of 1986 repealed the investment tax credit (ITC) for property placed in service after December 31, 1985, except for certain transition property. ITC previously earned on Pepco’s, DPL’s and ACE’s property continues to be amortized to income over the useful lives of the related property.

Resolution of Certain Internal Revenue Service Audit Matters

In 2006, PHI resolved certain, but not all, tax matters that were raised in IRS audits related to the 2001 and 2002 tax years. Adjustments recorded related to these resolved tax matters resulted in a $6 million increase in net income ($3 million for Power Delivery and $5 million for Other Non-Regulated, partially offset by an unfavorable $2 million impact in Corporate and Other). To the extent that the matters resolved related to tax contingencies from the Conectiv legacy companies that existed at the August 2002 merger date, in accordance with accounting rules, an additional adjustment of $9 million ($3 million related to Power Delivery and $6 million related to Other Non-Regulated) was recorded in Corporate and Other to eliminate the tax benefits recorded by Power Delivery and Other Non-Regulated against the goodwill balance that resulted from the merger. Also during 2006, the total favorable impact of $3 million was recorded that resulted from changes in estimates related to prior year tax liabilities subject to audit ($4 million for Power Delivery, partially offset by an unfavorable $1 million for Corporate and Other).

Taxes Other Than Income Taxes

Taxes other than income taxes for each year are shown below. The total amounts below include $358 million, $347 million and $348 million, for the years ended December 31, 2009, 2008 and 2007, respectively, related to the Power Delivery business, which are recoverable through rates.

	2009	2008	2007
	(millions of dollars)
Gross Receipts/Delivery	$142	$146	$146
Property	71	67	64
County Fuel and Energy	94	90	88
Environmental, Use and Other	65	56	59

Total	$372	$359	$357

(13)	NONCONTROLLING INTEREST

The outstanding preferred stock issued by subsidiaries of PHI as of December 31, 2009 and 2008 consisted of the following series of serial preferred stock issued by ACE. The shares of each of the series are redeemable solely at the option of the issuer.

	Redemption Price	Shares Outstanding		December 31,
		2009	2008	2009	2008
				(millions of dollars)
4.0% Series of 1944, $100 per share par value	$105.50	24,268	24,268	$2	$2
4.35% Series of 1949, $100 per share par value	$101.00	2,942	2,942	—	—
4.35% Series of 1953, $100 per share par value	$101.00	1,680	1,680	—	—
4.10% Series of 1954, $100 per share par value	$101.00	20,504	20,504	2	2
4.75% Series of 1958, $100 per share par value	$101.00	8,631	8,631	1	1
5.0% Series of 1960, $100 per share par value	$100.00	4,120	4,120	1	1

Total Preferred Stock of Subsidiaries		62,145	62,145	$6	$6

(14)	STOCK-BASED COMPENSATION, DIVIDEND RESTRICTIONS, AND CALCULATIONS OF EARNINGS PER SHARE OF COMMON STOCK

Stock-Based Compensation

PHI maintains a Long-Term Incentive Plan (LTIP), the objective of which is to increase shareholder value by providing a long-term incentive to reward officers, key employees, and directors of Pepco Holdings and its subsidiaries and to increase the ownership of Pepco Holdings’ common stock by such individuals. Any officer or key employee of Pepco Holdings or its subsidiaries may be designated by the PHI board of directors as a participant in the LTIP. Under the LTIP, awards to officers and key employees may be in the form of restricted stock, stock options, performance units, stock appreciation rights, and dividend equivalents. At inception, 10 million shares of common stock were authorized for issuance under the LTIP.

Total stock-based compensation expense recorded in the Consolidated Statements of Income for the years ended December 31, 2009, 2008, and 2007 was as follows:

	2009	2008	2007
	(millions of dollars)
Stock options	$—	$—	$—
Restricted stock awards	5	16	4

Total stock compensation expense	$5	$16	$4

During 2008, PHI identified an error in the accounting for certain of its restricted stock awards granted under the LTIP that resulted in an understatement of stock-based compensation expense in 2006 and 2007. This error was corrected in 2008, resulting in an increase in stock-based compensation expense for the year ended December 31, 2008 of $9 million.

No material amount of stock compensation expense was capitalized for the years ended December 31, 2009, 2008 and 2007.

Restricted Stock Awards

Description of awards

A number of programs have been established under the LTIP involving the issuance of Restricted Stock Awards, including awards of performance-based restricted stock units, time-based restricted stock, retention stock and the Conectiv performance accelerated restricted stock (PARS). A summary of each of these programs is as follows:

•

Under the performance-based restricted stock program, performance criteria are selected and measured over a three-year period. Depending on the extent to which the performance criteria are satisfied, the participants are eligible to earn shares of common stock and dividends accrued thereon over the vesting period, ranging from 0% to 200% of the target stock unit award opportunities, inclusive of dividends accrued.

•	Time-based restricted stock award opportunities have a requisite service period of three years and participants have the right to receive dividends on the shares.

•

In connection with the acquisition of Conectiv by Pepco in 2002, Conectiv PARS were converted to shares of Pepco Holdings restricted stock. These shares typically vested over 5 to 7 years. In January 2009, all 6,669 remaining shares outstanding fully vested.

•

In September 2007, retention awards in the form of 9,015 shares of restricted stock were granted to certain PHI executives, with vesting periods of two or three years. In September 2009, 5,409 of these shares vested.

Activity for the year

The 2009 activity for non-vested restricted stock and performance-based restricted stock unit awards is summarized below:

	Number of Shares	Total Number of Shares	Weighted Average Grant Date Fair Value
Balance at January 1, 2009
Time-based restricted stock	270,397		$24.78
Performance-based restricted stock units	560,232		24.89
Other(a)	15,684		23.70

Total		846,313
Granted during 2009
Time-based restricted stock	158,112		17.18
Performance-based restricted stock units	333,044		17.51

Total		491,156
Vested during 2009
Time-based restricted stock	(149,277)		24.09
Performance-based restricted stock units	(163,069)		23.28
Other(a)	(12,078)		22.50

Total		(324,424)
Forfeited during 2009
Time-based restricted stock	(46,174)		21.49
Performance-based restricted stock units	(230,314)		21.17

Total		(276,488)
Balance at December 31, 2009
Time-based restricted stock	233,058		20.72
Performance-based restricted stock units	499,893		22.21
Other(a)	3,606		$27.73

Total		736,557

(a)	Includes share activity under the Conectiv PARS and retention awards.

Grants included in the table above reflect 2009 grants of performance-based restricted stock units and time-based restricted stock. PHI recognizes compensation expense related to performance-based restricted stock awards and time-based restricted stock awards based on the fair value of the awards at date of grant. The fair value is based on the market value of PHI common stock at the date the award opportunity is granted. The following table provides the weighted average grant date fair value of those awards for each of the three years ended December 31, 2009:

	2009	2008	2007
Weighted average grant-date fair value of each performance-based restricted stock unit granted during the year	$17.51	$25.36	$25.65

Weighted average grant-date fair value of each award of time-based restricted stock granted during the year	$17.18	$25.36	$25.65

As of December 31, 2009, there was approximately $5 million of unrecognized compensation cost (net of estimated forfeitures) related to non-vested stock and stock units granted under the LTIP. That cost is expected to be recognized over a weighted-average period of approximately two years.

Stock options

Non-qualified stock options to purchase shares of PHI’s common stock are granted under the LTIP. The exercise price of the stock options is equal to the fair market value of the underlying stock on the date of the option grant. Stock options granted under the LTIP generally become exercisable upon a specified vesting date. All stock options have an expiration date of ten years from the date of grant. No options have been granted since May 1, 2002.

Non-employee directors are entitled, under the terms of the LTIP, to a grant on May 1 of each year of a nonqualified stock option for 1,000 shares of common stock. However, the Board of Directors has determined that these grants will not be made.

Stock option activity for the year ended December 31, 2009 is summarized below:

	Number of Options	Weighted Average Exercise Price		Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2009	374,904	$22.26		2.47
Options granted	—	—		—
Options exercised	—	—		—
Options forfeited or expired	28,400	24.43		—
Outstanding at December 31, 2009	346,504	22.09		1.51	—
Exercisable at December 31, 2009	346,504	22.09	(a)	1.51	—

(a)	Range of exercise prices is $13.08 to $29.78

The following table summarizes additional information regarding stock options for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
	(millions of dollars)
Total intrinsic value for stock options exercised	$—	$—	$4
Tax benefits recognized in relation to stock-based compensation costs of stock options	$—	$—	$1

Directors’ Deferred Compensation

Under the Pepco Holdings’ Executive and Director Deferred Compensation Plan, Pepco Holdings directors may elect to defer all or part of their retainer or meeting fees that constitute normal compensation. Deferred retainer or meeting fees can be invested in phantom Pepco Holdings shares and receive accruals equal to the dividends paid on the corresponding number of shares of Pepco Holdings common stock. The phantom share account balances are settled in cash. The amount deferred and invested in phantom Pepco Holdings shares in the years ended December 31, 2009, 2008 and 2007 was not material.

Compensation expense recognized in respect of dividends and increase in fair value in the years ended December 31, 2009, 2008 and 2007 was not material. The balance of deferred compensation invested in phantom Pepco Holdings’ shares was approximately $1 million at December 31, 2009 and 2008.

Dividend Restrictions

PHI, on a stand-alone basis, generates no operating income of its own. Accordingly, its ability to pay dividends to its shareholders depends on dividends received from its subsidiaries. In addition to their future financial performance, the ability of PHI’s direct and indirect subsidiaries to pay dividends is subject to limits imposed by: (i) state corporate laws, which impose limitations on the funds that can be used to pay dividends and, in the case of ACE, the regulatory requirement that it obtain the prior approval of the NJBPU before dividends can be paid if its equity as a percent of its total capitalization, excluding securitization debt, falls below 30%; (ii) the prior rights of holders of existing and future preferred stock, mortgage bonds and other long-term debt issued by the subsidiaries, and any other restrictions imposed in connection with the incurrence of liabilities; and (iii) certain provisions of ACE’s charter that impose restrictions on payment of common stock dividends for the benefit of preferred stockholders. Pepco and DPL have no shares of preferred stock outstanding. Currently, the capitalization ratio limitation to which ACE is subject and the restriction in the ACE charter do not limit ACE’s ability to pay common stock dividends.

For the years ended December 31, Pepco Holdings received dividends from its subsidiaries as follows:

Subsidiary	2009	2008	2007
	(millions of dollars)
Pepco	$—	$89	$86
DPL	28	52	39
ACE	64	46	50
Conectiv Energy	—	—	50

Total	$92	$187	$225

Calculations of Earnings per Share of Common Stock

The numerator and denominator for basic and diluted earnings per share of common stock calculations are shown below.

	For the Year Ended December 31,
	2009	2008	2007
	(millions of dollars, except share data)
Income (Numerator):
Net Income	$235	$300	$334

Shares (Denominator):
Weighted Average Shares Outstanding for Computation of Basic and Diluted Earnings Per Share of Common Stock	221	204	194

Basic earnings per share of common stock	$1.06	$1.47	$1.72
Diluted earnings per share of common stock	$1.06	$1.47	$1.72

Shareholder Dividend Reinvestment Plan

PHI maintains a Shareholder Dividend Reinvestment Plan through which shareholders may reinvest cash dividends and both existing shareholders and new investors can make purchases of shares of PHI common stock through the investment of not less than $25 each calendar month nor more than $200,000 each calendar year. Shares of common stock purchased through the DRP may be new shares or, at the election of PHI, shares purchased in the open market. Approximately 2 million new shares were issued and sold under the DRP in 2009, and approximately 1 million in each of 2008 and 2007.

Pepco Holdings Common Stock Reserved and Unissued

The following table presents Pepco Holdings’ common stock reserved and unissued at December 31, 2009:

Name of Plan	Number of Shares
DRP	6,782,737
Conectiv Incentive Compensation Plan(a)	1,187,157
Potomac Electric Power Company Long-Term Incentive Plan(a)	327,059
Pepco Holdings Long-Term Incentive Plan	8,200,021
Pepco Holdings Non-Management Directors Compensation Plan	482,832
Pepco Holdings Retirement Savings Plan	2,686,326

Total	19,666,132

(a)	No further awards will be made under this plan.

(15)	DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

PHI’s Competitive Energy business uses derivative instruments primarily to reduce its financial exposure to changes in the value of its assets and obligations due to commodity price fluctuations. The derivative instruments used by the Competitive Energy business include forward contracts, futures, swaps, and exchange-traded and over-the-counter options. The Competitive Energy business also manages commodity risk with contracts that are not classified or accounted for as derivatives. The two primary risk management objectives are: (i) to manage the spread between the cost of fuel used to operate electric generating facilities and the revenue received from the sale of the power produced by those facilities, and (ii) to manage the spread between retail sales commitments and the cost of supply used to service those commitments to ensure stable cash flows and lock in favorable prices and margins when they become available.

Conectiv Energy purchases energy commodity contracts in the form of futures, swaps, options and forward contracts to hedge price risk in connection with the purchase of physical natural gas, oil and coal to fuel its generation assets and for sale to customers. Conectiv Energy also purchases energy commodity contracts in the form of electricity swaps, options and forward contracts to hedge price risk in connection with the purchase of electricity for delivery to requirements-load customers. Conectiv Energy sells electricity swaps, options and forward contracts to hedge price risk in connection with electric output from its generation fleet. Conectiv Energy accounts for most of its futures, swaps and certain forward contracts as cash flow hedges of forecasted transactions. Derivative contracts purchased or sold in excess of probable amounts of forecasted hedge transactions are marked-to-market through current earnings. All option contracts are marked-to-market through current earnings. Certain natural gas and oil futures and swaps are used as fair value hedges to protect the value of natural gas transportation contracts and physical fuel inventory. Some forward contracts are accounted for using standard accrual accounting because these contracts meet the requirements for normal purchase and normal sale accounting.

Pepco Energy Services purchases energy commodity contracts in the form of electric and natural gas futures, swaps, options and forward contracts to hedge price risk in connection with the purchase of physical natural gas and electricity for delivery to customers. Pepco Energy Services accounts for its futures and swap contracts as cash flow hedges of forecasted transactions. Certain commodity contracts that do not qualify as cash flow hedges of forecasted transactions or do not meet the requirements for normal purchase and normal sale accounting are marked-to-market through current earnings. Forward contracts are accounted for using standard accrual accounting because these contracts meet the requirements for normal purchase and normal sale accounting.

In the Power Delivery business, DPL uses derivative instruments in the form of forward contracts, futures, swaps, and exchange-traded and over-the-counter options primarily to reduce gas commodity price volatility and limit its customers’ exposure to increases in the market price of gas. DPL also manages commodity risk with physical natural gas and capacity contracts that are not classified as derivatives. All premiums paid and other transaction costs incurred as part of DPL’s natural gas hedging activity, in addition to all gains and losses related to hedging activities, are deferred under FASB guidance on regulated operations (ASC 980) until recovered through a fuel adjustment clause approved by the DPSC.

PHI and its subsidiaries also use derivative instruments from time to time to mitigate the effects of fluctuating interest rates on debt incurred in connection with the operation of their businesses. In June 2002, PHI entered into several treasury rate lock transactions in anticipation of the issuance of several series of fixed-rate debt commencing in July 2002. Upon issuance of the fixed-rate debt, the rate locks were terminated at a loss. The loss has been deferred in accumulated other comprehensive (loss) income and is being recognized in income over the life of the debt issued.

The tables below identify the balance sheet location and fair values of derivative instruments as of December 31, 2009 and 2008:

	As of December 31, 2009
Balance Sheet Caption	Derivatives Designated as Hedging Instruments	Other Derivative Instruments	Gross Derivative Instruments	Effects of Cash Collateral and Netting	Net Derivative Instruments
	(millions of dollars)
Derivative Assets (current assets)	$152	$628	$780	$(737)	$43
Derivative Assets (non-current assets)	67	65	132	(89)	43

Total Derivative Assets	219	693	912	(826)	86

Derivative Liabilities (current liabilities)	(470)	(645)	(1,115)	1,011	(104)
Derivative Liabilities (non-current liabilities)	(102)	(62)	(164)	102	(62)

Total Derivative Liabilities	(572)	(707)	(1,279)	1,113	(166)

Net Derivative (Liability) Asset	$(353)	$(14)	$(367)	$287	$(80)

	As of December 31, 2008
Balance Sheet Caption	Derivatives Designated as Hedging Instruments	Other Derivative Instruments	Gross Derivative Instruments	Effects of Cash Collateral and Netting	Net Derivative Instruments
	(millions of dollars)
Derivative Assets (current assets)	$314	$1,736	$2,050	$(1,952)	$98
Derivative Assets (non-current assets)	86	87	173	(164)	9

Total Derivative Assets	400	1,823	2,223	(2,116)	107

Derivative Liabilities (current liabilities)	(698)	(1,670)	(2,368)	2,224	(144)
Derivative Liabilities (non-current liabilities)	(113)	(112)	(225)	166	(59)

Total Derivative Liabilities	(811)	(1,782)	(2,593)	2,390	(203)

Net Derivative (Liability) Asset	$(411)	$41	$(370)	$274	$(96)

Under FASB guidance on the offsetting of balance sheet accounts (ASC 210-20), PHI offsets the fair value amounts recognized for derivative instruments and the fair value amounts recognized for related collateral positions executed with the same counterparty under master netting agreements. The amount of cash collateral that was offset against these derivative positions is as follows:

	December 31, 2009	December 31, 2008
	(millions of dollars)
Cash collateral pledged to counterparties with the right to reclaim(a)	$293	$326
Cash collateral received from counterparties with the obligation to return	(6)	(52)

(a)	Includes cash deposits on commodity brokerage accounts

As of December 31, 2009 and 2008, PHI had no cash collateral pledged or received related to derivative instruments accounted for at fair value that it was not entitled to be offset under master netting agreements.

Cash Flow Hedges

Competitive Energy

For energy commodity contracts that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative is reported as a component of accumulated other comprehensive (loss) income (AOCL) and is reclassified into income in the same period or periods during which the hedged transactions affect income. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current income. This information for the activity during the years ended December 31, 2009, 2008 and 2007 is provided in the tables below:

	Years Ended December 31,
	2009	2008	2007
	(millions of dollars)
Amount of net pre-tax (loss) gain arising during the period included in accumulated other comprehensive (loss) income(a)	$(345)	$(315)	$(9)

Amount of net pre-tax (loss) gain reclassified into income:
Effective portion:
Competitive Energy Revenue	109	(23)	—
Fuel and Purchased Energy	(497)	76	(91)

Total	(388)	53	(91)

Ineffective portion:(b)
Competitive Energy Revenue	(2)	3	(2)
Fuel and Purchased Energy	—	(6)	—

Total	(2)	(3)	(2)

Total net (loss) gain reclassified into income	(390)	50	(93)

Net pre-tax gain (loss) on commodity derivatives included in other comprehensive (loss) income	$45	$(365)	$84

(a)	Included in the $345 million loss for the year ended December 31, 2009, is a $3 million loss realized on the derivative transaction but not yet recognized into income. Included in the $315 million loss for the year ended December 31, 2008, is a $2 million gain realized on the derivative transaction but not yet recognized into income. Included in the $9 million loss for the year ended December 31, 2007, is a $9 million loss realized on the derivative transaction but not yet recognized into income.

(b)	Included in the above table is a loss of $5 million, $1 million and $2 million for the years ended December 31, 2009, 2008 and 2007, respectively, which was reclassified from AOCL to income because the forecasted hedged transactions were deemed no longer probable.

As of December 31, 2009 and 2008, PHI’s Competitive Energy business had the following types and volumes of energy commodity contracts employed as cash flow hedges of forecasted purchases and forecasted sales.

	Quantities
Commodity	December 31, 2009	December 31, 2008
Forecasted Purchases Hedges
Coal (Tons)	325,000	120,000
Natural gas (One Million British Thermal Units (MMBtu))	97,510,000	85,034,233
Electricity (Megawatt hours (MWh))	20,467,763	27,856,037
Electric capacity (MW-Days)	—	1,400,400
Heating oil (Barrels)	89,000	128,000

Forecasted Sales Hedges
Coal (Tons)	255,000	—
Natural gas (MMBtu)	3,859,643	—
Electricity (MWh)	13,024,007	19,808,191
Electric capacity (MW-Days)	203,640	308,220
Financial transmission rights (MWh)	48,014	—

Power Delivery

As described above, all premiums paid and other transaction costs incurred as part of DPL’s natural gas hedging activity, in addition to all of DPL’s gains and losses related to hedging activities, are deferred under FASB guidance on regulated operations until recovered through a fuel adjustment clause approved by the DPSC. The following table indicates the amounts deferred as regulatory assets or liabilities and the location in the consolidated statements of income of amounts reclassified to income through the fuel adjustment clause for the years ended December 31, 2009 and 2008:

	For the Year Ended December 31,
	2009	2008
	(millions of dollars)
Net Gain Deferred as a Regulatory Asset (Liability)	$21	$(29)
Net (Loss) Gain Reclassified from Regulatory Liability to Fuel and Purchased Energy Expense	(39)	(6)

As of December 31, 2009 and 2008, DPL had the following outstanding commodity forward contracts that were entered into to hedge forecasted transactions:

	Quantities
Commodity	December 31, 2009	December 31, 2008
Forecasted Purchases Hedges:
Natural Gas (MMBtu)	5,695,000	10,805,000

Cash Flow Hedges Included in Accumulated Other Comprehensive Loss

The tables below provide details regarding effective cash flow hedges included in PHI’s consolidated balance sheet as of December 31, 2009 and 2008. Cash flow hedges are marked-to-market on the balance sheet with corresponding adjustments to AOCL. The data in the tables indicate the cumulative net gain (loss) after-tax related to effective cash flow hedges by contract type included in AOCL, the portion of AOCL expected to be reclassified to income during the next 12 months, and the maximum hedge or deferral term:

As of December 31, 2009 Contracts	Accumulated Other Comprehensive Loss After-tax(a)	Portion Expected to be Reclassified to Income during the Next 12 Months	Maximum Term
	(millions of dollars)
Energy Commodity(b)	$202	$212	53 months
Interest Rate	22	3	272 months

Total	$224	$215

(a)	Accumulated Other Comprehensive Loss on PHI’s consolidated balance sheet as of December 31, 2009, includes a $17 million balance related to minimum pension liability. This balance is not included in this table as it is not a cash flow hedge.

(b)	The large unrealized derivative losses recorded in Accumulated Other Comprehensive Loss are largely offset by wholesale and retail load service sales contracts in gain positions that are subject to accrual accounting. These forward sales contracts to commercial and industrial customers, utilities, municipalities, and electric cooperatives are exempted from mark-to-market accounting because they either qualify as normal sales under FASB guidance on derivatives and hedging, or they are not derivative contracts at all. Under accrual accounting, no asset is recorded on the balance sheet for these contracts, and revenue is not recognized until the period of delivery.

As of December 31, 2008 Contracts	Accumulated Other Comprehensive Loss After-tax (a)	Portion Expected to be Reclassified to Income during the Next 12 Months	Maximum Term
	(millions of dollars)
Energy Commodity(b)	$227	$151	65 months
Interest Rate	25	3	284 months

Total	$252	$154

(a)	Accumulated Other Comprehensive Loss on PHI’s consolidated balance sheet as of December 31, 2008, includes a $10 million balance related to minimum pension liability. This balance is not included in this table as it is not a cash flow hedge.

(b)	The large unrealized derivative losses recorded in Accumulated Other Comprehensive Loss are largely offset by wholesale and retail load service sales contracts in gain positions that are subject to accrual accounting. These forward sales contracts to commercial and industrial customers, utilities, municipalities, and electric cooperatives are exempted from mark-to-market accounting because they either qualify as normal sales under FASB guidance on derivatives and hedging, or they are not derivative contracts at all. Under accrual accounting, no asset is recorded on the balance sheet for these contracts, and revenue is not recognized until the period of delivery.

Fair Value Hedges

In connection with its energy commodity activities, the Competitive Energy business designates certain derivatives as fair value hedges. For derivative instruments that are designated and qualify as a fair value hedge, the gain or loss on the derivative as well as the offsetting gain or loss on the hedged item attributable to the hedged risk is recognized in current income. For the years ended December 31, 2009 and 2008, the amounts of the derivative net gain (loss) on energy commodity contracts recognized for hedges, by consolidated statements of income line item, are as follows:

Consolidated Statements of Income Line Item	Net Gain (Loss) on Derivatives Recognized in Income			Net Gain (Loss) on Hedged Items Recognized in Income
	For the Year Ended December 31,
	2009	2008	2007	2009	2008	2007
	(millions of dollars)
Competitive Energy Revenue	$(2)	$(3)	$(8)	$3	$4	$10
Fuel and Purchased Energy Expense	—	(2)	(2)	—	1	—

Total	$(2)	$(5)	$(10)	$3	$5	$10

As of December 31, 2009 and 2008, PHI’s Competitive Energy business had the following outstanding commodity forward contract volumes and net position on derivatives that were accounted for as fair value hedges of fuel inventory and natural gas transportation:

	December 31, 2009		December 31, 2008
Commodity	Quantity	Net Position	Quantity	Net Position
Natural Gas (MMBtu)	1,180,000	Short	1,800,000	Short
Oil (Barrels)	—	—	466,000	Short

Other Derivative Activity

Competitive Energy Business

In connection with its energy commodity activities, the Competitive Energy business holds certain derivatives that do not qualify as hedges. Under FASB guidance on derivatives and hedging, these derivatives are recorded at fair value through income with corresponding adjustments on the balance sheet.

For the years ended December 31, 2009, 2008 and 2007, the amounts of the derivative gain (loss) for the Competitive Energy business recognized in income are provided in the table below:

	For the Year Ended December 31, 2009			For the Year Ended December 31, 2008			For the Year Ended December 31, 2007
	Competitive Energy Revenue	Fuel and Purchased Energy Expense	Total	Competitive Energy Revenue	Fuel and Purchased Energy Expense	Total	Competitive Energy Revenue	Fuel and Purchased Energy Expense	Total
	(millions of dollars)
Realized mark-to-market gains (losses)	$56	$(11)	$45	$162	$(104)	$58	$272	$(264)	$8
Unrealized mark-to-market (losses) gains	(59)	—	(59)	22	—	22	2	—	2

Total net mark-to-market (losses) gains	$(3)	$(11)	$(14)	$184	$(104)	$80	$274	$(264)	$10

As of December 31, 2009 and 2008, PHI’s Competitive Energy business had the following net outstanding commodity forward contract volumes and net position on derivatives that did not qualify for hedge accounting:

	December 31, 2009		December 31, 2008
Commodity	Quantity	Net Position	Quantity	Net Position
Coal (Tons)	60,000	Long	30,000	Short
Natural gas (MMBtu)	2,268,024	Long	578,443	Short
Natural gas basis (MMBtu)	12,445,000	Long	18,300,000	Long
Heating oil (Barrels)	139,000	Short	556,000	Short
Light sweet crude oil (Barrels)	—	—	361,988	Short
RBOB UL gasoline (Barrels)	—	—	67,000	Short
Electricity (MWh)	76,324	Long	287,159	Short
Financial transmission rights (MWh)	708,681	Short	3,986,759	Long

Power Delivery

DPL holds certain derivatives that do not qualify as hedges. These derivatives are recorded at fair value on the balance sheet with the gain or loss recorded in income. In accordance with FASB guidance on regulated operations, offsetting regulatory assets or regulatory liabilities are recorded on the balance sheet and the recognition of the gain or recovery of the loss is deferred. For the years ended December 31, 2009 and 2008, the amounts of the derivative gain (loss) recognized by line item in the consolidated statements of income are provided in the table below:

	For the Year Ended December 31,
	2009	2008
	(millions of dollars)
Gain (Loss) Deferred as a Regulatory Asset (Liability)	$(8)	$(13)
Gain (Loss) Reclassified from Regulatory Liability to Fuel and Purchased Energy Expense	(11)	(1)

As of December 31, 2009 and 2008, DPL had the following net outstanding natural gas commodity forward contracts that did not qualify for hedge accounting:

	December 31, 2009		December 31, 2008
Commodity	Quantity	Net Position	Quantity	Net Position
Natural Gas (MMBtu)	10,442,546	Long	8,928,750	Long

Contingent Credit Risk Features

The primary contracts used by the Competitive Energy and Power Delivery businesses for derivative transactions are entered into under an International Swaps and Derivatives Association Master Agreement (ISDA) or similar agreements that closely mirror the principal credit provisions of the ISDA. The ISDAs include a Credit Support Annex (CSA) that governs the mutual posting and administration of collateral security. The failure of a party to comply with an obligation under the CSA, including an obligation to transfer collateral security when due or the failure to maintain any required credit support, constitutes an event of default under the ISDA for which the other party may declare an early termination and liquidation of all transactions entered into under the ISDA, including foreclosure against any collateral security. In addition, some of the ISDAs have cross default provisions under which a default by a party under another commodity or derivative contract, or the breach by a party of another borrowing obligation in excess of a specified threshold, is a breach under the ISDA.

The collateral requirements under the ISDA or similar agreements generally work as follows. The parties establish a dollar threshold of unsecured credit for each party in excess of which the party is required to post collateral to secure its obligations to the other party. The amount of the unsecured credit threshold generally varies according to the senior, unsecured debt rating of the respective parties or that of a guarantor of the party’s obligations. The fair values of all transactions between the parties are netted under the master netting provisions. Transactions may include derivatives accounted for on the balance sheet or normal purchases and normal sales that are accounted for off-balance sheet. If the aggregate fair value of the transactions is a net loss position that exceeds the unsecured credit threshold, then collateral is required to be posted in an amount equal to the amount by which the unsecured credit threshold is exceeded. The obligations of the Competitive Energy business typically are guaranteed by PHI. The obligations of DPL are stand-alone obligations without the guaranty of PHI. If PHI’s or DPL’s credit rating were to fall below “investment grade,” the unsecured credit threshold would typically be set at zero and collateral would be required for the entire net loss position. Exchange-traded contracts are required to be fully collateralized without regard to the credit rating of the holder.

The gross fair value of PHI’s derivative liabilities, excluding the impact of offsetting transactions or collateral under master netting agreements, with credit risk-related contingent features on December 31, 2009, was $287 million. As of that date, PHI had posted cash collateral of $23 million in the normal course of business against the gross derivative liability resulting in a net liability of $264 million before giving effect to offsetting transactions that are encompassed within master netting agreements that would reduce this amount. PHI’s net settlement amount in the event of a downgrade of PHI and DPL below “investment grade” as of December 31, 2009, would have been approximately $246 million after taking into consideration the master netting agreements. The offsetting transactions or collateral that would reduce PHI’s obligation to the net settlement amount include derivatives and normal purchase and normal sale contracts in a gain position as well as letters of credit already posted as collateral.

PHI’s primary sources for posting cash collateral or letters of credit are its primary credit facilities. At December 31, 2009, the aggregate amount of cash plus borrowing capacity under the credit facilities available to meet the future liquidity needs of PHI and its utility subsidiaries on a consolidated basis totaled $1.4 billion, of which $820 million was available for the Competitive Energy business.

(16)	FAIR VALUE DISCLOSURES

Fair Value of Assets and Liabilities Excluding Debt

Effective January 1, 2008, PHI adopted FASB guidance on fair value measurement and disclosures (ASC 820) which established a framework for measuring fair value and expanded disclosures about fair value measurements.

As defined in the guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). PHI utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. Accordingly, PHI utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. PHI is able to classify fair value balances based on the observability of those inputs. The guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1—Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using broker quotes in liquid markets, and other observable pricing data. Level 2 also includes those financial instruments that are valued using internally developed methodologies that have been corroborated by observable market data through correlation or by other means. Significant assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3—Pricing inputs include significant inputs that are generally less observable than those from objective sources. Level 3 includes those financial instruments that are valued using models or other valuation methodologies. Level 3 instruments classified as derivative assets are primarily power and capacity swaps. The majority of Conectiv Energy’s pricing information for its level 3 valuations was obtained from a third party pricing system used widely throughout the energy industry.

Level 3 instruments classified as derivative liabilities also include natural gas options purchased by DPL as part of a natural gas hedging program approved by the DPSC. Some non-standard assumptions are used in their forward valuation to adjust for the pricing; otherwise, most of the options follow NYMEX valuation. A few of the options have no significant NYMEX components, and have to be priced using internal volatility assumptions.

Level 3 instruments classified as executive deferred compensation plan assets and liabilities consist of life insurance policies that are valued using the cash surrender value of the policies which does not represent a quoted price in an active market.

The following tables set forth, by level within the fair value hierarchy, PHI’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2009 and 2008. As required by the guidance, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. PHI’s assessment of the significance of a particular input to the fair value measurement requires the exercise of judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

	Fair Value Measurements at December 31, 2009
Description	Total	Quoted Prices in Active Markets for Identical Instruments (Level 1)		Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(millions of dollars)
ASSETS
Derivative instruments	$75	$8		$37	$30
Cash equivalents	37	37		—	—
Executive deferred compensation plan assets	75	13		43	19

	$187	$58		$80	$49

LIABILITIES
Derivative instruments	$442	$142	(a)	$268	$32
Executive deferred compensation plan liabilities	32	—		32	—

	$474	$142		$300	$32

(a)	Includes a contra-liability balance of $6 million related to the impact of netting certain counterparties across the levels of the fair value hierarchy.

	Fair Value Measurements at December 31, 2008
Description	Total	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(millions of dollars)
ASSETS
Derivative instruments	$139	$53	$79	$7
Cash equivalents	460	460	—	—
Executive deferred compensation plan assets	70	11	41	18

	$669	$524	$120	$25

LIABILITIES
Derivative instruments	$509	$184	$296	$29
Executive deferred compensation plan liabilities	31	—	31	—

	$540	$184	$327	$29

Reconciliations of the beginning and ending balances of PHI’s fair value measurements using significant unobservable inputs (Level 3) for the years ended December 31, 2009 and 2008 are shown below:

	Year Ended December 31, 2009
	Net Derivative Instruments Asset (Liability)	Deferred Compensation Plan Assets
	(millions of dollars)
Beginning balance as of January 1, 2009	$(22)	$18
Total gains or (losses) (realized and unrealized):
Included in income	18	4
Included in accumulated other comprehensive (loss) income	25	—
Included in regulatory liabilities	(18)	—
Purchases and issuances	—	(3)
Settlements	2	—
Transfers in (out) of Level 3	(7)	—

Ending balance as of December 31, 2009	$(2)	$19

	Operating Revenue	Other Operation and Maintenance Expense
	(millions of dollars)
Gains or (losses) (realized and unrealized) included in income for the period above are as follows:
Total gains (losses) included in income for the period above	$18	$4

Change in unrealized gains (losses) relating to assets still held at reporting date	$12	$4

	For the Year Ended December 31, 2008
	Net Derivative Instruments Asset (Liability)	Deferred Compensation Plan Assets
	(millions of dollars)
Beginning balance as of January 1, 2008	$(3)	$17
Total gains or (losses) (realized and unrealized)
Included in income	(3)	4
Included in accumulated other comprehensive (loss) income	—	—
Included in regulatory liabilities	(14)	—
Purchases and issuances	—	(3)
Settlements	5	—
Transfers in (out) of Level 3	(7)	—

Ending balance as of December 31, 2008	$(22)	$18

	Operating Revenue	Other Operation and Maintenance Expense
	(millions of dollars)
Gains or (losses) (realized and unrealized) included in income for the period above are as follows:
Total gains (losses) included in income for the period above	$(3)	$4

Change in unrealized gains (losses) relating to assets still held at reporting date	$2	$4

Fair Value of Debt Instruments

The estimated fair values of PHI’s non-derivative financial instruments at December 31, 2009 and 2008 are shown below:

	December 31, 2009		December 31, 2008
	(millions of dollars)
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Long-Term Debt	$4,969	$5,350	$4,909	$4,736
Transition Bonds issued by ACE Funding	402	427	433	431
Long-Term Project Funding	20	20	21	21
Redeemable Serial Preferred Stock	6	4	6	4

The methods and assumptions described below were used to estimate, as of December 31, 2009 and 2008, the fair value of each class of non-derivative financial instruments shown above for which it is practicable to estimate a value.

The fair value of Long-Term Debt issued by PHI and its utility subsidiaries was based on actual trade prices as of December 31, 2009 and 2008, or bid prices obtained from brokers if actual trade prices were not available. The fair values of Transition Bonds issued by ACE Funding, including amounts due within one year, were derived based on bid prices obtained from brokers if actual trade prices were not available or were based on discounted cash flows using current rates for similar issues with similar credit ratings, terms, and remaining maturities for issues with no market price available.

The fair value of the Redeemable Serial Preferred Stock, excluding amounts due within one year, was derived based on quoted market prices or discounted cash flows using current rates for preferred stock with similar terms.

The carrying amounts of all other financial instruments in the accompanying financial statements approximate fair value.

(17)	COMMITMENTS AND CONTINGENCIES

Regulatory and Other Matters

Proceeds from Settlement of Mirant Bankruptcy Claims

In 2000, Pepco sold substantially all of its electricity generating assets to Mirant. As part of the sale, Pepco and Mirant entered into a “back-to-back” arrangement, whereby Mirant agreed to purchase from Pepco the 230 megawatts of electricity and capacity that Pepco was obligated to purchase annually through 2021 from Panda under the Panda PPA at the purchase price Pepco was obligated to pay to Panda. In 2003, Mirant commenced a voluntary bankruptcy proceeding in which it sought to reject certain obligations that it had undertaken in connection with the asset sale. As part of the settlement of Pepco’s claims against Mirant arising from the bankruptcy, Pepco agreed not to contest the rejection by Mirant of its obligations under the “back-to-back” arrangement in exchange for the payment by Mirant of damages corresponding to the estimated amount by which the purchase price that Pepco was obligated to pay Panda for the energy and capacity exceeded the market price. In 2007, Pepco received as damages $414 million in net proceeds from the sale of shares of Mirant common stock issued to it by Mirant. In September 2008, Pepco transferred the Panda PPA to Sempra, along with a payment to Sempra, thereby terminating all further rights, obligations and liabilities of Pepco under the Panda PPA. In November 2008, Pepco filed with the DCPSC and the MPSC proposals to share with customers the remaining balance of proceeds from the Mirant settlement in accordance with divestiture sharing formulas approved previously by the respective commissions.

In March 2009, the DCPSC issued an order approving Pepco’s sharing proposal for the District of Columbia under which approximately $24 million was distributed to District of Columbia customers as a one-time billing credit. As a result of this decision, Pepco recorded a pre-tax gain of approximately $14 million for the quarter ended March 31, 2009.

On July 2, 2009, the MPSC approved a settlement agreement among Pepco, the Maryland Office of People’s Counsel and the MPSC staff under which Pepco distributed approximately $38 million to Maryland customers during the billing month of August 2009 through a one-time billing credit. As a result of this decision, Pepco recorded a pre-tax gain of $26 million in the quarter ended September 30, 2009.

As a consequence of the MPSC order, $64 million previously accounted for as restricted cash was released and the corresponding regulatory liability was extinguished.

Rate Proceedings

In recent electric service distribution base rate cases, PHI’s utility subsidiaries have proposed the adoption of revenue decoupling methods for retail customers. To date:

•	A BSA has been approved and implemented for both Pepco and DPL electric service in Maryland and for Pepco electric service in the District of Columbia.

•	A modified fixed variable rate design (MFVRD) has been approved in concept for DPL electric service in Delaware and may be implemented in DPL’s pending electric base rate case.

•

A MFVRD has been approved in concept for DPL natural gas service in Delaware and may be implemented either in the context of a pending decoupling case or DPL’s next Delaware natural gas distribution base rate case

•	A proposed BSA remains pending for ACE in New Jersey.

Under the BSA, customer delivery rates are subject to adjustment (through a credit or surcharge mechanism), depending on whether actual distribution revenue per customer exceeds or falls short of the revenue-per-customer amount approved by the applicable public service commission. The BSA increases rates if actual distribution revenues fall below the approved level and decreases rates if actual distribution revenues are above the approved level. The result is that, over time, the utility collects its authorized revenues for distribution deliveries. As a consequence, a BSA “decouples” distribution revenue from unit sales consumption and ties the growth in distribution revenues to the growth in the number of customers. Some advantages of the BSA are that it (i) eliminates revenue fluctuations due to weather and changes in customer usage patterns and, therefore, provides for more predictable distribution revenues that are better aligned with costs, (ii) provides for more reliable fixed-cost recovery, (iii) tends to stabilize customers’ delivery bills, and (iv) removes any disincentives for the regulated utilities to promote energy efficiency programs for their customers, because it breaks the link between overall sales volumes and distribution revenues. The MFVRD adopted in Delaware provides for a fixed customer charge (i.e., not tied to the customer’s volumetric consumption) to recover the utility’s fixed costs, plus a reasonable rate of return. Although different from the BSA, PHI views the MFVRD as an appropriate distribution revenue decoupling mechanism.

Delaware

In August 2008, DPL submitted its 2008 GCR filing to the DPSC, requesting an increase in the level of GCR, which permits DPL to recover gas procurement costs through customer rates. In September 2008, the DPSC issued an initial order approving the requested increase, which became effective on November 1, 2008, subject to refund pending final DPSC approval after evidentiary hearings. Due to a significant decrease in wholesale gas prices, DPL in January 2009 submitted to the DPSC an interim GCR filing, requesting a decrease in the level of GCR. The proposed decrease became effective on a temporary basis on March 1, 2009, and when combined with the increase that became effective November 1, 2008, had the net effect of a 13.8% increase in the level of GCR. On October 6, 2009, the DPSC issued a final order approving the 13.8% net increase, reflecting a settlement agreement among DPL, the DPSC staff and the Delaware Public Advocate.

On August 31, 2009, DPL submitted its 2009 GCR filing to the DPSC, requesting a 10.2% decrease in the level of GCR, to become effective on a temporary basis on November 1, 2009. This rate proposal was approved by the DPSC on September 9, 2009, subject to refund and pending final DPSC approval.

On September 18, 2009, DPL submitted an application with the DPSC to increase its electric distribution base rates. The filing seeks approval of an annual rate increase of approximately $28 million, assuming approval of the implementation of the MFVRD, based on a requested return on equity (ROE) of 10.75% (if implementation of the MFVRD is not approved, the increase would be $29 million, based on an ROE of 11.00%). DPL placed an increase of approximately $2.5 million annually into effect on a temporary basis on November 17, 2009, subject to refund and pending final DPSC approval of the entirety of the requested increase. As permitted by Delaware law, DPL currently anticipates that it will place the remaining $25.5 million of the requested increase into effect on April 19, 2010, subject to refund and pending the final DPSC order. The DPSC has established a procedural schedule that provides for hearings in April 2010 and a DPSC decision in July 2010.

On June 25, 2009, DPL filed an application requesting approval for the implementation of the MFVRD for gas distribution rates. This filing is based on revenues established in DPL’s last gas distribution base rate case, and accordingly is revenue neutral. On August 4, 2009, the DPSC issued an order opening a docket for the matter. A similar application on June 25, 2009 requesting approval for the implementation of the MFVRD for electric distribution rates has been consolidated with the electric distribution base rate proceeding discussed above.

District of Columbia

In January 2008, the DCPSC approved, effective February 20, 2008, a revenue requirement increase for Pepco of approximately $28 million, based on an authorized return on rate base of 7.96%, including a 10% ROE. In June 2008, the District of Columbia Office of People’s Counsel (the DC OPC), citing alleged errors by the DCPSC, filed with the DCPSC a motion for reconsideration of the order, which was denied by the DCPSC. In August 2008, the DC OPC filed with the District of Columbia Court of Appeals a petition for review of the DCPSC’s order denying its motion for reconsideration. Briefs have been filed by the parties and oral argument was held on March 23, 2009. On February 18, 2010, the Court of Appeals issued its decision affirming the decision of the DCPSC.

On May 22, 2009, Pepco submitted an application to the DCPSC to increase electric distribution base rates. The filing seeks approval of an annual rate increase of approximately $50 million with the BSA, based on a requested ROE of 11.25% (subsequently revised by Pepco to 10.75%). The filing also proposes recovery of pension expenses and uncollectible costs through a surcharge mechanism. If the proposed surcharge mechanism is approved, the annual rate increase requested would be reduced by approximately $3 million. Evidentiary hearings were held in mid-November 2009 and a decision is expected from the DCPSC in early 2010.

Maryland

On May 6, 2009, DPL filed an electric distribution base rate case in Maryland. The filing sought approval of an annual rate increase of approximately $14 million, based on a requested ROE of 11.25%. On December 2, 2009, the MPSC approved an annual increase of approximately $7.5 million, based on an overall rate of return of 7.96%, including an ROE of 10%. The MPSC rejected a proposed surcharge mechanism for pension, OPEB and uncollectible expenses. The rate increase was implemented through rates that are effective for electric usage on and after December 2, 2009.

On December 30, 2009, Pepco filed an electric distribution base rate case in Maryland. The filing seeks approval of an annual rate increase of approximately $40 million, based on a requested ROE of 10.75%. A decision by the MPSC is expected by the end of July, 2010.

New Jersey

On August 14, 2009, ACE submitted a petition to the NJBPU to increase its electric distribution base rates, including a request for the implementation of a BSA. Based on a test year ending December 31, 2009, adjusted for known and measurable changes, ACE requested an annual net increase in its current retail distribution rates for electric service in the amount of approximately $54 million (which includes a reduction to its Regulatory Asset Recovery Charge) based on a requested ROE of 11.50% (or an increase of approximately $52 million, based on an ROE of 11.25%, if the BSA is approved). Hearings are scheduled for late May and June 2010.

District of Columbia Divestiture Case

In June 2000, the DCPSC approved a divestiture settlement under which Pepco is required to share with its District of Columbia customers the net proceeds realized by Pepco from the sale of its generation-related assets. An unresolved issue relating to the application filed with the DCPSC by Pepco to implement the divestiture settlement is whether Pepco should be required to share with customers the excess deferred income taxes (EDIT) and accumulated deferred investment tax credits (ADITC) associated with the sold assets and, if so, whether such sharing would violate the normalization provisions of the Internal Revenue Code and its implementing regulations. As of December 31, 2009, the District of Columbia allocated portions of EDIT and ADITC associated with the divested generating assets were approximately $6 million each.

Pepco believes that a sharing of EDIT and ADITC with its District of Columbia customers would violate the IRS normalization rules. Under these rules, Pepco could not transfer the EDIT and the ADITC benefit to customers more quickly than on a straight line basis over the book life of the related assets. Since the assets are no longer owned by Pepco, there is no book life over which the EDIT and ADITC can be returned. If Pepco were required to share EDIT and ADITC and, as a result, the normalization rules were violated, Pepco would be unable to use accelerated depreciation on District of Columbia allocated or assigned property. Also, in addition to sharing with customers the generation-related EDIT and ADITC balances, Pepco would have to pay to the IRS an amount equal to Pepco’s District of Columbia jurisdictional generation-related ADITC balance ($6 million as of December 31, 2009), as well as its District of Columbia jurisdictional transmission and distribution-related ADITC balance ($3 million as of December 31, 2009), in each case as those balances exist as of the later of the date a DCPSC order is issued and all rights to appeal have been exhausted or lapsed, or the date the DCPSC order becomes operative.

In March 2008, the IRS approved final regulations, effective March 20, 2008, which allow utilities whose assets cease to be utility property (whether by disposition, deregulation or otherwise) to return to its utility customers the normalization reserve for EDIT and part or all of the normalization reserve for ADITC. This ruling applies to assets divested after December 21, 2005. For utility property divested on or before December 21, 2005, the IRS stated that it would continue to follow the holdings set forth in private letter rulings prohibiting the flow through of EDIT and ADITC associated with the divested assets. Pepco made a filing in April 2008, advising the DCPSC of the adoption of the final regulations and requesting that the DCPSC issue an order consistent with the IRS position. If the DCPSC issues the requested order, no accounting adjustments to the gain recorded in 2000 would be required.

Pepco believes that its calculation of the District of Columbia customers’ share of divestiture proceeds is correct. Nevertheless, if Pepco is required by the DCPSC to share its EDIT and ADITC balances with its District of Columbia customers, the additional gain-sharing payments, along with any required ADITC-related payments to the IRS, could have a material adverse effect on Pepco’s and PHI’s results of operations for periods in which the payments are required to be made. However, neither PHI nor Pepco believes that such payments would have a material adverse impact on its financial position or cash flows.

ACE Sale of B.L. England Generating Facility

In February 2007, ACE completed the sale of the B.L. England generating facility to RC Cape May Holdings, LLC (RC Cape May), an affiliate of Rockland Capital Energy Investments, LLC. In July 2007, ACE received a claim for indemnification from RC Cape May under the purchase agreement in the amount of $25 million. RC Cape May contends that one of the assets it purchased, a contract for terminal services (TSA) between ACE and Citgo Asphalt Refining Co. (Citgo), has been declared by Citgo to have been terminated due to a failure by ACE to renew the contract in a timely manner. The claim for indemnification seeks payment from ACE in the event the TSA is held not to be enforceable against Citgo.

RC Cape May commenced an arbitration proceeding against Citgo seeking a determination that the TSA remains in effect and notified ACE of the proceedings. On July 1, 2009, the arbitrator issued its interim award, ruling that the TSA remains in effect and is enforceable by RC Cape May against Citgo. PHI believes this ruling invalidates RC Cape May’s indemnification claim against ACE, but cannot predict whether RC Cape May will continue to pursue indemnification.

General Litigation

In 1993, Pepco was served with Amended Complaints filed in the state Circuit Courts of Prince George’s County, Baltimore City and Baltimore County, Maryland in separate ongoing, consolidated proceedings known as “In re: Personal Injury Asbestos Case.” Pepco and other corporate entities were brought into these cases on a theory of premises liability. Under this theory, the plaintiffs argued that Pepco was negligent in not providing a safe work environment for employees or its contractors, who allegedly were exposed to asbestos while working on Pepco’s property. Initially, a total of approximately 448 individual plaintiffs added Pepco to their complaints. While the pleadings are not entirely clear, it appears that each plaintiff sought $2 million in compensatory damages and $4 million in punitive damages from each defendant.

Since the initial filings in 1993, additional individual suits have been filed against Pepco, and significant numbers of cases have been dismissed. As a result of two motions to dismiss, numerous hearings and meetings and one motion for summary judgment, Pepco has had approximately 400 of these cases successfully dismissed with prejudice, either voluntarily by the plaintiff or by the court. As of December 31, 2009, there are approximately 180 cases still pending against Pepco in the State Courts of Maryland, of which approximately 90 cases were filed after December 19, 2000, and were tendered to Mirant for defense and indemnification pursuant to the terms of the Asset Purchase and Sale Agreement between Pepco and Mirant under which Pepco sold its generation assets to Mirant in 2000.

While the aggregate amount of monetary damages sought in the remaining suits (excluding those tendered to Mirant) is approximately $360 million, PHI and Pepco believe the amounts claimed by the remaining plaintiffs are greatly exaggerated. The amount of total liability, if any, and any related insurance recovery cannot be determined at this time; however, based on information and relevant circumstances known at this time, neither PHI nor Pepco believes these suits will have a material adverse effect on its financial condition, results of operations or cash flows. However, if an unfavorable decision were rendered against Pepco, it could have a material adverse effect on Pepco’s and PHI’s financial condition, results of operations and cash flows.

Environmental Litigation

PHI, through its subsidiaries, is subject to regulation by various federal, regional, state, and local authorities with respect to the environmental effects of its operations, including air and water quality control, solid and hazardous waste disposal, and limitations on land use. In addition, federal and state statutes authorize governmental agencies to compel responsible parties to clean up certain abandoned or unremediated hazardous waste sites. PHI’s subsidiaries may incur costs to clean up currently or formerly owned facilities or sites found to be contaminated, as well as other facilities or sites that may have been contaminated due to past disposal practices. Although penalties assessed for violations of environmental laws and regulations are not recoverable from customers of the operating utilities, environmental clean-up costs incurred by Pepco, DPL and ACE would be included by each company in its respective cost of service for ratemaking purposes.

Delilah Road Landfill Site. In 1991, the New Jersey Department of Environmental Protection (NJDEP) identified ACE as a potentially responsible party (PRP) at the Delilah Road Landfill site in Egg Harbor Township, New Jersey. In 1993, ACE, along with two other PRPs, signed an administrative consent order with NJDEP to remediate the site. The soil cap remedy for the site has been implemented and, in August 2006, NJDEP issued a No Further Action Letter (NFA) and Covenant Not to Sue for the site. Among other things, the NFA requires the PRPs to monitor the effectiveness of institutional (deed restriction) and engineering (cap) controls at the site every two years. In September 2007, NJDEP approved the PRP group’s petition to conduct semi-annual, rather than quarterly, ground water monitoring for two years and deferred until the end of the two-year period a decision on the PRP group’s request for annual groundwater monitoring thereafter. In August 2007, the PRP group agreed to reimburse the costs of the EPA in the amount of $81,400 in full satisfaction of EPA’s claims for all past and future response costs relating to the site (of which ACE’s share is one-third). Effective April 2008, EPA and the PRP group entered into a settlement agreement which will allow EPA to reopen the settlement in the event of new information or unknown conditions at the site. On November 23, 2008, Lenox, Inc., a member of the PRP group, filed a bankruptcy petition under Chapter 11 of the U.S. Bankruptcy Code. ACE has filed a proof of claim in the Lenox bankruptcy seeking damages resulting from the rejection by Lenox, Inc., of its cost sharing obligations to ACE. ACE believes that its liability for post-remedy operation and maintenance costs will not have a material adverse effect on its financial position, results of operations or cash flows, regardless of the impact of the Lenox bankruptcy. Effective October 13, 2009, EPA deleted the Delilah Road Landfill site from the national priorities list, after determining that all appropriate response actions under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) have been completed. Based on information currently available, ACE anticipates that its share of additional cost associated with this site for post-remedy operation and maintenance will be approximately $555,000 to $600,000.

Frontier Chemical Site. In June 2007, ACE received a letter from the New York Department of Environmental Conservation (NYDEC) identifying ACE as a PRP at the Frontier Chemical Waste Processing Company site in Niagara Falls, N.Y. based on hazardous waste manifests indicating that ACE sent in excess of 7,500 gallons of manifested hazardous waste to the site. ACE has entered into an agreement with the other parties identified as PRPs to form a PRP group and has informed NYDEC that it has entered into good faith negotiations with the PRP group to address ACE’s responsibility at the site. In February 2010, ACE accepted the PRP group’s offer of a deminimis cash-out settlement under which ACE paid a total of $16,000 to receive a release from liability and be relieved from any further involvement at the site.

Franklin Slag Pile Site. On November 26, 2008, ACE received a general notice letter from EPA concerning the Franklin Slag Pile site in Philadelphia, Pennsylvania, asserting that ACE is a PRP that may have liability with respect to the site. If liable, ACE would be responsible for reimbursing EPA for clean-up costs incurred and to be incurred by the agency and for the costs of implementing an EPA-mandated remedy. The EPA’s claims are based on ACE’s sale of boiler slag from the B.L. England generating facility to MDC Industries, Inc. (MDC) during the period June 1978 to May 1983 (ACE owned B.L. England at that time and MDC formerly operated the Franklin Slag Pile site). EPA further claims that the boiler slag ACE sold to MDC contained copper and lead, which are hazardous substances under CERCLA, and that the sales transactions may have constituted an arrangement for the disposal or treatment of hazardous substances at the site, which could be a basis for liability under CERCLA. The EPA’s letter also states that as of the date of the letter, EPA’s expenditures for response measures at the site exceed $6 million. EPA estimates approximately $6 million as the cost for future response measures it recommends. ACE understands that the EPA sent similar general notice letters to three other companies and various individuals.

ACE believes that the B.L. England boiler slag sold to MDC was a valuable material with various industrial applications, and therefore, the sale was not an arrangement for the disposal or treatment of any hazardous substances as would be necessary to constitute a basis for liability under CERCLA. ACE intends to contest any claims to the contrary made by the EPA. In a May 2009 decision arising under CERCLA, which did not involve ACE, the U.S. Supreme Court rejected an EPA argument that the sale of a useful product constituted an arrangement for disposal or treatment of hazardous substances. While this decision supports ACE’s position, at this time ACE cannot predict how EPA will proceed with respect to the Franklin Slag Pile site, or what portion, if any, of the Franklin Slag Pile site response costs EPA would seek to recover from ACE.

Peck Iron and Metal Site. EPA informed Pepco in a May 20, 2009 letter that Pepco may be a PRP under CERCLA with respect to the cleanup of the Peck Iron and Metal site in Portsmouth, Virginia, or for costs EPA has incurred in cleaning up the site. EPA’s letter states that Peck Iron and Metal purchased, processed, stored and shipped metal scrap from military bases, governmental agencies and businesses and that Peck’s metal scrap operations resulted in the improper storage and disposal of hazardous substances. EPA bases its allegation that Pepco arranged for disposal or treatment of hazardous substances sent to the site on information provided by Peck Iron and Metal personnel, who informed the EPA that Pepco was a customer at the site. Pepco has advised the EPA by letter that its records show no evidence of any sale of scrap metal by Pepco to the site. Even if EPA has such records and such sales did occur, Pepco believes that any such scrap metal sales are entitled to the recyclable material exemption from CERCLA liability. At this time Pepco cannot predict how EPA will proceed regarding this matter, or what portion, if any, of the Peck Iron and Metal Site response costs EPA would seek to recover from Pepco. In a notice published on November 4, 2009, EPA placed the Peck Iron and Metal Site on the National Priorities List.

Ward Transformer Site. In April 2009, a group of PRPs with respect to the Ward Transformer site in Raleigh, North Carolina, filed a complaint in the U.S. District Court for the Eastern District of North Carolina, alleging cost recovery and/or contribution claims against ACE, DPL and Pepco with respect to past and future response costs incurred by the PRP group in performing a removal action at the site. With the court’s permission, the plaintiffs filed amended complaints on September 1, 2009. ACE, DPL and Pepco, as part of a group of defendants, filed a motion to dismiss on October 13, 2009. Although it is too early in the process to characterize the magnitude of the potential liability at this site, it does not appear that any of the three PHI utilities had extensive business transactions, if any, with the Ward Transformer site.

Deepwater Generating Facility. In December 2005, NJDEP issued a Title V operating permit (the Title V Permit) to Deepwater generating facility (Deepwater) owned by Conectiv Energy. In January 2006, Conectiv Energy filed an appeal (the Title V Appeal) with the New Jersey Office of Administrative Law (OAL) challenging several provisions of the Title V Permit, including newly imposed limits on unit heat input (the amount of energy introduced to the boiler in a specified time period). In an October 2007 order, the OAL administrative law judge (ALJ) granted a summary decision in favor of Conectiv Energy, finding that NJDEP does not have the authority to use hourly heat input as a basis to condition or limit electric generating operations, which the ALJ subsequently amended also to include annual heat limitations (as amended, the October 2007 Order).

On July 29, 2009, the ALJ issued an initial decision incorporating the October 2007 Order, an intervening December 2008 order regarding other challenged permit conditions and the parties’ partial stipulation of settlement, and transmitted the matter to the NJDEP Commissioner for a final decision. On December 8, 2009, the NJDEP Commissioner issued a final decision rejecting the ALJ’s initial October 2007 Order as it related to hourly and annual heat input limits and remanding to the ALJ for further consideration Conectiv Energy’s challenge to NJDEP’s asserted legal basis for including annual fuel use limits in the Title V Permit. Upon resolution of the fuel use limit issue, Conectiv Energy will evaluate whether to appeal the NJDEP Commissioner’s decision.

In April 2007, NJDEP initiated enforcement action by issuing an Administrative Order and Notice of Civil Administrative Penalty Assessment (the April 2007 Order) alleging that on several occasions Deepwater Unit 1 exceeded the maximum allowable hourly heat input in calendar year 2005 and that Unit 6/8 exceeded its maximum allowable hourly heat input in calendar years 2005 and 2006. The April 2007 Order required Conectiv Energy to operate the Deepwater units in compliance with their hourly heat input limits and assessed a penalty of approximately $1 million. In May 2007, NJDEP initiated a second enforcement action (the May 2007 Order, and collectively with the April 2007 Order, the Enforcement Orders) alleging that each of the Deepwater units exceeded its maximum allowable hourly heat input in calendar year 2004. The May 2007 Order required Conectiv Energy to operate the units in compliance with their hourly heat input limits and assessed a penalty of $811,600. Conectiv Energy appealed the Enforcement Orders in the OAL. Because the ALJ for the AOL was already reviewing NJDEP’s authority to impose heat input limits as part of the Deepwater Title V appeal, the ALJ placed the appeal of the Enforcement Orders on inactive status. The ALJ has indicated that the Enforcement Orders will remain inactive pending resolution, including any appeal of Conectiv Energy’s challenge to the NJDEP’s authority to impose heat input limits as a basis to condition or limit electric generating operations.

Appeal of New Jersey Flood Hazard Regulations. In November 2007, NJDEP adopted amendments to the agency’s regulations under the Flood Hazard Area Control Act (FHACA) to minimize damage to life and property from flooding caused by development in flood plains. The amended regulations impose a new regulatory program to mitigate flooding and related environmental impacts from a broad range of construction and development activities, including electric utility transmission and distribution construction that was previously unregulated under the FHACA. These regulations impose restrictions on construction of new electric transmission and distribution facilities and increase the time and personnel resources required to obtain permits and conduct maintenance activities. In November 2008, ACE filed an appeal of these regulations with the Appellate Division of the Superior Court of New Jersey. The grounds for ACE’s appeal include the lack of administrative record justification for the FHACA regulations and conflict between the FHACA regulations and other state and federal regulations and standards for maintenance of electric power transmission and distribution facilities. The case is currently in the briefing process before the appellate court.

PHI’s Cross-Border Energy Lease Investments

Between 1994 and 2002, PCI, a subsidiary of PHI, entered into eight cross-border energy lease investments involving public utility assets (primarily consisting of hydroelectric generation and coal-fired electric generation facilities and natural gas distribution networks) located outside of the United States. Each of these investments is structured as a sale and leaseback transaction commonly referred to as a sale-in/lease-out or SILO transaction. PHI’s current annual tax benefits from these eight cross-border energy lease investments are approximately $55 million. As of December 31, 2009, PHI’s equity investment in its cross-border energy leases was approximately $1.4 billion, which included the impact of the reassessments discussed below. From January 1, 2001, the earliest year that remains open to audit, to December 31, 2009, PHI has derived approximately $516 million in federal and state income tax benefits from the depreciation and interest deductions in excess of rental income with respect to these cross-border energy lease investments.

In 2005, the Treasury Department and IRS issued Notice 2005-13 identifying sale-leaseback transactions with certain attributes entered into with tax-indifferent parties as tax avoidance transactions, and the IRS announced its intention to disallow the associated tax benefits claimed by the investors in these transactions.

PHI’s cross-border energy lease investments, each of which is with a tax-indifferent party, have been under examination by the IRS as part of the normal PHI federal income tax audits. In the final RARs issued in June 2006 and in March 2009 in connection with the audit of PHI’s 2001-2002, and 2003-2005 income tax returns, respectively, the IRS disallowed the depreciation and interest deductions in excess of rental income claimed by PHI with respect to each of its cross-border energy lease investments. In addition, the IRS has sought to recharacterize each of the leases as loan transactions as to which PHI would be subject to original issue discount income. PHI disagrees with the IRS’ proposed adjustments and filed tax protests in August 2006 and May 2009 in connection with the audit of PHI’s 2001-2002 and 2003-2005 income tax returns, respectively. Both cases have been forwarded to and are under review by the IRS Appeals Office.

Under applicable accounting guidance ASC 840, PHI is required to assess on a periodic basis the likely outcome of tax positions relating to its cross-border energy lease investments and, if there is a change or a projected change in the timing of the tax benefits generated by the transactions, it is required to recalculate the value of its equity investment. While PHI believes that its tax position with regard to its cross-border energy lease investments was appropriate based on applicable statutes, regulations and case law, after evaluating the court rulings available at the time, PHI at June 30, 2008 reassessed the sustainability of its tax position and revised its assumptions regarding the estimated timing of the tax benefits from its cross-border energy lease investments. Based on this reassessment, PHI for the quarter ended June 30, 2008, recorded an after-tax charge to net income of $93 million consisting of (i) a non-cash pre-tax charge of $124 million ($86 million after-tax) to reduce the equity value of these cross-border energy lease investments and (ii) a non-cash charge of $7 million after-tax to reflect the anticipated additional interest expense.

The tax benefits associated with the lease transactions represent timing differences that do not change the aggregate amount of the lease net income over the life of the transactions. The $124 million charge reflects changes to the book equity value of the cross-border energy lease investments and the pattern of recognizing the related cross-border energy lease income that will be recognized as income over the remaining term of the affected leases, which expire between 2017 and 2047. Beginning with the 2007 tax return, PHI has reduced the tax benefits claimed on its federal and state tax returns consistent with the revised assumptions regarding the estimated timing of the tax benefits. Other than these adjustments, PHI has made no additional cash payments of federal or state income taxes or interest thereon as a result of the reassessment discussed above. Whether PHI makes any additional payments, and the amount and timing thereof, will depend on a number of factors, including PHI’s litigation strategy and whether a settlement with the IRS can be reached.

PHI believes that it is unlikely that a resolution will be reached with the Appeals Office and, therefore, PHI currently intends to pursue litigation against the IRS to defend its tax position, which, absent a settlement, may take several years to resolve. In the last several years, IRS challenges to certain cross-border lease transactions have been the subject of litigation, including several decisions in favor of the IRS which were factored into PHI’s decision to adjust the lease values in June 2008. On October 21, 2009, the U.S. Court of Federal Claims issued a decision in favor of a taxpayer regarding a cross-border lease transaction. PHI views this ruling as a favorable development in PHI’s dispute with the IRS because the transaction that is the subject of the ruling is similar in many respects to PHI’s cross-border energy lease investments.

At December 31, 2009, PHI modified its tax cash flow assumptions under its cross-border energy lease investments for the period 2010-2012 to reflect the anticipated timing of potential litigation with the IRS concerning the investments. As the result of the recalculation of the equity investment, PHI recorded an additional $2 million after-tax non-cash earnings charge in 2009, and expects to record an additional $3 million after-tax non-cash earnings benefit in 2010.

In the event that the IRS were to be successful in disallowing 100% of the tax benefits associated with these leases and recharacterizing these leases as loans, PHI estimates that, as of December 31, 2009, it would be obligated to pay approximately $617 million in additional federal and state taxes and $106 million of interest. In addition, the IRS could require PHI to pay a penalty of up to 20% on the amount of additional taxes due.

PHI anticipates that any additional taxes that it would be required to pay as a result of the disallowance of prior deductions or a re-characterization of the leases as loans would be recoverable in the form of lower taxes over the remaining terms of the affected leases. Moreover, the entire amount of any additional tax would not be due immediately. Rather, the federal and state taxes would be payable when the open audit years are closed and PHI amends subsequent tax returns not then under audit. To mitigate the taxes due in the event of a total disallowance of tax benefits, PHI could, were it to so elect, choose to liquidate all or a portion of its cross-border energy lease portfolio, which PHI estimates could be accomplished over a period of six months to one year. Based on current market values, PHI estimates that liquidation of the entire portfolio would generate sufficient cash proceeds to cover the estimated $723 million in federal and state taxes and interest due as of December 31, 2009, in the event of a total disallowance of tax benefits and a recharacterization of the transactions as loans. If payments of additional taxes and interest preceded the receipt of liquidation proceeds, the payments would be funded by currently available sources of liquidity.

To the extent that PHI does not to prevail in this matter and suffers a disallowance of the tax benefits and incurs imputed original issue discount income due to the recharacterization of the leases as loans, PHI would be required under FASB guidance on leases (ASC 840 and ASC 850) to recalculate the timing of the tax benefits generated by the cross-border energy lease investments and adjust the equity value of the investments, which would result in a non-cash charge to earnings.

IRS Mixed Service Cost Issue

During 2001, Pepco, DPL, and ACE changed their methods of accounting with respect to capitalizable construction costs for income tax purposes. The change allowed the companies to accelerate the deduction of certain expenses that were previously capitalized and depreciated. As a result of this method change, PHI generated incremental tax cash flow benefits of approximately $205 million (consisting of $94 million for Pepco, $62 million for DPL, and $49 million for ACE).

In 2005, the IRS issued Revenue Ruling 2005-53, which limited the ability of Pepco, DPL and ACE to utilize its tax accounting method on their 2001 through 2004 tax returns. In accordance with this Revenue Ruling, the RAR for the 2001 and 2002 tax returns disallowed substantially all of the incremental tax benefits that Pepco, DPL and ACE had claimed on those returns.

In March 2009, PHI reached a tentative settlement with the IRS for all years (2001 through 2004). The terms of the tentative settlement reduced the tax benefits related to the mixed service costs deductions by $35 million ($17 million for Pepco, $12 million for DPL, and $6 million for ACE) from $205 million claimed on originally filed returns to $170 million.

District of Columbia Tax Legislation

On January 4, 2010, the Mayor of the District of Columbia signed emergency legislation adopting mandatory combined unitary business reporting effective for tax year 2011, and revising the District’s related party expense disallowance effective for tax year 2009. This emergency legislation is effective for 90 days from the date it was signed by the Mayor and, therefore, will expire in early April 2010.

On December 24, 2009, the Mayor approved permanent legislation adopted by the City Council that mirrors the emergency legislation. The permanent legislation was transmitted to Congress on January 5, 2010. If Congress does not intervene during a 30-day period (consisting of days in which the Congress is “in session”), the permanent legislation will become binding law. The 30-day Congressional review period is expected to end on March 2, 2010. Because the 30-day period begins in 2010 and the City Council must still write and pass further legislation providing guidance on how to implement unitary reporting before these provisions are effective, PHI believes that the legislative process was not complete as of December 31, 2009, and, therefore, the effect of neither the emergency nor the permanent legislation (both for combined unitary business tax reporting and related party expense disallowance) was accounted for as of December 31, 2009.

The permanent legislation does not define the term “unitary business” and does not specify how combined tax reporting would differ from our current consolidated tax reporting in the District of Columbia. However, based upon PHI’s interpretation of combined unitary business tax reporting in other taxing jurisdictions, the legislation would likely result in a change in PHI’s overall state income tax rate and, therefore, would likely require an adjustment to PHI’s net deferred income tax liabilities. Further, to the extent that the change in rate increases net deferred income tax liabilities, PHI must determine if these increased tax liabilities are probable of recovery in future rates. The related party expense disallowance provisions of the permanent legislation would likely result in a change in PHI’s overall state income tax rate. No timetable has been established by the City Council to write and pass further legislation and, therefore, uncertainty exists as to whether combined unitary reporting will be effective for PHI.

Management is currently analyzing the impact of this legislation on the financial position, results of operations and cash flows of PHI and its subsidiaries.

Third Party Guarantees, Indemnifications, and Off-Balance Sheet Arrangements

Pepco Holdings and certain of its subsidiaries have various financial and performance guarantees and indemnification obligations that they have entered into in the normal course of business to facilitate commercial transactions with third parties as discussed below.

As of December 31, 2009, Pepco Holdings and its subsidiaries were parties to a variety of agreements pursuant to which they were guarantors for standby letters of credit, performance residual value, and other commitments and obligations. The commitments and obligations, in millions of dollars, were as follows:

	Guarantor
	PHI	Pepco	DPL	ACE	Total
Energy marketing obligations of Conectiv Energy(a)	$141	$—	$—	$—	$141
Energy procurement obligations of Pepco Energy Services(a)	434	—	—	—	434
Guaranteed lease residual values(b)	—	1	3	2	6
Other(c)	1	—	—	—	1

Total	$576	$1	$3	$2	$582

(a)	Pepco Holdings has contractual commitments for performance and related payments of Conectiv Energy and Pepco Energy Services to counterparties under routine energy sales and procurement obligations, including retail customer load obligations of Pepco Energy Services and requirements under BGS contracts entered into by Conectiv Energy with ACE.

(b)	Subsidiaries of Pepco Holdings have guaranteed residual values in excess of fair value of certain equipment and fleet vehicles held through lease agreements. As of December 31, 2009, obligations under the guarantees were approximately $6 million. Assets leased under agreements subject to residual value guarantees are typically for periods ranging from 2 years to 10 years. Historically, payments under the guarantees have not been made by the guarantor as, under normal conditions, the contract runs to full term at which time the residual value is minimal. As such, Pepco Holdings believes the likelihood of payments being required under the guarantees is remote.

(c)	Pepco Holdings has guaranteed a subsidiary building lease of $1 million. Pepco Holdings does not expect to fund the full amount of the exposure under the guarantee.

Pepco Holdings and certain of its subsidiaries have entered into various indemnification agreements related to purchase and sale agreements and other types of contractual agreements with vendors and other third parties. These indemnification agreements typically cover environmental, tax, litigation and other matters, as well as breaches of representations, warranties and covenants set forth in these agreements. Typically, claims may be made by third parties under these indemnification agreements over various periods of time depending on the nature of the claim. The maximum potential exposure under these indemnification agreements can range from a specified dollar amount to an unlimited amount depending on the nature of the claim and the particular transaction. The total maximum potential amount of future payments under these indemnification agreements is not estimable due to several factors, including uncertainty as to whether or when claims may be made under these indemnities.

Dividends

On January 28, 2010, Pepco Holdings’ Board of Directors declared a dividend on common stock of 27 cents per share payable March 31, 2010, to shareholders of record on March 10, 2010.

Contractual Obligations

As of December 31, 2009, Pepco Holdings’ contractual obligations under non-derivative fuel and purchase power contracts were $1,112 million in 2010, $1,109 million in 2011 to 2012, $592 million in 2013 to 2014, and $2,130 million in 2015 and thereafter.

(18)	ACCUMULATED OTHER COMPREHENSIVE LOSS

A detail of the components of Pepco Holdings’ Accumulated Other Comprehensive (Loss) Income is as follows. For additional information, see the Consolidated Statements of Comprehensive Income.

	Commodity Derivatives	Treasury Lock	Other	Accumulated Other Comprehensive (Loss) Income
	(millions of dollars)
Balance, December 31, 2006	$(62)	$(33)	$(8)	$(103)
Current year change	53	4	—	57

Balance, December 31, 2007	(9)	(29)	(8)	(46)
Current year change	(218)	4	(2)	(216)

Balance, December 31, 2008	(227)	(25)	(10)	(262)
Current year change	25	3	(7)	21

Balance, December 31, 2009	$(202)	$(22)	$(17)	$(241)

A detail of the income tax expense (benefit) allocated to the components of Pepco Holdings’ Other Comprehensive (Loss) Income for each year is as follows.

As of:	Commodity Derivatives	Treasury Lock	Other		Accumulated Other Comprehensive (Loss) Income
	(millions of dollars)
December 31, 2007	$32	$5	$1	(a)	$38
December 31, 2008	$(147)	$1		$(1)(a)	$(147)
December 31, 2009	$19	$2		$(5)(a)	$16

(a)	Represents income tax expense on amortization of gains and losses for prior service costs.

(19)	QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The quarterly data presented below reflect all adjustments necessary in the opinion of management for a fair presentation of the interim results. Quarterly data normally vary seasonally because of temperature variations, differences between summer and winter rates, and the scheduled downtime and maintenance of electric generating units. The totals of the four quarterly basic and diluted earnings per common share amounts may not equal the basic and diluted earnings per common share for the year due to changes in the number of common shares outstanding during the year.

	2009
	First Quarter		Second Quarter	Third Quarter		Fourth Quarter		Total
	(millions, except per share amounts)
Total Operating Revenue	$2,520		$2,065	$2,539		$2,135		$9,259
Total Operating Expenses	2,365	(a)	1,938	2,262	(a)	1,999		8,564
Operating Income	155		127	277		136		695
Other Expenses	(86)		(89)	(88)		(87)		(350)
Income Before Income Tax Expense	69		38	189		49		345
Income Tax Expense	24		13	65	(b)	8	(c)	110
Net Income	45		25	124		41		235
Basic and Diluted Earnings Per Share of Common Stock	.21		.11	.56		.18		1.06
Cash Dividends Per Common Share	$.27		$.27	$.27		$.27		$1.08

	2008
	First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Total
	(millions, except per share amounts)
Total Operating Revenue	$2,641		$2,518	(e)	$3,060		$2,481		$10,700
Total Operating Expenses	2,418		2,404	(f)	2,785	(h)	2,325		9,932
Operating Income	223		114		275		156		768
Other Expenses	(71)		(71)		(76)		(82)		(300)
Income Before Income Tax Expense	152		43		199		74		468
Income Tax Expense	53	(d)	28	(g)	80		7	(i)	168
Net Income	99		15		119		67		300
Basic and Diluted Earnings Per Share of Common Stock	.49		.07		.59		.32		1.47
Cash Dividends Per Common Share	$.27		$.27		$.27		$.27		$1.08

(a)	Includes gains during the first and third quarters related to settlement of Mirant bankruptcy claims of $14 million ($8 million after-tax) and $26 million ($16 million after-tax), respectively.

(b)	Includes benefit of $13 million related to a change in the Maryland state income tax reporting for the disposition of certain assets in prior years.

(c)	Includes a $6 million benefit related to additional analysis of current and deferred income tax balances completed during the fourth quarter and a $2 million benefit related to the resolution of an uncertain state income tax position.

(d)	Includes $7 million of after-tax net interest income on uncertain tax positions primarily related to casualty losses.

(e)	Includes a $124 million charge ($86 million after-tax) related to the adjustment to the equity value of cross-border energy lease investments.

(f)	Includes a $4 million adjustment to correct an understatement of operating expenses for prior periods dating back to February 2005 where late payment fees were incorrectly recognized.

(g)	Includes $7 million of after-tax interest income related to the tentative settlement of the IRS mixed service cost issue and $2 million of after-tax interest income received in 2008 on the Maryland state tax refund offset by a $7 million after-tax charge for interest related to the increased tax obligation associated with the adjustment to the equity value of cross-border energy lease investments.

(h)	Includes a $9 million charge related to an adjustment in the accounting for certain restricted stock awards granted under the Long-Term Incentive Plan and a $4 million adjustment to correct an understatement of operating expenses for prior periods dating back to May 2006 where late payment fees were incorrectly recognized.

(i)	Includes $11 million of after-tax net interest income on uncertain and effectively settled tax positions (primarily associated with the final settlement with the IRS on the like-kind exchange issue, a claim made with the IRS related to the tax reporting for fuel over- and under-recoveries, and the reversal of the majority of the interest income recognized on uncertain tax positions related to casualty losses in the first quarter) and a benefit of $8 million (including a $3 million correction of prior period errors) related to additional analysis of deferred tax balances completed in 2008.

FIVE-YEAR PERFORMANCE GRAPH 2005-2009

The following chart compares the five-year cumulative total return to shareholders of Pepco Holdings, Inc. consisting of the change in stock price and reinvestment of dividends with the five-year cumulative total return on the Standard & Poor’s 500 Stock Index (the “S&P 500”) and the Dow Jones Utilities Index.

* Source: Bloomberg

	Cumulative Total Return
	2004	2005	2006	2007	2008	2009
Pepco Holdings, Inc.	$100.00	$109.65	$133.09	$155.65	$98.90	$101.15
S&P 500 Index	$100.00	$104.90	$121.43	$128.09	$80.77	$102.08
Dow Jones Utilities	$100.00	$124.95	$145.75	$174.99	$126.37	$142.06

BOARD OF DIRECTORS AND OFFICERS

Directors

Jack B. Dunn, IV2, 4

Chief Executive Officer,

President and Director

FTI Consulting, Inc.

West Palm Beach, Florida

(Consulting)

Terence C. Golden1, 5

Chairman

Bailey Capital Corporation

Washington, D.C.

(Private investment company)

Patrick T. Harker1

President

University of Delaware

Newark, Delaware

(Education)

Frank O. Heintz3,4, 5

Retired President and

Chief Executive Officer

Baltimore Gas and Electric Company

Barbara J. Krumsiek1,4

Chair, President and

Chief Executive Officer

Calvert Group, Ltd.

Bethesda, Maryland

(Investment firm)

George F. MacCormack2,5

Retired Group Vice President

Dupont

Lawrence C. Nussdorf1,2,3

President and Chief Operating Officer

Clark Enterprises, Inc.

Bethesda, Maryland

(Real estate and construction)

Joseph M. Rigby3

Chairman of the Board,

President and

Chief Executive Officer

Pepco Holdings, Inc.

Frank K. Ross1, 4

Retired Managing Partner,

Washington, D.C. office,

KPMG LLP; Visiting Professor of Accounting,

Howard University

Washington, D.C.

Pauline A. Schneider3, 5

Partner

Orrick, Herrington &

Sutcliffe LLP

Washington, D.C. (Law)

Lester P. Silverman2, 5

Director Emeritus,

McKinsey & Company, Inc.

Officers

Joseph M. Rigby

Chairman of the Board, President and Chief

Executive Officer

David M. Velazquez

Executive Vice President

Power Delivery

Anthony J. Kamerick

Senior Vice President and

Chief Financial Officer

Kirk J. Emge

Senior Vice President and

General Counsel

Beverly L. Perry

Senior Vice President

Government Affairs and Public Policy

Ronald K. Clark

Vice President and Controller

Kenneth P. Cohn

Vice President and

Chief Information Officer

Paul W. Friel

Vice President and General Auditor

Ernest L. Jenkins

Vice President

People Strategy and Human Resources

Kevin M. McGowan

Vice President and Treasurer

Kenneth J. Parker

Vice President

Public Policy

Ellen Sheriff Rogers

Vice President, Corporate

Governance, Secretary and

Assistant Treasurer

Karen G. Almquist

Assistant Treasurer and

Assistant Secretary

Donna J. Kinzel

Assistant Treasurer

Kathy A. White

Assistant Controller

Competitive Energy Businesses

John U. Huffman

President and Chief

Executive Officer

Pepco Energy Services, Inc.

Gary J. Morsches

President and Chief

Executive Officer

Conectiv Energy Holding Company

[1]	Member of the Audit Committee of which Mr. Ross is Chairman.

[2]	Member of the Corporate Governance/Nominating Committee of which Mr. MacCormack is Chairman.

[3]	Member of the Executive Committee of which Mr. Nussdorf is Chairman.

[4]	Member of the Compensation/Human Resources Committee of which Mr. Dunn is Chairman.

[5]	Member of the Finance Committee of which Mr. Silverman is Chairman.

INVESTOR INFORMATION

Fiscal Agents

Common Stock and Atlantic City Electric

Company Preferred Stock

In writing:

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, NY 11219-9821

By telephone:

Toll free 1-866-254-6502

Via e-mail:

pepco@amstock.com

For inquiries concerning your Pepco Holdings, Inc. shareholdings (such as status of your account, dividend payments, change of address, lost certificates or transfer of ownership of shares), or to enroll in the dividend reinvestment plan or direct deposit of dividends, contact American Stock Transfer & Trust Company as listed above.

A copy of Pepco Holdings’ Form 10-K for the year ended December 31, 2009, is available without charge by contacting American Stock Transfer & Trust Company as listed above.

Other Information

For historical stock prices (Pepco Holdings, Potomac Electric Power Company, Conectiv, Delmarva Power & Light Company and Atlantic Energy), and other Pepco Holdings, Inc. company information, including our Corporate Governance Guidelines, Corporate Business Policies (which in their totality constitute our code of business conduct and ethics) and Board Committee Charters, please visit our Web site at www.pepcoholdings.com

Pepco Holdings, Inc. Notes, Potomac Electric Power Company Bonds, and Atlantic City Electric Company Bonds

In writing:

The Bank of New York Mellon

101 Barclay Street, 8W

New York, NY 10286

By telephone:

Toll Free: 1-800-548-5075

Delmarva Power & Light Company Bonds

In writing:

The Bank of New York Mellon Trust Company, NA

Global Corporate Trust Services

Bondholder Relations

2001 Bryan Street

Dallas, TX 75201

By telephone:

Toll free 1-800-275-2048

Investor Relations Contact

Donna J. Kinzel, Director, Investor Relations

Telephone: 302-429-3004

E-mail: Donna.Kinzel@pepcoholdings.com

New York Stock Exchange Ticker Symbol: POM

Stock Market Information
2009	High	Low	Dividend	2008	High	Low	Dividend
1st Quarter	$18.71	$10.07	$.27	1st Quarter	$29.64	$23.80	$0.27
2nd Quarter	$13.67	$11.45	$.27	2nd Quarter	$27.385	$24.01	$0.27
3rd Quarter	$15.37	$12.85	$.27	3rd Quarter	$26.16	$21.61	$0.27
4th Quarter	$17.51	$14.24	$.27	4th Quarter	$23.93	$15.27	$0.27
(Close on December 31, 2009: $16.85)				(Close on December 31, 2008: $17.76)
(Close on March 23, 2010: $17.11)				Number of Shareholders at December 31, 2009: 58,729

Printed on recycled paper.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25700

☐	■

701 Ninth Street, N.W.

Washington, D.C. 20068

PROXY

Annual Meeting of Shareholders - May 21, 2010

The undersigned hereby appoints JOSEPH M. RIGBY, ANTHONY J. KAMERICK AND KIRK J. EMGE, and each of them, proxies of the undersigned, with power of substitution, to attend the above Annual Meeting to be held on Friday, May 21, 2010 at 10 a.m. at Pepco Holdings, Inc.’s offices located at 701 Ninth Street, N.W., Edison Place Conference Center (Second Floor), Washington, D.C., and all adjournments thereof, and thereat to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present on matters set forth in the Proxy Statement and upon such other matters as may properly come before the meeting.

The proxy conferred hereby will be voted in accordance with the voting instructions given on the reverse side. If no instructions are given, the proxy conferred hereby will be voted FOR Items 1 and 2, and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.

This Proxy is solicited on behalf of

the Board of Directors of Pepco Holdings, Inc.

(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

May 21, 2010

PROXY VOTING INSTRUCTIONS

MAIL - Mark, sign, and date your proxy card and return it (so that it is received on or before 5:00 p.m. Eastern Time the day before the meeting date) in the postage-paid envelope we have provided or return it to: Operations Center, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219-9821

- OR -

TELEPHONE - 1-800-PROXIES (1-800-776-9437) Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be given simple voting instructions to follow.

- OR -

INTERNET - www.voteproxy.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the Web site. You will be given simple voting instructions to obtain your records and to create an electronic voting instruction form.

COMPANY NUMBER
ACCOUNT NUMBER

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

■21203000000000000000 1	052110

Pepco Holdings, Inc.

C/O OPERATIONS CENTER, AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NY 11219-9821

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1:	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2:
1. Election of 12 Directors		FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

O    Jack B. Dunn, IV

O    Terence C. Golden

O    Patrick T. Harker

O    Frank O. Heintz

O    Barbara J. Krumsiek

O    George F. MacCormack

O    Lawrence C. Nussdorf

O    Patricia A. Oelrich

O    Joseph M. Rigby

O    Frank K. Ross

O    Pauline A. Schneider

O    Lester P. Silverman

	2. A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for 2010.	☐	☐	☐
3. To transact such other business as may properly be brought before the meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Shares held in the Shareholder Dividend Reinvestment Plan are voted on this Proxy.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25700

☐	■

701 Ninth Street, N.W.

Washington, D.C. 20068

PROXY

Annual Meeting of Shareholders - May 21, 2010

The undersigned hereby appoints JOSEPH M. RIGBY, ANTHONY J. KAMERICK AND KIRK J. EMGE, and each of them, proxies of the undersigned, with power of substitution, to attend the above Annual Meeting to be held on Friday, May 21, 2010 at 10 a.m. at Pepco Holdings, Inc.’s offices located at 701 Ninth Street, N.W., Edison Place Conference Center (Second Floor), Washington, D.C., and all adjournments thereof, and thereat to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present on matters set forth in the Proxy Statement and upon such other matters as may properly come before the meeting.

If you are a current or former employee who is a participant in the Pepco Holdings, Inc. Retirement Savings Plan, then the number of shares printed on the enclosed proxy card represents shares of Common Stock held through that plan. By completing, dating, signing and returning this proxy card, you will be providing the plan trustee with instructions on how to vote the shares held in your account. If you do not provide voting instructions for your plan shares, the plan trustee will vote your shares in proportion to the voting instructions given by the other participants in the plan.

The proxy conferred hereby will be voted in accordance with the voting instructions given on the reverse side. If no instructions are given, the proxy conferred hereby will be voted FOR Items 1 and 2, and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.

This Proxy is solicited on behalf of

the Board of Directors of Pepco Holdings, Inc.

(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

May 21, 2010

PROXY VOTING INSTRUCTIONS

MAIL - Mark, sign, and date your proxy card and return it (so that it is received on or before 5:00 p.m. Eastern Time the day before the meeting date) in the postage-paid envelope we have provided or return it to: Operations Center, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219-9821

- OR -

TELEPHONE - 1-800-PROXIES (1-800-776-9437) Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be given simple voting instructions to follow.

- OR -

INTERNET - www.voteproxy.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the Web site. You will be given simple voting instructions to obtain your records and to create an electronic voting instruction form.

COMPANY NUMBER
ACCOUNT NUMBER

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

■21203000000000000000 1	052110

Pepco Holdings, Inc.

C/O OPERATIONS CENTER, AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NY 11219-9821

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1:	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2:
1. Election of 12 Directors		FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

O    Jack B. Dunn, IV

O    Terence C. Golden

O    Patrick T. Harker

O    Frank O. Heintz

O    Barbara J. Krumsiek

O    George F. MacCormack

O    Lawrence C. Nussdorf

O    Patricia A. Oelrich

O    Joseph M. Rigby

O    Frank K. Ross

O    Pauline A. Schneider

O    Lester P. Silverman

	2. A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for 2010.	☐	☐	☐
3. To transact such other business as may properly be brought before the meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25700

☐	¢

701 Ninth Street, N.W.

Washington, D.C. 20068

PROXY

Annual Meeting of Shareholders - May 21, 2010

The undersigned hereby appoints JOSEPH M. RIGBY, ANTHONY J. KAMERICK AND KIRK J. EMGE, and each of them, proxies of the undersigned, with power of substitution, to attend the above Annual Meeting to be held on Friday, May 21, 2010 at 10 a.m. at Pepco Holdings, Inc.’s offices located at 701 Ninth Street, N.W., Edison Place Conference Center (Second Floor), Washington, D.C., and all adjournments thereof, and thereat to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present on matters set forth in the Proxy Statement and upon such other matters as may properly come before the meeting.

The proxy conferred hereby will be voted in accordance with the voting instructions given on the reverse side. If no instructions are given, the proxy conferred hereby will be voted FOR Items 1 and 2, and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.

This Proxy is solicited on behalf of

the Board of Directors of Pepco Holdings, Inc.

(Continued and to be signed on the reverse side.)

¢	14475 ¢

ANNUAL MEETING OF SHAREHOLDERS OF

May 21, 2010

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	21203000000000000000 1	052110

Pepco Holdings, Inc.

C/O OPERATIONS CENTER, AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NY 11219-9821

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1:			THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2:
1. Election of 12 Directors				FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)

NOMINEES:

O  Jack B. Dunn, IV

O  Terence C. Golden

O  Patrick T. Harker

O  Frank O. Heintz

O  Barbara J. Krumsiek

O  George F. MacCormack

O  Lawrence C. Nussdorf

O  Patricia A. Oelrich

O  Joseph M. Rigby

O  Frank K. Ross

O  Pauline A. Schneider

O  Lester P. Silverman

			2. A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for 2010	☐	☐	☐

3. To transact such other business as may properly be brought before the meeting. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 21, 2010

Annual Meeting to be held on:

Friday, May 21, 2010 - 10:00 a.m. E.T.

701 Ninth Street, N.W., 2nd floor

Washington, DC 20068

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication is not a form for voting and presents only an overview of the more complete proxy materials which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 10, 2010.

TO VIEW PROXY MATERIALS ONLINE:	Please visit http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25700, where the following materials are available for view
• Notice of Annual Meeting of Shareholders
• Proxy Statement
• Form of Proxy Card
• 2009 Annual Report to Shareholders
• Directions to the Annual Meeting
TO REQUEST PAPER OR
ELECTRONIC PROXY MATERIALS:	TELEPHONE: 888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers)
E-MAIL: info@amstock.com
WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp
TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 5:00 p.m. Eastern Time the day before the meeting date.
-OR-
TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll-free number to call.
-OR-
MAIL: You may request a proxy card by following the instructions above under “TO REQUEST PAPER OR ELECTRONIC PROXY MATERIALS.”
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IN PERSON: You may vote your shares in person by attending the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN lTEM 1:		THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2:
1. Election of 12 Directors		2. A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for 2010.
NOMINEES:	Jack B. Dunn, IV
Terence C. Golden
Patrick T. Harker
	Frank O. Heintz	3. To transact such other business as may properly be brought before the meeting.
Barbara J. Krumsiek
George F. MacCormack
Lawrence C. Nussdorf
Patricia A. Oelrich
Joseph M. Rigby
Frank K. Ross
Pauline A. Schneider
Lester P. Silverman